UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Terran Orbital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 4, 2024

Dear Stockholder:

We cordially invite you to attend a special meeting, which we refer to as the “special meeting,” of the stockholders of Terran Orbital Corporation, a Delaware corporation, which we refer to as “we,” “us,” “our,” “Terran” or the “Company,” to be held on October 29, 2024 at 11:00 a.m., Eastern Time. The special meeting will be conducted exclusively online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources or physical location. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/LLAP2024SM, where you will be able to listen to the meeting live and vote online.

On August 15, 2024, the Company entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” with Lockheed Martin Corporation, a Maryland corporation, which we refer to as “Lockheed Martin,” or “Parent” and Tholian Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Lockheed Martin, which we refer to as “Merger Sub,” providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Lockheed Martin, which we refer to as the “merger.”

If the merger is consummated, each share of Company common stock, par value $0.0001 per share, which we refer to as “Company common stock,” issued and outstanding immediately prior to the effective time of the merger will, other than cancelled shares and dissenting shares (each as defined in the accompanying proxy statement), be converted into the right to receive $0.25 in cash, without interest.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to approve the adoption of the merger agreement and the merger (which we refer to as the “merger agreement proposal”);

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a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal (which we refer to as the “adjournment proposal”).

The board of directors of the Company, which we refer to as the “Board,” has unanimously approved, adopted and declared advisable the merger agreement and recommended that the Company’s stockholders vote in favor of the merger agreement proposal. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Your vote is very important, regardless of the number of shares that you own. The merger cannot be completed unless the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon vote in favor of the merger agreement proposal.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement, along with all documents incorporated by reference in this proxy statement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission, which we refer to as the “SEC,” by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”

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If you have any questions or need assistance submitting a proxy to have your shares of Company common stock voted at the special meeting, please contact Sodali & Co, the Company’s proxy solicitor, by calling toll free at (800) 662-5200, or for banks and brokers, collect at (203) 658-9400.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Marc Bell

Marc Bell

Co-Founder, Chairman and Chief Executive Officer

The accompanying proxy statement is dated October 4, 2024. The notice of meeting, the proxy statement and the form of proxy card are being mailed to our stockholders on or about October 4, 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY. IF YOU ATTEND THE SPECIAL MEETING VIRTUALLY AND VOTE AT THE SPECIAL MEETING, YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMPANY COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE. AS A BENEFICIAL OWNER OF SHARES OF COMPANY COMMON STOCK HELD IN “STREET NAME,” YOU HAVE THE RIGHT TO DIRECT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE ON HOW TO VOTE THE SHARES IN YOUR ACCOUNT.

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TERRAN ORBITAL CORPORATION

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, FL 33487

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m., Eastern Time, on October 29, 2024

Place:	The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually and vote online during the meeting by visiting www.virtualshareholdermeeting.com/LLAP2024SM.

Items of Business:

To consider and vote on:

•  a proposal to approve (a) the adoption of the Agreement and Plan of Merger, dated as of August 15, 2024, by and among Terran Orbital Corporation, a Delaware corporation, which we refer to as “we,” “us,” “our,” “Terran” or the “Company,” Lockheed Martin Corporation, a Maryland corporation, which we refer to as “Lockheed Martin” or “Parent,” and Tholian Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Lockheed Martin, which we refer to as “Merger Sub,” as it may be amended from time to time, which we refer to as the “merger agreement,” a copy of which is attached as Annex A to the accompanying proxy statement and is incorporated in its entirety into this notice and made a part hereof, and includes (i) as Exhibit A thereto the form of certificate of incorporation of the surviving corporation of the merger (as defined below), and (ii) as Exhibit B thereto the form of bylaws of the surviving corporation of the merger and (b) the merger (which we refer to, collectively, as the “merger agreement proposal”);

•  a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

•  a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal (which we refer to as the “adjournment proposal”).

Record Date:	You may vote if you were a stockholder of record at the close of business on September 16, 2024.

Proxy Voting:	Your vote is very important, regardless of the number of shares of Company common stock you own. The merger of Merger Sub with and into the Company, with the Company surviving the merger, which we refer to as the “merger,” and other transactions contemplated by the merger agreement cannot be consummated unless the merger agreement proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock, par value $0.0001 per share, which we refer to as “Company common stock,” entitled to vote thereon. Even if you plan to attend the special meeting virtually, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented and voted at the special meeting if you are unable to attend virtually. If you do not attend the special meeting virtually and fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

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If you are a stockholder of record, voting online at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares of Company common stock in your account. You are also invited to attend the special meeting virtually. However, because you are not the stockholder of record, you may not vote your shares of Company common stock online at the special meeting, unless you request and obtain a legal proxy from your bank, brokerage firm or other nominee.

Recommendation:	The board of directors of the Company, which we refer to as the “Board,” has unanimously approved, adopted and declared advisable the merger agreement and recommended that the Company’s stockholders approve the merger agreement proposal. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Attendance:	Only stockholders of record or their duly authorized proxies have the right to vote at and attend the special meeting virtually. Beneficial owners of shares are invited to attend the special meeting virtually. Beneficial owners who wish to vote online at the meeting should obtain a legal proxy from their bank, broker or other nominee. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Appraisal Rights:	Under the General Corporation Law of the State of Delaware, as amended, and all rules and regulations promulgated thereunder, which we refer to as the “DGCL,” the Company’s stockholders of record and beneficial owners of Company common stock who do not vote in favor of the adoption of the merger agreement, and who properly demand appraisal of such shares of Company common stock (and do not effectively withdraw or otherwise waive or lose their right to appraisal) have the right to seek appraisal of the “fair value” of their shares of Company common stock as determined by the Delaware Court of Chancery pursuant to Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 108 and set forth in their entirety in Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This means that if you perfect your appraisal rights, do not subsequently withdraw your demand for appraisal, do not otherwise waive or lose your right to appraisal, and follow the procedures set forth in Section 262 of the DGCL, you may be entitled to have your shares of Company common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of your shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement. See “Appraisal Rights” beginning on page 108.

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WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING VIRTUALLY AND VOTE ONLINE DURING THE SPECIAL MEETING, YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMPANY COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE. AS A BENEFICIAL OWNER OF SHARES OF COMPANY COMMON STOCK HELD IN “STREET NAME,” YOU HAVE THE RIGHT TO DIRECT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE ON HOW TO VOTE THE SHARES IN YOUR ACCOUNT.

By order of the Board of Directors,

/s/ James Black
James Black
General Counsel and Secretary

October 4, 2024

Boca Raton, FL

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We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the board of directors of the Company, which we refer to as the “Board,” for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about October 4, 2024 to our stockholders who owned shares of Company common stock, par value $0.0001 per share, which we refer to as “Company common stock,” as of the close of business on September 16, 2024, which we refer to as the “record date.”

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 116.

Parties to the Merger (Page 31)

The parties to the merger agreement and the merger are the following:

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Terran Orbital Corporation, which we refer to as “we,” “us,” “our,” “Terran” or the “Company,” is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers. The Company common stock is publicly traded on the New York Stock Exchange, which we refer to as “NYSE,” under the symbol “LLAP”. The principal executive offices of Terran are located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and our telephone number is (561) 988-1704.

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Lockheed Martin Corporation, which we refer to as “Lockheed Martin” or “Parent,” is a Maryland corporation. Lockheed Martin is a global defense technology company driving innovation and advancing scientific discovery. Lockheed Martin’s all-domain mission solutions and 21st Century Security vision accelerate the delivery of transformative technologies to ensure those it serves always stay ahead of ready. Lockheed Martin’s common stock is publicly traded on NYSE under the symbol “LMT.” Upon completion of the merger, the Company will be a wholly owned subsidiary of Lockheed Martin. The principal executive offices of Lockheed Martin are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

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Tholian Merger Sub, Inc., which we refer to as “Merger Sub,” is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Lockheed Martin and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the “surviving corporation.” The principal executive offices of Merger Sub are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

The Special Meeting (Page 26)

Time, Place and Purpose of the Special Meeting (Page 26)

The special meeting of the stockholders of the Company, which we refer to as the “special meeting,” will be held on October 29, 2024, starting at 11:00 a.m., Eastern Time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually and vote online during the meeting by visiting www.virtualshareholdermeeting.com/LLAP2024SM.

At the special meeting, holders of Company common stock, which we refer to as “stockholders,” will be asked to consider and vote on:

•	a proposal to approve the adoption of the merger agreement and the merger (which we refer to as the “merger agreement proposal”);

•

a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal (which we refer to as the “adjournment proposal”).

Record Date and Quorum (Page 26)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock as of the close of business on September 16, 2024, which is the date we have set as the record date for the special meeting. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 204,861,603 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The holders of a majority in voting power of the stock of the Company issued and outstanding and entitled to vote at the special meeting, present in person (via the virtual meeting website) or represented by proxy, constitutes a quorum for the purposes of the special meeting. The Company’s bylaws, which we refer to as our “bylaws,” provide that a special meeting may be adjourned whether or not a quorum is present.

Vote Required (Page 26)

Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Under our bylaws, approval of the nonbinding merger-related compensation proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal.

Under our bylaws, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal.

Shares Owned by Our Directors and Executive Officers (Page 28)

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 36,362,466 shares of Company common stock, representing approximately 17.6% of the outstanding shares of Company common stock on the record date. Each of Marc Bell, our Co-Founder, Chairman and Chief Executive Officer, and Daniel Staton, our Vice Chairman, has entered into a voting and support agreement with Lockheed Martin, pursuant to which each agreed, among other things, to vote the shares of Company common stock beneficially owned by him in favor of the merger agreement proposal, and any proposal to adjourn or postpone the special meeting if there are not sufficient votes for approval of the merger agreement proposal at the special meeting, subject to the terms and conditions of such voting and support agreement.

The Company currently expects all other directors and at least a majority of executive officers entitled to vote on the proposals to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Proxies and Revocation (Page 29)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote online during the special meeting. If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for the instructions of such bank, brokerage firm or other nominee on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote online during the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you fail to submit a proxy or to vote online during the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the merger agreement proposal, which will have the same effect as a vote “AGAINST” the merger agreement proposal, and your shares of Company common stock will not be voted on the nonbinding merger-related compensation proposal or the adjournment proposal and thus will have no effect on the nonbinding merger-related compensation proposal or the adjournment proposal.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Terran Orbital Corporation, Attention: James Black, Secretary, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487, or by attending the special meeting virtually and voting at the special meeting. Attendance at the special meeting alone will not revoke your proxy.

The Merger (Page 32)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, which we refer to as the “merger,” and will continue to do business following the merger. As a result of the merger, the Company will become a direct, wholly owned subsidiary of Lockheed Martin and will no longer be a public company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Conversion of Shares (Page 77)

In the merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $0.25 in cash, without interest. We refer to this consideration payable per share of Company common stock as the “merger consideration.” The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger:

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shares held by any of our stockholders who have not voted to approve the merger agreement proposal or consented thereto in writing and have perfected and not withdrawn a demand for appraisal of such shares in accordance with the DGCL. We refer to the shares described in the foregoing sentence, collectively, as the “dissenting shares;” and

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shares owned by the Company (including as treasury stock) or any subsidiary of the Company and shares owned by Lockheed Martin or any wholly owned subsidiary of Lockheed Martin, including Merger Sub, in each case, if any. We refer to the shares described in the foregoing sentence, collectively, as the “cancelled shares.”

Reasons for the Merger; Recommendation of the Board of Directors (Page 44)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Board, by a unanimous vote of all directors, which we refer to as the “Company Board Recommendation”:

•	determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of the Company and its stockholders;

•	approved, adopted and declared advisable the merger agreement and the execution, delivery and performance of the merger agreement and the transactions contemplated thereunder, including the merger;

•	directed that the approval and adoption of the merger agreement (including the merger) be submitted to a vote at a meeting of the stockholders of the Company; and

•	recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the merger on the terms and subject to the conditions set forth in the merger agreement.

The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Opinion of Lincoln International LLC (Page 50)

On August 14, 2024, Lincoln International LLC, which we refer to as “Lincoln,” rendered its oral opinion, subsequently confirmed in writing, to the Board, which we refer to as the “Opinion”, that, as of August 14, 2024 and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth therein, the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the Opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The summary of Lincoln’s Opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the written Opinion. The Opinion was provided for the information and assistance of the Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Company common stock should vote or act with respect to the merger or any other matter.

For more information, see “Opinion of Lincoln International LLC” beginning on page 50 and the full text of the written Opinion of Lincoln attached as Annex B to this proxy statement.

Financing of the Merger (Page 60)

Completion of the merger is not subject to a financing condition. Lockheed Martin and Merger Sub have represented in the merger agreement that they currently have, and will have on the closing date of the merger, which we refer to as the “closing date,” sufficient funds available (through credit arrangements or otherwise) to pay the merger consideration and all fees and related expenses required to be paid by Lockheed Martin and the surviving corporation pursuant to the merger agreement.

Bridge Note Purchase Agreement (Page 60)

On August 15, 2024, which we refer to as the “bridge closing date,” concurrently with the execution of the merger agreement, the Company, as issuer, and certain of its subsidiaries, as guarantors, which we refer to, collectively with the Company, as the “note parties”, entered into a note purchase agreement, which we refer to as the “bridge note purchase agreement,” with the purchasers party thereto, which we refer to as the “Purchasers,” including affiliates of FP Credit Partners, L.P., which we refer to as “FP”, Lockheed Martin and affiliates of Beach Point Capital

Management, which we refer to as “Beach Point,” and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, pursuant to which the Company issued senior secured notes in an aggregate principal amount of $30,000,000, which we refer to as the “bridge notes”. The principal balance of the bridge notes bears interest at a rate of 12% per annum, payable quarterly, with the first such interest payment required to be made on September 15, 2024. Interest is payable in cash or in kind, at the election of the Company. Interest paid in kind will accrete to the principal amount of the bridge notes. The maturity date of the bridge notes is the earlier of (i) October 25, 2024, (ii) the closing of the merger, and (iii) the date that the bridge notes are accelerated following the occurrence of an event of default under the bridge note purchase agreement. The obligations under the bridge notes are secured by a super-priority lien on substantially all of the assets of the note parties, which we refer to as the “Collateral”, including, without limitation, the Company’s subsidiaries Terran Orbital Operating Corporation, Tyvak Nano-Satellite Systems, Inc. and PredaSAR Corporation. The bridge notes are guaranteed, jointly and severally, by each of the guarantors. The proceeds from the sale of the bridge notes will be used for working capital and expenditures necessary to maintain the current business operations of the note parties, as contemplated in the note parties’ budget (which is subject to approval by the Purchasers). The note parties are subject to negotiated affirmative and negative covenants, including tests on variances of the actual disbursements against certain budgeted amounts set forth in the approved budget (as defined in “The Merger—Bridge Note Purchase Agreement— Budget Requirement and Variance Limitations”), subject to permitted variance, and events of default (with respect to payments, breach of covenants, termination of the merger agreement, breach of merger agreement by the Company, bankruptcy and other matters, subject to negotiated cure periods where applicable).

See “The Merger—Bridge Note Purchase Agreement” beginning on page 60 for additional information.

Amendments to Existing Debt Agreements (Page 62)

Concurrently with the execution of the bridge note purchase agreement, (i) FP, holders of senior secured notes secured by the Collateral, which we refer to as the “FP notes”, Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent entered into an Amendment No. 4 to Note Purchase Agreement, which we refer to as “Amendment No. 4 to FP NPA,” that amends the existing Note Purchase Agreement among such parties, dated November 24, 2021 and previously amended on March 9, 2022, March 25, 2022, and October 31, 2022, and as supplemented by the Joinder Agreement dated April 4, 2022, which we refer to as the “FP note purchase agreement,” (ii) Beach Point and Lockheed Martin, holders of senior secured notes secured by Collateral, which we refer to as the “BP/LM notes,” Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Lockheed Martin, as authorized representative for the purchasers entered into a Ninth Amendment to Note Purchase Agreement, which we refer to as “Ninth Amendment to BP/LM NPA,” that amends the existing Note Purchase Agreement among such parties, dated March 8, 2021 and previously amended on April 30, 2021, May 21, 2021, June 7, 2021, October 28, 2021, November 24, 2021, March 9, 2022, March 25, 2022 and October 31, 2022, and as supplemented by the Joinder Agreement dated April 4, 2022, which we refer to as the “LM/BP note purchase agreement,” and (iii) Lockheed Martin, holder of second lien convertible senior secured notes secured by Collateral, which we refer to as the “Convertible Notes,” the Company, the guarantors named therein and the purchasers named therein entered into a First Amendment to Convertible Note and Warrant Purchase Agreement, which we refer to as “First Amendment to Convertible NPA” and together with Amendment No. 4 to FP NPA and Ninth Amendment to BP/LM NPA, each a “debt amendment” and collectively, the “debt amendments,” that amends the existing Convertible Note and Warrant Purchase Agreement among such parties, dated October 31, 2022, which we refer to as the “convertible note and warrant purchase agreement.” Among other things, each of the debt amendments amends the applicable document to (i) permit the Company to issue the bridge notes and grant the liens securing the bridge notes, and (ii) conform the covenants therein to certain covenants of the bridge note purchase agreement, including amending its liquidity covenant to postpone the first liquidity test date following the bridge closing date to December 31, 2024.

On September 9, 2024, in order to facilitate the merger, each of FP and Beach Point voluntarily entered into a letter agreement with the Company, which we refer to as the “FP/BP Letter Agreement,” in which FP and Beach Point agreed to reduce the amount payable to such parties by $9,000,000 in the aggregate, subject to, and contingent upon, the substantially concurrent consummation of the merger and the repayment in full in cash of all other amounts due to FP and Beach Point under their respective FP notes and BP/LM notes pursuant to the FP note purchase agreement and the LM/BP note purchase agreement.

See “The Merger—Amendments to Existing Debt Agreements” beginning on page 62 for additional information.

Amendments to Existing Intercreditor Agreements (Page 62)

On the bridge closing date, the note parties and the collateral agents for the bridge notes, FP notes and BP/LM notes entered into an Amended and Restated Super-priority First Lien Intercreditor Agreement, which we refer to as the “super-priority first lien intercreditor agreement,” that amends and restates the existing First Lien Intercreditor Agreement among the note parties and the collateral agents for the FP notes and the BP/LM notes dated November 24, 2021 to, among other things, govern the relative priorities of the collateral agents for the bridge notes, FP notes and the BP/LM notes and their respective security interests in the Collateral and certain other matters related to the administration of security interests in such Collateral.

On the bridge closing date, the note parties and the collateral agents for the bridge notes, FP notes, BP/LM notes and the Convertible Notes entered into an Amended and Restated First Lien/Second Lien Intercreditor Agreement, which we refer to as the “first lien/second lien intercreditor agreement,” that amends and restates the existing First Lien/Second Lien Intercreditor Agreement among the note parties and the collateral agents for the FP notes, BP/LM notes and the Convertible Notes dated October 31, 2022 to govern, among other things, the relative priorities of the collateral agents for the bridge notes, FP notes, BP/LM notes and the Convertible Notes and their respective security interest in the Collateral and certain other matters related to the administration of security interests in such Collateral.

See “The Merger—Amendments to Existing Intercreditor Agreements” beginning on page 62 for additional information.

Interests of Company Directors and Executive Officers in the Merger (Page 63)

In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, including accelerated vesting and payment of outstanding Company RSUs, potential severance payments and benefits, potential retention or transaction bonus payments, and rights to ongoing indemnification and insurance coverage (in each case, as more fully described below). The Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger agreement and the merger are fair, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval of the merger agreement proposal as described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 63.

Please see the section of this proxy statement entitled “The Merger—Interests of Company Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” beginning on page 69 for additional information with respect to the compensation that our directors and executive officers may receive in connection with the merger.

Certain Material U.S. Federal Income Tax Consequences of the Merger (Page 72)

The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger”). A U.S. holder that exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) such U.S. holder’s adjusted tax basis in such shares. Any gain realized by a non-U.S. holder (as defined in “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger”) pursuant to the merger generally will not be subject to U.S. federal income tax unless certain circumstances exist as described further in “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger—Non U.S. Holders.” The U.S. federal income tax consequences of the merger to a holder of Company common stock will depend on such holder’s own tax situation.

You should read “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 for a more detailed discussion of certain U.S. federal income tax consequences of the merger, including with respect to a holder of Company common stock that is a non-U.S. holder (as defined therein). You should also consult your own tax advisor for a complete analysis of the particular tax consequences of the merger to you in light of your own particular circumstances.

The Merger Agreement (Page 76)

Conversion of Shares (Page 77)

If the merger is completed, each share of Company common stock, other than the cancelled shares and dissenting shares, will be converted into the right to receive $0.25 in cash, without interest.

Treatment of Company Equity-Based Awards (Page 78)

At the effective time (as defined in “The Merger—Closing and Effective Time of the Merger”), each option to purchase shares of Company common stock, which we refer to as a “Company option,” that is outstanding and unexercised as of immediately prior to the effective time (i) that is unvested by its terms, will be canceled for no consideration and (ii) that is vested and exercisable, will automatically be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the total number of shares underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option, less any withholding for taxes. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will terminate and be canceled for no consideration. Following the effective time, any such canceled Company option will entitle the former holder of such Company option only to the payment described in this section, if any, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time.

At the effective time, each Company restricted stock unit with respect to shares of Company common stock, which we refer to as a “Company RSU,” that is outstanding as of immediately prior to the effective time will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the number of shares subject to such Company RSU multiplied by (y) the merger consideration, less any withholding for taxes. Following the effective time, any such canceled Company RSU will entitle the former holder of such Company RSU only to the payment described in this section, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time; provided, however, notwithstanding the foregoing, if such Company RSU is subject to Section 409A of the Internal Revenue Code of 1986, which we refer to as the “Code,” and the regulations and guidance thereunder, such payment shall be paid in a manner that complies with Section 409A of the Code and the regulations and guidance thereunder.

See “The Merger Agreement (Proposal 1)—Treatment of Company Equity and Equity-Based Awards” beginning on page 78 for additional information.

Treatment of Warrants (Page 79)

At the effective time, each outstanding SPAC Warrant (as defined in the merger agreement) will, in accordance with its terms, automatically and without any action on the part of the holder of such SPAC Warrant, cease to represent a SPAC Warrant exercisable for Company common stock and will become a right to purchase and receive the merger consideration, which we refer to as a “merger warrant” that the holder would have received if the holder had exercised the SPAC Warrant, in accordance with its terms, immediately prior to the effective time. If a holder of a merger warrant properly exercises the merger warrant within 30 days following the public disclosure of the consummation of the merger pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission, which we refer to as the “SEC”, the Warrant Price (as defined in the Warrant Agreement, dated March 9, 2021, by and between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent, which we refer to as the “Tailwind warrant agreement”) with respect to the exercise of the merger warrant will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the warrant price in effect prior to such reduction minus (b) (i) the merger consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Tailwind warrant agreement). For the avoidance of doubt, any merger warrant will represent only a right to receive merger consideration upon payment of the reduced Warrant Price and will not represent any rights in respect of any equity interests in the surviving corporation.

At the effective time, each outstanding Company Warrant (as defined in the merger agreement) will, in accordance with its terms, automatically and without any required action on the part of Lockheed Martin, Merger Sub, the Company or the holder of such Company Warrant, cease to represent a Company Warrant exercisable for Company common stock and will become a Company Warrant exercisable for the merger consideration (with respect to each share of Company common stock underlying such Company Warrant) that the holder would have received if the holder had exercised the Company Warrant by paying the exercise price in respect thereof in cash immediately prior to the effective time. To the extent a holder of a Company Warrant does not exercise the Company Warrant prior to the effective time, the surviving corporation will assume the obligations of any then-outstanding Company Warrant in accordance with the terms of the applicable warrant agreement or warrant issued thereunder. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the effective time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the merger, the exercise of such Company Warrant will be treated in accordance with the terms of the applicable warrant agreement or warrant issued thereunder, including the repurchase by the surviving corporation of certain Company Warrants at their fair value using the Black Scholes option pricing formula in such Company Warrants.

Treatment of Existing Notes, FP Combination Warrants and PIPE Investment Obligation (Page 79)

Contingent on and effective immediately prior to the effective time:

•	the Convertible Notes will be treated in accordance with certain provisions of the convertible note and warrant purchase agreement and will be prepaid in accordance with its terms;

•	all the obligations under the LM/BP note purchase agreement will be prepaid in accordance with its terms;

•

all obligations under the FP note purchase agreement will be prepaid in accordance with its terms, and all obligations under the FP Combination Warrants (as defined under the heading “—Related Agreement—Amendments to FP Combination Warrants” beginning on page 102) will be paid in accordance with the FP Combination Warrants.

As discussed below in this Summary under “—Amendment to Subscription Agreement” beginning on page 101, the obligations pursuant to the subscription agreement, which we refer to as the “PIPE investment obligation”, will be paid in full by Lockheed Martin and be extinguished effective concurrently at the effective time.

Covenants Relating to the Interim Operations of the Company’s Business (Page 83)

The merger agreement contains customary representations, warranties and covenants made by each of the Company, Lockheed Martin and Merger Sub, including, among others, the obligation of the Company to conduct its business in the ordinary course, consistent with past practice and to refrain from taking certain specified actions without the consent of Lockheed Martin. In addition, the merger agreement contains covenants that require the Company to call and hold a special meeting of the stockholders and use reasonable best efforts to solicit the approval of the merger by the stockholders of the Company, which we refer to as the “stockholder approval”, except to the extent that the merger agreement has been earlier terminated in accordance with its terms.

During the period beginning on the date of the merger agreement and continuing until 11:59 P.M. (New York City time) on September 13, 2024, which we refer to as the “no-shop period start date”, the Company, its subsidiaries and their respective representatives had the right to (i) solicit, initiate, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes an acquisition proposal (as defined in “The Merger Agreement (Proposal 1)—Go-Shop; Covenants Regarding Non-Solicitation”), (ii) furnish to any person that is party to an acceptable confidentiality agreement any information which is reasonably requested by any person in connection with such person’s potentially making an acquisition proposal and (iii) participate or engage in discussions or negotiations with such person regarding an acquisition proposal. On the no-shop period start date, the Company was required to notify Lockheed Martin in writing of the identity of each person from whom the Company had received an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date and to provide Lockheed Martin with copies of drafts of proposed agreements and other documents related to such acquisition proposal, and a written summary of the material terms and conditions of such acquisition proposal not made in writing. The Company was required to keep Lockheed Martin reasonably informed of all material developments, discussion and negotiations concerning any such acquisition proposal and to provide Lockheed Martin with any written supplements or written additions to any acquisition proposal, including any revisions to any proposed transaction agreement and any related documents and financing commitments, if any.

On the no-shop period start date, the Company ceased, and instructed its representatives to immediately cease, such activities, and became subject to further restrictions, including that it will not (i) solicit, initiate, induce or knowingly encourage (including by way of furnishing non-public information) the submission of proposals or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding an acquisition proposal or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement constituting or otherwise relating to an acquisition proposal, other than an acceptable confidentiality agreement. However, prior to obtaining stockholder approval, the Company may engage in the foregoing activities with any third party that has provided the Company with an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which acquisition proposal the Board determines in good faith, after consultation with an outside financial advisor and outside legal counsel, is or would reasonably be likely to result in a superior proposal (as defined in “The Merger Agreement (Proposal 1)— Go-Shop; Covenants Regarding Non-Solicitation”).

Prior to the approval of the merger agreement by the Company’s stockholders, the Board may change its recommendation that the Company’s stockholders approve the merger agreement if the Board receives a superior proposal or upon the occurrence of certain types of intervening events, but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereof under the merger agreement.

Conditions to the Merger (Page 95)

The consummation of the merger is subject to the satisfaction or waiver of certain conditions, including (a) the approval of the merger agreement proposal by the Company stockholders, (b) receipt of applicable regulatory approvals, (c) the absence of (i) any pending investigation or legal proceeding by the United States Department of Justice, Antitrust Division or the Federal Trade Commission, each of which we refer to as a “United States Federal Antitrust Authority,” that could, among other things, result in the consummation of the Transactions being restrained or prohibited, (ii) any written communication from a United States Federal Antitrust Authority threatening a legal proceeding as described in clause (i), or (iii) any oral communication by a United States Federal Antitrust Authority to Lockheed Martin and the Company threatening a legal proceeding as described in clause (i), and (d) the absence of any law or order that enjoins or otherwise prohibits or makes illegal the consummation of the merger. We refer to clauses (b), (c) and (d) as the “government matters conditions.” The obligation of each of the Company and Lockheed Martin to consummate the merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the date of the merger agreement and the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and material compliance by the other party with its pre-closing covenants.

Lockheed Martin’s and Merger Sub’s obligation to consummate the merger is also subject to there being no Company material adverse effect (as defined in “The Merger Agreement (Proposal 1)— Conditions to the Merger”) since the date of the merger agreement and the Company receiving certain regulatory approvals related to telecommunications licenses including U.S. Federal Communications Commission licenses, which we refer to as the “telecommunications approval condition.”

Lockheed Martin Voting (Page 94)

Pursuant to the merger agreement, Lockheed Martin has agreed to, and will cause its affiliates to, at the stockholder meeting, and at every adjournment or postponement of the stockholder meeting, and in any action by written consent of stockholders of the Company (a) appear (in person or by proxy) at each such meeting or otherwise cause all of the securities of the Company that Lockheed Martin and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (b) cause all of the securities of the Company with respect to which Lockheed Martin and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of stockholders of the Company with respect to such Company securities, in favor of (i) the proposal to approve the adoption of the merger agreement and the merger; (ii) any proposal to adjourn or postpone the stockholder meeting to a later date if there are not sufficient votes for approval; and (iii) each of the other actions contemplated by the merger agreement.

Termination (Page 97)

Subject to the additional terms and conditions set forth in the merger agreement, either the Company or Lockheed Martin may terminate the merger agreement if (a) the closing of the transactions contemplated by the merger agreement has not occurred on or before February 14, 2025, which we refer to as the “end date”, provided that if any of the government matters conditions or the telecommunications approval condition have not been satisfied or waived prior to such date but all other conditions to closing have been satisfied or waived, the end date may be extended by Lockheed Martin for up to two successive periods of three months each; (b) the stockholder approval has not been obtained at the conclusion of a duly convened stockholders’ meeting of the Company’s stockholders called for such purpose or the final adjournment or postponement thereof; or (c) a governmental authority enacts or enforces any final and nonappealable law or order permanently enjoining or otherwise permanently preventing the consummation of the merger.

Lockheed Martin may terminate the merger agreement in certain additional limited circumstances, including if there is a willful or intentional material breach by the Company of its no-shop restrictions, upon the occurrence of certain bankruptcy events or upon an event of default under the Bridge Note Purchase Agreement that continues for at least five business days.

The Company may terminate the merger agreement in certain additional limited circumstances, including, prior to obtaining the stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal prior to or substantially concurrently with such termination and the payment to Lockheed Martin of a termination fee.

Termination Fees (Page 98)

Upon termination:

•	by the Company on or subsequent to the no-shop period start date in order for it to enter into a definitive agreement to accept a superior proposal;

•

by Lockheed Martin due to a triggering event (as defined in “The Merger Agreement (Proposal 1)—Restrictions on Changes of Recommendation to Company Stockholders”), or by Lockheed Martin or the Company and at the time of such termination, Lockheed Martin has the right to terminate the merger agreement due to a triggering event;

•

by Lockheed Martin or the Company due to the stockholder approval having not been obtained and (i) at or prior to the stockholders’ meeting, an acquisition proposal had been made to the Board or publicly proposed or publicly disclosed, and (ii) within 12 months after the date of any such termination, the Company enters into a definitive agreement with respect to any acquisition transaction (as defined in “The Merger Agreement (Proposal 1)—Termination—Termination Fee Payable by the Company”) (whether or not relating to such acquisition proposal) and such acquisition transaction is consummated;

•

(i) by Lockheed Martin or the Company following the end date if at the time of such termination, there are conditions to the consummation of the merger unsatisfied other than certain of the government matters conditions or (ii) by Lockheed Martin due to a breach by the Company of its representations, warranties or covenants in the merger agreement or litigation filed by a governmental entity that, if successful, would enjoin or otherwise prohibit or make illegal the consummation of the transactions contemplated by the merger agreement, and in each case, (A) at or prior to such termination an acquisition proposal had been made to the Board or publicly proposed or publicly disclosed, and (B) within 12 months after the date of any such termination, the Company enters into a definitive agreement with respect to any acquisition transaction (whether or not relating to such acquisition proposal) and such acquisition transaction is consummated; or

•

by Lockheed Martin due to a willful or intentional material breach by the Company of its no-shop restrictions and, within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to any acquisition transaction and the acquisition transaction is consummated;

the Company must pay Lockheed Martin a termination fee of $1,680,000, provided that the termination fee would have been $840,000 had the Company terminated the merger agreement to enter into a definitive agreement to accept a superior proposal prior to the no-shop period start date.

The merger agreement also provides that Lockheed Martin will be required to pay the Company a termination fee of $1,680,000 under certain circumstances if the merger agreement is terminated (a) by Lockheed Martin or the Company after the end date and the unsatisfied conditions to closing are the government matters conditions, or (b) Lockheed Martin elects to terminate the merger agreement due to litigation filed by a governmental entity and not withdrawn by such governmental entity that, if successful, would enjoin or otherwise prohibit or make illegal the consummation of the transactions contemplated by the merger agreement.

Appraisal Rights (Page 108)

Under the DGCL, the Company’s stockholders of record and beneficial owners of Company common stock who do not vote in favor of the adoption of the merger agreement, and who properly demand appraisal of such shares of Company common stock (and do not effectively withdraw or otherwise waive or lose their right to appraisal) have the right to seek appraisal of the “fair value” of their shares of Company common stock as determined by the Delaware Court of Chancery pursuant to Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 108 and set forth in their entirety in Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This means that if you perfect your appraisal rights, do not subsequently withdraw your demand for appraisal, do not otherwise waive or lose your right to appraisal, and follow the procedures set forth in Section 262 of the DGCL, you may be entitled to have your shares of Company common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of your shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must, among other things, (i) properly demand appraisal of the applicable shares of Company common stock before the vote is taken on the merger agreement proposal at the special meeting (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal), (ii) hold your shares of Company common stock continuously on and from the date of making the written demand through the effective date of the merger, (iii) not vote (either virtually or by proxy) in favor of the merger agreement proposal, and (iv) strictly comply with all other procedures for exercising your appraisal rights under Section 262. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the merger unless certain stock ownership conditions are satisfied by the persons seeking appraisal, as further described below. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 108 and the text of the DGCL appraisal rights statute may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety. In view of the complexity of the DGCL relating to appraisal rights, the Company’s stockholders of record or beneficial owners of shares of Company common stock who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Delisting and Deregistration of Company Common Stock (Page 114)

If the merger is consummated, the Company common stock will be delisted from the NYSE, and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Accordingly, following the consummation of the merger, we would no longer file periodic reports with the SEC on account of the Company common stock.

Conduct of Our Business if the Merger is Not Completed (Page 114)

In the event that the merger agreement proposal is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Lockheed Martin or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, shares of Company common stock would continue to be listed and traded on the NYSE (as long as we are able to meet the NYSE continued listing requirements), we would continue to be required to file periodic reports with the SEC and our stockholders would continue to be subject to the same risks to which they currently are subject with respect to their ownership of Company common stock as previously disclosed in the SEC filings incorporated by reference in this proxy statement.

More importantly, the maturity date of the bridge notes is the earlier of (i) October 25, 2024, (ii) the closing of the merger, and (iii) the date that the bridge notes are accelerated because of the occurrence of an event of default under the bridge note purchase agreement (which would include, among others, the failure to obtain stockholder approval of the merger agreement or completion of the merger). As described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Company does not have sufficient liquidity or alternative financing available to be able to repay the amounts due under the bridge note purchase agreement and its other existing debt agreements. Accordingly, unless the Purchasers agree to extend the maturity date of the bridge notes beyond October 25, 2024 or the Company is able to obtain sufficient liquidity, if either (a) the merger agreement is not approved by our stockholders to permit the closing of the merger prior to October 25, 2024 or (b) the bridge notes are accelerated because of any other event of default under the bridge note purchase agreement, in either case, we will be forced to seek bankruptcy protection or other insolvency proceedings in order to preserve the value of our assets as much as possible as we would seek an orderly liquidation of the Company.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior proposal. See “The Merger Agreement (Proposal 1)—Termination” beginning on page 97.

Under specified circumstances, the Company may be required to pay to Lockheed Martin a fee with respect to the termination of the merger agreement or Lockheed Martin may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement (Proposal 1)—Termination Fees” beginning on page 98.

Related Agreements (Page 100)

Voting and Support Agreements (Page 101)

Concurrently with the signing of the merger agreement on August 15, 2024, Marc Bell, Daniel Staton and certain institutions, which we refer to as the “voting parties”, in their capacity as stockholders of the Company, entered into a voting and support agreement, each of which we refer to as a “voting and support agreement”, with Lockheed Martin. Pursuant to the voting and support agreements, the applicable stockholders have agreed, among other things, to vote the shares of Company common stock they beneficially own (i) in favor of the adoption of the merger agreement and the approval of the merger and any other matter reasonably necessary to the consummation of the transactions contemplated by the merger agreement and considered and voted upon at any meeting of the holders of Company common stock related thereto; (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the merger agreement and (iii) against certain other specified actions, including any alternative acquisition proposal and any actions that are intended to impede, interfere with, delay, postpone, discourage or adversely affect the merger. The voting and support agreements terminate, among other reasons, (i) upon the termination of the merger agreement in accordance with its terms, including by the Company in order to enter into an alternative acquisition agreement to accept a superior proposal, (ii) the effectiveness of any amendment, modification or supplement to the merger agreement that decreases the amount of merger consideration, changes the form of the merger consideration or impedes or delays the consummation of the merger and (iii) from August 15, 2024 until the no-shop period start date, the date on which the Board withdraws or modifies, in a manner adverse to Lockheed Martin, the Company Board Recommendation, in accordance with the terms of the merger agreement.

Amendment to Rights Agreement (Page 101)

On August 15, 2024, the Board approved an amendment, which we refer to as the “rights agreement amendment,” to the Amended and Restated Rights Agreement, dated as of April 18, 2024, by and between Terran and Continental Stock Transfer & Trust Company, as the rights agent, as amended, which we refer to as the “rights agreement.” The rights agreement amendment prevents the approval, announcement, execution, delivery or performance of the merger agreement, the voting and support agreements, or the consummation of the merger or any other transactions contemplated by the merger agreement or voting and support agreements, from, among other things (i) resulting in Lockheed Martin, Merger Sub or any of the voting parties being an Acquiring Person (as defined in the rights agreement) or (ii) resulting in the occurrence of a Distribution Date (as defined in the rights agreement) or a Shares Acquisition Date (as defined in the rights agreement). The rights agreement amendment also exempts the transactions contemplated by the merger agreement and the voting and support agreements from the provisions of the rights agreement relating to a Qualifying Offer (as defined in the rights agreement). The rights agreement amendment further provides that the Rights (as defined in the rights agreement) will expire in their entirety immediately prior to the effective time without any payment being made in respect thereof.

Amendment to Subscription Agreement (Page 101)

Concurrently with the signing of the merger agreement on August 15, 2024, the Company and Staton Orbital Family Limited Partnership, which is an affiliate of one of the Company’s directors and stockholders, Daniel Staton, and which we refer to as the “insider PIPE investor”, entered into a First Amendment to Subscription Agreement, which we refer to as the “subscription agreement amendment” to amend the Subscription Agreement, dated October 28, 2021 by and between the Company and the insider PIPE investor, which we refer to as the “subscription agreement”. Pursuant to the subscription agreement amendment, the insider PIPE investor agreed to postpone its right to receive payments under the subscription agreement until the earlier of the consummation of the transactions contemplated by the merger agreement, which we refer to as the “merger closing”, or the termination of the merger agreement in accordance with its terms. As consideration for postponing payments under the subscription agreement, upon the merger closing, the insider PIPE investor is entitled to receive, to the extent permitted under the debt facilities of the Company and its subsidiaries, a lump sum payment in cash of all accrued and unpaid amounts due and owing to the insider PIPE investor under the subscription agreement. The current balance of all accrued and unpaid amounts due to the insider PIPE investor is $11,250,000. In the event the merger agreement is terminated in accordance with its terms, the Company’s payment obligations with respect to such accrued amounts will be reinstated and payable in accordance with the original terms of the subscription agreement commencing on the next quarterly installment payment date following the termination of the merger.

Amendments to FP Combination Warrants (Page 102)

Concurrently with the signing of the merger agreement on August 15, 2024, the Company, Lockheed Martin and FP Credit Partners Phoenix II, LP, which we refer to as “FP Phoenix” entered into an amendment, which we refer to as the “FP Phoenix amendment” to that certain Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation issued March 25, 2022 by the Company to FP Phoenix, which we refer to as the “FP Phoenix warrant”. Pursuant to the FP Phoenix amendment, the Company agreed to, notwithstanding the prior exercise of the FP Phoenix warrant, repurchase all of the FP Phoenix warrant in exchange for a payment by the Company to FP Phoenix of $972,134.83 on the date of the of the merger closing.

Concurrently with the signing of the merger agreement on August 15, 2024, the Company, Lockheed Martin and FP Credit Partners II, L.P., which we refer to as “FP Credit Partners” entered into an amendment, which we refer to as the “FP Credit Partners amendment”, to that certain Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation issued March 25, 2022 by the Company to FP Credit Partners, which we refer to as the “FP Credit Partners warrant” and together with the FP Phoenix warrant, the “FP combination warrants”. Pursuant to the FP Credit Partners amendment, the Company agreed to, notwithstanding the prior exercise of the FP Credit Partners warrant, repurchase all of the FP Credit Partners warrant in exchange for a payment by the Company to FP Credit Partners of $20,027,865.17 on the date of the merger closing.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 116.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.

The proposed transaction is the acquisition of the Company by Lockheed Martin pursuant to the merger agreement. If the merger agreement proposal is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the merger. As a result of the merger, the Company will become a wholly owned subsidiary of Lockheed Martin and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company common stock.

Q.	What will holders of Company common stock receive if the merger is consummated?

A.

Upon completion of the merger, you will be entitled to receive the merger consideration of $0.25 in cash, without interest, for each share of Company common stock that you own immediately prior to the closing of the merger, unless you are entitled to appraisal rights under the DGCL and fully comply with the requirements of Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock, you will receive $250 in cash in exchange for your shares of Company common stock, without interest. You will not receive any shares of the capital stock in the surviving corporation.

Q.	How does the merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.

The merger consideration of $0.25 per share of Company common stock represents an approximately 37.5% discount to the $0.40 closing share price of Company common stock on August 14, 2024, the last full trading day prior to the announcement of the Company’s entry into the merger agreement.

Q.	What will holders of Company equity incentive awards receive if the merger is consummated?

A.	Pursuant to the merger agreement, at the effective time:

•

each Company option that is outstanding and unexercised immediately prior to such time (i) that is unvested by its terms will be canceled for no consideration and (ii) that is vested and exercisable will automatically be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the total number of shares underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option, less any withholding for taxes. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will be canceled for no consideration. Following the effective time, any such canceled Company option will entitle the former holder of such Company option only to the payment described in this section, if any, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time; and

•

each Company RSU will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the number of shares subject to such Company RSU multiplied by (y) the merger consideration, less any withholding for taxes. Following the effective time, any such canceled Company RSU will entitle the former holder of such Company RSU only to the payment described in this section, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time; provided, however, notwithstanding the foregoing, if such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder, such payment shall be paid in a manner that complies with Section 409A of the Code and the regulations and guidance thereunder.

Q.	What will holders of warrants to purchase shares of Company common stock receive if the merger is consummated?

A.

At the effective time, each outstanding SPAC Warrant will, in accordance with its terms, automatically and without any action on the part of the holder of such SPAC Warrant, cease to represent a SPAC Warrant exercisable for Company common stock and will become a merger warrant that the holder would have received if the holder had exercised the SPAC Warrant, in accordance with its terms, immediately prior to the effective time. If a holder of a merger warrant properly exercises the merger warrant within 30 days following the public disclosure of the consummation of the merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price with respect to the exercise of the merger warrant will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the warrant price in effect prior to such reduction minus (b) (i) the merger Consideration minus (ii) the Black-Scholes Warrant Value.

At the effective time, each outstanding Company Warrant will, in accordance with its terms, automatically and without any required action on the part of Lockheed Martin, Merger Sub, the Company or the holder of such Company Warrant, cease to represent a Company Warrant exercisable for Company common stock and will become a Company Warrant exercisable for the merger consideration (with respect to each share of Company common stock underlying such Company Warrant) that the holder would have received if the holder had exercised the Company Warrant by paying the exercise price in respect thereof in cash immediately prior to the effective time. To the extent a holder of a Company Warrant does not exercise the Company Warrant prior to the effective time, the surviving corporation will assume the obligations of any then-outstanding Company Warrant in accordance with the terms of the applicable warrant agreement or warrant issued thereunder. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the effective time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the merger, the exercise of such Company Warrant will be treated in accordance with the terms of the applicable warrant agreement or warrant issued thereunder.

Q.	How does the Board recommend that I vote?

A.

The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Q.	Why is the Board recommending that I vote “FOR” approval of the merger agreement proposal?

A.

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 44, the Board, by a unanimous vote of all directors:

•	determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of the Company and its stockholders;

•	approved, adopted and declared advisable the merger agreement and the execution, delivery and performance of the merger agreement and the transactions contemplated thereunder, including the merger;

•	directed that the approval and adoption of the merger agreement (including the merger) be submitted to a vote at a meeting of the stockholders of the Company; and

•	recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the merger on the terms and subject to the conditions set forth in the merger agreement.

Q.	When do you expect the merger to be consummated?

A.

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger agreement proposal, we currently anticipate that the merger will be consummated during the fourth quarter of 2024. However, we cannot guarantee that the merger will be completed in a timely fashion or at all.

Q.	What happens if the merger is not consummated?

A.

In the event that the merger agreement proposal is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Lockheed Martin or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, shares of Company common stock would continue to be listed and traded on the NYSE (as long as we are able to meet the NYSE continued listing requirements), we would continue to be required to file periodic reports with the SEC and our stockholders would continue to be subject to the same risks to which they currently are subject with respect to their ownership of Company common stock as previously disclosed in the SEC filings incorporated by reference in this proxy statement.

More importantly, the maturity date of the bridge notes is the earlier of (i) October 25, 2024, (ii) the closing of the merger, and (iii) the date that the bridge notes are accelerated because of the occurrence of an event of default under the bridge note purchase agreement (which would include, among others, the failure to obtain stockholder approval of the merger agreement or completion of the merger). As described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Company does not have sufficient liquidity or alternative financing available to be able to repay the amounts due under the bridge note purchase agreement and its other existing debt agreements. Accordingly, unless the Purchasers agree to extend the maturity date of the bridge notes beyond October 25, 2024 or the Company is able to obtain sufficient liquidity, if either (a) the merger agreement is not approved and adopted by our stockholders to permit the closing of the merger prior to October 25, 2024 or (b) the bridge notes are accelerated because of any other event of default under the bridge note purchase agreement, in either case, we will be forced to seek bankruptcy protection or other insolvency proceedings in order to preserve the value of our assets as much as possible as we would seek an orderly liquidation of the Company.

Under specified circumstances, the Company may be required to pay to Lockheed Martin a fee with respect to the termination of the merger agreement or Lockheed Martin may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement (Proposal 1)—Termination Fees” beginning on page 98.

Q.	Is the merger expected to be taxable to me?

A.

The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes to U.S. holders. A U.S. holder that exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) such U.S. holder’s adjusted tax basis in such shares. A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company common stock for cash in the merger unless such non-

U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax. The U.S. federal income tax consequences of the merger to a holder of Company common stock will depend on such holder’s own tax situation. You should read “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 for a more detailed discussion of certain U.S. federal income tax consequences of the merger, including with respect to a holder of Company common stock that is a non-U.S. holder.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the Board with respect to the merger agreement proposal, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement proposal be approved by the stockholders of the Company. See “The Merger—Interests of Company Directors and Executive Officers in the Merger” beginning on page 63.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board for use at the special meeting because you owned shares of Company common stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.	When and where is the special meeting?

A.

The special meeting of stockholders of the Company will be held on October 29, 2024 at 11:00 a.m., Eastern Time. The special meeting will be conducted exclusively online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources or physical location. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/LLAP2024SM, where you will be able to listen to the meeting live and vote online.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on:

•	a proposal to approve the adoption of the merger agreement and the merger;

•	a proposal to approve, on a nonbinding advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement and the merger.

Q.	What vote is required for the Company’s stockholders to approve the merger agreement proposal?

A.	The approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Because the affirmative vote required to approve the adoption of the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or to vote online during the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the merger agreement proposal.

Q.	What vote is required for the Company’s stockholders to approve the nonbinding merger-related compensation proposal and the adjournment proposal?

A.

Approval of the nonbinding merger-related compensation proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal, whether or not a quorum is present.

If you vote “ABSTAIN” on the nonbinding merger-related compensation proposal or the adjournment proposal, this will have no effect on these proposals. If you fail to submit a proxy or to vote online during the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals, and thus will have no effect on these proposals.

Q.	Why am I being asked to cast a nonbinding advisory vote to approve merger-related compensation that the Company’s named executive officers will or may receive in connection with the merger?

A.	The SEC’s rules require us to seek a nonbinding advisory vote with respect to certain payments that will or may be made to our named executive officers in connection with the merger.

Q.	What will happen if stockholders do not approve the nonbinding merger-related compensation proposal at the special meeting?

A.

Approval of merger-related compensation that our named executive officers will or may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to merger-related compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the nonbinding merger-related compensation proposal, if the merger agreement proposal is approved by the stockholders and the merger is completed, the compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of the plans, contracts, or other legal arrangements governing such compensation.

Q.	Who can vote at the special meeting?

A.

All of our holders of Company common stock of record as of the close of business on September 16, 2024, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.	What is a “broker non-vote”?

A.

Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the merger agreement proposal, the nonbinding merger-related compensation proposal and the adjournment proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the special meeting is a routine matter for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and would have no effect on the nonbinding merger-related compensation proposal and the adjournment proposal.

Q.	What constitutes a quorum for the special meeting?

A.

A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The holders of a majority in voting power of the stock of the Company issued and outstanding and entitled to vote at the special meeting, present in person (via the virtual meeting website) or represented by proxy, constitutes a quorum for the purposes of the special meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present. The special meeting may be adjourned whether or not a quorum is present.

Q.	How do I attend and participate at the virtual special meeting?

A.

Broadridge Financial Solutions, Inc., which we refer to as “Broadridge”, will host the special meeting. In order to attend the virtual special meeting and vote during the special meeting, please log into the meeting platform at: www.virtualshareholdermeeting.com/LLAP2024SM. You will be prompted to enter the unique control number received with your proxy materials to join and participate in the special meeting.

Q.	When should I log into the virtual special meeting?

A.

The special meeting will begin promptly at on October 29, 2024 at 11:00 a.m., Eastern Time. You may login into the meeting platform beginning approximately 30 minutes before the meeting start time. We encourage attendees to log into the meeting at least 15 minutes before the start time to test your audio system.

Q.	Can I attend the virtual special meeting from a mobile device?

A.	Yes, you should be able to access the special meeting using any device capable of running the most common internet browsers.

Q.	Who can assist me if I have technical difficulties prior to or during the meeting?

A.

Broadridge will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual special log-in page.

Q.	How can I vote my shares without virtually attending the special meeting?

A.	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without virtually attending the special meeting, by the following means:

•

By Internet—Stockholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 11:59 p.m. ET on October 28, 2024. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

•

By telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Phone” instructions on the proxy card until 11:59 p.m. ET on October 28, 2024. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

•

By mail— If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the special meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

You will need the control number included on your proxy card if you vote by Internet or telephone.

Q.	What is the difference between holding shares as a stockholder of record and in “street name”?

A.

If your shares of Company common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following the instructions of such bank, brokerage firm or other nominee for voting.

Q.	If my shares of Company common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the merger agreement proposal and your shares of Company common stock will not have an effect on approval of the nonbinding merger-related compensation proposal or the adjournment proposal.

Q.	How can I change or revoke my proxy?

A.	You can change your vote before the vote is taken virtually at the special meeting. If you are a stockholder of record, you can change your vote by:

•

submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “—How can I vote my shares without attending the special meeting?”.

•	signing and delivering to our Secretary a written request to revoke your proxy vote.

•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

•

Virtually attending the special meeting and voting at the special meeting, which will supersede any proxy previously submitted by you. However, merely attending the special meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by virtually attending the special meeting and voting at the meeting. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” The Board has designated Marc Bell and James Black, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.

Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Q.	How are votes counted?

A.

With respect to the merger agreement proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes (if any) will have the same effect as votes “AGAINST” the merger agreement proposal.

With respect to the nonbinding merger-related compensation proposal and the adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes (if any) will have no effect on these proposals.

Because each of the proposals presented to the stockholders of the Company will be considered non-discretionary, we do not anticipate any broker non-votes at the special meeting.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights, if available, with respect to such shares in connection with the merger.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has engaged Sodali & Co, 340 Park Avenue, 14th Floor, New York, NY 10022, which we refer to as “Sodali,” to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Sodali a fee of approximately $20,000, which we refer to as the “base fee,” and a success fee of $35,000 payable in the event the Company achieves the stockholder vote required to complete the merger, plus certain per holder charges for any calls made to holders of Company common stock. In addition, the Company will pay Sodali an amount equal to 6% of the base fee for administration, technology, and research and data services with a minimum charge of $2,500. The Company will also reimburse Sodali for certain out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting virtually, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting virtually and vote at the special meeting, your vote at the meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. A letter of transmittal will be mailed to you promptly, and in any event within two business days, after the effective time of the merger, describing how you should surrender your shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What should I do if I have lost my stock certificate?

A.

If you have lost your stock certificate, please contact our transfer agent, Continental Stock Transfer & Trust Company, via email at cstmail@continentalstock.com or by telephone at (800) 509-5586, to obtain replacement certificates.

Q.	May I exercise appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A.

Company stockholders of record or beneficial owners of Company common stock who do not vote in favor of the adoption of the merger agreement are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if they take certain actions and meet certain conditions and otherwise strictly comply with the requirements of Section 262 of the DGCL. For additional information, see “Appraisal

Rights” beginning on page 108. The full text of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Because of the complexity of the DGCL relating to appraisal rights, if you wish to exercise your appraisal rights, we encourage you to seek the advice of legal counsel and your financial advisors.

Q.	Are there any other risks to me from the merger that I should consider?

A.	Yes. There are risks associated with all business combinations, including the merger. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 25.

Q.	Who can help answer my other questions?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Sodali, our proxy solicitor, by calling toll free at (800) 662-5200, or for banks and brokers, collect at (203) 658-9400.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “outlook,” “plan,” “potential,” “project,” “proposed,” “should,” “scheduled,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. There can be no assurance that the merger or any other future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for consummation of the merger, the possibility that the stockholders of the Company may not approve the merger at all or prior to the earlier of the maturity date of the bridge notes or the occurrence of an event of default under the bridge note purchase agreement, in which event we will be forced to seek bankruptcy protection or other insolvency proceedings in order to preserve the value of our assets much as possible as we would seek an orderly liquidation of the Company; the failure to consummate or a delay in consummating the merger for other reasons; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement related to the merger; the Company’s business being disrupted due to transaction-related uncertainty; the diversion of the Company’s management’s or employees’ attention during the pendency of the merger from the Company’s ongoing business operations and other opportunities; the failure to successfully and timely integrate the Company and realize the benefits of the merger; the risk of litigation relating to the merger; competitive responses to the merger; unexpected liabilities, costs, charges or expenses resulting from the merger; and potential adverse reactions or changes to business relationships from the announcement or completion of the merger. These are only some of the factors that may affect the forward-looking statements contained in this proxy statement. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024, and the prospectus supplements dated September 18, 2023 and July 23, 2024, each related to its Registration Statement on Form S-3, as amended (File No. 333-271093), which was declared effective by the SEC on April 18, 2023. The Company’s filings may be accessed through the investor relations page of its website, www.investors.terranorbital.com or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this communication to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this proxy statement are intended to be subject to the safe harbor protection provided by the federal securities laws.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on October 29, 2024, starting at 11:00 a.m., Eastern Time, or at any adjournment or postponement thereof. The special meeting will be conducted virtually via live audio webcast. If you held shares of Company common stock on the record date, you are invited to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/LLAP2024SM, where you will be able to listen to the meeting live and vote online. At the special meeting, holders of Company common stock will be asked to approve the merger agreement proposal, to approve the nonbinding merger-related compensation proposal and to approve the adjournment proposal.

Our stockholders must approve the merger agreement proposal in order for the merger to be consummated. If our stockholders fail to approve the merger agreement proposal, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on September 16, 2024 as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were 204,861,603 shares of Company common stock outstanding and entitled to vote. The holders of Company common stock each have one vote per share of Company common stock.

The holders of a majority in voting power of the stock of the Company issued and outstanding and entitled to vote at the special meeting, present in person (via the virtual meeting website) or represented by proxy, will constitute a quorum for the transaction of business. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which a stockholder directs voting “ABSTAIN,” will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The special meeting may be adjourned whether or not a quorum is present. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned from time to time in accordance with applicable law by either the person presiding at the special meeting or the holders of voting stock representing a majority of the voting power present at the special meeting.

Attendance

Only stockholders of record or their duly authorized proxies or beneficial owners with proof of ownership have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you must request and obtain a legal proxy from your bank, brokerage firm or other nominee in order to vote online. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Vote Required

Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. For the merger agreement proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the merger agreement proposal but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote online during the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the merger agreement proposal.

Approval of the nonbinding merger-related compensation proposal and approval of the adjournment proposal require the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote thereon with respect to the respective proposals. For the nonbinding merger-related compensation proposal and the adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you fail to submit a proxy or to vote online during the special meeting, or if you have given a proxy and vote “ABSTAIN,” the shares of Company common stock will not be counted in respect of, and will not have any effect on, the proposal.

If your shares of Company common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the instructions of such bank, brokerage firm or other nominee for voting. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for the instructions of such bank, brokerage firm or other nominee on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote online during the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the merger agreement proposal, the nonbinding merger-related compensation proposal and the adjournment proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.”

If you are a stockholder of record, you may vote your shares of Company common stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:

•

By Internet—Stockholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 11:59 p.m. ET on October 28, 2024. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

•

By telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Phone” instructions on the proxy card until 11:59 p.m. ET on October 28, 2024. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

•

By mail— If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the special meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

If you are a beneficial owner of Company common stock held in “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company common stock held in “street name” and wish to vote online during the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. Following the consummation of the merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

If you have any questions or need assistance voting your shares, please contact Sodali, our proxy solicitor, by calling toll free at (800) 662-5200, or for banks and brokers, collect at (203) 658-9400.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON (VIA THE VIRTUAL MEETING WEBSITE).

Shares Owned by Our Directors and Executive Officers

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 36,362,466 shares of Company common stock, representing approximately 17.6% of the outstanding shares of Company common stock on the record date. Each of Marc Bell, our Co-Founder, Chairman and Chief Executive Officer, and Daniel Staton, our Vice Chairman, has entered into a voting and support agreement with Lockheed Martin, pursuant to which each agreed, among other things, to vote the shares of Company common stock beneficially owned by him in favor of the merger agreement proposal, and any proposal to adjourn or postpone the special meeting if there are not sufficient votes for approval of the merger agreement proposal at the special meeting, subject to the terms and conditions of such voting and support agreement.

The Company currently expects all other directors and at least a majority of executive officers entitled to vote on the proposals to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy via the Internet, by telephone or by mail. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote online during the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the merger agreement proposal, which will have the same effect as a vote “AGAINST” the merger agreement proposal, and your shares of Company common stock will not be voted on the nonbinding merger-related compensation proposal or the adjournment proposal and thus will have no effect on the nonbinding merger-related compensation proposal or the adjournment proposal.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Terran Orbital Corporation, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487, or by attending the special meeting virtually and voting at the special meeting. Attendance at the special meeting alone will not revoke your proxy. If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the special meeting, and must follow instructions provided to you by your broker, bank or other nominee to revoke or change your voting instructions.

Adjournments and Recesses

Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.

Appraisal Rights

Under the DGCL, the Company’s stockholders of record and beneficial owners of Company common stock who do not vote in favor of the adoption of the merger agreement, and who properly demand appraisal of such shares of Company common stock (and do not effectively withdraw or otherwise waive or lose their right to appraisal) have the right to seek appraisal of the “fair value” of their shares of Company common stock as determined by the Delaware Court of Chancery pursuant to Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 108 and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware. gov/title8/c001/sc09/index.html#262. This means that if you perfect your appraisal rights, do not subsequently withdraw your demand for appraisal, do not otherwise waive or lose your right to appraisal, and follow the procedures set forth in Section 262 of the DGCL, you may be entitled to have your shares of Company common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of your shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must, among other things, (i) properly demand appraisal of the applicable shares of Company common stock before the vote is taken on the merger agreement proposal at the special meeting (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal), (ii) hold your shares of Company common stock continuously on and from the date of making the written demand through the effective date of the merger, (iii) not vote (either virtually or by proxy) in favor of the merger agreement proposal, and (iv) strictly comply with all other procedures for exercising your appraisal rights under Section 262. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the merger unless certain stock ownership conditions are satisfied by the persons seeking appraisal, as further described below. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 108 and the text of the DGCL appraisal rights statute may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety. In view of the complexity of the DGCL relating to appraisal rights, the Company’s stockholders of record or beneficial owners of shares of Company common stock who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title 8/c001/sc09/index.html#262.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Sodali & Co, 340 Park Avenue, 14th Floor, New York, NY 10022, to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Sodali a fee of approximately $20,000, which we refer to as the “base fee,” and a success fee of $35,000 payable in the event the Company achieves the stockholder vote required to complete the merger, plus certain per holder charges for any calls made to holders of Company common stock. In addition, the Company will pay Sodali an amount equal to 6% of the base fee for administration, technology, and research and data services with a minimum charge of $2,500. The Company will also reimburse Sodali for certain out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Sodali, our proxy solicitor, by calling toll free at (800) 662-5200, or for banks and brokers, collect at (203) 658-9400.

PARTIES TO THE MERGER

THE COMPANY

Terran Orbital Corporation

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida 33487

(561) 988-1704

Terran is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers.

The Company common stock is publicly traded on NYSE under the symbol “LLAP”. The principal executive offices of Terran are located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and our telephone number is (561) 988-1704.

For more information about the Company, see “Where You Can Find More Information” beginning on page 116.

LOCKHEED MARTIN

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

Lockheed Martin is a global defense technology company driving innovation and advancing scientific discovery. Our all-domain mission solutions and 21st Century Security vision accelerate the delivery of transformative technologies to ensure those we serve always stay ahead of ready. Lockheed Martin’s common stock is publicly traded on NYSE under the symbol “LMT.” Upon completion of the merger, the Company will be a wholly owned subsidiary of Lockheed Martin. The principal executive offices of Lockheed Martin are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

MERGER SUB

Tholian Merger Sub, Inc.

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

Tholian Merger Sub, Inc., which we refer to as “Merger Sub,” is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Lockheed Martin and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger. The principal executive offices of Merger Sub are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will become a privately held company and will cease to be listed on any public market. You will not own any shares of the capital stock of the surviving corporation.

Overview of the Merger

The Company, Lockheed Martin and Merger Sub entered into the merger agreement on August 15, 2024. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Lockheed Martin. In connection with the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than the cancelled shares and dissenting shares) will be automatically converted into the right to receive the merger consideration, without interest.

Following and as a result of the merger:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be listed on NYSE, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub as of immediately prior to the effective time will be the initial directors of the surviving corporation, in each case until the earlier of their resignation or removal, or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation, in each case until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be. Except as set forth under “The Merger—Interests of Company Directors and Executive Officers in the Merger—Retention Bonus,” no definitive plans or agreements have been made by Lockheed Martin regarding the continued service of any of the Company’s officers after the merger closing.

Background of the Merger

The following is a summary of the principal events, meetings, negotiations and actions among the parties leading to the execution and public announcement of the merger agreement. This summary does not purport to describe every interaction among the Company, Lockheed Martin or other parties or their respective representatives.

On March 4, 2021, Tailwind Two Acquisition Corp., which we refer to as “Tailwind Two,” a Cayman Islands exempted company that was formed as a special purpose acquisition company, which we refer to as the “SPAC,” for the intended purpose of pursuing a business combination with an acquisition target, consummated its initial public offering and listed its securities on the NYSE under the symbol “TWNT.”

On October 28, 2021, Tailwind Two entered into an Agreement and Plan of Merger, which we refer to as the “Tailwind Merger Agreement,” by and among Tailwind Two, Titan Merger Sub, Inc., which we refer to as “SPAC Merger Sub,” a wholly owned subsidiary of Tailwind Two, and Terran Orbital Operating Corporation, formerly known as Terran Orbital Corporation, which we refer to as “Legacy Terran Orbital.” On March 25, 2022, Legacy Terran Orbital consummated the business combination with Tailwind Two and SPAC Merger Sub, which we refer to as the “Business Combination.” In connection with the Business Combination, SPAC Merger Sub merged with and into Legacy Terran Orbital, becoming a wholly owned subsidiary of Tailwind Two. Upon filing a notice of deregistration with the Cayman Islands Registrar of Companies and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, Tailwind Two became a Delaware corporation and changed its name to Terran Orbital Corporation. At the time of the signing of the Tailwind Merger Agreement, closing of the Business Combination and thereafter, the Company was an early-stage operating company with cash proceeds received by the Company at closing of the Business Combination, net of redemptions, of approximately $58.4 million. This meant the Company required a significant amount of additional capital in order to execute on its business plan.

As an early-stage company, the Company sought to invest in scaling its manufacturing to support its commercial operations. In September 2022, the Company had $35.8 million of cash and cash equivalents on hand, and in order to conserve its cash and due to the capital-intensive nature of the effort, the Company decided to focus its business on manufacturing satellites and satellite buses and abandon its PredaSAR business plan of developing a constellation of radar imaging satellites.

During the same time frame, the Company also began exploring additional sources of capital. As part of that process, the Company engaged in discussions with Lockheed Martin, which was an early investor in Legacy Terran Orbital, a major stockholder, and the Company’s primary commercial customer. These conversations resulted in the parties entering into a convertible note and warrant purchase agreement on October 31, 2022, providing for the issuance and sale to Lockheed Martin of the Convertible Notes for an aggregate principal amount of $100 million.

As of December 31, 2022, the Company had approximately $93.6 million in cash and cash equivalents.

In February 2023, the Company signed a significant contract to manufacture several hundred satellites for Rivada Space Networks, which we refer to as “Rivada.” Although the Company believed that Rivada was on the verge of obtaining financing for its constellation, Rivada ultimately did not obtain any material financing during 2023. Partly due to that fact, the Rivada program was delayed, and consequently, expected milestones and associated payments were postponed. The Company noted in its Annual Report on Form 10-K filed soon thereafter on March 23, 2023, which we refer to as the “2023 Form 10-K,” that the Company may be reliant on a single contract with Rivada for a substantial portion of its revenue in 2023 and future fiscal periods—and moreover if Rivada were unable to fund and maintain its operations, the Company’s financial condition would be materially adversely affected.

In the 2023 Form 10-K, the Company disclosed other risks and uncertainties associated with its business, industry, and ownership of securities, including that it derives a substantial portion of its revenue from Lockheed Martin and that it may be reliant on a single contract with Rivada for a substantial portion of its revenue in 2023 and future fiscal periods. It also noted that the economic viability of customers is not guaranteed over time and that it may not be able to convert orders in backlog, or sales opportunities presented in pipeline, into revenue.

In the spring of 2023, the Company began exploring additional financing options to cover its forecasted cash requirements. As a result, the Company completed an equity raise through a registered direct offering in May of 2023, which resulted in gross proceeds of $37.1 million.

During the summer of 2023, Company management began exploring a variety of options for the Company to obtain a cash infusion sufficient to fund its growth plans. These included informal discussions with various firms regarding a take-private transaction or a significant equity investment in the Company. Company management also explored various forms of alternative capital raise transactions. The Company disclosed that on June 30, 2023, it had approximately $48.6 million in cash and in cash equivalents.

On July 19, 2023, the Board held a special meeting. The purpose of the meeting was to update the Board on conversations that had occurred with interested parties regarding financing and strategic options that were being considered. Subsequently, over the next two months, the Board held a series of update meetings on the Company’s financial condition and management’s efforts to obtain additional capital. Marc Bell discussed certain expected upcoming program awards but noted that these awards would not solve the Company’s near-term liquidity issues due to their anticipated timing.

The Board met again on August 3, 2023. At this meeting, Mr. Bell provided an update on management’s communications with certain private equity firms. He also discussed potential financing transactions that were being explored. He noted that the magnitude of the Company’s cash needs was due in part to a major Company program being put on hold by the customer (which customer was not Lockheed Martin or Rivada), delaying a large initial payment that was expected when the program began. Gary Hobart, Chief Financial Officer of the Company at that time, provided an overview of the Company’s cash requirements, noting that delays in receiving collections on existing and new expected contract awards may result in the Company going into a negative cash position in the coming months, which may necessitate pursuing a capital raise. During this discussion, the Board discussed engaging Jefferies LLC, which we refer to as “Jefferies,” for advisory services associated with strategic alternatives to a capital raise. Jefferies previously advised the Company on other matters, including the issuance of the Convertible Notes to Lockheed Martin in October 2022.

The Board held a regular meeting on August 10, 2023. Mr. Bell provided an update on the Company’s pursuit of alternative financing opportunities. He then recommended that Jefferies be formally engaged to explore a sale of the Company or other strategic alternatives. The Board unanimously approved engaging Jefferies.

On August 11, 2023, the Company executed an engagement letter with Jefferies to provide transaction advisory services with respect to a strategic review process, which could include an investment, sale of the Company, “take private” transaction or an alternative strategic relationship.

On September 11, 2023, the Board established a special committee of the Board, which we refer to as the “Special Committee,” comprised solely of independent directors James LaChance, Stratton Sclavos and Thomas Manion, to address issues and considerations related to, among other things, the Company’s cash needs relative to projected liquidity position due to concerns raised with the Board by management of the Company (including uncertainty of timing of the award date for a program relating to the SDA’s Tranche 2 Transport Layer (T2TL) Beta constellation, receipt of advanced payments relating to such award, and if such payments would occur by the end of September 30, 2023), the assessment of financing options and alternatives and a potential financial restructuring of the Company. The Special Committee engaged King & Spalding LLP, which we refer to as “King & Spalding,” on September 12, 2023 to provide legal advice.

On September 14, 2023, the Special Committee approved the Company’s entry into a securities purchase agreement with certain investors in connection with a proposed confidentially marketed public offering, which we refer to as the “CMPO,” whereby the Company would sell and issue, in a registered public offering, equity securities. On September 18, 2023, the Special Committee approved the pricing terms of the CMPO. The Company closed the CMPO on September 25, 2023, resulting in $32.5 million of proceeds.

On September 21, 2023, the Board met with the Company’s financial advisor, Jefferies. Jefferies presented on industry conditions and the performance of other De-SPACs in the aerospace industry. Jefferies noted that unlike these companies, the Company was well-positioned as it had a number of contracts with commercial and government customers. Jefferies discussed the Company’s two options – to (i) attempt to remain independent and conduct future capital raises, increasing stockholder dilution, or (ii) seek a change in control transaction that would pull forward value for stockholders. Jefferies walked through a variety of potential structures for a strategic transaction and potential companies and firms that might provide a good fit as an acquiror of the Company.

The Board met again on October 6, 2023. Given the Company’s continuing cash constraints, notwithstanding the Company’s recently completed capital raise, the Board authorized management and Jefferies to initiate the strategic review process that had been briefed to the Board at a prior meeting. Following the Board’s direction, management and Jefferies put together materials to support a strategic review process. On October 24, 2023, Jefferies began the process of contacting various parties, including Lockheed Martin, to gauge their interest in a strategic transaction with the Company. Interested parties were placed under non-disclosure agreements and provided limited financial and operational information regarding the Company.

By October 26, 2023, Rivada had paid the Company $5 million. The Board met for a regular quarterly meeting on November 9, 2023. In that meeting, Mr. Bell described a letter received that day from its customer Rivada. As a result of that letter, management believed Rivada would provide a material payment in the near term, facilitating a restart of the Company’s work for this customer, which had been delayed. However, soon thereafter, because the Company had not received expected further milestone payments from Rivada and did not have a definitive schedule on whether further payments would be received, the Company determined it would remove the expected revenue contribution related to Rivada and would adjust its expected 2023 revenue from $250 million to $130 million. In late December 2023, Rivada made a payment which, along with another customer payment, was sufficient for the Company’s near-term capital requirements; however, such payments were not expected to address the Company’s long-term liquidity needs.

Lockheed Martin and the Company entered into a non-disclosure agreement with respect to a potential transaction on November 15, 2023. On November 16, 2023, the Company provided Lockheed Martin and other parties who had signed non-disclosure agreements with a first-round process letter requesting initial indications of interest in a strategic transaction with the Company on December 14, 2023.

On December 11, 2023, the Wall Street Journal published an article that indicated the Company was seeking a buyer. The Company filed a Current Report on Form 8-K with the SEC on the same day in response, noting the Company was engaged in a strategic review process and that it had engaged Jefferies to provide transaction advisory services in connection with this process, which could include an investment, sale of the Company, “take private” transaction or an alternative strategic relationship.

On December 19, 2023, the Board held a special meeting concerning the strategic review process. Greg Valentine from Jefferies provided an update on behalf of Jefferies. He indicated that in the prior few weeks, Jefferies had contacted 81 different parties concerning an acquisition of the Company or an alternative strategic transaction. Mr. Valentine noted 33 parties had entered into non-disclosure agreements, which we refer to “NDAs,” and received additional Company financial information as of that time. This process had resulted in six potential bidders who Jefferies expected to move to a second round. He described the remaining six potential bidders, which included Lockheed Martin and five other companies – Company A, B, C, D and E. Despite a deadline of December 14, 2023, to provide indications of interest, no formal indications of interest had been received. In order to maintain interest, Jefferies extended the time to provide indications of interest to the six interested companies, one of which had entered the process late and another that had yet to execute an NDA. Two of the interested parties had been delayed in completing their due diligence process to arrive at a formal indication of interest and so were provided extensions. Additionally, three of the other interested parties had completed very limited or no due diligence efforts up until that point and were subsequently provided extensions. Mr. Valentine also noted that the Company’s recent public disclosure of its strategic review process in the Current Report on Form 8-K filed with the SEC on December 11, 2023 had not resulted in additional interest from any parties that Jefferies had not already contacted or resulted in any new parties contacting Jefferies.

On December 27, 2023, Company E was the last remaining party in the process to execute an NDA and was subsequently provided Company materials and financial information.

As of December 31, 2023, the Company had approximately $71.7 million in cash and in cash equivalents.

On January 10, 2024, Company E officially withdrew from the Company’s strategic process.

On January 18, 2024, representatives of Lockheed Martin and Citibank, Lockheed Martin’s financial advisor, which we refer to as “Citi,” attended a management presentation by Jefferies and the Company at the Company’s offices in Irvine, California and toured the Company’s manufacturing facilities.

On January 19, 2024, representatives of Company A attended a management presentation by Jefferies and the Company at the Company’s offices in Irvine, California and toured the Company’s manufacturing facilities.

On January 19, 2024, the Board held a special meeting. Management provided an update to the Board regarding the status of the strategic review process.

On January 30, 2024, Company A officially withdrew from the strategic process. Company B, C and D never fully engaged in the strategic process nor made an offer to acquire the Company.

On February 9, 2024, Mr. Valentine from Jeffries provided an update on the strategic review process to the Board. At that time, he noted that the most interested potential bidder left was Lockheed Martin. The Board discussed the reasons for the apparent lack of strong interest in an acquisition of the Company, including the Company’s financial profile, lack of fit with current strategic objectives of various potential bidders, and the Company’s financial projections, which ascribed higher probability of win and progress to certain programs and proposals than the prospective bidders. Mr. Valentine noted that he understood that Lockheed Martin had expended considerable resources on the Company to date and that he believed an acquisition of the Company was a high priority for Lockheed Martin. The Board also raised and discussed the possibility of an earnout structure or other contingent value right to bridge any gap between the value ascribed to the Company by management and Jefferies and any bidder who might emerge with an offer. Jefferies was authorized by the Board to provide bidding instructions and a deadline to any interested parties. On February 14, 2024, Jefferies provided a second-round bid letter to representatives of Citi, setting a deadline of February 28, 2024 for a final offer. Between February 14 and February 20, 2024, Lockheed Martin and the Company conducted a series of due diligence calls covering a variety of operational topics. No offer was received by February 28, 2024, but Lockheed Martin requested and was granted an extended deadline for its final offer.

On March 1, 2024, Lockheed Martin, in response to the second-round bid letter, delivered a non-binding offer letter to the Company and filed a Schedule 13D/A with the SEC disclosing its offer. The non-binding offer letter provided for the acquisition of all equity in the Company for a price of $1.00 per share, which was less than the then trading price of the Company’s shares. We refer to this proposal as the “Lockheed Martin March Offer.” No other offers or written proposals were received at any time in connection with the Company’s strategic review process. Lockheed Martin’s counsel, Hogan Lovells, also provided a markup of the form merger agreement that the Company had prepared as part of the bid process.

The Board met on March 3, 2024 to discuss the Lockheed Martin March Offer. Representatives of Jefferies provided their opinion that given the perceived low value of the offer, the nature of conversations around the offer and the fact of the offer’s public disclosure, that the Board should consider adopting a shareholder rights plan to provide for additional control over the Company’s potential sale process and ensure the preservation of the Company’s long-term value for its stockholders. Following legal advice from the Company’s outside legal counsel, Akin Gump Strauss Hauer & Feld LLP, which we refer to as “Akin,” and further discussion, the Board adopted a shareholder rights plan and filed the rights agreement as an exhibit to a Current Report on Form 8-K filed with the SEC on March 4, 2024. Jefferies then provided its views on the Lockheed Martin March Offer and opined that the Board could attempt to negotiate for an improved offer from Lockheed Martin or wait until further progress on the Company’s business plan resulted in an increase in the Company’s stock price, leading to an improved offer. During the March 3, 2024 meeting, the Board delegated to the Special Committee and its advisors the authority to assess the Lockheed Martin March Offer and develop a strategy to respond to Lockheed Martin, as well as to make recommendations on these topics to the full Board.

During the weeks of March 4 and March 11, 2024, the Special Committee held various internal discussions, working group sessions and informal meetings with the Company’s management team to establish a process to gather the necessary information to properly evaluate the Lockheed Martin March Offer and formulate a strategy to respond to Lockheed Martin. Such necessary information included, among other things, the Company’s financial budget and forecast, probabilities and assumptions relating to the conversion of pipeline into backlog, potential future contract awards and the Company’s current and future operational capacity, each to the extent necessary to sufficiently understand the Company’s liquidity position and valuation as part of the Special Committee’s ongoing assessment of the Lockheed Martin March Offer. Additionally, in the week following the Lockheed Martin March Offer, Mr. LaChance, Chairman of the Special Committee and of the Company’s Audit Committee, spoke to Casey French, the Director of Corporate Development of Lockheed Martin, to discuss Lockheed Martin’s rationale for the Lockheed Martin March Offer and to establish a line of communication to Lockheed Martin as the Special Committee continued to evaluate the proposal. During March and April 2024, Mr. LaChance spoke with Mr. French on a regular basis to keep Lockheed Martin generally apprised of the fact that the Special Committee was continuing to consider the Lockheed Martin March Offer.

As part of the ongoing review of the Lockheed Martin March Offer, on March 20, 2024, the Special Committee met with representatives of Jefferies and King & Spalding to review the strategic outreach process conducted by Jefferies over the foregoing months, including a detailed discussion of the prospective buyers involved, feedback received during the process and any communications with prospective buyers since receiving the Lockheed Martin March Offer. The Special Committee discussed with Jefferies and King & Spalding the advisability of contacting certain interested parties and, upon the advice of Jefferies and King & Spalding, determined that it was advisable for Jefferies to initiate such communications with four of the buyer prospects, including a private equity buyer and three large strategic buyers. Jefferies’ contacts did not result in any further engagement with any of these parties.

On March 21, 2024, the Board held a regular quarterly meeting. At this meeting, Mr. Bell provided an update on the efforts of the Company’s major customer Rivada to obtain financing for its satellite constellation. He noted his understanding that if Rivada obtained significant funding, it was prepared to provide a material milestone payment to the Company, which he believed would impact the Company’s valuation and the Lockheed Martin March Offer. In its Annual Report on Form 10-K filed on April 1, 2024, which we refer to as “2024 Form 10-K,” the Company disclosed its view that its contract with Rivada was subject to uncertainty and its backlog may not be converted into revenue.

At the Board meeting, Mr. Bell also discussed the possibility of the Company conducting an “at the market” facility to raise capital through open market equity sales.

The 2024 Form 10-K also disclosed that the Company may require additional capital support, that its substantial amounts of debt and payment obligations could affect Company operations and financial condition, and there were substantial doubts about the Company’s ability to continue as a going concern.

Following the March 2024 Board meetings, the Special Committee, with the assistance of Jefferies and King & Spalding, continued to evaluate the Lockheed Martin March Offer in order to determine whether the Lockheed Martin March Offer was in the best interests of the Company’s stockholders. Such evaluation included discussions with management to best understand real-time information relating to the Company’s contract with Rivada and the likelihood and timing of payments from Rivada, the Company’s projected cash flows and ability to maintain compliance with the financial covenants under the Company’s existing debt documents, and the ability for the Company to pursue additional financing transactions. During this time, Mr. LaChance continued to speak with Mr. French on several occasions regarding the status of the Special Committee’s review of the Lockheed Martin March Offer and desire to reach a decision as quickly as possible; however, the Company did not respond to Lockheed Martin’s non-binding proposal during any of these discussions.

In April 2024, Mr. LaChance, on behalf of the Special Committee, and management of the Company invited Lockheed Martin to present Lockheed Martin’s non-binding proposal to the Board. On April 16, 2024, Mr. French, Mr. Scott Weiner, Vice President, Corporate Development of Lockheed Martin, and Mr. Robert Lightfoot, President of Lockheed Martin Space, attended a meeting at the Company’s offices in Irvine, California, at which Lockheed Martin discussed with the Company its assessment of the Company’s business and plans. During this meeting, management of the Company also presented updated information regarding the Company’s financial forecast, discussed program gross margins and presented its views on pipeline opportunities. During this meeting, Mr. LaChance suggested to Lockheed Martin management the concept of an earn-out or contingent valuation right, which we refer to as a “CVR,” as a potential way to bridge the valuation gap between the Lockheed Martin March Offer and the general views on valuation held by the Board and the Company at that time. The Company did not respond to Lockheed Martin’s proposal during this meeting. At this time, on March 31, 2024, the Company had approximately $43.7 million in cash and in cash equivalents.

On April 24, 2024, the Special Committee engaged Province LLC, which we refer to as “Province,” a nationally recognized financial advisory firm, to perform an additional and independent valuation analysis on the Company to guide the Special Committee and the Board in its ongoing evaluation of the Lockheed Martin March Offer.

On April 25, 2024, the Special Committee met with Province and King & Spalding to provide Province with the necessary background regarding the Company’s liquidity situation, 2024 revenue forecasts, pipeline and operational capacity, probability in winning new contracts and the details of the Lockheed Martin March Offer. The Special Committee also discussed the options available to the Company, including engaging with Lockheed Martin on the Lockheed Martin March Offer as well as alternatives to a sale of the company, including potential alternative sources for raising capital and potential consequences from a liquidity perspective if the timing of payments and winning contracts were to be unfavorable to the Company. The Special Committee also discussed potential implications of letting the Lockheed Martin March Offer remain outstanding without a response while the Company explored other strategic alternatives, or the implications that could result from rejecting the Lockheed Martin March Offer. Over the following six weeks, Province prepared a valuation model to use in the Board’s strategic process and assisted the Special Committing in assessing a range of alternatives.

On April 30, 2024, Lockheed Martin informed the Company that it was withdrawing the Lockheed Martin March Offer and on May 2, 2024, Lockheed Martin filed a Schedule 13D/A with the SEC disclosing such information publicly. That same day, the Company publicly announced that its strategic review to maximize stockholder value was still ongoing.

On May 6, 2024, the Company’s Chief Transformation Officer, Mr. Gary Hobart, received an unsolicited email from a non-traditional micro-cap business lender, which we refer to as “Lender R,” offering potential liquidity solutions. On the same day, the Company had a conversation with Lender R and provided public information for review, and on May 13, 2024, a conference call was held between the Company and Lender R’s underwriting team. The following day, Lender R’s CEO provided verbal terms to Mr. Mathieu Riffel, the Company’s Acting CFO, for a $5 million unsecured term loan with a 30-week tenor and 117% annualized coupon, but the Company declined to pursue this financing due to the high interest rate. On May 22, 2024, Lender R provided slightly improved terms for a $5 million unsecured term loan with a 36-week tenor and 99% annualized coupon, which the Company again declined to pursue due to the high interest rate and small potential proceeds relative to its total capital requirements.

On May 7, 2024, the Special Committee met with King & Spalding and Province to discuss Lockheed Martin’s withdrawn proposal. At this meeting, Province presented the model it prepared for the Special Committee to assist with preparing a new proposal to Lockheed Martin and discussed, among other things, the projections regarding future operating results, sources and uses of liquidity for 2024 and valuation implications based on comparable company market performance, relative to forward projections. Additionally, the Special Committee discussed potential options moving forward, including further engagement with Lockheed Martin and bridging any valuation gap with a CVR that could provide additional value tied to the success of certain programs and bids that had a subjective probability of winning.

On May 13, 2024, Mr. LaChance contacted Mr. French to request a discussion. Thereafter, during May 2024, Mr. French and Mr. LaChance spoke periodically about the liquidity position of the Company. Mr. LaChance indicated that the Special Committee was continuing to evaluate the Lockheed Martin March Offer notwithstanding that it had been withdrawn, and that given the complex capital structure and uncertainty regarding various potential contracts, the valuation of the Company was difficult. Mr. LaChance also informed Mr. French that the Special Committee was intending to request Province to perform additional work in connection with the ongoing evaluation of the previously withdrawn Lockheed Martin March Offer, including an additional retainer payment.

On May 21, 2024, the Special Committee met again with King & Spalding to discuss the strategy for seeking to encourage Lockheed Martin to re-engage in discussions with the Company, including the potential terms of a proposal that the Company might make to Lockheed Martin, including a per-share price and contingent consideration tied to converting pipeline opportunities. The Special Committee decided to re-engage Province for additional work relating a valuation analysis to assist the Special Committee in its strategy for re-approaching Lockheed Martin.

On May 23, 2024, the Board held a regular meeting. Mr. Bell provided an update on the Company’s customer Rivada, noting Rivada was expecting an investment but that the Company was not relying on that expectation and would start reducing staff on the program in the next few weeks in the absence of positive developments. The Board discussed broader cost cutting measures that the Company should consider. Mr. Bell described certain initial steps that the Company was pursuing. Mr. Bell also provided an update on the Company’s bid for the Tranche 2 Transport Layer (T2TL) Gamma program, which we refer to as “Gamma,” with the U.S. Space Development Agency, which we refer to as the “SDA”, noting the Company was optimistic that it would win one of the awards, but that the timing of such decision was uncertain and could be several months in the future. In the Company’s Form 10-Q for the period ended June 30, 2024, the Company reduced its total backlog to $312.7 million, from $2.7 billion, as several uncertainties remained regarding Rivada’s ability to continue funding contract performance. Although, through late 2023 and early 2024, the Company did not consider milestone payments from Rivada as critical to liquidity, because other projects were anticipated to become operational in 2024, delays and cancellations in those projects led to increased reliance on anticipated milestone payments from Rivada to help fund interim cash requirements. The uncertainty in Rivada’s ability to pay also significantly deteriorated the Company’s cash forecast.

The Board discussed the Company’s ongoing liquidity outlook over the next quarter. Mr. Hobart noted that the Company was attempting to negotiate interim milestone payments with Lockheed Martin to receive payments earlier than currently planned. The failure of the Company’s original propulsion supplier to deliver in a timely fashion and the supplier’s subsequent termination had caused the Company to pivot to a new supplier, resulting in delays to the program, which had pushed out expected payments, constraining the Company’s liquidity profile. Mr. Hobart noted that the Company might need a permanent cash infusion of up to $120 million to cover the Company’s expected cash burn for the year.

On June 4, 2024, the Special Committee met with King & Spalding and Province to discuss the ongoing second phase of Province’s engagement, which involved Province conducting a more comprehensive due diligence review and providing certain preliminary opinions and preliminary analyses regarding the non-binding proposal Lockheed Martin had previously submitted (and subsequently withdrawn). Province discussed with the Special Committee the ongoing liquidity constraints of the Company, noted the difficulty in continuing to operate the business given its cash burn unless it found a solution to its liquidity constraints. During this meeting, the Special Committee also discussed approaching Lockheed Martin, including the timing for doing so and the potential terms of any counter-proposal. Further, the concept of including a CVR in the framework of a counter-proposal was discussed, specifically the high-level options for the scope of the CVR pool, which included (1) limiting the CVR pool to the Company’s contract with Rivada; (2) limiting the CVR pool to the Company’s three biggest program opportunities; or (3) proposing a broader construct that would include specified additional opportunities or a “fully-baked” scenario that would include Small-GEO and Direct-to-Device opportunities and capture all future contracts (other than with Lockheed Martin and the SDA). Province previewed possible pricing for the CVR within these different scenarios.

On June 12, 2024, the Special Committee met with King & Spalding and Province to set the framework for quantifying a potential CVR in an indicative proposal to Lockheed Martin. At this meeting, the Special Committee discussed a term sheet for an indicative proposal, including pricing, length of the exclusivity period and other items. The term sheet included $1.00 per share of contingent consideration in the form of the CVR, the scope of which would be tied to any pipeline opportunities not related to Lockheed Martin or the SDA. At this meeting, the Special Committee also discussed the numerous outstanding proposals and pipeline opportunities emerging as potential future awards, noted the potential for significant future growth, and talked about concerns given the ongoing liquidity and cash flow forecasts and challenging operating environment. The Special Committee also discussed the possibility of requesting advance payments from Lockheed Martin under the Tranche 1 “Monsoon” contract pursuant to which the Company had partially completed the satellite buses, which we refer to as the “Monsoon Advance Payment Request”. The Company had not yet earned a milestone payment due to the delayed receipt and integration of propulsion from its supplier.

On June 18, 2024, Mr. LaChance, at the direction of the Board, spoke with Mr. French and verbally presented a notional proposal consisting of $1.50 per share, with a $1.00 CVR upside, which we refer to as the “June 18 Proposal,” as well as the Monsoon Advance Payment Request previously discussed at the Special Committee meeting on June 12, 2024. Mr. French said he would convey the Monsoon Advance Payment Request and discuss the June 18 Proposal internally at Lockheed Martin, but indicated that he did not believe the June 18 Proposal would be workable.

On July 1, 2024, the Company met with investment bank H.C. Wainwright, which we refer to as “Wainwright,” to discuss the possibility of conducting a capital raise transaction. Due to covenant restrictions in the Company’s existing debt documents, Wainwright was tasked with finding a party to complete a transaction structured in a way that was either (i) allowable under the Company’s existing debt documents or (ii) reasonable to the Company’s existing lenders such that they would consent to the transaction. Following such discussion and to facilitate an expedient transaction, the Company entered into an engagement letter with Wainwright on July 1, 2024. Over the following two weeks and after consultation with Wainwright and Akin, the Company decided to pursue three potential transactions concurrently, with the final decision to be made at a later date: (1) a warrant inducement transaction, which we refer to as the “Proposed Warrant Inducement Transaction,” whereby the Company would reduce the strike-price on existing warrants purchased by an investor in its securities offerings in May and September 2023 and issue new warrants; (2) a working capital facility providing access to $25,000,000 from a new lender, with such capital to be used for working capital purposes and subject to an interest rate on borrowed amounts, which we refer to as a “Proposed Working Capital Facility”; and (3) an at-the-market offering, which we refer to as the “ATM,” providing for sales of common stock, from time to time, into the market at then-current market prices, subject to a maximum of 26,362,513 shares as allowable pursuant to the convertible note and warrant purchase agreement.

Between July 5, 2024 and July 13, 2024, the Company negotiated a term sheet with a prospective lender, with such term sheet providing for up to $25,000,000 under the structure of a Proposed Working Capital Facility. Subject to certain restrictions, a working capital facility was allowable under the existing debt documents with the Company’s existing lenders. However, after multiple rounds of negotiation with a prospective lender, the term sheet the Company received for a Proposed Working Capital Facility was not a true working capital facility as contemplated by the carve-outs from the covenants under the Company’s existing debt agreements, but rather was structured as a term loan and therefore was not permitted under the Company’s existing debt agreements.

On July 8, 2024, Mr. LaChance spoke with Mr. French about the June 18 Proposal. During that meeting, Mr. French reiterated Lockheed Martin’s previously communicated position with respect to the June 18 Proposal.

On July 9, 2024, the Special Committee met with King & Spalding and Province to discuss Mr. LaChance’s conversation with Mr. French the day earlier. The Special Committee noted for Province that if the time came for a meeting to discuss and negotiate a potential transaction with Lockheed Martin, then the Special Committee, Province and the Company’s management team would need to work together to prepare accordingly and support the proposed valuation relative to Lockheed Martin’s discounted cash flow (DCF) valuation. Mr. LaChance added that Mr. French was taking the June 18 Proposal to his investment committee.

On July 17, 2024, Mr. French spoke with Mr. LaChance and indicated that Lockheed Martin would be seeking a liquidity review of the Company, reiterated and confirmed that Lockheed Martin and was not willing to negotiate on the June 18 Proposal, and stated that Lockheed Martin was not interested in pursuing any new commercial agreements or a strategic transaction with the Company at that time, including because of Lockheed Martin’s concerns about the Company’s liquidity situation. Mr. French conveyed to Mr. LaChance that the Company should, however, contact Lockheed Martin if the Company ran into an immediate liquidity problem.

On July 17, 2024, the Special Committee met to discuss Mr. LaChance’s conversation with Mr. French earlier that day. In particular, the Special Committee focused on the anticipated impacts resulting from the Company’s short-term liquidity concerns and discussed available options.

On July 19, 2024, the Board held a special meeting. Mr. LaChance reported on Lockheed Martin’s rejection of the June 18 Proposal. Adarsh Parekh, Chief Financial Officer of the Company, provided an update on the potential financing options available to the Company, including the Proposed Working Capital Facility, which would likely require existing lender consent or cooperation to complete, the Proposed Warrant Inducement Transaction, which would require existing lender consent under the current terms of such proposed transaction by virtue of their equity consent right under the convertible note and warrant purchase agreement, or use of the Company’s ATM, which had been previously negotiated and was expected to be signed in the upcoming days. The Board endorsed management moving forward on multiple paths: exploring potential financing options that would not require a lender consent and engaging with Lockheed Martin on a potential sale of the Company.

On July 22, 2024, Jefferies met with Mr. Weiner from Lockheed Martin at the Farnborough air show and discussed the Company’s willingness to explore a sale transaction that would provide a near-term liquidity solution.

On July 23, 2024, the Company signed a sales agreement in connection with the ATM facility, which we refer to as the “Sales Agreement”. However, sales under such Sales Agreement could not occur until the Company had released its quarterly financial results.

On July 24, 2024, Mr. Parekh contacted Mr. French to request Lockheed Martin’s consent to enter into the Proposed Warrant Inducement Transaction. Mr. Parekh explained the urgency to obtain feedback from Lockheed Martin. Mr. Parekh also explained the terms of the Proposed Warrant Inducement Transaction, which Mr. Parekh believed would provide the Company with necessary near-term liquidity with a less significant dilutive impact, and on more favorable terms, than alternative transactions potentially available.

On July 25, 2024, Jefferies requested a follow-up call with Mr. French and Mr. Weiner to see if they intended to re-engage with the Company and what diligence they would require in order to transact. During this call, Jeffries communicated the dire cash position of the Company and said that the Company would be willing to transact at a below market price. Mr. French and Mr. Weiner informed Jefferies that Lockheed Martin would need additional detail on the Company’s bid on the SDA Gamma program, a 13-week liquidity forecast and obligations under the Company’s contract with Rivada before they could consider whether to reengage with the Company on a potential transaction to purchase the Company. Over the following days, the Company provided this information to Lockheed Martin by way of Jefferies.

On July 25, 2024, the Board held a special meeting to discuss the status of the Company’s efforts to obtain financing. Representatives from King & Spalding and Province were present. Mr. Bell noted that the Company’s options were to (i) obtain Lockheed Martin’s consent to facilitate a financing to bridge the Company’s liquidity constraints until an expected contract award and customer payment occurred or (ii) continue to explore a sale to Lockheed Martin. Management indicated that the Company had approximately three weeks before potentially exhausting its cash reserves. The Board discussed exploring a third parallel path, a Chapter 11 bankruptcy. The independent directors of the Board received legal advice from King & Spalding regarding the directors’ fiduciary duties in the context of an insolvency.

The Board met again on August 1, 2024 to discuss the current status of management activities and the Company’s ongoing liquidity concerns. Mr. Bell updated the Board on his efforts to have Lockheed Martin accelerate payments on active programs. Mr. Bell indicated his view that Lockheed Martin may have a continuing interest in acquiring the Company. He also provided an update on the Company’s negotiations with the SDA to finalize an expected contract award in the next two weeks, which would result in an initial material payment to the Company in order to begin work. Dan Moses, a representative of the Special Committee’s financial advisor, Province, gave his opinion that the Company should begin planning for a potential reorganization or liquidation given its very limited cash balance.

On August 1, 2024, Mr. Hobart and Mr. Bell contacted Mr. French to request Lockheed Martin’s consent to the Proposed Warrant Inducement Transaction. On August 2, 2024, Mr. LaChance called Mr. French and Mr. French expressed that Lockheed Martin was not supportive of the Proposed Warrant Inducement Transaction because it would not provide sufficient liquidity to solve the Company’s liquidity issues. Mr. French indicated in response to inquiries that in order for Lockheed Martin to consider exploring whether an acquisition of the Company would be possible, the price would have to be “in or around” $0.25 per share for the common stock. Mr. French indicated that in the case of any transaction there would need to be a bridge for the Company’s liquidity until closing and that the bridge would require a consent of existing lenders.

On August 3, 2024, Mr. Valentine from Jefferies spoke with a representative of Company F, a party that had previously executed an NDA in the fall of 2023 but had withdrawn its intent to remain in the Company’s strategic process, concerning a potential acquisition of the Company. Company F declined to conduct further diligence based on the Company’s financial and liquidity profile, as well as an overall shift in Company F’s strategy.

On August 4, 2024, the Special Committee met with King & Spalding and Province to discuss Mr. LaChance’s conversation with Mr. French on August 1, 2024 and August 2, 2024. A discussion then ensued about a potential transaction with Lockheed Martin and potential implications for the Company. In particular, the Special Committee discussed the value of engaging in discussions with Lockheed Martin in light of the Company’s short-term liquidity and prospects. The Special Committee agreed that three paths should be pursued in parallel: (1) potential equity capital raising through the ATM (up to the maximum allowable without Lockheed Martin’s consent); (2) exploration of a potential transaction with Lockheed Martin; and (3) engaging advisors to prepare the Company for a potential bankruptcy filing in case necessary. The Special Committee also determined that Mr. LaChance and Mr. Moses would request a call later that evening with Mr. French and a representative of Citi, in an effort to understand whether Lockheed Martin would be willing to consider a transaction with the Company. The Special Committee then discussed the strategy for ongoing engagement with Lockheed Martin if they were prepared to reengage. During that call, Lockheed Martin emphasized that they did not have a confirmed path to transact, that they were not presenting an offer to the Company, that if they were to explore a transaction, it would have to be for a price “in or around” $0.25 per share, and that the lending group would need to agree to put bridge financing in place.

On August 5, 2024, the Board held a special meeting. Mr. Bell discussed efforts to accelerate the SDA Gamma contract negotiations and award and the subsequent first milestone payment. He noted that Lockheed Martin was considering an offer of $0.25 per share for the common stock of the Company. He described Lockheed Martin’s view that the existing lender group would need to provide an immediate infusion of capital to bridge the Company to a closing of an acquisition. He advised that the Company and Board should commence negotiations with Lockheed Martin while simultaneously attempting to explore financing options. He noted ongoing discussions with a number of parties but that the requirement to get consent from the Company’s current debtholders made the ability to execute an alternative transaction uncertain. The Board expressed a preference for a financing resolution to the Company’s liquidity challenges, but barring the availability of sufficient financing, that it preferred a transaction with Lockheed Martin to bankruptcy. Mr. Hobart described the Company’s continuing cash needs. He noted even if the Company could raise capital now and bridge to an SDA Gamma award and payment, the Company would likely need to raise capital again later this year.

Also on August 5, 2024, in consideration of the Company’s worsening liquidity situation, the Company re-engaged with Lender R. On August 6, 2024, the Company had a conference call to update Lender R’s underwriting team, and the following day Lender R provided verbal terms for a $4 million unsecured term loan with a 26-week tenor, 145% annualized coupon, and $200,000 origination fee. Lender R noted that the economic terms of the proposal had changed because the Company’s cash runway had decreased since its prior proposal. No further action was taken given the unfavorable terms and limited size of the term loan, the prospect of negotiations with Lockheed Martin for a potential transaction, and the requirement for the existing lenders to sign a subordination agreement pursuant to the Company’s existing debt documents in order to access over $2,000,000 of this term loan.

During the week of August 5, 2024, Company management explored engaging bankruptcy counsel as part of the Board’s direction to continue to explore various alternative paths.

On August 6, 2024, the Board held a special meeting. The Board received an update on financing and discussed the process of bankruptcy planning. Mr. Bell indicated the Company’s current preferred path was to begin using the Company’s ATM that week in order to bridge to expected program milestone payments in the near future.

That same day, Mr. Valentine from Jefferies spoke to Company G, a party that was involved in the Company’s strategic process but had stated that it would not submit a bid for the Company, to gauge interest in an acquisition of the Company.

On August 7, 2024, Hogan Lovells and Akin met to discuss the merger agreement markup that Lockheed Martin had provided to the Company in March as part of the Lockheed Martin March Offer and whether revisions would need to be made to the draft agreement in the event the parties agreed to consider a transaction.

From August 7, 2024 to August 14, 2024, Lockheed Martin and the Company and their respective counsel negotiated the terms of a possible merger agreement that would be required in the event that Lockheed Martin decided to propose an acquisition of the Company, including a “go shop” provision given the potential compressed time period and potential offer price for the transaction. During this time, the Company also negotiated the terms of the bridge financing note purchase agreement that would be required under those circumstances with the bridge facility lenders comprised of Lockheed Martin, Beach Point and FP, each of whom were also existing lenders to the Company.

On August 8, 2024, Company G responded to Jefferies that it was unlikely that it would pursue a transaction with the Company.

On August 8, 2024, the Board held a special meeting. At that meeting, Mr. Bell outlined the Company’s options to bridge its liquidity deficit, including raising money through its ATM facility. Mr. Bell informed the Board that it would be unable to execute on its plan to raise money through its ATM facility in time to be able to bridge the deficit with proceeds from the ATM. Coupled with the inability of the Company to obtain consents from the existing lenders that would be needed to conduct alternative capital raises, Mr. Bell indicated that the Company was left with no viable options. He noted the possibility that certain small financing commitments might come through in the near term but was not optimistic. He further stated that Mr. French indicated that he would seek internal authorization for an acquisition of the Company at $0.25 per share and a $30 million bridge loan. He noted that if Lockheed Martin elected not to make a formal offer that he believed it would give the consents necessary under the Company’s debt agreements to permit the Company to engage in a separate capital raise. As a consequence of these developments, Mr. Bell recommended terminating efforts to use the ATM for now and focus on reaching agreement on a sale of the Company to Lockheed Martin. After discussing, the Board agreed that Mr. Bell should engage with Lockheed Martin and work on documenting a transaction, subject to the Board obtaining a fairness opinion from an independent financial advisor and a more fulsome consideration of the offer and potential alternatives. Subsequently, the Company engaged Lincoln to provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by stockholders in the proposed transaction with Lockheed Martin, pursuant to an engagement letter that provided that no portion of Lincoln’s fees were contingent on the conclusions set forth in the Opinion or the consummation of the transaction.

The Board also discussed suspending the Special Committee. The Board and its independent directors discussed the benefits of the independent directors and the full Board having direct oversight of continued discussions in the interest of time and efficiency, and the Board’s desire to be fully aware of all matters going forward rather than using a special committee. The independent directors of the Board agreed to suspend the Special Committee for the time being rather than continuing to delegate responsibilities to a Special Committee.

On the same day, Peter Krauss, Chief Operating Officer of the Company, was authorized to contact senior management at Rivada to see if an immediate cash payment could be made as an advance against a large milestone payment that the Company expected to bill Rivada for in the coming weeks. This request was viewed as a last option to pursuing a sale to Lockheed Martin or a bankruptcy filing. Rivada did not advance any payments to the Company.

During the period of August 9 through August 12, 2024, representatives from the Company, Jefferies, Lincoln, Lockheed Martin and Citi conducted multiple due diligence sessions covering the aspects of the Company’s financial and operational performance and expectations.

On August 12, 2024, the Company filed its Quarterly Report on Form 10-Q for the period ended June 30, 2024 with the SEC, reporting its second quarter earnings and disclosing $14.6 million of cash and cash equivalents as of July 31, 2024. The Company noted that if it were unable to raise capital it may be required to cease its operations, initiate insolvency proceedings or otherwise conduct a capital restructuring, divest its assets at unattractive prices or accept an offer to purchase the Company at a discount to its current market price of its outstanding shares.

On August 12, 2024, the Board held a special meeting. The purpose of the meeting was to consider a sale of the Company to Lockheed Martin. Representatives from Akin provided an overview of the directors’ fiduciary duties. Representatives from Jefferies gave an overview of the strategic review process from inception to date, the Company’s current liquidity, and the potential options available to the Company. The Board was generally in favor of pursuing a proposal from Lockheed Martin given the absence of viable alternatives.

On August 13, 2024, representatives from the Company, Jefferies and Akin met to discuss the final negotiation of terms of the bridge note purchase agreement and the merger agreement, including the operating covenants.

On August 14, 2024, the Board held a special meeting to consider the potential transaction with Lockheed Martin. Also on August 14, 2024, Lockheed Martin management approved a plan to acquire the Company at a price of $0.25 per share and Mr. French communicated that approval to the Company.

At the special meeting, representatives of Lincoln presented Lincoln’s financial analyses and rendered an oral opinion, confirmed by delivery of its written Opinion dated August 14, 2024 to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken in such opinion, the merger consideration to be received by the holders of common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of the Opinion, see “—Opinion of Lincoln International LLC” below.

Representatives of Akin reviewed the terms of the proposed merger agreement and related bridge note purchase agreement, with a particular focus on the “go-shop” and “fiduciary out” provisions, efforts to secure regulatory approvals, financing, closing conditions, termination fees and termination rights, and remaining open points. The Board discussed the terms of the proposed merger agreement.

On the morning of August 15, 2024, the Board reconvened to discuss the final transaction agreements. Representatives of Akin provided their views on the resolution of the remaining open issues. Following consideration of the matters discussed during the course of the Board meeting, the Board unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, was fair to, and in the best interests of the Company and its stockholders, (ii) approved adopted and declared advisable the merger agreement and the execution, delivery and performance of the merger agreement and the transactions contemplated thereunder, including the merger, (iii) directed that the approval and adoption of the merger agreement (including the merger) be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the merger on the terms and subject to the conditions set forth in the merger agreement. The Board also approved the terms and conditions of the bridge note purchase agreement and related agreements, including the voting and support agreements and amendments to the Company’s existing debt agreements.

On August 15, 2024, following approval of the Board, the Company and Lockheed Martin executed the merger agreement and the Company and the lenders executed the bridge note purchase agreement. That morning, prior to the commencement of trading on the NYSE, the Company and Lockheed Martin issued a joint press release announcing the transaction.

Following the execution of the merger agreement, Jefferies initiated the process of contacting 80 different potential bidders as part of the Company’s exercise of its rights under the go-shop clause of the merger agreement. The Company did not receive any acquisition proposals prior to the commencement of the no-shop period start date.

After considering the proposed terms of the transaction, and taking into consideration the matters discussed during that meeting and prior meetings of the Board, including the factors described above and under the section entitled “— Reasons for the Merger; Recommendation of the Board of Directors,” the Board unanimously (a) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of the Company and its stockholders; (b) approved, adopted and declared advisable the merger agreement and the execution, delivery and performance of the merger agreement and the transactions contemplated thereunder, including the merger; (c) directed that the approval and adoption of the merger agreement (including the merger) be submitted to a vote at a meeting of the stockholders of the Company; and (d) recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the merger on the terms and subject to the conditions set forth in the merger agreement.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on August 15, 2024, after careful consideration of the various factors discussed below, the Board, by a unanimous vote of all directors, (a) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, the Company and its stockholders; (b) approved, adopted and declared advisable the merger agreement and the execution, delivery and performance of the merger agreement and the transactions contemplated thereunder, including the merger; (c) directed that the approval and adoption of the merger agreement (including the merger) be submitted to a vote at a meeting of the stockholders of the Company; and (d) recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the merger on the terms and subject to the conditions set forth in the merger agreement.

Before making its recommendation, the Board consulted with its outside legal and financial advisors and with the Company’s senior management team. In reaching its recommendation, the Board considered several factors relating to the merger agreement and the merger, each of which the Board believed supported its decision to recommend the merger, including the following (which factors are not necessarily presented in order of relative importance):

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Limited Liquidity and Capital Resources; Going Concern Doubts. The Board considered the Company’s liquidity and capital resources in its recommendation of the merger and the merger agreement. As of July 31, 2024, the Company’s cash and cash equivalents balance totaled approximately $14.6 million, down from a balance of approximately $71.7 million as of December 31, 2023. In addition, as of June 30, 2024, the Company’s current assets balance relative to its current liabilities balance, which we refer to as “Net Working Capital,” reflected an approximately $86.6 million negative balance compared to an $2.1 million positive balance as of December 31, 2023. Without additional funding, the Company expected that its current liquidity would be insufficient to meet its obligations within the next twelve months and substantial doubt about the Company’s ability to continue as a going concern existed.

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Business and Operating Risks Facing the Company. The Board considered the Company’s business and operating performance and outlook in its recommendation of the merger and the merger agreement, including:

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Potential Acceleration of Debt Maturities Due to Uncertainty in Complying with Covenant Restrictions. The Company’s primary corporate debt agreements require the Company to hold an amount of unrestricted cash and cash equivalents of the greater of $20 million or 15% of certain aggregated funded indebtedness as of the end of each fiscal quarter, which we refer to as the “Liquidity Covenant.” Additionally, the primary corporate debt agreements contain a covenant requiring the Company’s Consolidated Adjusted EBITDA (as defined in the existing debt agreements) to be no less than $0 by December 31, 2024. The extension of the Consolidated Adjusted EBITDA covenant may be delayed by one quarter for every additional $25.0 million of net cash proceeds from qualified equity issuances, which we refer to as the “Consolidated Adjusted EBITDA Covenant.” As of June 30, 2024, approximately $295.6 million principal amount of the debt of the Company was subject to these financial covenants with related accrued but unpaid interest of approximately $2.1 million. Although the Company was in compliance with all financial covenants as of June 30, 2024, there was uncertainty regarding its ability to comply with the Liquidity Covenant on September 30, 2024 and with both the Liquidity Covenant and Consolidated Adjusted EBITDA Covenant in subsequent quarterly periods.

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Significant Challenges in Financial Performance. The Company has experienced significant challenges in improving its financial performance. Despite the Company’s success in reporting record revenues of $135.9 million for the fiscal year ending December 31, 2023 and previously announced goals in late 2023 and in early 2024 of generating positive Adjusted EBITDA in 2024, for the six month period ending June 30, 2024, the Company reported revenues of approximately $57.6 million, a net loss of approximately $88.6 million and Adjusted EBITDA of approximately negative $45.6 million compared with revenues of approximately $60.4 million, a net loss of approximately $82.6 million and Adjusted EBITDA of approximately negative $43.9 million in the same six month period the year prior, reflecting an approximate $2.8 million and $1.7 million decline in revenues and Adjusted EBITDA year-over-year, respectively. See Appendix I for a reconciliation of Adjusted EBITDA to net loss (the most comparable GAAP measure) for the six months ended June 30, 2024 and 2023. For the Company to maintain adequate liquidity, meet quarterly debt covenants, and, ultimately, achieve profitability, it would need to realize a significant improvement in its financial performance and / or rely more heavily on capital raising activities and alternative financing sources.

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Delay and Uncertainties in Customer Advances and Awards. As the Company has disclosed, it relies on winning new customer orders, timely execution of programs and, ultimately, collections from customers to provide liquidity and fund the Company’s business plan. The failure to win new orders, execute on programs on schedule or collect from customers in a timely manner would negatively impact the Company’s liquidity and increase its need to rely on raising capital for liquidity. As reported, the Company experienced increasing uncertainties regarding collections from Rivada as well as delays in performing on contracts. In addition, as of June 30, 2024, programs associated with Lockheed Martin represented 91% of the Company’s backlog, a significant portion of the value of which had already been advanced through upfront payments. The Board considered the impact of the new $254.0 million SDA Gamma award and projected collections related thereto but determined that the program was insufficient to offset the potential absence of Rivada collections and the negative Net Working Capital balance challenges. In turn, the Company would need to rely more heavily on capital raising activities and / or other new awards, the latter of which was unlikely to materialize in the immediate term.

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Impact of Rivada; Decline in Backlog. As of the periods ended December 31, 2023 and March 31, 2024, the Company reported a backlog of approximately $2.7 billion, but as of the filing of its Form 10-Q for the period ended June 30, 2024, the Company reported a total backlog of approximately $312.7 million. The reduction resulted primarily from the removal of the unpaid portion of its agreement with Rivada. The Company determined that removing the remaining expected contract value of Rivada from backlog was warranted as several uncertainties remained regarding Rivada’s ability to continue funding contract performance. Through late 2023 and early 2024, the Company did not consider that milestone payments from Rivada were critical to liquidity, as other projects were anticipated to become operational in 2024. However, delays and cancelations in those projects led to increased reliance on anticipated milestone payments throughout 2024 from Rivada to help fund interim cash requirements. Recent uncertainty about Rivada’s ability to pay significantly deteriorated the Company’s cash forecast. In addition, the Board considered the potentially negative impact that the recently reported backlog decline may have on its financial stability and its capital raising, customer engagement and vendor management activities.

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Lack of Available Financing Alternatives. Following Lockheed Martin’s withdrawal of the Lockheed Martin March Offer on April 30, 2024, the Company attempted to explore and pursue other near-term financing options from several parties. However, those efforts by the Company to raise capital were not successful.

After the Company received an unsolicited communication from Lender R regarding potential liquidity solutions in early May 2024, the Company and Lender R held numerous subsequent diligence sessions in hopes of arriving at amenable terms. However, after Lender R had presented two separate verbal terms, the Company determined that both offers were unacceptable due to the high interest rate attached to the financing and the fact that the total amount of cash proceeds from such financing would not have materially extended the liquidity runway for the business.

As the Company continued to exhibit a deteriorating liquidity profile, the Company engaged with Wainwright to explore alternative financing options throughout July 2024. As described in more detail in the section entitled “—Background of the Merger,” the Company decided to concurrently pursue three potential transactions: the Proposed Warrant Inducement, the Proposed Working Capital Facility and the ATM with Wainwright. During early July, the Company, Wainwright and a prospective lender negotiated a term sheet for the Proposed Working Capital Facility, which included an “equity-kicker” as an inducement to participate in the transaction. However, including as a result of the equity-kicker feature and because the Proposed Working Capital Facility was structured as a term loan, the Company was required to obtain consent of Lockheed Martin pursuant to the terms of existing debt documents. Lockheed Martin provided notice to the Company that it would exercise its contractual right to forgo providing consent for the Proposed Working Capital Facility.

In its effort to pursue multiple alternative financing options, the Company signed the ATM sales agreement on July 23, 2024. However, sales under the ATM sales agreement were not legally or contractually able to be made until the Company filed its Form 10-Q with the SEC in mid-August 2024. The Company and Board subsequently determined that the ATM program would not be able to serve as a timely solution to the Company’s liquidity issue.

As the Company continued to exhaust its remaining cash reserves, the Company again contacted Lockheed Martin and presented the Proposed Warrant Inducement Transaction in order to obtain consent for the equity-like transaction under the convertible note and warrant purchase agreement. The Company explained that it believed this solution would provide the Company with a sufficient cash runway until longer-term capital could be raised and that this solution was significantly less dilutive than other potential financing options. In early August, Lockheed Martin informed the Company that it was not supportive of, and would exercise its contractual right to forgo providing its consent for, the Proposed Warrant Inducement Transaction because it would not provide sufficient liquidity.

In early August 2024, the Company re-engaged with Lender R for a short-term, unsecured financing facility. Within two days, the Company received a verbal offer for a smaller sized facility that included more expensive economics. Lender R stated that it was unable to underwrite at previously provided terms because the Company’s liquidity situation had deteriorated since the date of its prior financing offer. The Company did not re-engage with Lender R once Lockheed Martin had provided its offer to the Company to acquire all shares of Company common stock at $0.25 per share.

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Best Alternative for Maximizing Shareholder Value. The Board considered the uncertainty that the Company faced in obtaining suitable, alternative financing sources and the impact to the Company’s share price in a rapidly deteriorating liquidity position. In particular, the Board considered the trajectory of the trading price of the Company common stock, which in the three days prior to entering the Merger Agreement declined by more than 38% from $0.65 per share on August 12, 2024 to $0.40 per share on August 14, 2024. Additionally, the Board considered that the merger consideration was more favorable to the Company’s stockholders than the potential value that could reasonably be expected to result from an insolvency proceeding.

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Receipt Immediately of Cash under the Bridge Note Purchase Agreement for Interim Working Capital to Maintain Current Business Operations. Concurrently with the execution of the merger agreement, the Company, the other note parties and Lockheed Martin entered into the bridge note purchase agreement pursuant to which the Company issued the bridge notes in an aggregate principal amount of $30.0 million. The Board believed that the immediate infusion of cash proceeds from the issuance of the bridge notes was critical in addressing the Company’s significant near term liquidity issues, including funding the Company’s obligations to make the approximately $4.1 million cash interest payment with respect to the FP notes, the BP/LM notes and the Convertible Notes (which we refer to collectively as the “first lien notes”) that was due on August 15, 2024 and providing interim capital for the Company to continue to maintain its current business operations, including its contractual obligations under existing national security programs and other expenses included in the approved budget required to be delivered by the Company on August 15, 2024 under the bridge note purchase agreement. The Board considered that an event of default under the first lien notes may have resulted in the holders of the first lien notes declaring all outstanding principal, accrued and unpaid interest of approximately $177.7 million as of June 30, 2024, to be immediately due and payable, thus jeopardizing the Company’s ability to operate as a going concern.

Under the bridge note purchase agreement, the Company is subject to negotiated affirmative and negative covenants and events of default as described in more detail under “—Bridge Note Purchase Agreement.” For example, a termination of the merger agreement by the Company, subject to certain exceptions (such as termination due to breaches by, or with the consent of, Lockheed Martin), would trigger an event of default under the bridge note purchase agreement, which would permit the holders of the bridge notes to declare all unpaid principal and accrued and unpaid interest on the bridge notes to be immediately due and payable. The Board considered these terms and conditions of the bridge note purchase agreement and determined that it was in the best interest of the Company to execute the bridge note purchase agreement and the merger agreement.

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Receipt of Fairness Opinion from its Financial Advisor Regarding the Merger. The Board considered the financial analyses and oral opinion presented by Lincoln, subsequently confirmed by the delivery of a written opinion of Lincoln, dated August 14, 2024, to the Board, that, as of such date and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth therein, the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) pursuant to the merger agreement was fair from a financial point of view to such holders, all as more fully described below in the section of this proxy statement under the heading “—Opinion of Lincoln International LLC.” The full text of the written opinion of Lincoln, dated August 14, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement.

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Lack of Interest of Other Parties in Acquiring the Company. The Board considered the lack of interest shown by other parties during the strategic review process run by Jefferies which ultimately yielded one non-binding proposal from Lockheed Martin, publicly filed on Schedule 13D/A on March 1, 2024. Jefferies contacted 81 parties, of which 31 were financial buyers and 50 were strategic buyers. Of the 81 parties, 34 executed non-disclosure agreements and received certain non-public information on the Company during the strategic review process. All except six parties withdrew from the process before the non-binding indication of interest deadline of December 14, 2023, one of which was Lockheed Martin. No parties ultimately submitted any formal, written indications of interest. However Lockheed Martin submitted a verbal, non-binding indication of interest to continue in the process. The Board invited Lockheed Martin to participate in further diligence efforts of the Company.

In order to maintain interest, Jefferies provided the remaining six parties with extended timelines in order to accommodate their diligence requests in hopes of receiving non-binding indications of interest. Ultimately however, every party other than Lockheed Martin withdrew from the transaction process or declined to submit an offer of any kind. At the Board’s direction, after receipt of the Lockheed Martin March Offer and subsequent Schedule 13D/A filing, Jefferies contacted several parties that had expressed some level of interest in the first round. However, there was no further engagement and these efforts were abandoned.

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Certain Prospective Financial Information. The Board considered certain limited prospective forecasts for the Company prepared by Company management, which reflected an application of various commercial assumptions of Company management. The Board considered the inherent uncertainty of attaining management’s prospective forecasts, including those set forth in “—Certain Prospective Financial Information,” and that, as a result, the Company’s actual financial results in future periods could differ materially from management’s forecasted results.

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Likelihood of Completion. The Board believed that the merger likely would be consummated, particularly in view of the terms of the merger agreement and the closing conditions. In that regard, the Board noted:

•	the merger is not subject to any financing-related condition(s);

•	the merger is subject to a limited number of closing conditions; and

•	the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Lockheed Martin will pay the Company a $1,680,000 termination fee.

•	Terms of Merger Agreement. The Board assessed the terms and conditions of the merger agreement, including:

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the Company’s right under the merger agreement to conduct a post-signing market check during the period which began on the date of the merger agreement and continues until 11:59 p.m. (New York City time) on September 13, 2024, which allows the Company to solicit, initiate, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes a competing acquisition proposal, subject to certain terms and conditions (as more fully described under the heading “The Merger Agreement (Proposal 1)— Go-Shop; Covenants Regarding Non-Solicitation” beginning on page 86), and

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the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement prior to the date the Company stockholder approval is obtained in order to enter into an agreement with respect to a superior proposal, subject to the payment of a termination fee to Lockheed Martin of $1,680,000, provided that the termination fee will be $840,000 if the Company terminates the merger agreement for such specified circumstances prior to the no-shop period start date, as described under “The Merger Agreement (Proposal 1) — Termination—Termination Fee Payable by the Company” beginning on page 98.

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Required Stockholder Approval. The merger agreement is subject to adoption by the Company’s stockholders, who are free to reject the merger agreement, and requires the affirmative approval of the holders of a majority of the outstanding shares of the Company in order to approve the adoption of the merger agreement.

•	Appraisal Rights. The availability of appraisal rights to the Company’s stockholders in connection with the merger.

The Board also weighed the factors described above against the following factors and risks that generally weighed against entering into the merger agreement (which factors and risks are not necessarily presented in order of relative importance):

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No Stockholder Participation in Future Growth or Earnings. The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

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Effect of Failure to Complete Transactions. Although the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and thus it is possible that the merger may not be completed in a timely manner or at all. If the merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer and supplier relationships, (ii) the trading price of shares of Company common stock would likely be adversely affected and (iii) the market’s perceptions of the Company’s prospects could be adversely affected. More importantly, unless the Purchasers agree to extend the maturity date of the bridge notes beyond October 25, 2024 or the Company is able to obtain sufficient liquidity, if either (a) the merger agreement is not approved and adopted by the Company’s stockholders to permit the closing of the merger prior to October 25, 2024 or (b) the bridge notes are accelerated because of any other event of default under the bridge note purchase agreement, in either case, the Company will be forced to seek bankruptcy protection or other insolvency proceedings in order to preserve as much the value of its assets as possible pursuant to a liquidation of the Company.

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Closing Conditions. Completion of the merger would require approval of applications required to be filed with telecommunications regulatory authorities and the satisfaction of certain other closing conditions, including that no Company material adverse change has occurred, which conditions are not entirely within the Company’s control, and that there can be no assurances that any or all such conditions will be satisfied.

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Interim Restrictions on Business. The Company’s management’s focus and resources may become diverted from other important business opportunities and operational matters while working to implement the merger, and the merger agreement imposes restrictions on the conduct of the Company’s business prior to the effective time of the merger, which could adversely affect the Company’s business.

•	Risk of Litigation. There is a risk of litigation arising in respect of the merger agreement or the transactions contemplated by the merger agreement.

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Taxable Consideration. The merger will be a taxable transaction to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the merger.

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No Solicitation. The terms of the merger agreement prohibit the Company and its representatives, commencing with the no-shop period start date, from soliciting proposals or offers that constitute, or could reasonably be expected to lead to, a competing acquisition proposal or engaging in any discussions or negotiations regarding a competing acquisition proposal, which terms could reduce the likelihood that other potential acquirers would propose a competing acquisition proposal that may be more advantageous to our stockholders.

•

Termination Fee. If the merger is not consummated, subject to certain limited exceptions, we will be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby and, under certain circumstances, to pay Lockheed Martin a termination fee of $1,680,000 in connection with the termination of the merger agreement.

The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes certain of the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Board considered all of the foregoing factors and any other factors as a whole and based its recommendation on the totality of the information presented.

The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Opinion of Lincoln International LLC

The Board retained Lincoln to provide an opinion to the Board as to whether the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. The Board selected Lincoln to act as its financial advisor because Lincoln is a nationally recognized investment banking firm with substantial experience in the provision of fairness opinions in connection with transactions similar to the merger. As part of its investment banking business, Lincoln is regularly engaged in the valuation of businesses and their securities in a range of industries in connection with mergers and acquisitions.

On August 14, 2024, Lincoln rendered its oral opinion to the Board (in its capacity as such), which was later confirmed by delivery of a written opinion, dated August 14, 2024, addressed to the Board that, as of the date of such opinion, and based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. At the instruction of the Company and the Board, Lincoln had assumed that the merger consideration would be $0.25 per share of Company common stock for purposes of the Opinion to the Board.

Lincoln’s Opinion was directed to the Board (in its capacity as such) and only addressed the fairness from a financial point of view of the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) in the merger and did not address any other terms, aspects or implications of the merger, or any agreements, arrangements or understandings entered into in connection with the merger or otherwise (including the entry into and terms of the bridge note purchase agreement). The Opinion was authorized for issuance by the Opinion Review Committee of Lincoln. The summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written Opinion, which is attached as Annex B to this proxy statement and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its Opinion. Neither Lincoln’s Opinion nor the summary of its Opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Board, the Company or any stockholder as to how they should act or vote (or should have acted or voted) with respect to any matter relating to the merger or otherwise, or whether to proceed (or should have proceeded) with the merger or any related transaction. The Company’s stockholders are urged to read the entire Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Lincoln in connection with the Opinion, as well as other qualifications contained in the Opinion.

In connection with its Opinion, Lincoln, among other things:

•	Reviewed the following documents:

•	The Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Form 10-K filed with the SEC;

•	The Company’s unaudited interim financial statements for the fiscal year-to-date period ended June 30, 2024 included in the Company’s Form 10-Q filed with the SEC;

•

The Company’s budget and financial projections assuming a fully funded business plan for the fiscal years ending December 31, 2024 through December 31, 2028, prepared and provided by management of the Company, which we refer to as the “Financial Projections”;

•	The Company’s weekly liquidity forecast for the 21 weeks ended December 28, 2024;

•

A letter addressed to Lincoln by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of the Company, dated August 14, 2024;

•	A draft of the merger agreement dated August 14, 2024;

•	A draft of the bridge note purchase agreement between the Company, the other note parties and the Purchasers dated August 13, 2024; and

•	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company provided to Lincoln by management of the Company.

•	Discussed the business, financial outlook and prospects of the Company, as well as the terms and circumstances surrounding the merger, with management of the Company;

•

Reviewed certain financial, stock trading and other information for the Company, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that Lincoln deemed relevant, none of which is directly comparable to the Company;

•

Reviewed certain financial, stock trading and other information for the Company and the merger, and compared that data and information with certain financial, stock trading and corresponding data and information for companies that have been subject to change of control M&A transactions that Lincoln deemed relevant, none of which is directly comparable to the Company and the merger;

•

Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that Lincoln deemed relevant; and

•	Considered such other information and financial, economic and market criteria that Lincoln deemed relevant.

In performing its analyses and rendering its Opinion with respect to the merger, Lincoln had, with the consent of the Company, relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln had not assumed any responsibility for the independent verification of, nor independently verified, any of such information. Lincoln relied upon the assurances of management of the Company that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading.

Lincoln assumed, at the Board’s direction, that the financial forecasts, including the Financial Projections, provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of management of the Company and assuming the Company would be able to obtain financing in an amount sufficient to fund operations, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Financial Projections, were based.

Lincoln further assumed that the merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the merger, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the merger.

Lincoln assumed that the merger will be consummated in accordance with the terms outlined in the merger agreement, by the Company and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis.

Lincoln additionally assumed that there had been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company since the date of the most recent financial statements made available to Lincoln. Lincoln further assumed that the final terms of the merger will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln, and that the final versions of all documents conform in all material respects to the drafts reviewed by Lincoln.

The Company had advised Lincoln, and Lincoln had relied upon and assumed for purposes of its analysis and its Opinion, that (i) the Company’s financial condition raised substantial doubt as to its ability to continue as a going concern and the financial and operating results and liquidity needs of the Company also raised substantial doubt as to the ability of the Company to continue as a going concern, (ii) the Company’s cash, cash equivalents, marketable securities and other sources of liquidity would be insufficient to enable the Company to fund normal operations beyond August 28, 2024, (iii) the Company had not been able to obtain, and did not believe it would be able to obtain, financing sufficient to fund the Company on terms acceptable to the Company, (iv) in the absence of the merger, the Company would not be able to operate as a going concern, and the Company may need to seek protection under Chapter 11 of the U.S. Bankruptcy Code and in such alternative transaction the recovery for the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) would be materially less than the merger consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) in the merger, and (v) in a liquidation of the Company, the proceeds from the sale of its assets would be less than the amount required to satisfy its debts and liabilities.

Lincoln had prepared its Opinion as of the date thereof. The Opinion was necessarily based on financial, economic, market and other conditions as they existed and the information made available to Lincoln as of the date thereof.

Although subsequent developments may affect the Opinion, Lincoln does not have any obligation to update, revise or reaffirm the Opinion.

Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to nor did Lincoln participate in the negotiation or structuring of the merger. Lincoln was not requested to nor did Lincoln seek alternative candidates for the merger.

Lincoln’s Opinion (i) did not address the underlying business decision of the Board or the Company to proceed with or effect the merger or the relative merits of the merger as compared to other transaction structures, transactions or alternative business strategies that exist for the Company, the effect of any other transaction in which the Company might engage, or whether the consideration to be received is the best possibly attainable under the circumstances, (ii) did not constitute advice or a recommendation to the Board or any stockholder as to how they should act or vote with respect to any matter relating to the merger, and (iii) only addressed the fairness from a financial point of view of the consideration to be received by the Company’s stockholders (other than Lockheed Martin and its affiliates (other than the Company)) in the merger and does not address any other terms, aspects or implications of the merger, or any agreements, arrangements or understandings entered into in connection with the merger or otherwise, including the entry into and terms of the bridge note purchase agreement. Lincoln expressed no opinion as to the fairness of any portion or aspect of the merger to (i) the holders of any securities, creditors or other constituencies of the Company, or any other party, except as expressly set forth therein, or (ii) any one group of the Company’s stockholders, creditors or other constituencies vis-à-vis any other group of the Company’s stockholders, creditors or other constituents (including, without limitation, the allocation of any consideration among or within such groups of stockholders, creditors or other constituents). The decision as to whether to proceed with the merger or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which the Opinion was based.

Lincoln expressed no opinion as to what the market price or value of the stock of the Company would be after the announcement of the merger. The Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Lincoln also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the merger relative to the consideration in the merger.

It is understood that the Opinion was for the use and benefit of the Board (in its capacity as such) in connection with its evaluation of the merger. Lincoln has consented to the inclusion of the Opinion in its entirety to this proxy statement (including the annexes thereto) and the description thereof in this proxy statement. The Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Board, the Company’s stockholders or any other party.

Summary of Lincoln’s Financial Analysis

Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Board on August 14, 2024 in connection with rendering its Opinion. The following summary, however, does not purport to be a complete description of the analyses performed or factors considered by, and underlying the Opinion of, Lincoln. Lincoln may have deemed various assumptions more or less probable than other assumptions, so the ranges resulting from any particular portion of the analyses summarized below should not be taken to be Lincoln’s view of the actual value of the Company. The order of the analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand the analyses, the table must be read together with the full text of the summary. The table is not intended to stand alone and alone does not constitute complete analyses.

In performing its analyses, Lincoln made numerous assumptions with respect to industry performance, general business and economic conditions, market and financial conditions, and other matters, many of which are beyond the control of Lincoln, the Company or any other parties to the merger. None of the Company or Lincoln or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such estimates. In addition, analyses relative to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 13, 2024 and is not necessarily indicative of current market conditions. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lincoln’s financial analyses.

Despite the Company management’s significant doubt about the Company’s ability to continue as a going concern, as described in the assumptions set forth above, Lincoln analyzed the value of the Company on a hypothetical going concern basis. Lincoln estimated the enterprise value of the Company using the approaches described below, assumed the Company would be able to obtain financing in an amount sufficient to fund operations and the business plan contemplated by the Financial Projections, and assumed the Company continues to operate as a going concern.

Discounted Cash Flow Analysis

Lincoln performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company for the fiscal years 2024 through 2028. Lincoln defined “free cash flow” as cash generated by the Company that is available either to reinvest, service debt, or distribute to security holders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an estimate of the Company’s weighted average cost of capital deemed appropriate for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the Financial Projections, which provided a financial forecast for the fiscal years 2024 through 2028 assuming a fully funded business plan, and other financial information provided by management of the Company. For further information regarding the Financial Projections, see “Certain Prospective Financial Information.”

Lincoln calculated the Company’s projected unlevered free cash flows by taking Adjusted EBITDA, subtracting tax depreciation and amortization, subtracting estimated taxes using a 27.7% tax rate, adding back tax depreciation and amortization, and subtracting capital expenditures and changes in net working capital and net contract assets. Lincoln determined the net present value of the projected unlevered free cash flows using a range of weighted average cost of capital of 21.0% to 23.0%. Lincoln’s selected range of discount rates for the Company was based on the application of Lincoln’s professional judgment and experience, and was calculated using a capital asset pricing model and information derived from the selected comparable public companies. Lincoln calculated a range of terminal values of $744 million to $910 million using an exit EBITDA multiple range of 9.0x to 11.0x on 2028 projected Adjusted EBITDA. The exit EBITDA multiple was based on the companies and transactions selected in the “—Selected Public Companies Analysis” and “—Selected M&A Transactions Analysis,” discussed below.

Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value range for the Company of $355 million to $450 million.

Selected Public Companies Analysis

Lincoln reviewed publicly available information and financial data related to selected public companies listed in the table below. Although none of these selected public companies is directly comparable to the Company, Lincoln selected these companies for its analysis based on, among other things, their relative similarity, primarily in terms of industry sector (manufacturers and providers of satellite solutions), contract backlog, program mix, relative size, historical and projected growth and profitability, capital intensity, geographic presence, customer mix, and other financial performance metrics, to those of the Company’s. None of the selected public companies were, of course, identical to the Company and Lincoln did not have access to nonpublic information regarding any of these companies. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company’s. In evaluating the selected public companies, Lincoln made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Lincoln’s control.

The tables below summarize observed historical and projected financial performance for the selected public companies and implied trading multiples of enterprise value to last 12 months, which we refer to as “LTM” revenue, estimated calendar year 2024 revenue, LTM EBITDA and estimated calendar year 2024 EBITDA for the selected public companies. For purposes of its analysis, Lincoln used certain publicly available historical financial data and equity analyst estimates for the selected public companies, and information provided by the Company. The table below summarizes certain observed trading multiples of the selected public companies as of August 13, 2024.

	LTM Financial Statistics		Revenue Growth					EBITDA Margin
Selected Public Companies	Revenue	EBITDA	‘21A-‘23A CAGR	LTM	2024P	2025P	2026P	‘21A-‘23A Avg.	LTM	2024P	2025P	2026P
AST SpaceMobile, Inc.	$1	($161)	NMF	NMF	NMF	791.3%	473.2%	NMF	NMF	NMF	27.0%	57.8%
Rocket Lab USA, Inc.	327	(139)	98.2%	41.0%	72.8%	38.2%	52.7%	(75.4%)	(42.4%)	(36.2%)	(15.9%)	3.5%
MDA Space Ltd.	652	118	30.1%	13.9%	29.3%	32.1%	19.2%	21.9%	18.0%	16.9%	17.3%	17.6%
Redwire Corporation (1)	292	3	NMF	27.9%	24.9%	14.7%	15.7%	NMF	1.1%	0.9%	4.7%	8.0%
Intuitive Machines, Inc.	158	(60)	4.7%	86.7%	181.7%	70.5%	24.2%	(41.3%)	(38.1%)	(11.5%)	(2.6%)	5.4%
Planet Labs PBC	228	(99)	29.7%	12.1%	14.8%	17.8%	24.8%	(61.1%)	(43.5%)	(33.6%)	(17.6%)	(12.1%)
Mynaric AG	6	(78)	51.3%	21.9%	NMF	163.2%	42.2%	NMF	NMF	(54.6%)	5.8%	11.7%
GomSpace Group AB (publ)	24	(4)	5.5%	19.9%	NA	NA	NA	(35.1%)	(15.7%)	NA	NA	NA
AAC Clyde Space AB (publ)	27	1	24.0%	19.5%	68.3%	39.1%	NA	(11.5%)	2.3%	NA	NA	NA
Low	$1	($161)	4.7%	12.1%	14.8%	14.7%	15.7%	(75.4%)	(43.5%)	(54.6%)	(17.6%)	(12.1%)
Mean	190	(47)	34.8%	30.3%	65.3%	145.9%	93.1%	(33.8%)	(16.9%)	(19.7%)	2.7%	13.1%
Median	158	(60)	29.7%	20.9%	48.8%	38.7%	24.8%	(38.2%)	(15.7%)	(22.6%)	4.7%	8.0%
High	652	118	98.2%	86.7%	181.7%	791.3%	473.2%	21.9%	18.0%	16.9%	27.0%	57.8%
Terran	$133	($94)	82.3%	10.8%	62.2%	145.0%	9.6%	(88.8%)	(70.9%)	(36.8%)	(0.5%)	1.4%

(1)	2021 to 2023 Revenue CAGR and 2021 to 2023 Average EBITDA margin are NMF due to the acquisition of QinetiQ Space N.V. on October 31, 2022

Note: Other NMF (which means “Not Meaningful Figure”) metrics due to a negative or de minimis financial statistic

Enterprise Value as a Multiple of (1)
Selected Publicly Companies	LTM Revenue	2024 Revenue	LTM EBITDA	2024 EBITDA
AST SpaceMobile, Inc.	NMF	NMF	NMF	NMF
Rocket Lab USA, Inc.	7.97x	6.16x	NMF	NMF
MDA Space Ltd.	2.48x	2.04x	13.8x	12.1x
Redwire Corporation	2.44x	2.34x	NMF	NMF
Intuitive Machines, Inc.	3.11x	2.19x	NMF	NMF
Planet Labs PBC	2.01x	1.81x	NMF	NMF
Mynaric AG	NMF	2.28x	NMF	NMF
GomSpace Group AB (publ)	3.17x	NA	NMF	NA

AAC Clyde Space AB (publ)	0.70x	0.41x	30.1x	NA
Low	0.70x	0.41x	13.8x	12.1x
Mean	3.13x	2.46x	21.9x	12.1x
Median	2.48x	2.19x	21.9x	12.1x
High	7.97x	6.16x	30.1x	12.1x

(1)	NMF metrics due to a negative or de minimis financial statistic

Selected M&A Transactions Analysis

Lincoln reviewed publicly available information related to selected acquisition transactions listed in the below table. Although none of these selected transactions is directly comparable to the merger, Lincoln selected these transactions for its analysis based on, among other things, the target company’s industry sector (manufacturers and providers of satellite solutions), the relative size of the transaction, and the availability of public information related to the selected transaction. None of the selected transactions were identical to the merger. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected transactions, but also requires complex consideration and judgments concerning differences in such transactions, as well as other factors that could affect their value relative to that of the merger.

The tables below summarize observed historical and projected financial performance for the Company and the selected transactions, as well as multiples of enterprise value to LTM revenue and LTM Adjusted EBITDA. For purposes of its analysis, Lincoln used certain publicly available historical financial data and equity analyst estimates for the selected transactions, and information provided by the Company.

				Enterprise Value as a Multiple of
Announcement Date	Target Name	Acquiror Name	Enterprise Value ($ in millions)	LTM Revenue	LTM Adjusted EBITDA	Forward Synergy Adjusted EBITDA
April 2024 (1)	Intelsat S.A.	SES S.A.	$5,033	2.39x	5.9x	4.5x
November 2023 (2)	Astra Space, Inc.	CEO & CTO of Astra Space, Inc.	76	2.56x	NMF	NA
August 2023 (3)	Ball Technologies Holdings Corp.	BAE Systems, Inc.	5,550	2.79x	19.6x	13.0x
December 2022 (4)	Aerojet Rocketdyne Holdings, Inc.	L3Harris Technologies, Inc.	4,784	2.20x	16.8x	12.0x
December 2022	Maxar Technologies Inc.	Advent International, L.P.	6,542	3.74x	15.4x	NA
April 2022 (5)	Telephonics Corporation	TTM Technologies, Inc.	330	1.22x	16.1x	9.0x
April 2021	ORBCOMM Inc.	GI Manager L.P.	1,100	4.47x	19.4x	NA
January 2021 (6)	FLIR Systems, Inc.	Teledyne Technologies Incorporated	7,987	4.15x	16.8x	14.4x
October 2020 (7)	Braxton Science & Technology Group, LLC	Parsons Government Services, Inc.	300	NA	NA	11.0x
September 2017 (8)	Orbital ATK, Inc.	Northrop Grumman Corporation	9,200	2.04x	15.1x	12.1x
February 2017 (9)	DigitalGlobe Inc.	MacDonald, Dettwiler and Associates Ltd.	3,402	4.69x	8.9x	7.3x
Low			$75	1.22x	5.9x	4.5x
Mean			4,028	3.03x	14.9x	10.4x
Median			4,784	2.67x	16.1x	11.5x
High			9,200	4.69x	19.6x	14.4x

(1)	Forward synergy adjusted EBITDA multiple reflects the midpoint of 2024E EBITDA figures and adjusts for $228.9 million in operating expense synergies

(2)	LTM Revenue multiple based on February 2024 projections as defined in the PREM14C filing; LTM Adjusted EBITDA was found not meaningful due to negative financial metric

(3)	Forward synergy adjusted EBITDA multiple reflects 2024E EBITDA post cost synergies and net of $750 million of tax benefits

(4)	Forward synergy adjusted EBITDA multiple reflects 2024E adjusted EBITDA multiple including run-rate cost synergies

(5)	Forward synergy adjusted EBITDA multiple reflects full impact of cost synergies

(6)	Forward synergy adjusted EBITDA multiple reflects $80 million of long-term pre-tax synergies

(7)	Forward synergy adjusted EBITDA multiple reflects the NPV of a $42 million transaction-related tax benefit, before revenue and cost synergies

(8)	Forward synergy adjusted EBITDA multiple reflects $150 million cost savings in 2020

(9)	Forward synergy adjusted EBITDA multiple reflects midpoint of long-term synergies

To estimate a range of enterprise values for the Company, Lincoln applied valuation multiples to LTM Revenue and 2024 Revenue (based on the Financial Projections) for the Company as follows:

•	2.50x to 3.25x LTM Revenue of $133 million

•	1.50x to 2.00x 2024 Revenue of $220 million

The valuation multiple range was selected, in part, by taking into consideration historical and projected financial performance metrics of the Company relative to such metrics of the selected public companies and selected M&A transactions, including, but not limited to, the size of the Company on a revenue and Adjusted EBITDA basis, historical, estimated and projected revenue growth compared to the selected public companies, and historical, estimated and projected Adjusted EBITDA margins compared to the selected public companies, contract backlog, program mix, capital intensity, geographic presence, customer mix, and other financial performance metrics.

Based on these selected valuation multiples, the enterprise value indication of the Company ranged from $330 million to $435 million.

Summary of Analysis

As described in the sections above, Lincoln estimated ranges of indicated enterprise values for the Company derived from its (i) discounted cash flow analysis and (ii) selected public companies / selected M&A transactions analyses. Based on its discounted cash flow analysis, Lincoln calculated a range of indicated enterprise values for the Company of $355 million to $450 million and based on its selected public companies / selected M&A transactions analyses, Lincoln calculated a range of indicated enterprise values for the Company of $330 million to $435 million.

Lincoln then calculated ranges of indicated aggregate equity values of the Company by adding the present value of net operating loss tax benefits, which ranged from $37 million to $39 million, adding cash and cash equivalents in the amount of $31 million, and subtracting (i) total debt and debt like items in the amount of $319 million, (ii) the redemption liability related to the FP combination warrants in the amount of $25 million and (iii) the net working capital deficit in the amount of $85 million, resulting in ranges of indicated aggregate equity values of $0 million to $91 million derived from the discounted cash flow analysis and $0 million to $76 million derived from the selected public companies / selected M&A transactions analyses.

Lincoln then divided the ranges of indicated aggregate equity values of the Company by the number of shares of Company common stock outstanding on a fully diluted basis (including “in the money” options and warrants based on the treasury stock method), which ranged from 220,902,763 to 221,013,103, resulting in ranges of indicated aggregate equity values of $0.00 to $0.41 per share derived from the discounted cash flow analysis and $0.00 to $0.34 per share derived from the selected public companies / selected M&A transactions analyses. Lincoln then compared such ranges to the merger consideration of $0.25 per share.

Miscellaneous

Other than in connection with Lincoln’s Opinion, no other fees have been paid to Lincoln and its affiliates by the Company or Lockheed Martin during the last two years. Lincoln received customary fees from the Company for its services, in the amount of $750,000 of which a portion was payable upon Lincoln’s retention, and the balance of which was payable upon Lincoln having informed the Board that Lincoln was prepared to render the Opinion. No portion of Lincoln’s fee was contingent upon the conclusion reached in its Opinion or upon the closing of the merger. In addition, the Company has agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of Lincoln’s engagement. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide, investment banking and other financial services to the Company, Lockheed Martin or their respective affiliates, for which Lincoln and its affiliates would expect to receive compensation.

Certain Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. Despite this general practice, the Company provided to Lockheed Martin (in connection with its due diligence review) and to Lincoln (in connection with the preparation of its valuation analyses and fairness opinion as described in the section entitled “—Opinion of Lincoln International LLC,” beginning on page 50 of this proxy statement) certain non-public unaudited financial projections for the Company as a stand-alone company, without giving effect to the merger, for the fiscal years 2024 through December 2028, which were discussed with the Board, and which are referred to as the “Financial Projections.” The Financial Projections were not prepared with a view toward public disclosure and the summary thereof is included in this proxy statement only because the Financial Projections (i) were made available to the Board in connection with its review of the potential business combination transaction with Lockheed Martin and its evaluation of strategic alternatives of the Company, (ii) were made available to Lockheed Martin in connection with its due diligence review and (iii) were used by Lincoln for purposes of preparing its valuation analyses and fairness opinion provided to the Board, as described in the section entitled “—Opinion of Lincoln International LLC” beginning on page 50 of this proxy statement. The summary of the Financial Projections is not being included in this proxy statement to influence any Company stockholder’s decision whether to vote in favor of the merger agreement proposal. The Financial Projections may differ from published analyst estimates and forecasts.

The Financial Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, which we refer to as “GAAP” (and do not include footnote disclosures as may be required by GAAP). Neither KPMG LLP, which we refer to as “KPMG,” the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The KPMG report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 relates to the Company’s historical financial information and does not extend to the Financial Projections and should not be read to do so.

The Financial Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Financial Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic conditions, competition and the risks discussed in this proxy statement under the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 25 of this proxy statement. The Financial Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Financial Projections were prepared. In addition, the Financial Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.

The Financial Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.

There can be no assurance that the Financial Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Financial Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Financial Projections should not be relied upon as such. The Company has not updated the Financial Projections to reflect Company management’s current views of the Company or the Company’s future financial performance and the Financial Projections should not be treated as guidance with respect to the projected results for any period. Neither the Company, Lockheed Martin nor any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Financial Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Financial Projections, except as otherwise required by law, and neither the Company, Lockheed Martin or, after the consummation of the merger, the surviving corporation, undertakes any obligation or otherwise to revise the Financial Projections after the date hereof, except to the extent required by law. Neither the Company, Lockheed Martin, nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections or that the Financial Projections will be achieved. The Company has made no representation to Lockheed Martin or its affiliates, in the merger agreement or otherwise, concerning the Financial Projections. The Financial Projections are forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Item 1A of Part II of the Company’s Quarterly Report on From 10-Q for the quarter ended June 30, 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.

Certain of the Financial Projections (including Adjusted Gross Profit and Adjusted EBITDA) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction such as the merger are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Therefore, no reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was created or used in connection with preparing the Financial Projections and no such reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was relied upon by the Board or Lincoln in connection with their respective evaluations of the merger.

In light of the foregoing factors and the uncertainties inherent in the Financial Projections, Company stockholders are cautioned not to place undue, if any, reliance on the Financial Projections. Neither the Company, Lockheed Martin nor any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections.

The following is a summary of the Financial Projections (which summary is not included in this proxy statement to induce any Company stockholder to vote in favor of approving the merger agreement proposal or approving any other proposals to be voted on at the special meeting):

(Dollars in millions)	2024E	2025E	2026E	2027E	2028E
Revenue	$220	$540	$592	$652	$715
Adjusted Gross Profit (1)	$32	$113	$129	$188	$212
Adjusted EBITDA (2)	($81)	($3)	$8	$63	$83
Capital Expenditures	($8)	($20)	($16)	($11)	($4)
Net Working Capital (3)	$65	$71	$93	$102	$114
Contract Assets	$5	$5	$83	$1	$1
Contract Liabilities	130	79	139	195	216

Net Contract Assets	($125)	($74)	($57)	($193)	($215)

(1)	Adjusted Gross Profit is defined as gross profit or loss adjusted for (i) share-based compensation expense included in cost of sales and (ii) depreciation and amortization included in cost of sales.
(2)

Solely for purposes of the Financial Projections, Adjusted EBITDA is defined as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) loss on extinguishment of debt, (v) change in fair value of warrant and derivative liabilities, and (vi) other non-recurring and/or non-cash items, and includes share-based compensation expense.

(3)	Solely for purposes of the Financial Projections, Net Working Capital excludes contract assets and contract liabilities.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company incorporated by reference into this proxy statement.

Financing of the Merger

Completion of the merger is not subject to a financing condition. Lockheed Martin and Merger Sub have represented in the merger agreement that they currently have, and will have on the closing date of the merger, sufficient funds available (through credit arrangements or otherwise) to pay the merger consideration and all fees and related expenses required to be paid by Lockheed Martin and the surviving corporation pursuant to the merger agreement.

Bridge Note Purchase Agreement

On the bridge closing date, concurrently with the execution of the merger agreement, the note parties entered into the bridge note purchase agreement with the Purchasers and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, pursuant to which the Company issued bridge notes in an aggregate principal amount of $30,000,000. The principal balance of the bridge notes bears interest at a rate of 12% per annum, payable quarterly, with the first such interest payment required to be made on September 15, 2024. Interest is payable in cash or in kind, at the election of the Company. Interest paid in kind will accrete to the principal amount of the bridge notes. The maturity date of the bridge notes is the earlier of (i) October 25, 2024, (ii) the closing of the merger, and (iii) the date that the bridge notes are accelerated following the occurrence of an event of default under the bridge note purchase agreement. The obligations under the bridge notes are secured by a super-priority lien on the Collateral, including, without limitation, the Company’s subsidiaries Terran Orbital Operating Corporation, Tyvak Nano-Satellite Systems, Inc. and PredaSAR Corporation. The bridge notes are guaranteed, jointly and severally, by each of the guarantors. The proceeds from the sale of the bridge notes will be used for working capital and expenditures necessary to maintain the current business operations of the note parties, as contemplated in the note parties’ budget (which is subject to approval by the Purchasers). The Company may voluntarily prepay the bridge notes in whole or in part at any time and from time to time, without premium or penalty. The bridge notes are also subject to mandatory prepayment upon the occurrence of customary events such as certain asset sales or receipt of extraordinary receipts. Under the bridge note purchase agreement, the note parties are subject to negotiated affirmative and negative covenants and events of default, including the following:

Budget Requirement and Variance Limitations

On the bridge closing date, the Company delivered a 21-week operational budget that was approved by the Purchasers (such budget and any subsequent budget that is approved by the Purchasers is referred to herein as an “approved budget”). Beginning on the Friday of the first full week following the bridge closing date, and then no later than the Friday of each subsequent calendar week, the Company may deliver to the Purchasers a proposed updated budget, which must be approved by the Purchasers. If the period covered by the approved budget then in effect, which we refer to as the “current budget period,” elapses without the Company having delivered to the Purchasers a budget for the 13-week period following the current budget period that is approved by each Purchaser in its sole discretion, an immediate event of default under the bridge note purchase agreement is deemed to have occurred and continuing until waived in writing by each of the Purchasers. The Company may not permit (i) the amount of its actual disbursements of the type set forth in the “Program Cost of Goods Sold (COGs)”, “SG&A Expenses” and “Non-Operating Expenditures/Working Capital” line items set forth in an approved budget to exceed the budgeted amount of such disbursements shown in an approved budget by more than 10% on a line item basis, (ii) the amount of all other actual disbursements to exceed the budgeted amount of such disbursements shown in an approved budget by more than 20% on a line item basis and (iii) the amount of all of its actual disbursements (including disbursements of the type set forth in the “Program Cost of Goods Sold (COGs)”, “SG&A Expenses” and “Non-Operating Expenditures/Working Capital” line items set forth in an approved budget) to exceed the budgeted amount of such disbursements shown in an approved budget by more than 10% on a weekly aggregate basis. We refer to the foregoing clauses (i), (ii) and (iii), collectively, as the “budget variance”. The Company must also deliver with each proposed updated budget a variance report reflecting on a line item and an aggregate basis, the Company’s actual unrestricted cash receipts and cash disbursements compared to the approved budget for such immediately preceding week and for the period commencing on the bridge closing date through and including the end of the week immediately preceding the date of the variance report. For purposes of calculating the budget variance, any unused amounts set forth in the approved budget for any period of determination may be carried forward and used during subsequent periods.

Chief Administrative Officer

The Purchasers have the right to require the Company to retain a chief administrative officer, which we refer to as the “CAO,” from a nationally recognized advisory firm. Once and if retained, the CAO will assist the Company in, among other things, management of the Company’s business and preparation of the budget that is required to be provided to the Purchasers pursuant to the bridge note purchase agreement and the CAO’s consent is required for (i) proposed disbursements of the note parties during the term of the bridge note purchase agreement in excess of $100,000, (ii) employment decisions including hiring, layoffs or furloughs of employees and (iii) the incurrence of any material liability, including under customer or vendor contracts, in excess of $100,000. As of the date of this proxy statement, Lockheed Martin has not requested, and the Company has not appointed, a CAO.

Additional Covenant Limitations

The bridge note purchase agreement also includes limitations on the note parties’ ability to (i) incur indebtedness other than existing indebtedness, certain customary debt baskets and unsecured debt of up to an aggregate of $1,000,000 if such debt is included in the approved budget and, if the CAO has been appointed, approved by the CAO, (ii) incur liens other than existing liens, certain customary lien baskets and liens securing obligations of up to an aggregate of $1,000,000 if such liens are included in the approved budget and, if the CAO has been appointed, approved by the CAO, (iii) make any dispositions other than certain dispositions that are made in the ordinary course of the note parties’ business, (iv) pay cash dividends, and (v) conduct affiliate transactions, including that the requirement that all affiliate transactions must have been included in the approved budget and, if the CAO has been appointed, approved by the CAO.

Events of Default

The events of default in the bridge note purchase agreement include (i) failure to pay any principal of the bridge notes when due, (ii) failure to pay any amount other than principal on the bridge notes within five days of when due, (iii) failure to make a payment on other debt or swap contract if the principal amount of the underlying debt exceeds $1,000,000, or the occurrence of an event under any such debt that accelerates the debt thereunder or permits the holders of such debt to accelerate the debt or demand the repayment thereof, (iv) the occurrence of any event of default under the FP notes, the LP/BP notes or the Convertible Notes, (v) unless otherwise consented to by the Purchasers, (A) the termination of the merger agreement other than by the Company due to an uncured breach by Lockheed Martin or (B) unless otherwise consented to by Lockheed Martin, a breach by the Company of the merger agreement that is not cured (to the extent capable of being cured) within any applicable cure period expressly set forth in the merger agreement and such breach lasts five days following the applicable cure period, if any and (vi) (A) the termination of the strategic cooperation agreement between the Company and Lockheed Martin other than by the Company due to an uncured breach by Lockheed Martin or (B) unless otherwise waived by Lockheed Martin, a breach by the Company of the strategic cooperation agreement that is not cured (to the extent capable of being cured) within 90 days after the earlier occurrence of knowledge of such breach by the Company or written notice thereof to the Company from Lockheed Martin.

Amendments to Existing Debt Agreements

Concurrently with the execution of the bridge note purchase agreement, (i) FP, holders of the FP notes, Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent entered into Amendment No. 4 to FP NPA that amends the FP note purchase agreement, (ii) Beach Point and Lockheed Martin, holders of the BP/LM notes, Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Lockheed Martin, as authorized representative for the purchasers entered the Ninth Amendment to BP/LM NPA that amends the LM/BP note purchase agreement, and (iii) Lockheed Martin, holder of the Convertible Notes, the Company, the guarantors named therein and the purchasers named therein entered into the First Amendment to Convertible NPA that amends the convertible note and warrant purchase agreement. Among other things, each of the debt amendments amends the applicable document to (i) permit the Company to issue the bridge notes and grant the liens securing the bridge notes, (ii) add a maturity date trigger (in the case of the Convertible Notes and the BP/LM notes held by Lockheed Martin, at the election of Lockheed Martin) upon the closing of the merger, (iii) conform the covenants therein to certain more restrictive covenants of the bridge note purchase agreement, including amending its liquidity covenant to postpone the first liquidity test date following the bridge closing date to December 31, 2024, and (iv) add a cross-default to the bridge note purchase agreement. The debt amendments do not require the compliance with an approved budget. In the case of the FP notes, notwithstanding the 2% prepayment premium set forth in the existing agreement to the extent any FP notes are prepaid prior to November 24, 2024, Amendment No. 4 to FP NPA has reduced such prepayment premium to $1 million in the event the FP notes are repaid in connection with the closing of the merger agreement.

On September 9, 2024, in order to facilitate the merger, each of FP and Beach Point voluntarily entered into the FP/BP Letter Agreement, in which FP and Beach Point agreed to reduce the amount payable to such parties by $9,000,000 in the aggregate, subject to, and contingent upon, the substantially concurrent consummation of the merger and the repayment in full in cash of all other amounts due to FP and Beach Point under their respective FP notes and BP/LM notes pursuant to the FP note purchase agreement and the LM/BP note purchase agreement.

Amendments to Existing Intercreditor Agreements

On the bridge closing date, the note parties and the collateral agents for the bridge notes, FP notes and BP/LM notes entered into the super-priority first lien intercreditor agreement that amends and restates the existing First Lien Intercreditor Agreement among the note parties and the collateral agents for the FP notes and the BP/LM notes dated November 24, 2021 to, among other things, govern the relative priorities of the collateral agents for the bridge notes, FP notes and the BP/LM notes and their respective security interests in the Collateral and certain other matters related to the administration of security interests in such Collateral.

On the bridge closing date, the note parties and the collateral agents for the bridge notes, FP notes, BP/LM notes and the Convertible Notes entered into the first lien/second lien intercreditor agreement that amends and restates the existing First Lien/Second Lien Intercreditor Agreement among the note parties and the collateral agents for the FP notes, BP/LM notes and the Convertible Notes dated October 31, 2022 to govern, among other things, the relative priorities of the collateral agents for the bridge notes, FP notes, BP/LM notes and the Convertible Notes and their respective security interest in the Collateral and certain other matters related to the administration of security interest in such Collateral.

Repayment Upon Closing of the Merger Agreement

All of the bridge notes, FP notes and the BP/LM notes held by Beach Point, and, at the election of Lockheed Martin, the Convertible Notes and the BP/LM notes held by Lockheed Martin shall be repaid in full (after giving effect to the FP/BP Letter Agreement) in cash upon the closing of the merger agreement.

Closing and Effective Time of the Merger

The closing of the merger will occur at 10:00 a.m. New York time on the second business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, but subject to the satisfaction or waiver of such conditions) or at such other place, date or time as the Company and Lockheed Martin may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as is agreed between the parties and specified in the certificate of merger in accordance with the DGCL), which we refer to as the “effective time.” We intend to complete the merger as promptly as practicable, subject to receipt of the stockholder approval and the satisfaction of the other closing conditions. Although we currently expect to complete the merger during the fourth quarter of 2024, we cannot guarantee that the merger will be completed in a timely fashion or at all.

Procedures for Payment of Merger Consideration

As soon as reasonably practicable after the effective time and in any event not later than the second business day after the effective time, the surviving corporation will instruct the paying agent (as defined below) to mail to each holder of record of shares of Company common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of the certificates representing shares of Company common stock, which we refer to as “certificates” or non-certificated book-entry shares of Company common stock, which we refer to as “book-entry shares,” in exchange for the merger consideration. Upon surrender of a certificate or book-entry shares to the paying agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions provided by the paying agent, and such other documents as may be reasonably required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) or book-entry shares will be entitled to receive from the exchange fund an amount in cash equal to the product of (x) the number of shares represented by such holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) or book-entry shares and (y) the merger consideration. No interest will be paid or accrued on any amount payable upon surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares. In the event of a transfer of ownership of shares of Company common stock that is not registered in the transfer records of the Company, payment upon surrender of the certificate may be paid to such a transferee if the certificate formerly representing such shares of Company common stock is presented to the paying agent, accompanied by all documents to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section entitled “The Merger Agreement (Proposal 1)—Payment for Securities” beginning on page 77) without a letter of transmittal. If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction and, if required by paying agent or Lockheed Martin, post a bond in such customary amount as indemnity against any claim that may be made against Lockheed Martin or paying agent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Company Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger agreement and the merger are fair, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval of the merger agreement proposal as described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 44. The merger will be a “change in control” for purposes of the executive compensation and benefit plans and agreements described below. Such interests include the following and are more fully summarized herein:

•	the Company’s directors and executive officers unvested Company RSUs will fully accelerate upon the merger pursuant to the merger agreement;

•	employment agreements or offer letters with Messrs. Bell, Hobart, Villa, Parekh and Krauss provide for certain severance protections upon a qualifying termination;

•

Mr. Bell is entitled to receive a transaction bonus under the Transaction Bonus Pool (as defined below) and the Company’s other executive officers may be entitled to receive transaction bonuses under Transaction Bonus Pool;

•	certain of the Company’s executive officers may be entitled to receive retention bonuses from Lockheed Martin based on continued service following the effective time; and

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement;

The following discussion sets forth certain of these interests for each person who has served as a director or executive officer of the Company since January 1, 2023.

Please see the section of this proxy statement entitled “—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” beginning on page 69 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.

Treatment of Company Equity and Equity-Based Awards

Company Options

At the effective time, each Company option that is outstanding and unexercised as of immediately prior to the effective time (i) that is unvested by its terms will be canceled for no consideration and (ii) that is vested and exercisable will automatically be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the total number of shares underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option, less any withholding for taxes. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will terminate and be canceled for no consideration. Following the effective time, any such canceled Company option will entitle the former holder of such Company option only to the payment described in this section, if any, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time.

Company RSUs

At the effective time, each Company RSU that is outstanding as of immediately prior to the effective time will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the number of shares subject to such Company RSU multiplied by (y) the merger consideration, less any withholding for taxes. Following the effective time, any such canceled Company RSU will entitle the former holder of such Company RSU only to the payment described in this section, which will be made by the surviving corporation (or its designee) within the later of ten (10) days or the next ordinary course payroll following the effective time; provided, however, notwithstanding the foregoing, if such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder, such payment shall be paid in a manner that complies with Section 409A of the Code and the regulations and guidance thereunder.

Table of Security Holdings

The following table sets forth, as of September 16, 2024 unless otherwise stated, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year (i) the aggregate number of shares of Company common stock held directly or indirectly, (ii) the aggregate number of shares of Company common stock subject to outstanding and unexercised Company options, and (iii) the aggregate number of shares of Company common stock subject to outstanding Company RSUs. The values are calculated assuming (A) that the price per share of Company common stock is equal to the merger consideration of $0.25; (B) that the Company options are or will be fully vested and the value of each outstanding and unexercised Company option is equal to (1) the aggregate number of shares issuable upon the exercise of such Company option, multiplied by (2) the amount by which the merger consideration exceeds the exercise price of such Company option (or 0, if the exercise price of any such Company option is equal to or greater than the merger consideration); and (C) that the price for each share that is covered by the Company RSUs is equal to the merger consideration of $0.25. None of the directors or executive officers set forth in the table below hold directly or indirectly any warrants to purchase shares of Company common stock.

Name	Shares of Company Common Stock (#)	Company RSUs (#)(1)	Company Options (#)		Value ($)
Executive Officers
Wahid Azizpor	68,908	390,271	—		114,794.75
Richard Bays	30,716	180,615	—		52,832.75
Marc Bell	12,891,068	2,919,000	—		3,952,517.00
James S Black	50,174	201,000	—		62,793.50
Matthew Gann* (2)	159,462	28,016	110,340	(5)	46,869.50
Anthony J Gingiss* (3)	46,567	—	—		11,641.75
Gary A. Hobart	718,534	1,560,899	—		569,858.25
Stephen Alan Hobart* (4)	15,613	—	—		3,903.25
Peter Krauss	—	400,000	—		100,000.00
Mark Kula	70,517	388,125	—		114,660.50
Santina M Michel	70,060	324,084	—		98,536.00
Adarsh Parekh	—	300,000	—		75,000.00
Mathieu Riffel	47,105	236,171	—		70,819.00
Jonathan Siegmann*	—	—	—		—
Marco Villa	6,432,844	598,015	—		1,757,714.75
Directors
James LaChance	451,862	176,922	82,616	(5)	157,196.00
Thomas Manion	176,111	176,922	—		88,258.25
Richard Newton III	154,762	141,922	—		74,171.00
Tobi Petrocelli	129,275	141,922	—		67,799.25
Douglas Raaberg	154,762	141,922	—		74,171.00
Stratton Sclavos	172,091	337,031	—		127,280.50
Daniel Staton	13,286,022	141,922	—		3,356,986.00

*	No longer employed by the Company as of the date of this proxy statement.
(1)	Column includes both unvested Company RSUs and vested, but not yet settled, Company RSUs.
(2)

Mr. Gann’s holdings of Company common stock and vested, but not yet settled, Company RSUs are as of August 13, 2024, the last date of Mr. Gann’s employment at the Company. His unvested Company RSUs were otherwise forfeited as of such termination, and his vested Company options will be forfeited if not exercised during the 90-day period following such termination.

(3)

Mr. Gingiss’s holdings of Company common stock are as of July 15, 2024, the last date of Mr. Gingiss’s employment at the Company. His unvested Company RSUs were otherwise forfeited as of such termination.

(4)

Mr. Stephen Hobart’s holdings of Company common stock are as of July 12, 2024, the last date of Mr. Stephen Hobart’s employment at the Company. His unvested Company RSUs were otherwise forfeited as of such termination.

(5)

The $1.41 exercise price of these Company options exceeds the $0.25 merger consideration, and at the effective time, these Company options (to the extent then outstanding and unexercised) will terminate and be canceled for no consideration.

Executive Employment Agreements

Marc Bell

Effective as of March 15, 2021, Mr. Bell entered into an employment agreement with the Company, which was amended and restated effective as of October 23, 2021, which we refer to as the “Bell employment agreement”. The Bell employment agreement provides for, among other things, (i) an annual base salary at least equal to $995,000, (ii) an annual target bonus opportunity equal to 200% of his annual base salary, (iii) eligibility to participate in any benefits plans generally made available to other executives and to receive vacation or sick time in accordance with our policy, and (iv) business expense reimbursement, including for business class flights or better flights (if business class is unavailable) and for non-leisure class hotels for business travel.

In addition to earned but unpaid compensation and accrued but unpaid expenses, upon Mr. Bell’s termination of employment by the Company without “cause” (as defined in the Bell employment agreement) or by him for “good reason” (as defined in the Bell employment agreement), in each case subject to his timely execution of a separation agreement and a release and his continued compliance the restrictive covenants contained in the Bell restrictive covenant agreement (as defined below) and the terms of any other confidentiality, non-disclosure or similar agreement between Mr. Bell and the Company or any of its affiliates, Mr. Bell would be entitled to receive the following severance payments and benefits: (i) an amount equal to 36 months of his then current annual base salary, paid in a lump sum within 70 days following his termination of employment; (ii) an amount equal to his target annual bonus for the year in which the termination occurs, paid in a lump sum within 70 days following his termination of employment; (iii) full acceleration of all outstanding equity awards granted to him as of the date of his termination of employment, except for any equity award that has not been outstanding for at least 12 months as of the date of his termination of employment; and (iv) subject to (x) his timely election of continuation coverage under COBRA, and (y) his continued copayment of premiums at the same level and cost to him as if he were an employee (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment of his health, dental, and vision insurance coverage during the 18-month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination of employment, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance plans then in place. Mr. Bell is entitled to terminate his employment for any reason within 90 days following the occurrence of a “change in control” (as such term is defined under the 2014 amended and restated Company 2014 equity incentive plan) and such termination will be deemed to be a termination by Mr. Bell for “good reason” for all purposes of the Bell employment agreement.

The Bell employment agreement provides that, if any payments and other benefits provided for under the Bell employment agreement or otherwise to Mr. Bell constituted “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then any post-termination severance benefits would be either: (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by him on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Effective as of March 15, 2021, Mr. Bell was subject to an at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement, which subjects him to a noncompetition restriction during employment and for 12 months following his termination of employment for any reason, a nonsolicitation restriction during employment and for 12 months following his termination of employment for any reason, a perpetual duty of nondisclosure with respect to confidential information, and an assignment of inventions provision, which we refer to as the “Bell restrictive covenant agreement”.

Marco Villa

Effective as of March 22, 2021, Mr. Villa entered into an employment agreement with the Company, which we refer to as the “Villa employment agreement”. The Villa employment agreement provides for, among other things, (i) an annual base salary equal to $450,000, (ii) an annual target bonus opportunity equal to 100% of his annual base salary, (iii) eligibility to participate in any benefits plans generally made available to other executives and to receive vacation or sick time in accordance with our policy, and (iv) business expense reimbursement, including for business class or better flights (if business class is unavailable) and for non-leisure class hotels for business travel.

Upon any termination of his employment, Mr. Villa (or his designated beneficiary or estate, as the case may be) would be entitled to receive any accrued but unpaid annual base salary and expenses required to be reimbursed, and any vacation accrued but unused to the date of termination. In addition, upon Mr. Villa’s termination of employment without “cause” (as defined in the Villa Employment agreement) or by him for “good reason” (as defined in the Villa employment agreement), subject to his execution of a separation agreement and a release and his continued compliance with respective covenants, Mr. Villa would be entitled to receive the following severance payments and benefits: (i) an amount equal to 24 months of his then current annual base salary, paid in a lump sum within 70 days following his termination; (ii) an amount equal to his target annual bonus for the year in which the termination occurs, paid in a lump sum within 70 days following his termination; (iii) full acceleration of all outstanding equity awards granted to him as of the date of his termination of employment, except for any equity award that has not been outstanding for at least 12 months as of the date of his termination of employment; and (iv) subject to (x) his timely election of continuation coverage under COBRA, and (y) his continued copayment of premiums at the same level and cost to him as if he were an employee (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment by us of his health, dental, and vision insurance coverage during the 18-month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance plans then in place. The Villa employment agreement provides that in the event that any payments and other benefits provided for under the employment agreement or otherwise to Mr. Villa (i) constituted “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then any such post-termination severance benefits would be either: (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by him on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Pursuant to the Villa employment agreement, Mr. Villa agreed to comply with terms of any confidentiality, nondisclosure or similar agreements between him and us and any of our affiliates. Effective March 22, 2021, Mr. Villa entered into an at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement, with the Company. The at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement provides for the same terms and conditions as the Bell restrictive covenant agreement.

Mr. Villa notified the Company of his intent to resign from his position as Chief Revenue Officer and Executive Vice President of the Company on June 10, 2024, with the effective date of such resignation to be determined at a future date. As of September 16, 2024, Mr. Villa remains employed by the Company as Chief Revenue Officer and Executive Vice President under the terms of his employment agreement and continues to be subject to the terms of the at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement.

Gary A. Hobart

Effective as of March 31, 2021, Gary Hobart entered into an employment agreement with the Company, which we refer to as the “G Hobart employment agreement”. The G Hobart employment agreement provides for the same terms and conditions as the Villa employment agreement, except as described below.

The G Hobart employment agreement provides for an annual base salary equal to $425,000 and an annual target bonus opportunity equal to 75% of his annual base salary.

Effective March 31, 2021, Gary Hobart entered into an at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement with the Company. The at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement provides for the same terms and conditions as the Bell restrictive covenant agreement.

Adarsh Parekh

On May 19, 2024, the Board appointed Adarsh Parekh as the Company’s Chief Financial Officer and Executive Vice President, effective as of June 17, 2024.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Parekh, dated June 17, 2024, which we refer to as the “Parekh offer letter” and, together with the Bell employment agreement, the Villa employment agreement, and the G Hobart employment agreement, the “executive employment agreements”. The Parekh offer letter provides for the following compensation, among other things: (i) an annualized base salary of $425,000; and (ii) eligibility to participate in the Company’s annual performance-based bonus program, with a cash bonus target of 75% of annual salary and based on achievement of certain goals. If the Company terminates Mr. Parekh’s employment without “cause”, or if Mr. Parekh terminates his employment for “good reason,” (as such terms are defined in Mr. Parekh’s offer letter), Mr. Parekh is entitled to a cash payment equal to 12 months of his then-current base salary. If such termination occurs within 6 months following a change in control, Mr. Parekh is also entitled to immediate vesting of all outstanding equity awards granted by the Company.

Peter Krauss

On May 23, 2024, the Board appointed Peter Krauss as the Company’s Chief Operating Officer and Executive Vice President, effective as of June 1, 2024. Consistent with the foregoing and effective as of June 1, 2024, Mr. Krauss assumed the role of Principal Operating Officer of the Company.

In connection with his appointment as Chief Operating Officer, the Company entered into an offer letter with Mr. Krauss, dated May 20, 2024, that provides for the following compensation, among other things: (i) an annualized base salary of $450,000; and (ii) eligibility to participate in the Company’s annual performance-based bonus program, with a cash bonus target of 100% of annual salary and based on achievement of certain goals. If the Company terminates Mr. Krauss’s employment without “cause”, or if Mr. Krauss terminates his employment for “good reason” (as such terms are defined in Mr. Krauss’ offer letter), Mr. Krauss is entitled to a cash payment equal to 12 months of his then-current base salary. If such termination occurs within 6 months following a change in control, Mr. Krauss is also entitled to immediate vesting of all outstanding equity awards granted by the Company.

PIPE Investment Owed to Insider PIPE Investor

Concurrently with the signing of the merger agreement on August 15, 2024, the insider PIPE investor, which is an affiliate of one of the Company’s directors and stockholders, Daniel Staton, entered into the subscription agreement amendment to amend the subscription agreement originally entered into on October 28, 2021 in connection with the PIPE investment obligation. Pursuant to the subscription agreement amendment, the insider PIPE investor agreed to postpone its right to receive payments under the subscription agreement until the earlier of the merger closing, or the termination of the merger agreement in accordance with its terms. As consideration for postponing payments under the subscription agreement, upon the merger closing, the insider PIPE investor is entitled to receive, to the extent permitted under the debt facilities of the Company and its subsidiaries, a lump sum payment in cash of all accrued and unpaid amounts due and owing to the insider PIPE investor under the subscription agreement. The current balance of all accrued and unpaid amounts due to the insider PIPE investor is $11,250,000. In the event the merger agreement is terminated in accordance with its terms, the Company’s payment obligations with respect to such accrued amounts will be reinstated and payable in accordance with the original terms of the subscription agreement commencing on the next quarterly installment payment date following the termination of the merger.

Transaction Bonus Pool Payable upon Merger Closing

In order to retain and incentivize key executive officers and employees of the Company through the consummation of the transactions contemplated by the merger agreement, on September 6, 2024, contingent on the Company’s receipt of necessary consents, the Board approved a transaction bonus pool of $9,000,000, which we refer to as the “Transaction Bonus Pool.” Under the Transaction Bonus Pool, the Board has approved (i) an award to Marc Bell, the Co-Founder, Chairman and CEO, of $6,000,000, (ii) an award pool of $1,000,000 for awards to be made to certain other executive officers and in allocations to be approved by the Board prior to the merger closing date, which award we refer to as the “Officer Sub-Pool” and (iii) an award pool of $2,000,000 for awards to be made to other employees and in allocations to be approved by Marc Bell prior to the merger closing date. The awards under the Transaction Bonus Pool will be paid in cash on the closing date of the merger, subject to the employee’s continued employment with the Company or one of its subsidiaries on the closing date of the merger.

Retention Bonuses

To incentivize such executive officers to remain employed by the Company through and following the merger closing, each of Messrs. Azizpor, Bays, and Kula have entered into an employee retention agreement with Lockheed Martin that is subject to, and effective as of, the consummation of the merger by February 14, 2025. Pursuant to the employee retention agreement, if the executive officer remains actively employed with the Company until the first anniversary of the merger closing, which we refer to as the “retention date,” devotes his full effort and diligence to the operation and successful performance of his duties during such time, and agrees to certain post-employment covenants, he will be eligible to receive a retention bonus payment (for Mr. Azizpor, $175,000; for Mr. Bays, $165,000; and for Mr. Kula, $140,000), payable within 30 days following the retention date. If the executive officer terminates employment following the effective time but prior to the retention date as a result of death, disability or by the Company without cause, he will be eligible to receive a pro-rated retention bonus payment, payable within 90 days following such termination (but not later than March 15 of the following calendar year).

Indemnification and Insurance

The Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the effective time under the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement (Proposal 1)—Additional Agreements of the Parties to the Merger Agreement—Indemnification and Insurance.”

Intent to Vote in Favor of the Merger

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 36,362,466 shares of Company common stock, representing approximately 17.6% of the outstanding shares of Company common stock on the record date. Each of Marc Bell, our Co-Founder, Chairman and Chief Executive Officer, and Daniel Staton, our Vice Chairman, has entered into a voting and support agreement with Lockheed Martin, pursuant to which each agreed, among other things, to vote the shares of Company common stock beneficially owned by him in favor of the merger agreement proposal.

The Company currently expects all other directors and at least a majority of executive officers entitled to vote on the proposals to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger

This section and the table below set forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding the payments and benefits that each of the Company’s named executive officers, which we refer to collectively as the “NEOs,” would receive in connection with the merger, or otherwise related to the merger, assuming (i) that the merger were consummated and each such NEO experienced a termination of employment without “cause” or due to the named executive officer’s resignation for “good reason” (as such terms are defined in the applicable agreements) on September 16, 2024 (which is the latest practicable date and is the assumed date only for purposes of this disclosure to determine such amount before the filing of this proxy statement); and (ii) a per share price of Company common stock of $0.25, which is the merger consideration. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Company Directors and Executive Officers in the Merger” above.

Except as expressly stated otherwise, the calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including any equity award forfeitures that may occur prior to the effective time, or any equity awards that, by their terms, vest irrespective of the merger prior to the effective time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may be more or less than such amounts set forth below. This merger-related compensation is the subject of the nonbinding merger-related compensation proposal.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)(4)	Total ($)
Marc Bell	4,975,000	632,903	972	6,000,000	11,608,875
Gary Hobart	1,168,750	339,848	38,035	—	1,546,633
Marco Villa	1,350,000	137,425	38,035	—	1,525,460

(1)

Each of the NEOs are entitled to the severance payments provided under their executive employment agreements. With respect to Mr. Bell, the amount represents a lump sum payment equal to the sum of (a) 3.0 times his current annual base salary rate and (b) 100% of his target annual bonus amount. With respect to Messrs. Hobart and Villa, the amount represents a lump sum payment equal to the sum of (a) 2.0 times the NEO’s current annual base salary rate and (b) 100% of the NEO’s target annual bonus amount. With respect to Mr. Parekh, the amount represented a lump sum payment equal to 12 months’ base salary. The payments are “double-trigger” in that the NEO’s employment must be terminated by the Company without “cause” or by the NEO’s for “good reason” (as defined in the executive employment agreements). Details regarding the terms of these payments and the applicable release on which the payments are conditioned, are set forth in “Interests of Company Directors and Executive Officers in the Merger—Executive Employment Agreements” beginning on page 66.

(2)

The amount reflects the accelerated vesting of the outstanding Company RSUs held by each NEO. Pursuant to the terms of the merger agreement, any Company RSU outstanding as of the effective time (including the Company RSUs held by the NEOs) will fully vest as of the effective time. This accelerated vesting is a “single trigger” benefit and becomes payable as of the effective time. For a description of the treatment of equity awards in connection with the merger, see “Interests of Company Directors and Executive Officers in the Merger—Treatment of Company and Company-Based Equity Awards” above.

Set forth below are the values of the unvested Company RSUs held by each NEO that would vest immediately upon the consummation of the merger, determined by multiplying the number of unvested Company RSUs by the $0.25 merger consideration. None of the NEOs hold Company options.

Name	Unvested Company RSUs (#)	Acceleration Value of Company RSUs ($)
Marc Bell	2,531,612	632,903
Gary Hobart	1,359,393	339,848
Marco Villa	549,701	137,425

(3)

For each of Messrs. Bell, Hobart, and Villa, this amount represents the value of payments made by the Company for the cost of the applicable NEOs’ premiums for COBRA coverage for a period of 18 months. The continuation benefits for up to 18 months are “double trigger” and payable upon a termination without “cause” or for “good reason” (as defined in the applicable agreements) whether or not in connection with a “change in control”. The table below provides details on the value of continued participation in health and welfare benefits. Details regarding the terms of these payments and the applicable release on which the payments are conditioned, are set forth in “—Executive Employment Agreements” beginning on page 66.

Name	Value of Continued Participation in Health and Welfare Benefits ($)
Marc Bell	972
Gary Hobart	38,035
Marco Villa	38,035

(4)

As more fully described in “Interests of Company Directors and Executive Officers in the Merger — Transaction Bonus Pool Payable upon Merger Closing”, Mr. Bell is entitled to a $6,000,000 transaction bonus upon the closing of the merger, subject to Mr. Bell’s continued employment with the Company or one of its subsidiaries on the closing date of the merger. The transaction bonus is “single-trigger” and becomes payable at the effective time. The NEOs (other than Mr. Bell) could be allocated transaction bonuses from the Officer Sub-Pool, but whether Messrs. Hobart and/or Villa ultimately receive a transaction bonus, and the amount of any such transaction, is not determinable at this time.

Section 16 of the Exchange Act

Prior to the effective time, the Board, or an appropriate committee of non-employee directors of the Board, may adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any of Company equity securities (including derivative securities) pursuant to the merger agreement by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of Section 16 of the Exchange Act.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger that may be relevant to “U.S. holders” and “non-U.S. holders” (both terms defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This discussion is for general information purposes only and is not tax advice. This discussion does not purport to consider all potential aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This discussion is based on the Code, the applicable U.S. Treasury regulations promulgated under the Code, judicial decisions and published rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service, which we refer to as the “IRS,” all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect that could result in U.S. federal income tax consequences different from those discussed below. This discussion does not address the consequences of any proposed changes in applicable laws. Any change or differing interpretation could alter the tax consequences to the holders described herein.

This discussion is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to any part of the discussion below regarding the U.S. federal income tax consequences of the merger. There can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to the U.S. federal income tax consequences discussed below.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of our common stock prior to the effective time that, for U.S. federal income tax purposes, is not an entity or arrangement treated as a partnership and is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) with the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

As used herein, a “non-U.S. holder” means a beneficial owner of shares of our common stock prior to the effective time that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or an entity or arrangement treated as a partnership or other “pass-through” entity for U.S. federal income tax purposes is the beneficial owner of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner or the partnership, the activities of the partnership and the partner, and certain determinations made at the partnership or partner level. Accordingly, partnerships and the partners in such partnership (including entities or arrangements treated as partnerships or other “pass-through” entities for U.S. federal income tax purposes) holding our common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger to them in light of their own circumstances.

This discussion is limited to holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our common stock in light of their own particular circumstances, including the impact of the alternative minimum tax or the tax consequences to stockholders who validly exercise dissenters’ rights under the DGCL. In addition, this discussion is for general information only and does not address the U.S. federal income tax consequences of the merger to holders who are subject to special rules, including, without limitation:

•	banks, trusts and other financial institutions;

•	insurance companies;

•	brokers, dealers or traders in securities, commodities or currencies or traders that elect to mark-to-market their securities;

•	mutual funds;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	real estate investment trusts or regulated investment companies;

•	holders who hold their shares of common stock through individual retirement accounts or other tax-deferred accounts;

•	tax-exempt organizations;

•	governmental organizations; tax-qualified retirement plans or accounts or pension funds;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. expatriates or certain former citizens or long-term residents of the United States;

•	entities subject to the U.S. anti-inversion rules;

•	holders who hold their shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

•	U.S. holders subject to special tax accounting rules as a result of any item of gross income being taken account in an applicable financial statement (as defined in the Code);

•	U.S. holders deemed to sell our common stock under the constructive sale provisions of the Code;

•	U.S. holders whose functional currency is not the U.S. dollar;

•

except as expressly discussed below, U.S. holders that actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the company merger) 5% or more (by vote or value) of our common stock; and

•	holders who acquired their shares of our common stock through the exercise of Company stock options or otherwise as compensation.

In addition, this discussion does not address the impact of the 3.8% Medicare contribution tax imposed on certain income, any aspects of non-U.S., state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax, such as estate or gift tax consequences) that may be applicable to a particular holder in light of its own circumstances.

Further, this discussion does not address any tax consequences of the merger to holders of stock options, restricted stock unit awards, performance-based restricted stock unit awards or warrants whose awards are canceled or exercisable in exchange for cash or cash-based awards pursuant to the merger. Such holders of stock options, restricted stock unit awards, performance-based restricted stock unit awards or warrants should consult their own tax advisors regarding the tax consequences of the merger to them in light of their own circumstances.

U.S. Holders

A U.S. holder’s receipt of the merger consideration in exchange for shares of our common stock generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) the U.S. holder’s adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares less any distributions received that were in excess of the Company’s current and accumulated earnings and profits (but not reduced below zero). Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the effective time, and otherwise will be short-term capital gain or loss. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. The deductibility of capital losses may be subject to limitations.

Non-U.S. Holders

Cash received in the merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder in the United States), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;

•

the non-U.S. holder is a nonresident individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

shares of our common stock constitute United States real property interests by reason of the Company’s status as a “United States real property holding corporation,” which we refer to as a “USRPHC,” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes within the shorter of the non-U.S. holder’s holding period or the five years preceding the merger and the non-U.S. holder owned, actually or constructively, more than 5% of shares of any class of our stock at any time during the shorter of the non-U.S. holder’s holding period or the five-year period preceding the merger, and, as a result, such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Non-U.S. holders are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

Backup Withholding and Information Reporting

Generally, information reporting requirements may apply in connection with the payment of merger consideration to U.S. holders and, if effected by or through a U.S. office or broker, non-U.S. holders in connection with the merger. Further, a U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes a valid exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless a valid exemption applies and is established in a manner satisfactory to the paying agent.

Certain non-U.S. holders may also be subject to backup withholding unless they establish a valid exemption from backup withholding applies and establish such exemption in a manner satisfactory to the paying agent (such as by completing and signing an appropriate IRS Form W-8 or other applicable or successor form) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters in light of their own circumstances.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. Each holder should consult its own tax advisor regarding the information reporting and backup withholding rules in light of its own circumstances.

Additional Withholding Requirements Under FATCA

Subject to the proposed U.S. Treasury regulations discussed below, Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder, which we refer to as “FATCA,” impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of the merger consideration, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (a) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding direct and indirect U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (b) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Gross proceeds may be subject to withholding under FATCA; although under proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) may generally rely on the proposed regulations pending finalization. Non-U.S. holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA to them in light of their own circumstances.

Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to them in light of their own circumstances.

This discussion is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all potential tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult its own tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances and the application of state, local, non-U.S., estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

THE MERGER AGREEMENT (PROPOSAL 1)

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties, covenants and agreements described below and included in the merger agreement (a) were made only for purposes of the merger agreement and as of specific dates; (b) were made solely for the benefit of the parties to the merger agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Lockheed Martin and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure schedule that the Company delivered to Lockheed Martin in connection with the merger agreement, which we refer to as the “Company disclosure schedule” and which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and such subsequent developments or new information may not be included in this proxy statement.

The Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, Merger Sub, a wholly owned subsidiary of Lockheed Martin, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly owned subsidiary of Lockheed Martin. We sometimes refer to the Company after the consummation of the merger as the “surviving corporation.” The certificate of incorporation of the Company will be amended and restated in its entirety by virtue of the merger, to read as set forth on Exhibit A to the merger agreement. The bylaws of the Company will be amended and restated in its entirety by virtue of the merger, to read as set forth on Exhibit B to the merger agreement. The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation. Except as set forth under “The Merger—Interests of Company Directors and Executive Officers in the Merger—Retention Bonus,” no definitive plans or agreements have been made by Lockheed Martin regarding the continued service of any of the Company’s officers after the merger closing.

Closing and Effective Time of the Merger

The closing of the merger will occur at 10:00 a.m. New York time on the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions) or at such other time, date or place as is agreed to in writing by Lockheed Martin and the Company. On the date of the closing date, the Company will (i) file the certificate of merger with the Secretary of State of the State of Delaware, which will be executed in accordance with and in the form required by the relevant provisions of the DGCL and (ii) make all other filings or recordings required to be made by the parties under the DGCL in connection with the merger. The merger will become effective upon the filing with and acceptance of the certificate of merger by the Secretary of State of the State of Delaware (or at such later time as the Company and Lockheed Martin may agree in writing and specify in the certificate of merger in accordance with the relevant provisions of the DGCL). Although we currently expect to complete the merger promptly following the special meeting, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived.

Conversion of Shares

At the effective time, each share of Company common stock outstanding immediately prior to the effective time (subject to certain customary exceptions specified in the merger agreement) will be canceled and converted automatically into the right to receive, upon the terms and subject to the conditions set forth in the merger agreement, the merger consideration of $0.25 per share in cash, without interest. Each share of Company common stock that (i) is owned by the Company (including as treasury stock) or any subsidiary of the Company, but excluding any share held by any Company benefit plan or trust related thereto, or (ii) is owned by Lockheed Martin or any wholly-owned subsidiary of Lockheed Martin (including Merger Sub) will, immediately prior to the effective time, no longer be outstanding and will be canceled and will cease to exist, for no consideration.

Payment for Securities

Prior to the effective time, Lockheed Martin will designate Computershare Trust Company, N.A. or if it is unavailable or unwilling, a United States bank or trust company reasonably acceptable to the Company to act as agent, which we refer to as the “paying agent,” for the payment of the merger consideration payable to the holders of shares of Company common stock (other than cancelled shares and dissenting shares). At the effective time, Lockheed Martin will deposit, or will cause to be deposited, with the paying agent, in trust for the benefit of the holders of shares of Company common stock at the effective time, a cash amount in United State dollars sufficient for the paying agent to pay the aggregate merger consideration pursuant to the merger agreement in exchange for all of the shares of Company common stock outstanding immediately prior to the effective time (other than the cancelled shares and dissenting shares), which cash amount we refer to as the “exchange fund.” If the exchange fund is inadequate to pay the amounts to which holders of shares of Company common stock may be entitled under the merger agreement, Lockheed Martin will promptly take all steps necessary to deposit or cause to be deposited in trust additional cash with the Paying Agent sufficient to make all payments required under the merger agreement.

As soon as reasonably practicable after the effective time and in any event not later than the second business day after the effective time, the surviving corporation will instruct the paying agent to mail to each holder of record of shares of Company common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry shares in exchange for the merger consideration. Upon surrender of a certificate or book-entry shares to the paying agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions provided by the paying agent, and such other documents as may be reasonably required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) or book-entry shares will be entitled to receive from the exchange fund an amount in cash equal to the product of (x) the number of shares represented by such holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) or book-entry shares and (y) the merger consideration. No interest will be paid or accrued on any amount payable upon surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares. In the event of a transfer of ownership of shares of Company common stock that is not registered in the transfer records of the Company, payment upon surrender of the certificate may be paid to such a transferee if the certificate formerly representing such shares of Company common stock is presented to the paying agent, accompanied by all documents to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Each of the paying agent, the Company and its subsidiaries, Lockheed Martin, Merger Sub and their respective agents, as applicable, will be entitled to deduct and withhold any required withholding taxes from any amounts otherwise payable under the merger agreement.

At the effective time, the stock transfer books of the Company will be closed and there will be no further registrations of transfer on the stock transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. If, after the effective time, any certificate or book-entry share is presented to the surviving corporation, Lockheed Martin or the paying agent for transfer, the holder of certificates will be given a copy of the letter of transmittal referred to above and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to the merger agreement.

Any portion of the exchange fund (including the proceeds of its investments) that remains unclaimed by the stockholders of the Company prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the fullest extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claims or interest of any person previously entitled thereto.

The paying agent will invest the exchange fund as directed by Lockheed Martin, except that investments are limited to direct short-term obligations of or short-term obligations fully guaranteed by the United States. No investment losses resulting from investment of the exchange fund will affect the amounts payable to any of the holders of shares of Company common stock. Any interest or any other income resulting from the investments will be paid to the surviving corporation.

In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Lockheed Martin or the paying agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate a check in the amount of the number of shares of Company common stock represented by such lost, stolen or destroyed certificate multiplied by the merger consideration, without any interest thereon.

You should not send your certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your certificates (if any) with the enclosed proxy.

Dissenting Shares

Shares of outstanding Company common stock held by a holder of record or beneficial owner who has not voted in favor of the adoption of or consented in writing to the merger agreement, and who has exercised and perfected its demand for appraisal rights in accordance with, and who have complied with, Section 262 of the DGCL, which we refer to as “dissenting shares,” will not be converted into the right to receive the merger consideration, and instead will only be entitled to receive payment of the fair value of their dissenting shares in accordance with the provisions of Section 262 of the DGCL, unless the holder fails to perfect or effectively waives, withdraws or loses its rights to appraisal and payment under Section 262 of the DGCL. If any such holder of record or beneficial owner fails to perfect or effectively waives, withdraws or loses its rights of appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such dissenting shares will be deemed to have been cancelled and converted into the right to receive the merger consideration, without interest at the effective time. The Company will give Lockheed Martin prompt notice of any demands received by the Company for appraisal, attempted withdrawals of any demand, and any other documents or instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal, and Lockheed Martin will have the right to participate in and control all negotiations and proceedings with respect to such appraisal notices and demands. Prior to the effective time, the Company will not make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal or any failure to otherwise comply with the provisions of Section 262 of the DGCL or agree to do any of the foregoing, in each case without Lockheed Martin’s consent.

Treatment of Company Equity and Equity-Based Awards

At the effective time, each Company option that is outstanding and unexercised as of immediately prior to the effective time (i) that is unvested by its terms will be canceled for no consideration and (ii) that is vested and exercisable will automatically be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the total number of shares underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option, less any withholding for taxes. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will terminate and be canceled for no consideration. Following the effective time, any such canceled Company option will entitle the former holder of such Company option only to the payment described in this section, if any, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time.

At the effective time, each Company RSU that is outstanding as of immediately prior to the effective time will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (x) the number of shares subject to such Company restricted stock unit multiplied by (y) the merger consideration, less any withholding for taxes. Following the effective time, any such canceled Company RSU will entitle the former holder of such Company restricted stock unit only to the payment described in this section, which will be made by the surviving corporation (or its designee) within the later of ten days or the next ordinary course payroll following the effective time; provided, however, notwithstanding the foregoing, if such Company restricted stock unit is subject to Section 409A of the Code and the regulations and guidance thereunder, such payment will be paid in a manner that complies with Section 409A of the Code and the regulations and guidance thereunder.

Treatment of Company Warrants

At the effective time, each outstanding SPAC Warrant will, in accordance with its terms, automatically and without any action on the part of the holder of such SPAC Warrant, cease to represent a SPAC Warrant exercisable for Company common stock and will become merger warrant that the holder would have received if the holder had exercised the SPAC Warrant, in accordance with its terms, immediately prior to the effective time. If a holder of a merger warrant properly exercises the merger warrant within 30 days following the public disclosure of the consummation of the merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price with respect to the exercise of the merger warrant will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the warrant price in effect prior to such reduction minus (b) (i) the merger Consideration minus (ii) the Black-Scholes Warrant Value.

At the effective time, each outstanding Company Warrant will, in accordance with its terms, automatically and without any required action on the part of Lockheed Martin, Merger Sub, the Company or the holder of such Company Warrant, cease to represent a Company Warrant exercisable for Company common stock and will become a Company Warrant exercisable for the merger consideration (with respect to each share of Company common stock underlying such Company Warrant) that the holder would have received if the holder had exercised the Company Warrant by paying the exercise price in respect thereof in cash immediately prior to the effective time. To the extent a holder of a Company Warrant does not exercise the Company Warrant prior to the effective time, the surviving corporation will assume the obligations of any then-outstanding Company Warrant in accordance with the terms of the applicable warrant agreement or warrant issued thereunder. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the effective time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the merger, the exercise of such Company Warrant will be treated in accordance with the terms of the applicable warrant agreement or warrant issued thereunder, including the repurchase by the surviving corporation of certain Company Warrants at their fair value using the Black Scholes option pricing formula in such Company Warrants.

Treatment of Existing Notes, FP Combination Warrants and PIPE Investment Obligation

Contingent on and effective immediately prior to the effective time:

•	the Convertible Notes will be treated in accordance with certain provisions of the convertible note and warrant purchase agreement and will be prepaid in accordance with its terms;

•	all the obligations under the LM/BP note purchase agreement will be prepaid in accordance with its terms;

•

all obligations under the FP note purchase agreement will be prepaid in accordance with its terms, and all obligations under the FP combination warrants will be paid in accordance with the FP combination warrants.

The obligations pursuant to the PIPE investment obligation will be paid in full by Lockheed Martin and be extinguished effective concurrently with the effective time.

Representations and Warranties

The merger agreement contains representations and warranties by the Company to Lockheed Martin and Merger Sub, on the one hand, and Lockheed Martin and Merger Sub, in each case, to the Company, on the other hand, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties are in many respects subject to materiality, knowledge and other similar qualifications contained in the merger agreement and expire at the effective time. The representations and warranties of each of the Company, on the one hand, and Lockheed Martin and Merger Sub, on the other hand, were made solely for the benefit of the other party or parties, as applicable. In addition, those representations and warranties were intended not as statements of actual fact, but rather as a way of allocating risk between the parties, were modified by the confidential disclosure schedule accompanying the merger agreement, were subject to the materiality standards described in the merger agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the merger agreement and the closing date or another date as is specified in the merger agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the merger agreement. The Company and Lockheed Martin will provide additional disclosure in their SEC reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

The Company made a number of representations and warranties to Lockheed Martin and Merger Sub, including representations and warranties related to the following matters:

•	the organization, standing and power and other corporate matters of the Company and its subsidiaries;

•	the ownership of the Company’s subsidiaries;

•	the capital structure of the Company and its subsidiaries;

•	the authorization, execution, delivery and enforceability of the merger agreement by the Company and its subsidiaries;

•	the absence of conflicts or violations under the Company or its subsidiaries’ organizational documents, contracts or law, and required consents and approvals;

•	the Company and its subsidiaries’ reports, schedules, forms, statements and other documents filed with the SEC and the accuracy of the information in those documents;

•	the absence of undisclosed liabilities for the Company and its subsidiaries;

•	the accuracy of the information supplied by the Company and its subsidiaries for this proxy statement;

•	the conduct of the Company and its subsidiaries’ business and the absence of certain adverse changes or events since December 31, 2023;

•	the Company and its subsidiaries’ taxes, tax returns and other tax matters;

•	the Company and its subsidiaries’ employee benefit plans and other employee benefits matters;

•	certain labor matters related to the Company and its subsidiaries;

•	the absence of material litigation for the Company and its subsidiaries;

•	the Company and its subsidiaries’ compliance with applicable laws and permits;

•	the Company’s compliance with export controls and economic sanctions laws;

•	the Company and its subsidiaries’ environmental liabilities;

•	the Company and its subsidiaries’ owned and leased real property and rights-of-way;

•	the Company and its subsidiaries’ intellectual property;

•	certain matters relating to the Company and its subsidiaries’ privacy, data security and information technology;

•	the Company and its subsidiaries’ material contracts and the absence of a material breach of such contracts;

•	the Company and its subsidiaries’ government contracts and bids;

•	the receipt by the Board of an opinion from Lincoln, the Company’s financial advisor;

•	investment banker’s, broker’s or finder’s fees in connection with the consummation of the merger; and

•	the Company and its subsidiaries’ telecommunication licenses.

Each of Lockheed Martin and Merger Sub also made a number of representations and warranties to the Company, including representations and warranties related to the following matters:

•	the organization, standing and power and other corporate matters of Lockheed Martin and Merger Sub;

•	the ownership of and operations of Merger Sub;

•	the authorization, execution, delivery and enforceability of the merger agreement by Lockheed Martin and Merger Sub;

•	the absence of conflicts or violations under Lockheed Martin and Merger Sub’s organizational documents, contracts or law, and required consents and approvals;

•	the accuracy of the information provided by Lockheed Martin or its subsidiaries for this proxy statement;

•	absence of material litigation, investigations, claims or judgments against Lockheed Martin and its subsidiaries;

•	availability of funds by Lockheed Martin and Merger Sub to pay for the merger consideration; and

•	Lockheed Martin and Merger Sub’s compliance with export controls and economic sanctions laws.

Definition of Material Adverse Effect

Many of the representations and warranties of Lockheed Martin, Merger Sub and the Company are qualified by materiality qualifications or a “Company material adverse effect” or “Parent material adverse effect” qualification as discussed below.

For purposes of the merger agreement, a “Company material adverse effect” means any effect, change, condition, circumstance, event or occurrence that, individually or in the aggregate, (a) would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the merger, or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. However, none of the following will constitute or be taken into account in determining whether a Company material adverse effect has occurred or would reasonably be expected to occur:

•

any effect, change, event or occurrence generally affecting (i) the industry in which the Company and its subsidiaries operate, or (ii) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates;

•	any effect, change, event or occurrence to the extent arising out of, resulting from or attributable to:

•	changes in law or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions;

•

the announcement, pendency or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the merger, only to the extent resulting in an adverse impact on commercial relationships with customers, suppliers and distributors;

•	any outbreak, escalation or worsening (or de-escalation or improvement) of hostilities, including but not limited to acts of war (whether or not declared) or sabotage or terrorism;

•	volcanoes, tsunamis, epidemics, pandemics or diseases or outbreaks (including COVID-19), earthquakes, hurricanes, tornados, other natural disasters, or any acts of God;

•	any action taken (or not taken) by the Company or any of its subsidiaries that is required by the merger agreement or with Lockheed Martin’s written consent or at Lockheed Martin’s written request;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Lockheed Martin and Merger Sub or any of their respective affiliates;

•	any change in the Company’s or any of its subsidiaries’ credit ratings;

•	any decline in the market price, or change in trading volume, of the capital stock of the Company; and

•

any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the matters described in the seventh, eight, and ninth sub-bullets of the second bullet will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Company material adverse effect).

However, as to the matters described in the first bullet and third and fourth sub-bullet of the second bullet above, such effects may be taken into account to the extent they have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate.

For purposes of the merger agreement a “Parent material adverse effect” means any event, development, change or effect that prevents or has a material and adverse effect on the ability of Lockheed Martin to consummate the merger and the other transactions contemplated by the merger agreement.

Covenants Relating to the Interim Operations of the Company’s Business

The Company has agreed that, until the earlier of the termination of the merger agreement or the effective time, subject to specified exceptions, the Company will, and will cause its subsidiaries to use reasonable best efforts to, conduct the business of the Company in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use reasonable best efforts to preserve the business of the Company substantially intact, maintain all material governmental approvals of the business of the Company and keep relationships with customers, suppliers, licensors, licensees, distributors and others having significant business dealings with the business of the Company, in each case, consistent with past practice.

In addition, during the same period, the Company has also agreed that, subject to certain exceptions, without the prior written consent of Lockheed Martin (such consent not to be unreasonably withheld, delayed or conditioned), it will not, and will not permit its subsidiaries to:

•

(i) declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, (ii) split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any shares of capital stock or other equity interests or any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, or (iii) purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests (other than the acquisition of shares of Company common stock from a holder of a Company Equity Award (as defined in the merger agreement) outstanding as of the date hereof in satisfaction of withholding obligations upon the settlement of such award, in each case in accordance with the terms and conditions of such award as of the date of the merger agreement);

•

(i) issue, deliver, sell, or grant (A) any of its shares of capital stock or other equity interests, or (B) any voting or nonvoting debt, Company securities, option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; (ii) authorize the issuance of or grant any Company Equity Awards, or (iii) issue, deliver, sell or grant any shares of capital stock or other equity interests in the Company or any subsidiary of the Company, other than the issuance of Company common stock upon the exercise of Company options or in connection with the settlement of Company RSUs, in each case, outstanding on the date hereof and in accordance with its terms as of the date of the merger agreement;

•	amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

•

acquire or dispose of, including by entering into, modifying or terminating any real property lease with respect to, any material interests in real property owned or leased by the Company or any subsidiary of the Company or otherwise used in the conduct of the business of the Company, except for (i) the expiration of any real property lease in accordance with the terms of such contract, and (ii) the renewal of any real property lease that by its terms is scheduled to expire prior to the effective time, and (iii) amending any real property lease in a manner that is not economically adverse to the Company in any material respect;

•

with respect to the Company or any of its subsidiaries, acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other person, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Company contracts;

•

make any capital expenditure or incur any obligation or liability in respect thereof in excess of 120% of the amount budgeted for such expenditure in the Company’s capital expenditure budget, not to exceed $1,000,000 in the aggregate;

•

incur or commit to incur any expenditures in respect of independent research and development of products, systems or services other than in an amount such that the indirect rates do not exceed the forward pricing rate proposal or agreement currently in place with the applicable governmental entity;

•	enter into any new line of business outside of the businesses of the Company or its subsidiaries as of the date of the merger agreement;

•	approve, adopt, amend or waive any rights under any stockholder rights plan or “poison pill” arrangement;

•

cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business;

•

sell or otherwise dispose of, (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets (other than, for the avoidance of doubt, sales or dispositions of inventory, supplies, materials or products or other assets in the ordinary course of business, pursuant to existing contracts or obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the business of the Company);

•

except to the extent required under any Company benefit plan made available to Lockheed Martin prior to the date of the merger agreement (or any plan, program, policy, practice, agreement or arrangement that would be a Company benefit plan if it was in existence on the date of the merger agreement, solely to the extent permitted to be adopted following the date of the merger agreement pursuant to the restrictions set forth therein) or as required to ensure that any Company benefit plan made available to Lockheed Martin prior to and in effect on the date of the merger agreement is not then out of compliance with applicable Law, (i) increase or make any commitment to increase the compensation or benefits of any employee of the Company or other individual service provider (or make any general uniform increase in the compensation of employees of the Company or service providers), (ii) grant or pay any bonus, incentive (whether cash or equity-based), retention, change in control, transaction, severance, termination pay, or similar compensation or benefits to, or increase in any manner the bonus, incentive, retention, change in control, transaction, severance, termination pay, or similar compensation or benefits of, any employee of the Company or other individual service provider, (iii) establish, adopt, enter into, amend or terminate any Company benefit plan (or any plan, program, policy, practice, agreement or arrangement that would be a Company benefit plan if it was in existence on the date of the merger agreement), other than in the ordinary course of business and consistent with past practices in connection with the annual renewal of Company benefit plans that are group health or welfare plans, (iv) enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Company benefit plan, (v) take any action to accelerate the time of payment or vesting of, or amend or otherwise modify the terms of any company equity awards or any compensation, benefits or funding obligations under any Company benefit plan, Company equity plan, or otherwise, or (vi) make any material determination under any Company benefit plan that is inconsistent with the ordinary course of business or past practice, (vii) hire or terminate (other than for cause) (A) any officer or (B) any employee or other service provider with annual base compensation in excess of $200,000 or (viii) implement any broad-based reduction in force;

•

(A) incur any indebtedness, guarantee or otherwise become contingently liable for any Indebtedness of another, except for (i) indebtedness that is incurred in the ordinary course of business (including, but not limited to, ordinary course equipment financing) and (ii) foreign currency hedging arrangements on customary commercial terms entered into in the ordinary course of business and not for speculation or (B) permit any of its material assets (including real property) to become subject to any liens, except for liens permitted by the terms of the merger agreement that do not individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;

•

make any loan, advance or capital contribution to, or investment in, any person (other than a subsidiary of the Company), in each case other than in the ordinary course of business consistent with past practice and in an aggregate amount not in excess of $250,000;

•

make any material change in its tax accounting or financial accounting methods, principles and practices in effect on the date of the balance sheet provided by the Company, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;

•

other than in the ordinary course of business and consistent with past practice, or as required by applicable law, make any material tax election inconsistent with past practice (or allow any material tax election previously made to expire) or, subject to paragraph (q) below, file any income or other material tax return;

•

file any amended income or other material tax return, fail to timely file any material tax return required to be filed or pay any material tax that is due or payable, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign law), settle or compromise any material tax liability or refund, consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes, request any ruling or similar guidance with respect to taxes from a governmental entity, or enter into any power of attorney with respect to taxes that will not terminate as of or before the date of the closing;

•

file or institute a bankruptcy, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than among wholly owned subsidiaries of the Company);

•

terminate or amend in any material respect any material contract or other than in the ordinary course of business consistent with past practice, enter into or submit a bid for any contract that would be a material contract;

•

commence or settle any action, suit, litigation, claim, demand, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, audit, examination or investigation commenced, brought, conducted or heard by or before any court or governmental entity or any arbitration or mediation tribunal or panel;

•

(i) abandon, cancel, dedicate to the public, sell, assign, license or sublicense or grant any security interest in (except as permitted under the merger agreement), to or under any intellectual property of the Company, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees, to maintain and protect their or its interest in the registered intellectual property of the Company; (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any intellectual property of the Company, Company product or Company -owned software, except non-exclusive licenses granted in the ordinary course of the business of the Company consistent with past practice; (iii) disclose or otherwise make available any confidential information, trade secrets or other proprietary information to any person, unless such person is subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (iv) fail to notify Lockheed Martin promptly of any infringement, misappropriation or other violation of or conflict with any intellectual property of the Company, Company product or Company software of which the Company or any of its subsidiaries becomes aware; or

•

fail to comply with any applicable Law in any material respect, including the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” the Exchange Act and the rules and regulations of the SEC and the NYSE;

•	take certain actions set forth in the Company disclosure letter; and

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Open Source Audit and Remediation

The merger agreement provides that, promptly following the date of the merger agreement, the Company will engage a reputable service provider mutually agreed with Lockheed Martin to perform an audit of Company products to determine uses of, and licenses applicable to, open source software (referred to in this proxy statement as the “open source audit”). Promptly following the Company’s receipt of the results of the open source audit (a copy of which the Company will promptly provide to Lockheed Martin), the Company and Lockheed Martin will work together in good faith to remediate the risks identified by the open source audit. As soon as reasonably practicable following the receipt of the results of the open source audit, the Company and Lockheed Martin will determine (subject to mutual agreement) which of the risks identified by the open source audit will be remediated by the Company prior to the closing of the merger, with the balance of the issues to be remediated following the closing of the merger.

Invention Assignment Agreements

The merger agreement provides that the Company will provide executed assignments and licenses of intellectual property rights, and related waivers and releases, in a form acceptable to Lockheed Martin from each current associate of the Company (and will exercise reasonable efforts to provide such assignments for former associates of the Company) who developed any Company product, or any material intellectual property rights that relate to the business of the Company, and who Lockheed Martin determines in its reasonable discretion has not previously completely and irrevocably: (i) assigned to the Company all of their rights in such Company products and intellectual property rights, or (ii) waived all of their rights to additional compensation (including royalties) for such Company products and material intellectual property rights.

Go-Shop; Covenants Regarding Non-Solicitation

Go-Shop Period

During the period beginning on August 15, 2024 and continuing until 11:59 p.m., Eastern Time, on September 13, 2024, the Company, its subsidiaries and their respective representatives were permitted to:

•	solicit, initiate, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes an acquisition proposal;

•	furnish to any person any information which is reasonably requested by such person in connection with such person’s potentially making an acquisition proposal; and

•	participate or engage in discussions or negotiations with such person regarding an acquisition proposal;

provided that, prior to participating or engaging in such discussions or negotiations with or furnishing such information to any person, the Company was required to enter into an acceptable and customary confidentiality agreement with such person in connection with the potential acquisition proposal.

On the no-shop period start date, the Company was required to:

•

notify Lockheed Martin in writing of the identity of each person from whom the Company received an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date;

•	provide Lockheed Martin a list identifying each excluded party (as defined below) as of the no-shop period start date; and

•

provide to Lockheed Martin (i) copies of drafts of proposed agreements, term sheets, letters of intent or any other written terms or proposals related thereto provided to the Company or any of its representatives (including financing commitments) and any modifications to the financial and other material terms thereof and (ii) a written summary of the material terms and conditions of any acquisition proposal not made in writing (including any material terms and conditions proposed orally or supplementally and any modifications to the financial and other material terms thereof).

The Company was required to keep Lockheed Martin reasonably informed of all material developments, discussions and negotiations concerning any such acquisition proposal, and to provide Lockheed Martin with any written supplements or written additions to any written acquisition proposal, including any revisions to any proposed transaction agreement and any related transaction documents and financing commitments, if any.

Covenants Regarding Non-Solicitation

On the no-shop period start date, the Company ceased, and instructed its representatives to immediately cease and cause to be terminated any discussions or negotiations conducted with any persons other than Lockheed Martin, any excluded party (for so long as such person or group is an excluded party) and each of their respective representatives with respect to any acquisition proposal, including immediately revoking or withdrawing access of any person other than Lockheed Martin (and its representatives) and any excluded party (and its representatives) (for so long as such person or group is an excluded party) to any data room (virtual or actual) containing any non-public information with respect to the Company or its subsidiaries and request the prompt return or destruction of all confidential information previously furnished to any such person and its representatives other than Lockheed Martin (and its representatives) and any excluded party (and its representatives) (for so long as such person or group is an excluded party).

Except as related to any excluded party (for so long as such person is an excluded party) and as described below, from and after the no-shop period start date until the effective time (or earlier termination of the merger agreement), neither the Company nor any of its subsidiaries may (or publicly propose to), and the Company must instruct its and its subsidiaries and representatives not to, directly or indirectly (or publicly propose to):

•

solicit, initiate, induce or knowingly encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any other person any non-public information for the purpose of inducing or in connection with an acquisition proposal or responding to an inquiry that would reasonably be expected to lead to an acquisition proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement constituting or otherwise relating to an acquisition proposal, other than an acceptable confidentiality agreement; or

•

terminate, waive, amend, release or modify in any respect any confidentiality or similar agreement (including any non-solicitation, no hire, standstill or similar provision) to which the Company or any of its subsidiaries is a party and must use its reasonable best efforts to enforce each such agreement or provision at the request of Lockheed Martin (subject to certain specified exceptions, including providing written notice to Lockheed Martin of its intent to take such action prior to taking such action).

However, subject to compliance with the merger agreement, if at any time prior to the time the stockholder approval is obtained, the Company or any of its representatives receives a bona fide written acquisition proposal that did not result from a breach of the restrictions on non-solicitation, and if the Board, or committee thereof, determines in good faith, after consultation with an outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal and the failure to evaluate such acquisition proposal would be inconsistent with the directors’ fiduciary duties under applicable law, then the Company and its representatives may:

•

enter into an acceptable confidentiality agreement with the person or group of persons making the acquisition proposal and furnish to them pursuant to such acceptable confidentiality agreement, information (including non-public information) with respect to the Company and its subsidiaries; provided that the Company promptly provides to Lockheed Martin any such non-public information which was not previously provided to Lockheed Martin or its representatives; and

•	engage in or otherwise participate in private discussions or negotiations with the person or group of persons making the acquisition proposal.

If such acquisition proposal is received, the Company and its representatives may engage in communications not involving the provision of confidential information to, or substantive negotiations with, a person solely to clarify or understand the terms and conditions of such unsolicited inquiry or proposal so as to determine whether it is or could reasonably be expected to lead to a superior proposal.

The Company is required to promptly (and in no event later than 24 hours after receipt by an executive officer or director of the Company) notify Lockheed Martin in writing in the event that the Company or any of its subsidiaries or its or their respective representatives receives any

•	bona fide written acquisition proposal;

•	inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an acquisition proposal; or

•	any proposal or offer that is reasonably likely to lead to an acquisition proposal.

In addition, the Company is required to promptly (and in no event later than 24 hours after receipt of such written acquisition proposal, any proposal that is reasonably likely to lead to an acquisition proposal, or inquiry) provide Lockheed Martin with the identity of such person making the acquisition proposal or inquiry and the terms and conditions of such acquisition proposal or inquiry. The Company is also required to promptly (and in no event later than 24 hours) provide Lockheed Martin with copies of any such written acquisition proposal or inquiry (or amendment thereto) setting forth the terms and conditions of such acquisition proposal, including any subsequent written amendments thereto and copies of written proposals and proposed agreements relating thereto.

The Company is required to keep Lockheed Martin reasonably informed on a timely basis of the status and details of any such acquisition proposal or inquiry and any modifications or proposed modifications thereto and any discussions or negotiations concerning the terms and conditions thereof, including by the Board.

An “acquisition proposal” means any inquiry, proposal or offer from, or indication of interest in making a proposal or offer by, any person (other than Lockheed Martin or its subsidiaries) or group within the meaning of Section 13(d) under the Exchange Act relating to, in a single transaction or series of related transactions, directly or indirectly:

•

the acquisition of 15% or more of the consolidated assets of the Company and its subsidiaries (based on their fair market value), or assets comprising 15% or more of the consolidated revenues or EBITDA of the Company and its subsidiaries, including in any such case through the acquisition of one or more subsidiaries of the Company owning such assets;

•	the acquisition of 15% or more of the outstanding Company common stock;

•	a tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the outstanding Company common stock; or

•

a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such person or group would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company, surviving entity or direct or indirect parent of the Company or surviving entity, as applicable;

in each case other than the transactions contemplated by the merger agreement.

A “superior proposal” means a bona fide “acquisition proposal” (as defined above, but with each reference to “15%” replaced by “50%”) from a third party that did not result from a breach of the merger agreement that the Board, or a committee thereof, has determined in good faith after consultation with an outside legal counsel and an outside financial advisor (i) would, if consummated, result in a transaction more favorable to the stockholders of the Company (in their capacities as such) from a financial point of view, than the transactions contemplated by the merger agreement, taking into account all relevant factors and (ii) is reasonably likely to be consummated in accordance with its terms (taking into account all legal, regulatory, financial and other aspects of such proposal).

An “excluded party” means any person from whom the Company or any of its representatives has received a bona fide written acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which written acquisition proposal the Board has determined in good faith prior to the no-shop period start date (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a superior proposal and the failure to evaluate such acquisition proposal would be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that a person or group of persons will immediately cease to be an excluded party (and the provisions of the merger agreement applicable to excluded parties will cease to apply with respect to such person) upon the earliest to occur of the following: (i) the negotiations between the Company and the excluded party with respect to the acquisition proposal that resulted in such excluded party becoming an excluded party shall have been terminated, (ii) such acquisition proposal submitted by such person prior to the start of the no-shop period start date is withdrawn (it being understood that any amendment, modification or replacement of such acquisition proposal shall not, in and of itself, be deemed a withdrawal of such acquisition proposal) or (iii) such acquisition proposal, in the good faith determination of the Board (after consultation with its outside counsel and its financial advisor), no longer is or would reasonably be expected to lead to a superior proposal.

Restrictions on Changes of Recommendation to Company Stockholders

Except as set forth below, neither the Board nor any of its committees may

•

withhold or withdraw (or qualify or modify in a manner adverse to Lockheed Martin), or publicly propose to withhold or withdraw (or qualify or modify in a manner adverse to Lockheed Martin), the Board’s recommendation of the merger and the merger agreement (referred to in this proxy statement as an “adverse recommendation change”);

•	recommend, approve or adopt, or publicly propose to recommend, approve or adopt, any acquisition proposal;

•

following public disclosure of an acquisition proposal, fail to reaffirm the Board’s recommendation of the merger and the merger agreement within seven business days after Lockheed Martin’s reasonable request in writing to do so or, if earlier, at least two business days prior to the stockholders’ meeting to adopt the merger agreement and approve the merger;

•	fail to include the Board’s recommendation of the merger and the merger agreement in this proxy statement;

•

fail to publicly announce, within ten business days after an acquisition proposal structured as a tender offer or exchange offer relating to the Company’s securities is commenced, a statement disclosing that the Board recommends rejection of such tender or exchange offer or take any action or make any recommendation or public statement in connection with a tender or exchange offer that is an acquisition proposal, other than a recommendation against such offer, or fail to recommend against any such acquisition proposal pursuant to Rule 14e-2 under the Exchange Act; or

•

execute or enter into (or cause or permit the Company or any of its subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal, other than an acceptable confidentiality agreement entered into in accordance with the merger agreement;

each of the foregoing events referred to as a “triggering event” in this proxy statement.

Prior to the time stockholder approval of the merger is obtained, the Board may make an adverse recommendation change if:

•

the Company receives an acquisition proposal that did not result from a breach of the restrictions on non-solicitation, such acquisition proposal has not been withdrawn, and the Board determines in good faith, after consultation with an outside financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that the failure to make an adverse recommendation change would be inconsistent with the directors’ fiduciary duties under applicable law; or

•

the Board determines in good faith, after consultation with outside financial advisors of nationally recognized reputation and outside legal counsel, that an intervening event has occurred and that the failure of the Board to make an adverse recommendation change in response to such intervening event would be inconsistent with its fiduciary duties under applicable law.

However, the Board, or any committee thereof, may not make an adverse recommendation change in connection with a superior proposal or an intervening event unless:

•

the Company has given Lockheed Martin at least three business days’ prior written notice of its intention to take such action (which notice must specify the identity of the party making such superior proposal and the terms thereof and must attach the agreement and all material related documentation providing for such superior proposal or describe the intervening event, as applicable);

•

the Company has negotiated in good faith with Lockheed Martin during such three business day period, to the extent Lockheed Martin wishes to negotiate, to enable Lockheed Martin to propose in writing a binding offer to effect revisions to the terms of the merger agreement such that, (i) in the case of an adverse recommendation change in connection with a superior proposal, such superior proposal would no longer constitute a superior proposal, or (ii) in the case of an adverse recommendation change in connection with an intervening event, it would be consistent with the directors’ fiduciary duties not to make such adverse recommendation change; and

•

following the end of such three business day period, the Board has considered in good faith any such binding offer from Lockheed Martin, and will have determined that (i) in the case of a superior proposal, such superior proposal continues to constitute a superior proposal if the revisions proposed in such binding offer were to be given effect, or (ii) in the case of an intervening event, that such intervening event remains in effect and that the failure of the Board to make such adverse recommendation change would continue to be inconsistent with its fiduciary duties under applicable law.

An “intervening event” means any event, change, occurrence or development that in each case is material to the Company and its subsidiaries, taken as a whole, and that:

•	was not known and would not reasonably be expected to be known, and was not foreseen by and was not reasonably foreseeable by, the Board as of the date of the merger agreement,

•	the material consequence of which first became known to the Company after the date of the merger agreement and prior to the stockholders’ approval of the merger,

•	did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, the merger agreement,

•	does not relate to, result from or arise out of any matter described in the applicable section of the company disclosure letter, and

•	does not involve or relate to an acquisition proposal.

Additional Agreements of the Parties to the Merger Agreement

Filing; Other Actions

The Company will cause this proxy statement to (i) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

The Company will, as promptly as reasonably practicable after the date of the merger agreement take all action necessary under all applicable laws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for purposes of approving the merger agreement. The Company will use its reasonable best efforts to solicit the stockholder approval, subject to the merger agreement’s terms relating to an adverse recommendation change.

Access to Information; Confidentiality

From the date of the merger agreement until the earlier of the effective time or the termination of merger agreement in accordance with its terms, upon reasonable written notice, the Company will, and will cause its subsidiaries to, subject to applicable law, afford to Lockheed Martin and Merger Sub and to their representatives reasonable access during normal business hours to (i) the Company’s and its subsidiaries’ directors, officers, employees and consultants, and (ii) the Company’s and its subsidiaries’ properties, systems, contracts and records. However, under the merger agreement, no person will be required to provide access if such access would unreasonably disrupt the normal operations of the Company or if disclosure of the information is legally or contractually prohibited or would result in the loss of attorney client privilege, provided the parties use commercially reasonable efforts to allow for such access in a manner that does not violate any such contractual prohibition or does not jeopardize such attorney-client privilege or violate applicable law.

All information exchanged pursuant to the access provision or the covenants regarding the non-solicitation provision of the merger agreement will be subject to the confidentiality agreement between Lockheed Martin and the Company.

Required Efforts

The Company, Lockheed Martin and Merger Sub will use their reasonable best efforts to consummate and make effective the merger, including using reasonable best efforts to obtain all necessary consents and approvals from governmental entities and third parties, and execute and deliver any additional necessary instruments.

Each of the parties to the merger agreement are required to use reasonable best efforts to:

•

make all appropriate filings or notifications under any antitrust or competition laws, trade regulation laws, or any foreign investment laws, including any laws that provide for review of national security matters, in each case of any jurisdiction (referred to in this proxy statement as “review laws”) with respect to the merger as promptly as reasonably practicable (and with respect to certain specified review laws, within 15 business days after the date of the merger agreement);

•	supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any governmental entity pursuant to any applicable review law; and

•	cause the expiration or termination of the applicable waiting periods and to obtain all governmental approvals under any review laws to allow for the consummation of the merger.

Lockheed Martin will pay all filing fees and other charges incurred by the Company and Lockheed Martin in connection with any filings, notifications or reports required to be made under any review laws in connection with the merger.

In no event will Lockheed Martin nor any of its affiliates be required to:

•	propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any of its or its affiliates assets or businesses,

•	terminate, change, modify, withdraw or transfer any agreements or contracts,

•	defend against any action challenging the merger agreement or the consummation of the merger, or

•	otherwise take any action that limits Lockheed Martin’s freedom of action with respect to or ability to retain any of the businesses, contractors or assets of Lockheed Martin or its affiliates.

Lockheed Martin will have the unilateral right to determine whether or not the parties to the merger agreement will litigate to oppose any enforcement action with any governmental entities challenging the merger as violative of any review laws; provided, that if Lockheed Martin determines to litigate, the Company is required to reasonably cooperate with Lockheed Martin in good faith.

Employee Matters

Prior to the effective time, the Board (or if appropriate, any committee of the Board administering the Company equity plan) will adopt such resolutions or take such other actions as may be necessary or desirable to effectuate the treatment of the Company equity awards in accordance with the merger agreement and terminate the Company equity plan as of the effective time of the merger.

For at least the 12-month period following the effective time, Lockheed Martin will provide, or cause to be provided, to each employee of the Company and its subsidiaries who is employed by the Company or any of its subsidiaries as of immediately prior to the effective time (referred to in this proxy statement as the “continuing employees”) the following:

•	at least the same base salary or wages provided to such continuing employee immediately prior to the effective time,

•

target annual cash incentive opportunities that are no less favorable, in the aggregate, than the target annual cash incentive opportunity provided to such continuing employee immediately prior to the effective time; and

•

employee benefits that are substantially comparable, in the aggregate, to those provided to such continuing employee immediately prior to the effective time (other than equity-based incentives, long-term incentives, retention, change in control, transaction, or similar compensation, one-time or special benefits or arrangements, defined benefit pension benefits, nonqualified deferred compensation, or post-employment health and welfare benefits).

Lockheed Martin will not be prohibited from terminating the employment of or changing or modifying the terms and conditions of employment for any continuing employee following the closing date of the merger.

For purposes of any employee benefit plans maintained by Lockheed Martin or any of its subsidiaries providing benefits to any continuing employees after the effective time (referred to in this proxy statement as the “new plans”) that provide group health benefits, Lockheed Martin will, or will cause its applicable subsidiary to, use commercially reasonable efforts to:

•

waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the continuing employees and their eligible dependents under any new plans, to the same extent that such pre-existing conditions, exclusions and waiting periods would not have applied or would have been waived under the corresponding Company benefit plan in which such continuing employees was a participant immediately prior to his or her commencement of participation in such new plan;

•

provide each continuing employees and his or her eligible dependents under any new plan with credit for any co-payments and deductibles paid during the portion of the plan year of the corresponding Company benefit plan ending on the date such continuing employee’s participation in the new plans begins in satisfying any applicable deductible or out-of-pocket requirements under the new plan, and

•

recognize all service of the continuing employees with the Company and any of its subsidiaries, to the same extent that such service was recognized under the corresponding Company benefit plan in which such continuing employee was a participant immediately prior to his or her commencement of participation in such new plan, for purposes of eligibility, vesting, and solely for severance and paid time off, level of benefits in any new plan in which such employees may be eligible to participate after the effective time.

Indemnification and Insurance

Lockheed Martin and Merger Sub have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time in favor of the current or former directors, officers or employees of the Company or its subsidiaries (referred to in this proxy statement as “indemnified persons”) as provided in the Company’s certificate of incorporation or bylaws, the organizational documents of any subsidiary of the Company or any indemnification agreement or other agreement, including any employment agreements, between such indemnified person and the Company or any of its subsidiaries in effect as of the date of the merger agreement will survive the merger and continue in full force and effect and will not be amended, repealed or otherwise modified in any manner that would adversely affect any such rights of such indemnified persons under such agreements.

The parties have agreed that for six years after the effective time, the surviving corporation or its subsidiaries, as applicable, will indemnify and hold harmless all indemnified persons only and to the fullest extent (x) provided in the Company’s and any of its subsidiaries’ organizational documents or in any indemnification agreements or other agreements of the Company or its subsidiaries and (y) as permitted by applicable law. Neither Lockheed Martin nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification or advancement of expenses could be sought by an indemnified person under the merger agreement, unless such settlement, compromise or consent includes an unconditional release of such indemnified person from all liability arising out of such claim or such indemnified person otherwise consents in writing to such settlement, compromise or consent.

Prior to the effective time, the Company will, or if the Company is unable, Lockheed Martin will, or will cause the surviving corporation to, as of the effective time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies, at no expense to the beneficiaries, in each case with a claims reporting or discovery period of at least six years from and after the effective time with respect to any claim related to any period of time at or prior to the effective time, provided that the Company will not pay more than 450% of the aggregate annual premium most recently paid by the Company and its subsidiaries prior to the date of the merger agreement for its existing directors’ and officers’ liability insurance policies without Lockheed Martin’s written consent.

Fees and Expenses

Except as specified in the merger agreement, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees or expenses.

Public Announcements

Except as specified in the merger agreement and unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, Lockheed Martin and the Company will consult with each other and mutually agree upon any press release or other public statements with respect to the merger agreement or the transactions contemplated by the merger agreement, including the merger, and will not issue any such press release or statement prior to such consultation and agreement. In the event prohibited by applicable law, court process or by the rules of or listing agreement with any U.S. national securities exchange, each party will use commercially reasonable efforts to consult in good faith with each other before issuing any press release or public statement with respect to the merger agreement or the transactions contemplated by the merger agreement, including the merger.

Section 16 Matters

Prior to the effective time, the Company must take all such steps as may be necessary or advisable to ensure that any acquisitions or dispositions of shares of Company common stock (including derivative securities with respect thereto) resulting from the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Lockheed Martin Voting

Lockheed Martin will, and will cause its affiliates to, at the stockholder meeting, and at every adjournment or postponement of the stockholder meeting, and in any action by written consent of stockholders of the Company:

•

appear (in person or by proxy) at each such meeting or otherwise cause all of the securities of the Company that Lockheed Martin and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and

•

cause all of the securities of the Company with respect to which the Lockheed Martin and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of stockholders of the Company with respect to such Company securities, in favor of (i) the proposal to approve the adoption of the merger agreement and the merger; (ii) any proposal to adjourn or postpone the stockholder meeting to a later date if there are not sufficient votes for approval; and (iii) each of the other actions contemplated by the merger agreement.

Transaction Litigation

Lockheed Martin and the Company will promptly notify each other of the commencement of, and any material developments with respect to, any stockholder litigation (referred to in this proxy statement as “transaction litigation”), including any action to perfect or enforce rights of holders of dissenting shares pursuant to Section 262 of the DGCL, and will keep each other reasonably and promptly informed with respect to the status of such transaction litigation. The Company must give Lockheed Martin (i) the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the merger and the other transactions contemplated by the merger agreement and (ii) reasonable and good faith consideration to Lockheed Martin’s advice with respect to such transaction litigation. The prior written consent of Lockheed Martin (which consent will not be unreasonably withheld, conditioned or delayed) is required for any compromise or full or partial settlement of any claim.

Company Delisting

Prior to the closing date of the merger, the Company will cooperate with Lockheed Martin and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE and the SEC to enable the delisting by the surviving corporation of the Company common stock, the Rights and the Company’s public warrants from NYSE and the deregistration of the Company common stock, the Company’s public warrants and the Rights under the Exchange Act as promptly as reasonably practicable after the effective time, and in any event no more than 15 days after the closing date of the merger.

On August 21, 2024, the NYSE notified the Company, and subsequently publicly announced, that the NYSE has determined to (a) commence proceedings to delist the public warrants and (b) immediately suspend trading in the public warrants due to “abnormally low selling price” levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The Company did not appeal the NYSE’s determination with respect to delisting the public warrants. On September 10, 2024, the NYSE notified the SEC of its intention to remove the public warrants from listing and registration on the NYSE, and the NYSE removed the public warrants from listing and registration on the NYSE on September 23, 2024.

Telecommunications and FCC Applications

Following the date of the merger agreement, if the parties to the merger agreement determine that the Company does not hold a required telecommunications license in violation of applicable telecommunications laws or regulations, the Company will, within 30 business days of discovery of the missing authorization, submit an application for the applicable telecommunications license. The Company will bear all costs and fees to remediate the noncompliance, including penalties.

The Company, Lockheed Martin and Merger Sub have jointly filed applications to transfer control of the Company’s authorizations to conduct radiofrequency communications within, into or from the United States, which we refer to in this proxy statement as “FCC licenses”. As of October 3, 2024, such applications are pending approval. Until approval of the FCC licenses is obtained, each of the parties to the merger agreement will supply as promptly as reasonably practicable any information and documentary materials that may be requested by the U.S. Federal Communications Commission and oppose any petitions to deny or other objections filed with respect to the applications to the extent such petition or objection relates to such party.

The Company, Lockheed Martin and Merger Sub have filed all necessary applications to transfer control of any authorizations held in jurisdictions outside of the United States, to the extent required under applicable telecommunications laws.

Conditions to the Merger

Each party’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the approval of the merger agreement proposal by the Company stockholders;

•

any consent, approval, license, permit, identification number, franchise, order, exemption, clearance, waiver, variance or authorization to be issued by or obtained from, or registration, declaration or filing to be made with, any governmental entity under applicable antitrust, trade regulation or foreign investment review laws, the absence of which would prohibit the consummation of the merger, will have been obtained or made;

•

there will not be (i) any pending investigation or any pending legal proceeding by any United States Federal Antitrust Authority that could result in the consummation of the merger being restrained or prohibited or result in an order seeking to unwind the merger or requiring a divestiture of the Company or other relief in connection with the merger agreement or the consummation of the merger contemplated hereby, (ii) any written communication from a United States Federal Antitrust Authority threatening such legal proceeding, or (iii) any oral communication by a United States Federal Antitrust Authority to Lockheed Martin and the Company threatening such legal proceeding (subject to certain exceptions); and

•

no court of competent jurisdiction or other governmental entity will have issued a judgment or enacted, entered, promulgated or enforced a law that is still in effect (whether temporary, preliminary or permanent) and prohibits, restrains, enjoins or makes illegal the consummation of the transactions contemplated by the merger agreement, including the merger.

In addition, Lockheed Martin’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of the Company as follows:

•

the representations and warranties of the Company regarding capitalization (as set forth in the first and second sentences of Section 3.03(a) and the first sentence of Section 3.03(b) of the merger agreement) will be true and correct in all respects as of the date of the merger agreement and as of the closing date, as if made as of such date, except for de minimis inaccuracies;

•

the representations and warranties of the Company regarding organization, standing, power, capitalization, capital structure, authority, execution and delivery, enforceability, company material adverse effect, dividends and brokers (as set forth in Sections 3.01, 3.03(a) (other than the first and second sentences), 3.03(a) (other than the first sentence), 3.04, 3.08(i), 3.08(iii)(7) and 3.22 of the merger agreement) will be true and correct in all material respects as of the date of the merger agreement and as of the closing date; and

•

all other representations and warranties of the Company made in the merger agreement will be true and correct, disregarding all qualifications or limitations as to “materiality”, “Company material adverse effect” and similar qualifications or limitations contained in such representations and warranties, as of the date of the merger agreement and as of the closing date, except for any failure of such representations and warranties to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company material adverse effect;

•	the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	since the date of the merger agreement, the absence of any effect, change, event or occurrence that has had or would have a Company material adverse effect;

•

Lockheed Martin having received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of certain conditions to Lockheed Martin’s and Merger Sub’s obligations to effect the merger;

•	approval of those applications required to be filed with a telecommunications regulatory authority necessary to consummate the transactions contemplated by the merger agreement.

The Company’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of Lockheed Martin and Merger Sub as follows:

•

the representations and warranties of Lockheed Martin and Merger Sub regarding authority, execution and delivery, and enforceability (as set forth in Section 4.03 of the merger agreement) will be true and correct in all material respects as of the date of the merger agreement and as of the closing date, and

•

all other representations and warranties of Lockheed Martin and Merger Sub will be true and correct, disregarding all qualifications or limitations as to “materiality”, “Parent material adverse effect” and similar qualifications or limitations contained in such representations and warranties, as of the date of the merger agreement and as of the closing date, except for any failure of such representations and warranties to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent material adverse effect;

•

each of Lockheed Martin and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•

the Company having received certificates signed on behalf of Lockheed Martin by an executive officer of Lockheed Martin certifying the satisfaction by Lockheed Martin and Merger Sub, as applicable, of certain conditions to the Company’s obligations to effect the merger.

Neither Lockheed Martin nor the Company can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination

Lockheed Martin and the Company may mutually agree to terminate the merger agreement before consummating the merger, even after the stockholder approval of the merger agreement proposal has been obtained.

In addition, either Lockheed Martin or the Company may terminate the merger agreement if:

•

the merger has not closed on or before the end date of February 14, 2025 or, if the end date has been extended by Lockheed Martin in accordance with the merger agreement, the merger has not closed before the expiration of such extension or extensions, except that the right to terminate the merger agreement will not be available to any party whose failure to fulfill any material obligation under the merger agreement has been the primary cause of the failure of the closing to occur by the end date or if such party is in breach of the merger agreement at the time of such purported termination;

•

if the stockholder approval has not been obtained by reason of the failure to obtain the required vote upon a vote taken at the stockholders’ meeting (unless such stockholders’ meeting has been adjourned or postponed, in which case at the final adjournment or postponement), except that the right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the primary cause of the failure to obtain the stockholder approval; or

•

if any court of competent jurisdiction or other governmental entity will have issued a judgment or enacted a law that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the merger, and any such judgment or law will have become final and non-appealable, except that the right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the primary cause of the issuance of such judgment or the imposition of such law.

The “end date” may be extended by Lockheed Martin for up to two successive periods of three months each if any of the government matters conditions or the telecommunications approval condition have not been satisfied or waived prior to such date but all other conditions to closing have been satisfied or waived.

The merger agreement may also be terminated by Lockheed Martin if:

•

if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of the specified conditions to Lockheed Martin’s and Merger Sub’s obligations and (ii) is not reasonably capable of being cured by the end date or, if reasonably capable of being cured, has not been cured within 30 days after receiving written notice from Lockheed Martin stating Lockheed Martin’s intention to terminate, in each case unless Lockheed Martin or Merger Sub is then in material breach of any representation, warranty or covenant contained in the merger agreement;

•	if a triggering event has occurred;

•	in the event of a willful or intentional material breach by the Company of the restrictions on solicitation;

•

if any litigation will have been filed by any governmental entity and not withdrawn or resolved that, if successful, would prohibit, restrain, enjoin or make illegal the consummation of the merger, except that Lockheed Martin will, within the 30 day period following filing of such litigation elect to either terminate the merger agreement, or defend such litigation;

•

if the Company or any of its subsidiaries has filed or instituted a bankruptcy, reorganization, liquidation, receivership or insolvency proceeding, or made an assignment for the benefit of its creditors; or

•	if an event of default under the Bridge Note Purchase Agreement will have occurred and continued for at least five business days.

The merger agreement may also be terminated by the Company if:

•

if Lockheed Martin or Merger Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of the specified conditions to the Company’s obligations and (B) is not reasonably capable of being cured by the end date or, if reasonably capable of being cured, has not been cured within 30 days after receiving written notice from the Company stating Company’s intention to terminate the merger agreement, in each case unless the Company is then in material breach of any representation, warranty or covenant contained in the merger agreement; or

•

at any time prior to the date the stockholder approval is obtained, in order for the Company to enter into a definitive agreement with respect to a superior proposal if (w) the Company has received an acquisition proposal from any third party that did not result from a breach of non-solicitation provisions of the merger agreement, (x) such acquisition proposal has not been withdrawn, (y) the Board has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (z) the Board has determined in good faith, after consultation with an outside financial advisor and outside legal counsel, that such agreement constitutes a superior proposal.

Termination Fees

Termination Fee Payable by the Company

The merger agreement requires the Company to pay Lockheed Martin a termination fee of:

•

$840,000 in cash had the Company terminated the merger agreement prior to the no-shop period start date in order for the Company to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement.

•	$1,680,000 in cash if:

•

the Company terminates the merger agreement on or subsequent to the no-shop period start date in order for the Company to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement;

•

Lockheed Martin terminates the merger agreement due to a triggering event, or Lockheed Martin or the Company otherwise terminates the merger agreement, and at the time of such termination, Lockheed Martin has the right to terminate the merger agreement due to a triggering event;

•

Lockheed Martin or the Company terminates the merger agreement due to the stockholder approval having not been obtained and (i) at or prior to the stockholders’ meeting, an acquisition proposal had been made to the Board or publicly proposed or publicly disclosed, and (ii) within 12 months after the date of any such termination, the Company enters into a definitive agreement with respect to any acquisition transaction (whether or not relating to such acquisition proposal) and such acquisition transaction is consummated;

•

(i) either Lockheed Martin or the Company terminates the merger agreement following the end date and at the time of such termination, there are conditions to the consummation of the merger unsatisfied other than certain of the government matters conditions or (ii) Lockheed Martin terminates the merger agreement in accordance with its terms due to a breach by the Company of its representations, warranties or covenants in the merger agreement or litigation filed by a governmental entity that, if successful, would enjoin or otherwise prohibit or make illegal the consummation of the transactions contemplated by the merger agreement, and in each case, (A) at or prior to such termination an acquisition proposal had been made to the Board or publicly proposed or publicly disclosed, and (B) within 12 months after the date of any such termination, the Company enters into a definitive agreement with respect to any acquisition transaction (whether or not relating to such acquisition proposal) and such acquisition transaction is consummated; or

•

Lockheed Martin terminates the merger agreement due to a willful or intentional material breach by the Company of the restrictions on solicitation, and within 12 months after the date of any such termination, the Company enters into a definitive agreement with respect to any acquisition transaction and such acquisition transaction is consummated.

An “acquisition transaction” means any transaction or series of transactions involving (i) the acquisition of 15% or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any committee thereof), or assets comprising 15% or more of the consolidated revenues or EBITDA of the Company and its subsidiaries, including in any such case through the acquisition of one or more subsidiaries of the Company owning such assets, (ii) the acquisition of 15% or more of the outstanding Company common stock, (iii) a tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the outstanding Company common stock, or (iv) a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such person or group (or the shareholders of any person) would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity. For the avoidance of doubt, the merger and the other transactions contemplated under the merger agreement shall not be deemed an acquisition transaction.

Termination Fee Payable by Lockheed Martin

The merger agreement requires Lockheed Martin to pay the Company a termination fee of $1,680,000 if

•

either party terminates the merger agreement because the transaction has not been consummated by the end date and on the date of such termination, the only conditions unsatisfied are the government matters conditions and government investigations and proceedings; or

•

Lockheed Martin terminates the merger agreement due to litigation filed by a governmental entity and not withdrawn by such governmental entity that, if successful, would enjoin or otherwise prohibit or make illegal the consummation of the transactions contemplated by the merger agreement.

General Provisions

Amendment

The merger agreement may be amended at any time; provided, however, that after receipt of the Company or Merger Sub stockholder approval, if any such amendment will by applicable law require further approval of the stockholders of the Company or the stockholder of Merger Sub, the effectiveness of such amendment will be subject to the approval of such stockholders.

Extension; Waiver

At any time prior to the effective time, the parties may, to the extent permitted under applicable law, (i) extend the time for performance of any obligation or act of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement or (iii) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement by any party to the merger agreement to an extension or waiver will only be valid if made in writing signed on of the part of the party granting the extension or waiver. The failure of a party to assert its rights under the merger agreement does not constitute a waiver of those rights.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the applicable principles of conflicts of laws of Delaware.

Jurisdiction

Each of the parties has agreed that any suit, legal action or proceeding arising out of the merger agreement and the transactions contemplated under the merger agreement, by any other party to the merger agreement, will be brought and determined exclusively in the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties further agreed that service of any process, summons, notice or document sent by registered mail, return receipt requested, or by reputable overnight courier service, will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction. Each of the parties agreed irrevocably and unconditionally to waive any objection to the laying of venue of any action, suit or proceeding arising out of merger agreement or the transactions contemplated by the merger agreement in (i) the Delaware Court or Chancery, or (ii) any other state or federal court in the State of Delaware, and further agreed irrevocably and unconditionally to waive and not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties also agreed to irrevocably waive any objections or immunities to jurisdiction to which it might otherwise be entitled or become entitled in any legal suit, action or proceeding against it arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement which is instituted in any such court.

Waiver of Jury Trial

Each party waives any right it may have to a trial by jury in connection with any proceeding directly or indirectly arising out of or related to the merger agreement or the transactions contemplated under the merger agreement.

Enforcement

In addition to any other remedy that may be available to each party, each of the parties will be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically its terms and provisions in the Delaware Court of Chancery or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in any other state or federal court in the State of Delaware. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with any order or injunction. If, prior to the end date, any party brings any suit, action or proceeding to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, the end date will automatically be extended by (i) the amount of time during which such suit, action or proceeding is pending, plus 20 business days or (ii) such other time period established by the court presiding over such suit, action or proceeding.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the transactions contemplated by the merger agreement, which we refer to as the “related agreements,” but does not purport to describe all of the terms thereof. The related agreements include:

•	the voting and support agreements;

•	the amendment to rights agreement;

•	the amendment to the subscription agreement; and

•	the amendments to the FP combination warrants.

Voting and Support Agreements

Concurrently with the signing of the merger agreement on August 15, 2024, the voting parties, in their capacity as stockholders of the Company, entered into a voting and support agreement with Lockheed Martin.

The voting and support agreements requires the voting parties to, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Lockheed Martin (i) appear (in person or by proxy) at each such meeting or otherwise cause all of the Company common stock that each voting party beneficially owns and is entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) cause the all of the Company common stock that each voting party beneficially owns and has voting rights to be voted, and will duly execute and deliver any written consent of stockholders of the Company with respect to all of the Company common stock that each voting party beneficially owns has voting rights to be voted, among other things, (x) in favor of the adoption of the merger agreement and the approval of the merger and any other matter reasonably necessary to the consummation of the transactions contemplated by the merger agreement and considered and voted upon at any meeting of the holders of Company common stock related thereto, (y) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the merger agreement and (z) against certain other specified actions, including any alternative acquisition proposal and any actions that are intended to impede, interfere with, delay, postpone, discourage or adversely affect the merger.

However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms of the merger agreement, including in respect of the Company entering into an agreement in respect of a superior proposal, all stockholder parties to the voting and support agreements will be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting and support agreements.

Subject to the terms therein, the voting and support agreements terminate, among other reasons, (i) upon the termination of the merger agreement in accordance with its terms, including by the Company in order to enter into an alternative acquisition agreement to accept a superior proposal, (ii) the effectiveness of any amendment, modification or supplement to the merger agreement that decreases the amount of merger consideration, changes the form of the merger consideration or impedes or delays the consummation of the merger and (iii) from August 15, 2024 until the no-shop period start date, the date on which the Board withdraws or modifies, in a manner adverse to Lockheed Martin, the Company Board Recommendation, in accordance with the terms of the merger agreement.

Amendment to Rights Agreement

On August 15, 2024, the Board approved the rights agreement amendment to the rights agreement. The rights agreement amendment prevents the approval, announcement, execution, delivery or performance of the merger agreement, the voting and support agreements, or the consummation of the merger or any other transactions contemplated by the merger agreement or voting and support agreements, from, among other things (i) resulting in Lockheed Martin, Merger Sub or any of the voting parties being an Acquiring Person or (ii) resulting in the occurrence of a Distribution Date or a Shares Acquisition Date. The rights agreement amendment also exempts the transactions contemplated by the merger agreement and the voting and support agreements from the provisions of the rights agreement relating to a Qualifying Offer. The rights agreement amendment further provides that the Rights will expire in their entirety immediately prior to the effective time without any payment being made in respect thereof.

Amendment to Subscription Agreement

Concurrently with the signing of the merger agreement on August 15, 2024, the Company and the insider PIPE investor entered into the subscription agreement amendment to amend the subscription agreement. Pursuant to the subscription agreement amendment, the insider PIPE investor agreed to postpone its right to receive payments under the subscription agreement until the merger closing or the termination of the merger agreement in accordance with its terms. As consideration for postponing payments under the subscription agreement, upon the merger closing, the insider PIPE investor is entitled to receive, to the extent permitted under the debt facilities of the Company and its subsidiaries, a lump sum payment in cash of all accrued and unpaid amounts due and owing to the insider PIPE investor under the subscription agreement. In the event the merger agreement is terminated in accordance with its terms, the Company’s payment obligations with respect to such accrued amounts will be reinstated and payable in accordance with the original terms of the subscription agreement commencing on the next quarterly installment payment date following the termination of the merger.

Amendments to FP Combination Warrants

Concurrently with the signing of the merger agreement on August 15, 2024, the Company, Lockheed Martin and FP Phoenix entered into the FP Phoenix amendment to the FP Phoenix warrant. Pursuant to the FP Phoenix amendment, the Company agreed to, notwithstanding the prior exercise of the FP Phoenix warrant, repurchase all of the FP Phoenix warrant in exchange for a payment by the Company to FP Phoenix of $972,134.83 on the date of the merger closing.

Concurrently with the signing of the merger agreement on August 15, 2024, the Company, Lockheed Martin and FP Credit Partners entered into the FP Credit Partners amendment to the FP Credit Partners warrant. Pursuant to the FP Credit Partners amendment, the Company agreed to, notwithstanding the prior exercise of the FP Credit Partners warrant, repurchase all of the FP Credit Partners warrant in exchange for a payment by the Company to FP Credit Partners of $20,027,865.17 on the date of the merger closing.

Required Vote; Board Recommendation

The vote on the merger agreement proposal is a vote separate and apart from the vote on the nonbinding merger-related compensation proposal and the adjournment proposal. Accordingly, you may vote “FOR” either or both of the nonbinding merger-related compensation proposal and the adjournment proposal and vote “AGAINST” or “ABSTAIN” for this merger agreement proposal (and vice versa).

The approval of this merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

The Board unanimously recommends that you vote “FOR” approval of the merger agreement proposal.

NONBINDING MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, as reported in “The Merger—Interests of Company Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger.”

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the Company’s stockholders approve, on a nonbinding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table and narrative discussion under the heading entitled ‘The Merger—Interests of Company Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger.’”

The vote on this proposal is a vote separate and apart from the vote on the merger agreement proposal and the adjournment proposal. Accordingly, you may vote “FOR” either or both of the merger agreement proposal and the adjournment proposal and vote “AGAINST” or “ABSTAIN” for this nonbinding merger-related compensation proposal (and vice versa).

Because your vote is advisory, it will not be binding upon the Company, the Board, the Compensation Committee of the Board, Lockheed Martin or any affiliate of Lockheed Martin. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement proposal is approved by the stockholders and the merger is completed, the merger-related compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

The approval of this nonbinding merger-related compensation proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal.

The Board unanimously recommends that you vote “FOR” approval of the nonbinding merger-related compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

We will ask our stockholders to vote only on this Proposal 3 and not on the merger agreement proposal or the nonbinding merger-related compensation proposal if the Board determines to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal.

In this proposal, we are asking our stockholders to approve a proposal to authorize the Board, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal. If our stockholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies to approve the merger agreement proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of the merger agreement proposal.

The vote on this adjournment proposal is a vote separate and apart from the vote on the merger agreement proposal and the nonbinding merger-related compensation proposal. Accordingly, you may vote “FOR” either or both of the merger agreement proposal and the nonbinding merger-related compensation proposal and vote “AGAINST” or “ABSTAIN” for this adjournment proposal (and vice versa).

The approval of this adjournment proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person (via the virtual meeting website) or represented by proxy at the special meeting and entitled to vote on the proposal.

The Board unanimously recommends that you vote “FOR” approval of the adjournment proposal.

MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is listed for trading on the NYSE under the trading symbol “LLAP.”

On August 14, 2024, the last full trading day prior to the announcement of the Company’s entry into the merger agreement, the closing price per share of Company common stock was $0.40. On September 16, 2024, the closing price per share of Company common stock was $0.247. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 16, 2024 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants, the conversion of convertible notes, settlement of vested but unsettled Company RSUs, or the vesting of Company RSUs, within 60 days of September 16, 2024. Shares subject to warrants or convertible notes that are currently exercisable/convertible, or exercisable/convertible within 60 days of September 16, 2024, or subject to Company RSUs that are currently vested but unsettled or vest within 60 days of September 16, 2024, are considered outstanding and beneficially owned by the person holding such warrants, convertible notes or Company RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Subject to individual adjustments as a result of ownership of certain warrants, convertible notes or Company RSUs as noted above, we have based our calculation of the percentage of beneficial ownership on 204,861,603 shares of Company common stock outstanding as of September 16, 2024.

Name of Beneficial Owner	Number of Shares	% of Ownership
Five Percent Holders:
Lockheed Martin Parties (1)	73,305,845	27.7%
Sophis Investor Group (2)	13,941,427	6.8%
Francisco Partners Parties (3)	13,129,701	6.2%
Directors and Executive Officers:
Marc Bell (4)	13,465,956	6.6%
Marco Villa (5)	6,481,408	3.2%
Gary A. Hobart (6)	1,045,040	*
Mark Kula (7)	169,482	*
Santina Michel (8)	111,218	*
Wahid Azizpor (9)	107,658	*
James S. Black (10)	112,986	*
Mathieu Riffel (11)	101,955	*
Richard Bays (12)	64,153	*
Daniel C. Staton (13)	13,286,022	6.5%
James LaChance (14)	534,478	*
Stratton Sclavos (15)	267,200	*
Douglas L. Raaberg	154,762	*
Richard Y. Newton III	154,762	*

Name of Beneficial Owner	Number of Shares	% of Ownership
Tobi Petrocelli	129,275	*
Thomas E. Manion	176,111	*
Current directors and executive officers as a group (a total of 16 persons)	36,362,466	17.6%

*	Less than 1%.
(1)

This information is based solely upon the information provided by Lockheed Martin in an amendment to Schedule 13D filed on August 16, 2024, which we refer to as the “Lockheed 13D”. Based on the Lockheed 13D, this information represents the Company common stock held by Lockheed Martin and Astrolink International LLC, a Delaware limited liability company and an indirectly wholly owned subsidiary of Lockheed Martin, which we refer to as “Astrolink”. Based on the Lockheed Martin 13D, Lockheed Martin beneficially owns 60,610,929 shares of Company common stock, which includes 18,635,230 shares of Company common stock currently issuable upon exercise of warrants and 41,188,758 shares of Company common stock currently issuable upon conversion of the Convertible Notes (inclusive of interest paid in kind that has been added to the principal balance of such notes); Astrolink beneficially owns 12,694,916 shares of Company common stock. The business address of each is c/o Lockheed Martin, 6801 Rockledge Drive, Bethesda, MD 20817.

(2)

This information is based solely upon the information provided by Sophis Investments LLC, a Delaware limited liability company, which we refer to as “Sophis Investments”, in amendments to Schedule 13D filed on September 3, 2024 and October 2, 2024, which we refer to as “Sophis 13D”, on behalf of an investor group, which we refer to as “Sophis Investor Group”, comprised of Sophis Investments, Sophis GP LLC, a Delaware limited liability company, which we refer to as “Sophis GP”, Tassos Recachinas, Roark’s Drift, LLC, a Delaware limited liability company, which we refer to as “Roark’s Drift”, Joseph Roos, Austin Williams, Roland Coelho and Jordi Puig-Suari. Based on the Sophis 13D and pursuant to a certain group agreement between the members of the Sophis Investor Group, the Sophis Investor Group beneficially owns 13,941,427 shares of Company common stock, which includes (i) 13,941,327 shares beneficially owned by Sophis Investments, of which 100 shares are owned directly, 2,400,000 are directly owned by Roark’s Drift, 4,705,204 are directly owned by Mr. Williams; 5,111,422 are directly owned by Mr. Coelho and 1,724,601 are directly owned by Mr. Puig-Suari; and (ii) 100 shares directly owned by Sophis GP. The shares beneficially owned by Roark’s Drift may be deemed to be indirectly beneficially owned by Mr. Roos as the Managing Member of Roark’s Drift. The shares beneficially owned by each of Sophis Investments and Sophis GP may be deemed to be indirectly beneficially owned by Mr. Recachinas as the Managing Member of each of Sophis Investments and Sophis GP. The principal business address of each of Sophis Investments, Sophis GP and Mr. Recachinas is 250 Park Avenue, 7th Floor, New York, NY 10177. The principal business address of each of Roark’s Drift and Mr. Roos is 10322 Sweet Bay Manor, Parkland, FL 33076. The principal business address of Mr. Williams is 305 Avenida San Pablo, San Clemente, CA 92672. The principal business address of Mr. Coelho is 3225 Daisy Lane, San Luis Obispo, CA 93401. The principal business address of Mr. Puig-Suari is 1701 16th St. NW, #650, Washington, DC 20009.

(3)

This information is as of December 31, 2022, and is based solely upon the information provided by FP Credit Partners Phoenix II L.P., a Cayman Islands limited partnership, which we refer to as “FP Phoenix II”, in its most recent Schedule 13G filed on February 13, 2023, and reporting ownership as of December 31, 2022, which we refer to as the “FP 13G”. Based on the FP 13G, this information represents the Company common stock held by FP Credit Partners II, L.P., a Cayman Islands limited partnership, which we refer to as “FP Credit II”, and FP Phoenix II. FP Credit II beneficially owns 4,614,037 shares of Company common stock and 7,907,863 warrants exercisable within 60 days of September 16, 2024. In addition, FP Phoenix II beneficially owns 223,960 shares of Company common stock and 383,841 warrants exercisable within 60 days of September 16, 2024. FP Credit Partners GP II, L.P. is the general partner, which we refer to as the “GP”, of both FP Credit II and FP Phoenix II. FP Credit Partners GP II Management, LLC is the general partner (the “UGP”) of the GP. Francisco Partners Management, L.P., which we refer to as “FPM”, serves as the investment manager for each of FP Credit II and FP Phoenix II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the shares held, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at FPM with respect to the shares noted

above are made by an investment committee. The members of the investment committee may be deemed to have or share beneficial ownership of the shares held by FP Credit II and FP Phoenix II, but each member of the investment committee disclaims beneficial ownership of such shares. The business address of each of FP Credit II, FP Phoenix II, the GP, the UGP, and FPM is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C —Suite 410, San Francisco, CA 94129.

(4)

Consists of (i) 12,891,068 shares of Company common stock held of record by Mr. Bell, (ii) 387,388 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 187,500 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(5)

Consists of (i) 6,432,844 shares of Company common stock held of record by Mr. Villa, (ii) 48,314 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 250 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024. Mr. Villa provided notice of his resignation as Chief Revenue Officer and Executive Vice President of the Company on June 10, 2024, with the effective date of such resignation to be determined at a future date. As of September 16, 2024, Mr. Villa remains employed by the Company as Chief Revenue Officer and Executive Vice President.

(6)

Consists of (i) 718,534 shares of Company common stock held of record by Mr. Hobart, (ii) 201,506 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 125,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(7)

Consists of (i) 70,517 shares of Company common stock held of record by Mr. Kula, (ii) 23,965 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 75,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(8)

Consists of (i) 70,060 shares of Company common stock held of record by Ms. Michel, (ii) 16,158 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 25,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(9)

Consists of (i) 68,908 shares of Company common stock held of record by Mr. Azizpor, (ii) 13,750 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 25,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(10)

Consists of (i) 50,174 shares of Company common stock held of record by Mr. Black, (ii) 12,562 shares of Company common stock vested as of July 30, 2024 but not yet settled, (iii) 50,000 shares of Company common stock vested as of August 29, 2024 but not yet settled, and (iv) 250 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(11)

Consists of (i) 47,105 shares of Company common stock held of record by Mr. Riffel, (ii) 6,082 shares of Company common stock vested as of July 6, 2024 but not yet settled, (iii) 9,976 shares of Company common stock vested as of July 30, 2024 but not yet settled, (iv) 13,792 shares of Company common stock vested as of August 2, 2024 but not yet settled, and (v) 25,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(12)

Consists of (i) 30,716 shares of Company common stock held of record by Mr. Bays, (ii) 8,437 shares of Company common stock vested as of July 30, 2024 but not yet settled, and (iii) 25,000 shares of Company common stock issuable upon vesting of Company RSUs scheduled to vest on November 4, 2024.

(13)

Consists of (i) 2,152,896 shares of Company common stock held of record by Mr. Staton, (ii) 8,133,126 shares of Company common stock held by Staton Tyvak Family Limited Partnership, and (iii) 3,000,000 shares of Company common stock held by Staton Orbital Family Limited Partnership over which Mr. Staton has sole voting and dispositive power.

(14)

Consists of (i) 451,862 shares of Company common stock held of record by Mr. LaChance and (ii) 82,616 shares of Company common stock issuable upon the exercise of outstanding options exercisable within 60 days of September 16, 2024.

(15)	Consists of (i) 172,091 shares of Company common stock held of record by Mr. Sclavos and (ii) 95,109 shares of Company common stock vested as of April 3, 2024 but not yet settled.

APPRAISAL RIGHTS

Under the DGCL, if the merger is completed, the Company’s stockholders of record and beneficial owners of Company common stock who do not vote in favor of the adoption of the merger agreement (whether by voting against the merger agreement proposal, abstaining or otherwise not voting with respect to the merger agreement proposal) and who properly demand appraisal of their shares of Company common stock (and do not effectively withdraw or otherwise waive or lose their right to appraisal), and otherwise comply with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of the “fair value” of their shares of Company common stock by the Delaware Court of Chancery pursuant to Section 262 of the DGCL.

Pursuant to Section 262 of the DGCL, if you (as a record holder or beneficial owner) do not wish to accept the merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of Company common stock and to have the Delaware Court of Chancery determine the “fair value” of your shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as finally determined in an appraisal proceeding by the Delaware Court of Chancery may be less than, equal to or more than the merger consideration (i.e., $0.25 per share of Company common stock) that you would otherwise be entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand and perfect, and do not properly withdraw their demand for or otherwise waive or lose the right to, appraisal for their shares of Company common stock in compliance with the provisions of Section 262 of the DGCL will be entitled to such appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights in connection with the merger. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. Failure to follow precisely the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights will result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of shares of Company common stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Pursuant to Section 262 of the DGCL, when a merger agreement with respect to which appraisal rights are provided by Section 262 will be submitted for adoption at a meeting of stockholders, the company must notify each of its stockholders who were holders of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the adoption of the merger agreement, that appraisal rights are available. Either a copy of Section 262 of the DGCL must be included with the notice or the notice must direct stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost.

This proxy statement constitutes the Company’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, or wish to preserve your right to do so, you should carefully review the text of Section 262 of the DGCL. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company encourages stockholders considering exercising such rights to seek the advice of financial and legal counsel.

If you (as a stockholder or beneficial owner) wish to demand and perfect your right to seek appraisal of your shares of Company common stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a proper written demand for appraisal of your shares of Company common stock before the vote is taken on the merger agreement proposal at the special meeting, which written demand must reasonably inform the Company of the identity of the stockholder or beneficial owner making such demand, as applicable, and that such stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of his, her, its or their shares of Company common stock and, in the case of a demand made by a beneficial owner, reasonably identifies the holder of record of the shares of Company common stock for which such demand is made and must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL; (ii) you must hold or beneficially own your shares of Company common stock from the date of making such demand and continuously remain the holder or beneficial owner, as the case may be, of such shares of Company common stock through the effective date of the merger; (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the merger agreement proposal with respect to your shares of Company common stock for which you intend to demand appraisal; and (iv) you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL. Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Company, as the surviving corporation in the merger, must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the merger. The Company, as the surviving corporation in the merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of Company common stock within the time prescribed in Section 262 of the DGCL. In addition, at least one of the ownership thresholds discussed below must be met in order for Company stockholders to be entitled to seek appraisal with respect to such shares of Company common stock.

If any of these conditions is not satisfied with respect to any of your shares of Company common stock and the merger is completed, you will be entitled to receive the merger consideration for such shares of Company common stock as provided in the merger agreement, but you will not be entitled to seek appraisal of such shares of Company common stock. A vote in favor of the merger agreement proposal, whether provided at the special meeting or by proxy submitted by mail, over the Internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares of Company common stock so voted and will nullify any previously filed written demands for appraisal. A proxy with respect to any such shares of Company common stock that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” approval of the merger agreement proposal and result in the loss of the stockholder’s or beneficial owner’s right to seek appraisal with respect to such shares of Company common stock and nullify and effectively withdraw any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder or beneficial owner who submits a proxy for his, her or its shares of Company common stock which votes “FOR” approval of the merger agreement proposal (or does not contain voting instructions and as a result is voted “FOR” approval of the merger agreement proposal) and who wishes to exercise appraisal rights with respect to such shares of Company common stock must either revoke such proxy, submit a later-dated proxy with respect to such shares of Company common stock containing instructions to vote “AGAINST” the merger agreement proposal or “ABSTAIN” from voting on the merger agreement proposal or attend the special meeting and vote “AGAINST” the merger agreement proposal or “ABSTAIN” from voting on the merger agreement proposal with respect to such shares of Company common stock. Voting against or failing to vote for the merger agreement proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger agreement proposal.

All demands for appraisal (i) should be addressed to our Secretary at Terran Orbital Corporation, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487, (ii) must be delivered to the Company before the vote is taken on the merger agreement proposal at the special meeting, and (iii) must be executed by, or on behalf of, the applicable stockholder or beneficial owner of the shares of Company common stock for which appraisal is sought. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder or beneficial owner holding the shares of Company common stock for which appraisal is demanded and the intention of the person to demand appraisal of the fair value of his, her or its shares of Company common stock and, in case of a demand made by a beneficial owner, must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s or beneficial owner’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the merger agreement proposal at the special meeting will result in the loss of appraisal rights.

If a holder of record is submitting a demand with respect to shares of Company common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder or beneficial owner; however, the agent must identify the stockholder or stockholders (and, if by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in executing the demand, he or she is acting as an agent. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Company common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Company common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the holder of record.

If the merger is consummated, within 10 days after the effective date of the merger, the Company, as the surviving corporation in the merger, must give notice of the effective date of the merger to each of the Company’s stockholders and beneficial owners who has properly made a written demand for appraisal in compliance with Section 262 of the DGCL and who did not vote in favor of the merger agreement proposal.

At any time within 60 days after the effective date of the merger, or thereafter with the written approval of the Company, as the surviving corporation in the merger, any stockholder or beneficial owner who has properly demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw such stockholder’s or beneficial owner’s demand for appraisal and accept the merger consideration in accordance with the terms of the merger agreement by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the Company, as the surviving corporation in the merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing will not affect the right of any stockholder or beneficial owner that has properly made an appraisal demand but that has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the merger consideration in accordance with the terms of the merger agreement, within 60 days after the effective date of the merger. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder or beneficial owner who withdraws such stockholder’s or beneficial owner’s demand for appraisal within 60 days after the effective date of the merger, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder or beneficial owner will be entitled to receive only the appraised value of his, her or its shares of Company common stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the merger consideration that such stockholder or beneficial owner would otherwise be entitled to receive in accordance with the terms of the merger.

Within 120 days after the effective date of the merger, but not thereafter, either the Company, as the surviving corporation in the merger, or any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all such stockholders or beneficial owners who have properly demanded appraisal. Upon the filing of the petition by a stockholder or beneficial owner, service of a copy of such petition will be made upon the Company, as the surviving corporation in the merger. The Company, as the surviving corporation in the merger, has no obligation to file such a petition, has no present intention to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the stockholders or beneficial owners of shares of Company common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder or beneficial owner to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s or beneficial owner’s previous written demand for appraisal. In addition, within 120 days after the effective date of the merger, any stockholder or beneficial owner who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights will be entitled to receive from the Company, as the surviving corporation in the merger, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement proposal and with respect to which demands for appraisal have been received by the Company and the aggregate number of stockholders or beneficial owners of such shares of Company common stock (provided that, where a beneficial owner has made a demand for appraisal, the record holder of such shares of Company common stock shall not be considered a separate stockholder holding such shares of Company common stock for purposes of such aggregate number). The statement must be mailed within 10 days after such written request has been received by the Company, as the surviving corporation in the merger, or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a stockholder or beneficial owner, the stockholder or beneficial owner must deliver a copy of the petition to the Company, as the surviving corporation in the merger, and the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders and beneficial owners who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Company, as the surviving corporation in the merger, and all stockholders and beneficial owners shown on such verified list at the address stated therein. The forms of notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Company, as the surviving corporation in the merger.

After providing notice to the stockholders and beneficial owners as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and determine those stockholders and beneficial owners who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders and beneficial owners who have demanded an appraisal for their shares of Company common stock and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder or beneficial owner fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder or beneficial owner. Additionally, and notwithstanding anything herein to the contrary, because shares of Company common stock will have been publicly listed on the NYSE immediately prior to the merger, the Delaware Court of Chancery is required under Section 262(g) of the DGCL to dismiss the proceedings as to all holders of such shares of Company common stock who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company common stock entitled to appraisal exceeds 1% of the outstanding shares of Company common stock or (ii) the value of the consideration provided in the merger in respect of such total number of shares of Company common stock exceeds $1,000,000.

After the Delaware Court of Chancery determines the stockholders and beneficial owners entitled to appraisal of their shares of Company common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of the shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such “fair value,” the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Notwithstanding anything herein to the contrary, at any time before the entry of judgment in the proceedings, the Company, as the surviving corporation in the merger, may pay to each stockholder and beneficial owner entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. Upon application by the Company, as the surviving corporation in the merger, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to, and does not in any manner address, the “fair value” under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the merger consideration that stockholders and beneficial owners would otherwise be entitled to receive in accordance with the terms of the merger. Moreover, we do not anticipate offering more than the merger consideration to any stockholder or beneficial owner exercising appraisal rights and the Company reserves the right to make a voluntary cash payment pursuant to Section 262(h) and to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company common stock is less than the merger consideration.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

The Delaware Court of Chancery will direct the payment of the fair value of the shares of Company common stock, with interest thereon accrued during the pendency of the proceedings, if the Delaware Court of Chancery so determines, by the Company, as the surviving corporation in the merger, to the stockholders and beneficial owners entitled to receive the same. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a person whose name appears on the verified list who participated in the proceeding and incurred costs in connection therewith, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any such person in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder or beneficial owner who demanded appraisal rights will not, from and after the effective date of the merger, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective date of the merger. If no petition for appraisal is filed within 120 days after the effective date of the merger, or if neither of the ownership thresholds described above has been satisfied as to stockholders or beneficial owners seeking appraisal rights, then the right to an appraisal will cease for all stockholders and beneficial owners. Additionally, if any stockholder or beneficial owner otherwise fails to perfect, successfully withdraws, waives or loses such person’s right to appraisal, or if the Delaware Court of Chancery shall determine that such person is not entitled to the relief provided by Section 262 of the DGCL, then the right of that stockholder or beneficial owner to appraisal will cease and that stockholder’s or beneficial owner’s shares of Company common stock will be deemed to have been automatically canceled, ceased to exist, and converted at the effective time into the right to receive the merger consideration, pursuant to the merger. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any record holder or beneficial owner of shares of Company common stock who desires such a petition to be filed is advised to file it on a timely basis. In addition, as indicated above, a stockholder or beneficial owner may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders or beneficial owners who may wish to pursue appraisal rights are encouraged to consult their legal and financial advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is consummated, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company common stock.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

In the event that the merger agreement proposal is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Lockheed Martin or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, shares of Company common stock would continue to be listed and traded on the NYSE (as long as we are able to meet the NYSE continued listing requirements), we would continue to be required to file periodic reports with the SEC and our stockholders would continue to be subject to the same risks to which they currently are subject with respect to their ownership of Company common stock as previously disclosed in the SEC filings incorporated by reference in this proxy statement.

More importantly, the maturity date of the bridge notes is the earlier of (i) October 25, 2024, (ii) the closing of the merger, and (iii) the date that the bridge notes are accelerated because of the occurrence of an event of default under the bridge note purchase agreement (which would include, among others, the failure to obtain stockholder approval of the merger agreement or completion of the merger). As described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Company does not have sufficient liquidity or alternative financing available to be able to repay the amounts due under the bridge note purchase agreement and its other existing debt agreements. Accordingly, unless the Purchasers agree to extend the maturity date of the bridge notes beyond October 25, 2024 or the Company is able to obtain sufficient liquidity, if either (a) the merger agreement is not approved and adopted by our stockholders to permit the closing of the merger prior to October 25, 2024 or (b) the bridge notes are accelerated because of any other event of default under the bridge note purchase agreement, in either case, we will be forced to seek bankruptcy protection or other insolvency proceedings in order to preserve the value of our assets as much as possible as we would seek an orderly liquidation of the Company.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior proposal. See “The Merger Agreement (Proposal 1)—Termination” beginning on page 97.

Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay Lockheed Martin a termination fee or Lockheed Martin may be obligated to pay us a termination fee. See “The Merger Agreement (Proposal 1)—Termination Fees” beginning on page 98.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the merger is not consummated, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Terran will hold the regular annual meeting of its stockholders in 2025, which we refer to as the “2025 annual meeting”, only if the merger is not completed in the currently expected timeline.

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2025 annual meeting by submitting their proposals in writing to our Secretary in a timely manner. Since we do not expect that our 2025 annual meeting will be held more than 30 days earlier, or more than 60 days later, than in 2024, if you would like to submit a proposal for us to include in the proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act, our Secretary must receive the written proposal at our principal executive offices not later than December 11, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Terran Orbital Corporation

Attention: James Black, Secretary

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, FL 33487

(949) 591-7749

Email: James.Black@terranorbital.com

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2025 annual meeting, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 29, 2025; and

•	not later than February 28, 2025.

In the event that we hold the 2025 annual meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2024 annual meeting of stockholders, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2025 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2025 annual meeting; or

•	the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than nominees the Company nominates for election, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2024.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send a single hard copy of the notice or, if you requested full printed versions by mail, only one hard copy proxy statement to eligible stockholders who share the same address, unless we have received instructions to the contrary from any stockholder at that address. Eligible stockholders who participate in householding will continue to receive separate proxy cards.

If your household would like to receive single, rather than duplicate, mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each stockholder will continue to receive a separate proxy card. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received only one hard copy of this proxy statement. If you would like to receive another copy of this proxy statement or accompanying notice of special meeting, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

WHERE YOU CAN FIND MORE INFORMATION

Terran files annual, quarterly and current reports, proxy statements and other information with the SEC. Terran’s SEC filings are available to the public from commercial document-retrieval services and free of charge from the SEC’s website at http://www.sec.gov and at Terran’s website at https://terranorbital.com/. Terran also makes available free of charge any of its SEC filings by mail. For a mailed copy of a report, please contact Terran Orbital Corporation, Investor Relations, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487. Information contained on or made available through Terran’s website or other websites mentioned in this proxy statement is not incorporated into, and is not a part of this proxy statement, and any references to websites are intended to be inactive textual references only.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC rules allow us to “incorporate by reference” into this proxy statement documents we file with the SEC, which means that we can disclose important information to you by referring you to those publicly filed documents with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of this proxy statement and before the date of the special meeting.

•	our Annual Report on Form 10-K (File No. 001-40170) for the year ended December 31, 2023 (as filed with the SEC on April 1, 2024);

•	our Quarterly Reports on Form 10-Q (File No. 001-40170) for the quarters ended March 31, 2024 and June 30, 2024 (as filed with the SEC on May 14, 2024 and August 12, 2024, respectively);

•

our Definitive Proxy Statement on Schedule 14A filed on April 10, 2024 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023); and

•

our Current Reports on Form 8-K (File No. 001-40170) filed with the SEC on February  6, 2024, March  4, 2024, April  18, 2024, May  29, 2024, May  29, 2024, June  14, 2024, June  21, 2024, July  23, 2024, August  15, 2024, August  21, 2024, August  26, 2024 and September 12, 2024 (in each case, other than information furnished rather than filed).

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us by written or telephonic request directed to our Secretary at the Company’s address, which is Terran Orbital Corporation, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487, telephone (561) 988-1704; or from our proxy solicitor, Sodali (by calling toll free at (800) 662-5200, or for banks and brokers, collect at (203) 658-9400); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 4, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

APPENDIX I

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

Adjusted EBITDA

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) loss on extinguishment of debt, (vi) change in fair value of warrant and derivative liabilities, and (vii) other non-recurring and/or non-cash items.

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP.

The following table reconciles Adjusted EBITDA to net loss (the most comparable GAAP measure) for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
(in thousands)	2024	2023	$ Change
Net loss	$(88,622)	$(82,575)	$(6,047)
Interest expense, net	28,303	22,663	5,640
Provision for income taxes	103	1	102
Depreciation and amortization	5,424	2,708	2,716
Share-based compensation expense	7,467	13,755	(6,288)
Change in fair value of warrant and derivative liabilities	50	(2,031)	2,081
Other, net(a)	1,637	1,573	64

Adjusted EBITDA	$(45,638)	$(43,906)	$(1,732)

(a)	Represents other expense and other charges and items. Non-recurring legal and accounting fees related to our financing transactions are included herein.

I-1

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of the 15th day of August 2024,

Among

LOCKHEED MARTIN CORPORATION,

THOLIAN MERGER SUB, INC.,

and

TERRAN ORBITAL CORPORATION

i

Annex I	Glossary of Defined Terms
Exhibit A	Form of Second Amended and Restated Certificate of Incorporation of Surviving Corporation
Exhibit B	Form of Amended Bylaws of Surviving Corporation

THIS AGREEMENT AND PLAN OF MERGER, dated this 15th day of August 2024 (this “Agreement”), is among Lockheed Martin Corporation, a Maryland corporation (“Parent”), Tholian Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned Subsidiary of Parent, and Terran Orbital Corporation, a Delaware corporation (the “Company”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and each share of Common Stock outstanding immediately prior to the effective time of the Merger, other than the Cancelled Shares and the Dissenting Shares, shall be converted into the right to receive an amount equal to the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) unanimously has (i) determined that it is fair to, and in the best interests of, the Company and its stockholders to enter into this Agreement, (ii) approved, adopted and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the Merger and the other transactions contemplated hereby (together with the Merger, the “Transactions”), (iii) directed that the approval and adoption of this Agreement (including the Merger) be submitted to a vote at a meeting of the stockholders of the Company, and (iv) recommended that the Company’s stockholders approve the adoption of this Agreement and approve the Merger on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the boards of directors of Parent and Merger Sub have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, as a material inducement to Parent and Merger Sub to enter into this Agreement, following approval by the Board of Directors and concurrently with the execution and delivery of this Agreement, certain Persons have concurrently herewith entered into a Voting and Support Agreement (collectively, the “Voting and Support Agreements”) in connection with the Transactions;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, at the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. The Company, as the surviving corporation following the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036 or by means of a virtual closing through electronic exchange of signatures at 10:00 a.m. New York time on the second (2nd) Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions). Notwithstanding the foregoing, the Closing may be consummated at such other place, time or date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.03. Effective Time. On the Closing Date, the Company shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger in accordance with the DGCL. The time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

SECTION 1.05. Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time so as to read in its entirety in the form attached hereto as Exhibit A, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time so as to read in its entirety in the form attached hereto as Exhibit B, and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. Each of Parent, Merger Sub and the Company shall take all action necessary to carry out the actions contemplated by this Section 1.05.

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SECTION 1.06. Directors and Officers of the Surviving Corporation. The directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, in each case until the earlier of their resignation or removal, or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Conversion of Shares; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or any holder of Common Stock or any shares of capital stock of Merger Sub:

(a) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation;

(b) each share of common stock, par value $0.0001 per share, of the Company (such shares, collectively, the “Common Stock” and each, a “Share”) that (i) is owned by the Company (including as treasury stock) or any Subsidiary of the Company, but excluding for the avoidance of doubt any Shares held by any Company Benefit Plan or trust related thereto, or (ii) is owned by Parent or any wholly-owned Subsidiary of Parent, including Merger Sub (in each case, if any), immediately prior to the Effective Time, shall no longer be outstanding and shall be cancelled (the “Cancelled Shares”) and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(c) each Share outstanding immediately prior to the Effective Time, but excluding (i) Cancelled Shares, and (ii) Dissenting Shares, shall be converted automatically into the right to receive $0.25 per Share in cash, without interest (the “Merger Consideration”). For the avoidance of doubt, it is agreed that Company RSUs are not Shares and shall be subject to Section 2.03. All Shares shall be converted into the right to receive the Merger Consideration as provided in this Section 2.01(c) and shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of non-certificated Shares represented by book-entry (“Book-Entry Shares”) or certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

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(d) Any provision of this Agreement to the contrary notwithstanding, Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing, and who have properly exercised and perfected their demand for appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”), will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will only be entitled to receive payment of the fair value of such Dissenting Shares in accordance with, and to the extent provided by the provisions of such Section 262, unless and until any such holder fails to perfect or effectively waives, withdraws or loses its rights to appraisal and payment under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively waives, withdraws or loses such right to appraisal under Section 262 of the DGCL, such Dissenting Shares will thereupon be deemed to have been cancelled and converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, as provided in Section 2.01(c). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) prompt notice of any demands received by the Company for appraisals of Shares, attempted withdrawals of any such demand, and any other documents or instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal in accordance with Section 262 of the DGCL and (ii) the opportunity to participate in and control all negotiations and proceedings with respect to such notices and demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, approve any withdrawal of any such demands, waive any failure to timely deliver a written demand for appraisal or any failure to otherwise comply with the provisions of Section 262 of the DGCL, or agree to do any of the foregoing.

SECTION 2.02. Distribution of Merger Consideration.

(a) At the Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Trust Company, N.A. (“Computershare”) (or, if Computershare is unavailable or unwilling, with a U.S. bank or trust company that shall be appointed by Parent (and reasonably satisfactory to the Company) to act as a paying agent hereunder) (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Dissenting Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to the provisions of this Article II (such cash being hereinafter referred to as the “Exchange Fund”). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 2.01(c), Parent shall promptly take all steps necessary to deposit or cause to be deposited in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement.

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(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Closing Date, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record of Shares that were converted into the Merger Consideration pursuant to Section 2.01, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates by the stockholders of the Company (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. The Merger Consideration, paid in full with respect to any Share in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

(iii) Each of the Paying Agent, the Company and its Subsidiaries, Parent, Merger Sub and their respective agents, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as it is required to deduct and withhold under the Code, and the regulations promulgated thereunder, or any provision of state, local or foreign Tax Law with

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respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (A) shall be remitted by the applicable entity to the appropriate Governmental Entity within the period required under applicable Law and (B) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, the holder of Certificates shall be given a copy of the letter of transmittal referred to in Section 2.02(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one (1) year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.02 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) Abandoned Property; No Liability. Any portion of the Merger Consideration remaining unclaimed by the former holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. Government. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.02(d).

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(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration, without any interest thereon.

(h) Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the number or class of outstanding shares of capital stock of the Company shall occur by reason of a stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange or similar readjustment of shares, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to proportionally reflect such change to provide holders of Shares the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.02(h) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement, including Section 5.01.

SECTION 2.03. Treatment of Company Equity Awards.

(a) Company Options. Effective as of the Effective Time, by virtue of the Merger and without any action on the part of any Person, each option to purchase Shares (each, a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time (i) that is unvested by its terms shall be cancelled for no consideration, and (ii) that is vested and exercisable shall be cancelled and converted automatically into the right to receive in exchange for the cancellation of such Company Option, a lump sum cash payment in an amount (without interest) equal to (A) the product of (1) the number of Shares subject to such Company Option, and (2) the excess, if any, of the Merger Consideration over the exercise price applicable to such Shares subject to such Company Option, less (B) any applicable withholding for Taxes. For the avoidance of doubt, if the exercise price applicable to Shares subject to such Company Option is equal to or greater than the Merger Consideration, such Company Option shall terminate and be canceled in exchange for no consideration. Following the Effective Time, any such canceled Company Option shall entitle the former holder of such Company Option only to the payment described in this Section 2.03(a), if any, which shall be made by the Surviving Corporation (or its designee) within the later of ten (10) days or the next ordinary course payroll following the Effective Time. All such payments shall be subject to all applicable Tax withholding requirements in accordance with Section 2.02(b)(iii).

(b) Company RSUs. Effective as of the Effective Time, by virtue of the Merger and without any action on the part of any Person, each restricted stock unit with respect to Shares (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time (i) shall automatically become fully vested, and (ii) shall be cancelled and converted automatically into the right to receive a lump sum cash payment in an

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amount (without interest) equal to (A) the product of (1) the number of Shares subject to such Company RSU multiplied by (2) the Merger Consideration, less (B) any applicable withholding for Taxes. Following the Effective Time, any such canceled Company RSU shall entitle the former holder of such Company RSU only to the payment described in this Section 2.03(b), which shall be made by the Surviving Corporation (or its designee) within the later of ten (10) days or the next ordinary course payroll following the Effective Time; provided, however, notwithstanding the foregoing, if such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder, such payment shall be paid in a manner that complies with Section 409A of the Code and the regulations and guidance thereunder. All such payments shall be subject to all applicable Tax withholding requirements in accordance with Section 2.02(b)(iii).

SECTION 2.04. Treatment of SPAC Warrants and Company Warrants

(a) SPAC Warrants.

(i) At the Effective Time, each outstanding SPAC Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a SPAC Warrant in respect of Common Stock and shall become a right to purchase and receive the Merger Consideration that such holders of SPAC Warrants would have received if such holder had exercised its SPAC Warrants immediately prior to the Effective Time, subject to the terms and conditions of the Tailwind Warrant Agreement (such right to receive cash, a “Merger Warrant”). If a holder of a Merger Warrant properly exercises such Merger Warrant within thirty (30) days following the public disclosure of the consummation of the Transactions pursuant to a current report on Form 8-K filed with the SEC, the Warrant Price, as defined in the Tailwind Warrant Agreement, with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) the Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Tailwind Warrant Agreement) in accordance with and subject to the terms and conditions of the Tailwind Warrant Agreement and the applicable warrants issued thereunder. For the avoidance of doubt, any Merger Warrant shall represent only a right to receive Merger Consideration upon payment of the reduced Warrant Price, as described in the foregoing sentence, and shall not represent any rights in respect of any equity interests in the Surviving Corporation.

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(b) Company Warrants.

(i) At the Effective Time, each Company Warrant outstanding and unexercised as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Company Warrant exercisable for shares of Company Stock and shall become a Company Warrant exercisable for the Merger Consideration (with respect to each share of Common Stock underlying such Company Warrant), if any, that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. To the extent a holder does not exercise such Company Warrant prior to the Effective Time, the Surviving Corporation shall assume the obligations of any then-outstanding Company Warrant in accordance with the terms of the applicable Warrant Agreement. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger, such exercise shall be treated in accordance with the terms of the applicable Warrant Agreement or warrant issued thereunder, as follows:

(1) As it relates to the Combination Warrants, Section 4.5 of the Form of Warrant included as Exhibit A to the Stock and Warrant Purchase Agreement;

(2) As it relates to the 2027 Warrants, Section 4(e) of the Form of Warrant included as Exhibit B to the Convertible Note and Warrant Purchase Agreement;

(3) As it relates to the May 2023 RDO Common Warrants, Section 3(d) of the Form of Common Stock Purchase Warrant included as Exhibit 4.1 to the Form 8-K filed by the Company on May 30, 2023;

(4) As it relates to the May 2023 Placement Agent Warrants, Section 3(d) of the Form of Placement Agent Common Stock Purchase Warrant included as Exhibit 4.3 to the Form 8-K filed by the Company on May 30, 2023;

(5) As it relates to the September 2023 CMPO Common Warrants, Section 3(d) of the Form of Common Stock Purchase Warrant included as Exhibit 4.1 to the Form 8-K filed by the Company on September 20, 2023; and

(6) As it relates to the September 2023 Placement Agent Warrants, Section 3(d) of the Form of Placement Agent Common Stock Purchase Warrant included as Exhibit 4.3 to the Form 8-K filed by the Company on September 20, 2023.

SECTION 2.05. Treatment of Company Convertible Notes. Contingent on and effective immediately prior to the Effective Time, the Company Convertible Notes shall be treated in accordance with the terms of Section 2.07(a)(iii) of the Convertible Note and Warrant Purchase Agreement.

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SECTION 2.06. Treatment of LM Notes and BP Notes. Contingent on the Closing and effective concurrently with the Effective Time, all the obligations under the LM/BP Note Purchase Agreement shall be prepaid in accordance with the terms of Section 2.07(c) of the LM/BP Note Purchase Agreement.

SECTION 2.07. Treatment of FP Notes. Contingent on the Closing and effective concurrently with the Effective Time, all obligations under the FP Note Purchase Agreement shall be prepaid in accordance with the FP Note Purchase Agreement, and all obligations under the FP Combination Warrants shall be paid in accordance with the FP Combination Warrants.

SECTION 2.08. Treatment of PIPE Investment Obligation. The obligations pursuant to the PIPE Investment Obligation shall be paid in full by Parent and be extinguished effective concurrently with the Effective Time.

SECTION 2.09. Treatment of Bridge Note Purchase Agreement. Contingent on the Closing and effective concurrently with the Effective Time, all the obligations under the Bridge Note Purchase Agreement shall be prepaid in accordance with the terms of the Bridge Note Purchase Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as disclosed (i) in the manner contemplated in Section 9.04(b), in the letter, dated as of the date of this Agreement, from the Company to Parent (the “Company Disclosure Letter”) or (ii) in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by the Company and publicly available at least two (2) Business Days prior to the date of this Agreement (each, an “SEC Report”), other than disclosures in the “Risk Factors” sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature and not statements of historical fact; provided, in the case of disclosure in an SEC Report, that such disclosure shall be deemed to relate to and qualify only those particular representations and warranties contained in this Article III where it is reasonably apparent on its face from the substance of the matter disclosed that the information constitutes an exception to such representation or warranty:

SECTION 3.01. Organization, Standing and Power.

(a) The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority necessary to enable it to (i) own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, (ii) own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Contracts by which it is bound. The Company has made available to Parent true and complete copies of its certificate of incorporation and bylaws, in each case as amended through, and in full force and effect as of, the date of this Agreement.

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(b) Each Subsidiary of the Company is duly organized, validly existing and, except for any failure that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, is in good standing (or its equivalent status) under the Laws of the jurisdiction in which it is organized. Each Subsidiary of the Company has all requisite power and authority necessary to enable it to (i) own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, (ii) own and use its assets in the manner in which its assets are currently owned and used and (iii) perform its obligations under all Contracts by which it is bound, in each case, except in the case of this clause (iii) for any failure to have such power and authority that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificate or articles of incorporation and bylaws or comparable organizational documents of each Subsidiary of the Company, in each case as amended through, and in full force and effect as of, the date of this Agreement.

(c) Each of the Company and each of its Subsidiaries is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.02. Subsidiaries of the Company; Equity Interests.

(a) Section 3.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each Subsidiary of the Company and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and, in the case of shares of capital stock, non-assessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive or antidilutive right, transfer restriction, subscription right or any similar right under any provision of the Laws of the jurisdiction in which it is organized, its certificate of incorporation or bylaws or comparable organizational documents or any Contract, and are owned by the Company or one of its Subsidiaries, free and clear of all Liens.

(b) Except for its interests in its Subsidiaries set forth on Section 3.02(a) of the Company Disclosure Letter, as of the date of this Agreement, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

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SECTION 3.03. Capital Structure of the Company.

(a) As of August 13, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 600,000 have been designated Series A Junior Participating Preferred Stock, which are issuable upon exercise of the preferred share purchase rights (the “Purchase Rights”) pursuant to the Rights Agreement, dated March 4, 2024, by and between the Company and Continental Stock Transfer and Trust Company (the “Shareholder Rights Agreement”). As of the Capitalization Date, (i) 204,411,116 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury and no shares of Common Stock were held by Subsidiaries of the Company, (iii) 20,267,085 shares of Common Stock were reserved and available for issuance pursuant to, or assumed under, the Company Equity Plan, of which 886,026 shares were issuable upon exercise of outstanding Company Options and 19,381,059 shares of Common Stock were issuable upon vesting of outstanding Company RSUs, (iv) no shares of Company Preferred Stock were issued and outstanding, (v) Public Warrants were outstanding to purchase 19,221,960 shares of Common Stock, (vi) Private Placement Warrants were outstanding to purchase 78,000 shares of Common Stock, (vii) Company Warrants were outstanding to purchase 84,168,175 shares of Common Stock, (viii) Company Convertible Notes were outstanding and convertible into 41,166,808 shares of Common Stock (inclusive of PIK interest accrued as of the Capitalization Date) (ix) no shares of Company Preferred Stock were held by the Company in its treasury, and (x) 13,481,857 shares of Common Stock in the aggregate were held by Parent and its Affiliates. All outstanding shares of Common Stock are, and all such shares which may be issued prior to the Effective Time or pursuant to the Merger in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or bylaws of the Company or any Contract. All Company Securities have been issued and granted in compliance in all material respects with applicable securities laws and other applicable Laws and, if applicable, in compliance with the Company Equity Plan and applicable Contracts. Except as set forth in Section 3.03(a) of the Company Disclosure Letter, as of the date of this Agreement, (x) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (A), (B) and (C) are referred to collectively as “Company Securities”), (y) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.

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(b) Section 3.03(b) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Capitalization Date: (i) the Company Equity Plan pursuant to which such Company Equity Award was granted; (ii) the name of the holder of such Company Equity Award; (iii) the number of shares of Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Common Stock, if applicable); (iv) the exercise price (if any) of such Company Equity Award; (v) the date on which such Company Equity Award was granted; (vi) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (vii) the date on which such Company Equity Award expires; and (viii) if such Company Equity Award is a Company Option, whether it is an “incentive stock option” (as defined in Section 422 of the Code) or a non-qualified stock option. All stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) have been (i) issued and granted, or substituted for, pursuant to the Company Equity Plan and (ii) issued and granted in compliance with: (A) all applicable securities laws and other applicable Laws; and (B) all requirements set forth in the Company Equity Plan and applicable Contracts. The exercise price of each Company Option is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the SEC Documents in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

SECTION 3.04. Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject only to receipt of Stockholder Approval, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Board of Directors, and except for the Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement to which it is or is contemplated to be a party or the consummation of the Transactions. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies).

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(b) In resolutions duly adopted by the Board of Directors on or prior to the date of this Agreement, the Board of Directors has (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the Transactions, (iii) directed that the approval and adoption of this Agreement (including the Merger) be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended that the Company’s stockholders approve the adoption of this Agreement and approve the Merger on the terms and subject to the conditions set forth in this Agreement (the “Company Board Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The only vote or consent of holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Merger is the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Stockholders’ Meeting or any adjournment, postponement or recess thereof (the “Stockholder Approval”).

(d) Except for the Shareholder Rights Agreement, the Company is not party to any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Board of Directors has duly adopted such resolutions as are necessary to render inapplicable to this Agreement, the Voting and Support Agreements and the Merger the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation applicable to the Company enacted under the Law of the State of Delaware or under the Law of any other jurisdiction applies to this Agreement, the Voting and Support Agreements or the Merger.

SECTION 3.05. No Conflicts; Governmental Approvals.

(a) The execution and delivery by the Company of this Agreement will not (i) conflict with, or result in any violation of (A) the certificate or articles of incorporation, bylaws or comparable organizational documents of the Company or any of its Subsidiaries, (B) subject to the filings, consents and other matters referred to in Section 3.05(b), any Judgment or Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, assuming that all consents, approvals and authorizations contemplated by clauses (i) through (viii) of Section 3.05(b) below have been obtained, and all filings described in such clauses have been made; or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound, other than, in the case of clauses (ii) above, any such item that, individually or in the aggregate, would not have a Company Material Adverse Effect.

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(b) No Governmental Approval is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings and approvals under the Review Laws set forth in Section 3.05(b)(i) of the Company Disclosure Letter, (ii) subject to obtaining any Governmental Approvals and making any filings with Governmental Entities as necessary in relation to Government Contracts, the filing with the SEC of the Proxy Statement in definitive form and compliance with and such other filings under the Securities Act and the Exchange Act as may be required in connection with the Transactions, (iii) the filing of the Certificate of Merger and any other filings or recordings required under the DGCL in connection with the Merger with the Secretary of State of the State of Delaware, (iv) compliance by the Company with the rules and regulations of the NYSE, (v) compliance with and filings and approvals under any applicable international, Federal or state securities or “blue sky” Laws, (vi) compliance with and filings and approvals required by DCSA or any other applicable Cognizant Security Agency under the NISPOM, or any other applicable national or industrial security regulations and (vii) compliance with and filings and approvals under Telecommunications Authorizing Jurisdictions, the failure of which to be obtained or made, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.06. SEC Documents; Undisclosed Liabilities.

(a) The Company has timely filed or otherwise transmitted all reports, forms, statements and other documents required to be filed by the Company with the SEC (for the avoidance of doubt, not including any documents required to be filed by any Person other than the Company) since March 25, 2022 pursuant to the Securities Act or the Exchange Act (collectively, the “SEC Documents”). As of its respective effective date (in the case of any SEC Document that is a registration statement filed pursuant to the Securities Act) and as of its respective filing date (in the case of any other SEC Document), each SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents as of such respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Parent or any of its Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement or, if applicable, any other filing contemplated by Section 6.01. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

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(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the SEC Documents (collectively, the “Financial Statements”) (i) were derived from the books of account and other financial records of the Company and its Subsidiaries, (ii) present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated results of their operations and changes in cash flows as of the dates thereof and for the periods covered thereby (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments), (iii) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (iv) were prepared in accordance with GAAP, applied on a consistent basis during the periods covered (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, none of which are expected to be material).

(c) Except as reflected or reserved against on the most recent consolidated balance sheet of the Company included in the Financial Statements filed with the SEC prior to the date of this Agreement (together with the notes thereto, the “Balance Sheet”), the Company and its Subsidiaries do not have any Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP other than Liabilities that (i) were incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice, or (ii) are contemplated by, or were incurred in connection with this Agreement or the Transactions.

(d) (i) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and (ii) the Company has disclosed since March 25, 2022, to the Company’s auditors and the audit committee of the Company’s Board of Directors, (A) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s principal executive officer and principal financial officer have made, with respect to the Company’s SEC Documents, all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. The Company has disclosed a description of the Chief Executive Officer and Chief Financial Officer’s evaluation of the Company’s disclosure controls and procedures in the Company’s SEC Documents.

(e) Except as disclosed in the SEC Reports, the Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE and, since March 25, 2022, has not received any notice from NYSE asserting any non-compliance with such rules and regulations.

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SECTION 3.07. Proxy Statement; Other Information. The Proxy Statement to be filed by the Company with the SEC in connection with seeking Stockholder Approval (the “Proxy Statement”) will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representations or warranty is made by the Company with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of Parent, Merger Sub, any of their respective Subsidiaries or any representatives of the foregoing for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 2023 through the date of this Agreement, (i) there has not been any change, event or occurrence which has had, or would be reasonably expected to result in, a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has conducted its business in all material respects in the ordinary course of business and consistent with past practice, and (iii) neither the Company nor any of its Subsidiaries has (1) made any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any of its Subsidiaries’ capital stock; (2) made any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of its Subsidiaries (other than the acquisition of Shares tendered by employees or former employees in connection with a cashless exercise of Company Stock Options or in order to pay Taxes in connection with the vesting or exercise of any Company Equity Awards pursuant to the terms of a Company Equity Plan); (3) made any change in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; (4) made any material Tax election or any settlement or compromise of any material Tax Liability by the Company or any of its Subsidiaries; (5) filed an amended material Tax Return except as required by applicable law, or failed to timely file any material Tax Return required to be filed or pay any material Tax that is due or payable; or (6) taken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 5.01 of this Agreement.

SECTION 3.09. Taxes.

(a) Except for those matters that, individually or in the aggregate, would not have a Company Material Adverse Effect:

(i) all Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (taking into account any extensions);

(ii) all such Tax Returns are true and complete in all material respects;

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(iii) the Company and each of its Subsidiaries has timely paid or withheld all Taxes required to be paid or withheld (unless such Taxes are being contested in good faith), or adequately provided for on the most recent financial statements included in the SEC Reports filed prior to the date hereof; and

(iv) no Liens (other than Permitted Liens) for Taxes exist upon any of the assets of the Company or any of its Subsidiaries and no outstanding claims for Taxes have been asserted in writing against the Company or any of its Subsidiaries.

(b) No audit or other Action with respect to material Taxes or Tax Returns of the Company or any of its Subsidiaries is currently in progress, and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity against the Company or any of its Subsidiaries that has not been settled, paid or withdrawn.

(c) To the knowledge of the Company, neither the Company nor any of its Subsidiaries (i) is subject to Taxes in any country other than its country of formation by virtue of having a permanent establishment or other place of business in that other country; and (ii) operates in any jurisdiction where such entity is required to, but does not file Tax Returns.

(d) Since the fiscal year ended December 31, 2018, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(e) Neither the Company nor any of its Subsidiaries has any material liability, whether fixed, contingent or otherwise, for the Taxes of any Person (other than for the Company or another Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except for a Contract (i) that will terminate as of Closing or (ii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes) or otherwise by operation of Law.

(f) Neither the Company nor any of its Subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement (i) solely between the Company and any of its Subsidiaries, (ii) that will terminate as of Closing or (iii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).

(g) Neither the Company nor any of its Subsidiaries has a request for a private letter ruling, a request for technical advice, a request for a change of any method of accounting or any other similar request that is in progress or pending with any Governmental Entity with respect to Taxes and there are no closing agreements with respect to Taxes, Tax rulings or written requests for Tax rulings with or from any Governmental Entity currently outstanding or in effect with respect to any of the Company or its Subsidiaries.

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(h) To the knowledge of the Company, the Company and its Subsidiaries have complied with Section 482 of the Code or any similar provision of U.S. state or local or foreign Tax Law relating to transfer pricing in all material respects.

(i) Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of the Treasury Regulations under Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Law.

(j) Neither the Company nor any of its Subsidiaries will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 or 263A of the Code (or any comparable provision under state, local or foreign Tax Law) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) an intercompany transaction (within the meaning of the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or foreign Tax Law)) or an excess loss account (within the meaning of the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or foreign Tax Law)) existing at Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received outside the ordinary course of business prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing.

(k) Each of the Company and its Subsidiaries has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, stockholders or other third parties all Taxes required to be withheld and has, within the time and in the manner required by applicable Law, paid such withheld amounts to the proper Governmental Entities and complied with all reporting and record retention requirements related to such Taxes, except as would not reasonably be expected to have a Company Material Adverse Effect.

(l) Except to the extent Sections 3.06, 3.08, 3.10, 3.11(c) and 3.16(f) concern Tax matters, this Section 3.09 contains the sole and exclusive representations and warranties of the Company with respect to Tax matters.

SECTION 3.10. Employee Benefits Matters.

(a) The Company has made available to Parent true and complete copies of (i) each material Company Benefit Plan, including all amendments thereto (or, in the case of any unwritten Company Benefit Plan, a written description of the material terms thereof), (ii) the three (3) most recent annual reports on Form 5500 filed with respect to

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each such Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each such Company Benefit Plan for which such summary plan description is required, (iv) all trust agreements, insurance contracts and funding agreements, including all amendments thereto, (v) all discrimination and compliance tests required under the Code for the most recent plan year, (vi) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and (vii) all material, non-routine filings, notices, correspondence or other written communications relating to any Company Benefit Plan that was submitted to or received from the IRS, the Department of Labor or any other Governmental Entity in the past three (3) years.

(b) Except as would not, individually or in the aggregate, have or result in a Company Material Adverse Effect, each Company Benefit Plan has been established, administered and funded in all material respects in compliance with its terms and applicable Law. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code is so tax qualified and has obtained a favorable and current determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and, to the knowledge of the Company, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company or any of its Subsidiaries, none of the Company or any of its ERISA Affiliates has incurred any penalty or Tax with respect to any Company Benefit Plan under Section 502 of ERISA or Sections 4975 through 4980H of the Code or any penalty or Tax under applicable Law.

(c) There is no audit, inquiry or material Action pending or, to the knowledge of the Company, threatened or reasonably anticipated by the IRS, Department of Labor or any other Governmental Entity or any other Person with respect to any Company Benefit Plan.

(d) Except as would not have or result in a material Liability, the Company and its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Company Benefit Plan, and, to the extent not yet due, such contributions and other payments have been adequately accrued in accordance with GAAP in the consolidated financial statements (including any related notes) contained or incorporated by reference in the SEC Documents.

(e) Neither the Company nor any of its ERISA Affiliates has ever established, maintained, sponsored, participated in, or contributed to, or been obligated to contribute to, or has or has ever had any Liability in respect of, any plan that: (i) is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (ii) is or was a

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“multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) is or was a plan described in Section 413 of the Code or Section 3(40) of ERISA. Neither the Company nor any of its Subsidiaries or any Company Benefit Plan provides, or reflects or represents any Liability of any of the Company or any of its Subsidiaries to provide, health, life insurance or other welfare benefits after termination of employment, except as may be required by COBRA or other applicable Laws.

(f) Except as set forth on Section 3.10(f) of the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the Transactions and compliance with the terms hereof and thereof will not, either alone or in connection with any other event, (i) result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Company Employee or other individual service provider or (ii) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. Neither the Company nor any of its Subsidiaries has any obligation to compensate, gross-up or otherwise reimburse any Person for any Taxes incurred under Section 4999 or 409A of the Code or otherwise.

(g) No Company Benefit Plan or other Contract provides compensation or benefits to any current or former employee or individual service provider of the Company or any of its Subsidiaries who resides or performs services primarily outside of the United States.

(h) No Company Benefit Plan that is qualified under the Code is funded with or allows for payments, investments of distributions in any employer security, including employer securities as defined in Section 407(d)(1) of ERISA.

SECTION 3.11. Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, nor has been since January 1, 2022, party to any CBA, no current Company Employees are represented by any Union with respect to their employment with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has a duty to bargain or negotiate with a Union. There are no Unions representing or, to the knowledge of the Company, purporting to represent any employees of the Company or its Subsidiaries, and, to the knowledge of the Company, there is not any attempt to organize any employees of the Company or its Subsidiaries for the purpose of forming or joining a Union.

(b) Since January 1, 2022 through the date of this Agreement, (i) to the knowledge of the Company, there are no unfair labor practice complaints pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other labor relations tribunal or authority and (ii) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries, except, in the case of each of clauses (i) and (ii) above, for any such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

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(c) The Company has made available to Parent a complete and accurate list of all current Company Employees as of the date of this Agreement and such list correctly reflects in all material respects whether such employees are classified as exempt or non-exempt under the Fair Labor Standards Act or the applicable Laws of the jurisdiction where such employees are located. The Company has made available to Parent all employment agreements with current Company Employees and, other than as set forth in such employment agreements, the employment of each current Company Employee is terminable by the Company “at will” (and without payment of severance or other termination payments or benefits).

(d) Except as would not have a Company Material Adverse Effect, the Company and each Subsidiary of the Company is, and since January 1, 2022 have been, in compliance in all material respects with all applicable Laws regarding employment and employment practices, including all such Laws relating to (i) equal employment opportunity and equal pay (including laws prohibiting employment discrimination, harassment or retaliation); (ii) wages and hours (including meal times and rest breaks); (iii) privacy, data protection and data security; (iv) fair employment practices; (v) leaves of absence (including paid sick leave); (vi) workers’ compensation; (vii) disability rights or benefits; (viii) occupational health and safety; (ix) immigration; (x) collective bargaining and labor relations: (xi) secondment; (xii) contractors and temporary employees; (xiii) other employment terms and conditions; (xiv) plant closings and layoffs (including under the federal Worker Adjustment and Retraining Notification Act and comparable state, local or other Laws); (xv) classification of workers as employees and independent contractors and as exempt or non-exempt under the Fair Labor Standards Act and comparable state laws; (xvi) employment record keeping and posting requirements; (xvii) unemployment insurance; and (xviii) any other employment related matters. Further, except as would not result in material Liability, the Company and its Subsidiaries have withheld and reported all amounts required by any Law or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Employee. Except as would not result in material Liability, the Company and its Subsidiaries have paid all wages, salaries, bonuses, commissions, wage premiums and other compensation that has become due and payable to Company Employees pursuant to Law, contract, or employment policy.

(e) Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no, and have not been since January 1, 2022, any pending, threatened, or reasonably anticipated Actions relating to any Company Employee, consultant, or independent contractor, including Actions relating to employment Contracts, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter, or any other matter arising from the employment and/or engagement and/or termination of any Company Employee, consultant, or independent contractor, as applicable.

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(f) To the knowledge of the Company, since January 1, 2022, there has been no allegation, complaint, charge or claim on the basis of gender, race, sex, sexual harassment, sexual assault, sexual misconduct, racial or ethnic discrimination or other similar unlawful behavior (a “Misconduct Allegation”) made against any Person who is or was an officer, director, manager or supervisory-level employee of the Company or one of its Subsidiaries in such Person’s capacity as such. Since January 1, 2022, neither the Company nor any of its Subsidiaries has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, relating directly or indirectly to any Misconduct Allegation against the Company, its Subsidiaries, or any Person who is or was an officer, director, manager or supervisory-level employee of the Company or one of its Subsidiaries.

(g) Except as set forth on Section 3.11(g) of the Company Disclosure Letter, the Company does not engage any individual independent contractors. The Company has made available the consulting agreements for the individuals set forth on Section 3.11(g) of the Company Disclosure Letter.

(h) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with any Governmental Entity or self-regulatory organization relating to employees or employment practices. Except as would not have a Company Material Adverse Effect, since January 1, 2022, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective executive officers, directors, or managers have received any written notice of intent by any Governmental Entity or self-regulatory organization responsible for the enforcement of labor or employment Laws to conduct an investigation, audit, compliance check, or compliance review relating to the Company or any of its Subsidiaries and, to the knowledge of the Company, no such investigation, audit, compliance check or compliance review is in progress.

(i) The Company and each of its Subsidiaries is and since January 1, 2022 has been, in material compliance with Executive Order No. 11246 (“E.O. 11246”), Section 503 of the Rehabilitation Act (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act (“VEVRAA”), including all implementing regulations. The Company and each of its Subsidiaries maintain and annually update affirmative action programs in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations, where required to do so by applicable Laws.

SECTION 3.12. Litigation. There is no Action pending or, to the knowledge of the Company, claim threatened in writing, in each case, against the Company or any of its Subsidiaries, that, individually or in the aggregate, would have a Company Material Adverse Effect. There is no Judgment outstanding against the Company or any of its Subsidiaries or to which any of their respective properties or assets is subject, that, individually or in the aggregate, would have a Company Material Adverse Effect.

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SECTION 3.13. Compliance with Applicable Laws. The Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance in all material respects with all applicable Laws (including, for the avoidance of doubt, the FCPA and any other Law that prohibits corruption or bribery), except for instances of non-compliance that, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, managers, officers, employees or, any agents or other Person acting on behalf of the Company or its Subsidiaries have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (c) securing any improper advantage, in the case of (a), (b) and (c) above, in order to assist the Company, its Subsidiaries, or any other Person in obtaining or retaining business for or with, or directing business to, any Person. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2022 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any applicable Law (including, for the avoidance of doubt, the FCPA or any other Law that prohibits corruption or bribery), which alleged non-compliance has not been resolved, and which, in the case of any written communication received following the date of this Agreement, individually or in the aggregate would have a Company Material Adverse Effect. The Company and its Subsidiaries possess all Governmental Approvals necessary for the lawful conduct of their business as currently conducted, except for any failure to have such Governmental Approvals that, individually or in the aggregate, would not have a Company Material Adverse Effect.

SECTION 3.14. Compliance with Trade Control Laws.

(a) The Company and its Subsidiaries are, and at all times since January 1, 2019 have been, in compliance in all material respects with all applicable Trade Control Laws. Since January 1, 2022, neither the Company nor any of its Subsidiaries has directly or, to the knowledge of the Company, indirectly exported, reexported, or transferred any goods, services, software (including source code), technology, or technical data (collectively, “Items”) (i) to, on behalf of, or for the benefit of any Restricted Party; (ii) for any purpose associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or any other end-use prohibited by applicable Trade Control Laws; (iii) to any Sanctioned Territory; or (iv) in any other manner that would constitute a violation of applicable Trade Control Laws. Since January 1, 2019, neither the Company nor its Subsidiaries has engaged in any dealings or transactions, directly or, to the knowledge of the Company, indirectly, involving any Restricted Party or with any individual or entity organized, resident, or located in any Sanctioned Territory.

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(b) Neither the Company nor any of its Subsidiaries (i) has undergone in the last five (5) years, or, to the knowledge of the Company, is undergoing, any audit, review, inspection, investigation, survey or examination by a Governmental Entity relating to Trade Control Laws; (ii) has made any disclosures (voluntary or involuntary) to any Governmental Entity or any other Person regarding Trade Control Laws; or (iii) is aware of any threatened claims or presently existing facts or circumstances that would constitute a reasonable basis for any future claims, of any potential violations by the Company or its Subsidiaries of Trade Control Laws.

SECTION 3.15. Environmental Matters.

(a) The Company and its Subsidiaries are, and since January 1, 2022, have been in material compliance with all Environmental Laws;

(b) Since January 1, 2022, except for matters that have been fully and finally resolved without further material Liability of the Company or with respect to which the Company and its Subsidiaries would not reasonably expect to incur further material Liability, neither the Company nor any of its Subsidiaries has received any written notice that alleges that the Company or any of its Subsidiaries is in material violation of, or has material Liability under, any Environmental Law or with respect to Hazardous Materials;

(c) The Company and its Subsidiaries have been duly issued, possess and are in material compliance with all Environmental Permits necessary for their operations as currently conducted and no Action is pending or, to the knowledge of the Company, threatened, to revoke, materially modify, suspend or terminate any such Environmental Permit;

(d) There are no Environmental Claims pending or, to the knowledge of the Company and its Subsidiaries, threatened (in writing) against or affecting the Company or any of its Subsidiaries or the Company Business, except as would not reasonably be expected to result in material Liability to the Company or its Subsidiaries;

(e) There has been no Release of Hazardous Materials by the Company or its Subsidiaries or, to the knowledge of the Company, any other Person, at any real property currently or formerly owned, operated, leased, subleased, or otherwise occupied by the Company or any of its Subsidiaries, except in compliance with Environmental Law or under circumstances that would not reasonably be expected to result in material Liability of the Company or any of its Subsidiaries under any applicable Environmental Law or with respect to Hazardous Materials; and

(f) Neither the Company nor any of its Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Materials at any third-party site, except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries.

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(g) The Company has made available to Parent all material reports, audits and other material documents in either the Company’s or its Subsidiaries’ possession or under any of their control related to the environmental condition of any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries.

SECTION 3.16. Properties.

(a) None of the Company or any Subsidiaries of the Company owns or has ever owned any real property.

(b) Section 3.16(b) of the Company Disclosure Letter lists (i) the street address of each parcel of real property leased to the Company or any of its Subsidiaries (collectively, in each case together with all buildings, structures, improvements and fixtures thereon, the “Leased Real Property”) and (ii) the lease, sublease or other occupancy agreement pursuant to which the Company or one of its Subsidiaries holds its leasehold interest in the applicable Leased Real Property (the “Real Property Leases”). The Company or one of its Subsidiaries has valid leasehold interests in all of the Leased Real Property, free and clear of all Liens other than Permitted Liens.

(c) Each Real Property Lease is valid and binding on the Company or its Subsidiaries party thereto, enforceable in accordance with its terms, in each case, assuming the valid execution and delivery of same, and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought. The Company has made available to Parent true, complete and correct copies of each Real Property Lease and all related amendments and guaranties thereof. The Company or its Subsidiaries, as applicable, have not given or received any written notice of a currently outstanding breach or default under any Real Property Lease, and to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to result in a breach or default of such Real Property Lease. There are no subleases or similar written agreements granting to any Person, other than the Company or any of its Subsidiaries, the right to use or occupy any Leased Real Property. The Company has not received any written notice of any condemnation proceedings relating to any Leased Real Property and, to the knowledge of the Company, no condemnation proceedings relating to any Leased Real Property are pending or threatened.

(d) All buildings, structures, fixtures and other improvements located on the Leased Real Property for which the Company or any of its Subsidiaries is responsible are in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the purposes for which they are currently being used by the Company or its Subsidiaries at such location.

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(e) The Leased Real Property has adequate rights of way and access to public ways and all water, sewer, sanitary and storm drain facilities and other material public utilities necessary for the use, occupancy, operation and maintenance for its intended purposes in the ordinary course of business consistent with past practice. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any utility company or municipality of any fact or condition which could result in the discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services for the Leased Real Property.

(f) The Company or one of its Subsidiaries has good and valid title to all material tangible personal properties and assets sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens.

SECTION 3.17. Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list of all Registered Intellectual Property owned or purported to be owned by the Company and its Subsidiaries, specifying as to each, as applicable: the registered owner of such Registered Intellectual Property (and if different, the legal and beneficial owner), the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; and the issue, registration or filing date and expirations thereof. All Registered Intellectual Property that is the subject of any issuance or registration are subsisting and, to the knowledge of the Company, valid, and enforceable. Neither Company nor any of its Subsidiaries is party to a Contract which has, had or would reasonably be expected to have the effect of impairing, limiting, restricting, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Company Owned Intellectual Property or Company’s or its Subsidiaries’ use thereof, or that would give any Person any rights with respect thereto. Except as set forth in Section 3.17(a) of the Company Disclosure Letter, no Registered Intellectual Property owned or exclusively licensed by the Company or its Subsidiaries (“Company Registered Intellectual Property”) is involved in any interference, reissue, reexamination, opposition or cancellation proceeding. All filings and examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered Intellectual Property have been timely submitted and paid.

(b) To the knowledge of the Company, the Company has not distributed or made available to any third party any Software that constitutes or is incorporated in a Company Product except pursuant to end user license agreements in the form made available to Parent.

(c) The Company or any of its Subsidiaries owns or has the valid right to use all Intellectual Property Rights used or held for use in the Company Business, including all Company Products and Company Owned Software (collectively, the “Company Intellectual Property”), free and clear of all Liens other than Permitted Liens.

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The Company and its Subsidiaries own or otherwise have the unencumbered and unrestricted right to use all Intellectual Property Rights necessary to operate the Company Business as currently conducted and as currently contemplated by Company to be conducted.

(d) No funding, facilities or resources of any Governmental Entity or any university, college or other educational institution or research center were used in the development of any Company Owned Intellectual Property, Company Owned Software or Company Product. None of the Company Owned Intellectual Property was, (i) with respect to patents, conceived or first actually reduced to practice in performance of a Government Contract, or (ii) with respect to “technical data” and “computer software,” as those terms are defined in FAR Parts 27 and 52 and/or DFARS Parts 227 and 252, first produced under a Government Contract or funded partially or exclusively at any Governmental Entity’s expense, and the U.S. Government or other Governmental Entity, as applicable has only “Limited” and “Restricted” rights in such “technical data” and “computer software,” respectively.

(e) The Company and its Subsidiaries have taken all reasonable steps to maintain, protect and preserve all trade secrets, confidential information, or other proprietary information included in the Intellectual Property Rights, including the use of non-disclosure and invention assignment agreements. No material trade secrets, confidential information, or other proprietary information of the Company or any of its Subsidiaries has been disclosed to any Person, except pursuant to a binding confidentiality agreement, and to the knowledge of the Company, there have been no breaches of any such confidentiality agreements, nor any misuse or unauthorized disclosures of any such material trade secrets, confidential information, or other material proprietary information of the Company or any of its Subsidiaries by any Person, including any Company Associate.

(f) Each Person, including any current and former Company Employee and independent contractor of the Company or any of its Subsidiaries (each, a “Company Associate”), who is or was involved in the creation or development of any Company material Company Owned Intellectual Property or material Company Owned Software has entered into a written agreement whereby such Person (i) grants a present, irrevocable assignment of any ownership interest to Company or a Subsidiary of the Company of all Intellectual Property Rights pertaining to any Company Owned Intellectual Property that was created, modified or developed by such Person; (ii) agrees to confidentiality provisions protecting such Company Owned Intellectual Property, and no such Person has any obligation to any other Person with respect to such Company Owned Intellectual Property; and (iii) agrees, to waive such Person’s Intellectual Property Rights in and to such Company Owned Intellectual Property. To the knowledge of the Company, no Company Associate has breached or violated any of the agreements referenced in the preceding sentence. No current or former stockholder, officer, director, or employee of the Company and its Subsidiaries has any claim, right (whether or not currently exercisable), or interest in or to any material Company Owned Intellectual Property or material Company Owned Software. No Company Associate has made any claim reserving or retaining any Intellectual Property Rights related to the Company Business or any Company Product.

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(g) To the knowledge of the Company, none of the conduct of the Company Business, any Company Owned Intellectual Property (including all Company Products and Company Owned Software), or the use thereof infringes upon, misappropriates or otherwise violates any Intellectual Property Rights of any other Person. Except as set forth in Section 3.17(a) of the Company Disclosure Letter, no claims are pending or have been asserted or threatened in writing (including in the form of offers to obtain a license), in each case against the Company or any of its Subsidiaries by any Person (i) claiming that the Company or any of its Subsidiaries, the Company Business, or any company owned Intellectual Property is infringing or has infringed any third party Intellectual Property Right or (ii) challenging the validity, ownership, patentability, enforceability, ability to register or use by the Company or any of its Subsidiaries of any Intellectual Property Right (including actions before the United States Patent and Trademark Office or comparable foreign governmental authorities). To the knowledge of the Company, no Person has or is infringing, misappropriating, making unlawful use of, or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, (A) any existing or potential Intellectual Property Right infringement, misappropriation, violation, unlawful use or similar claim or (B) any unauthorized use or disclosure of, or breach of security with respect to, any data or information.

(h) No Source Code for any Company Owned Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, a Company Employee subject to a written agreement imposing on such Person reasonable and adequate confidentiality obligations in favor of the Company and its Subsidiaries with respect to such Source Code. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the Source Code for any Company Owned Software to any escrow agent or other Person. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the Source Code for any Company Owned Software to any other Person.

(i) The use, modification, marketing, distribution, licensing, making available, and sale of Open Source Software within any Company Product by the Company or any of its Subsidiaries does not violate any license terms applicable to any item of Open Source Software.

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(j) No Company Owned Software or Source Code for any Company Product contains, is distributed or made available with, is being or has been modified or developed using, or is derived from Open Source Software in a manner that imposes or would impose a requirement or condition that the Company or any of its Subsidiaries grant a license under or refrain from enforcing any of its Intellectual Property Rights, or that any of the Company Owned Software or Source Code for any Company Product or part thereof (i) be disclosed or distributed in Source Code form, (ii) be licensed for making modifications or derivative works or (iii) be redistributable at no or nominal charge.

(k) None of the Company Owned Software contains any (i) Viruses or (ii) bugs, defects, or errors (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such Company Owned Software or any product or system containing or used in conjunction with such Company Owned Software. None of the Company Owned Software fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Owned Software or any product or system containing or used in conjunction with such Company Owned Software. The Company has provided to Parent a complete and accurate list of all Viruses, bugs, defects, and errors in each current version of the Company Owned Software to the extent that they are material and have not been fixed or cured.

(l) All Company IT Systems are in good working condition and are sufficient for the conduct of the Company Business as currently conducted. The Company has taken all reasonable steps designed to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining reasonable backup, disaster recovery, and Software and hardware support arrangements.

SECTION 3.18. Privacy & Data Security; Information Technology.

(a) The Company and each of its Subsidiaries are, and since January 1, 2022, have been, in material compliance with Privacy and Security Requirements.

(b) Since January 1, 2022, the Company and each of its Subsidiaries have implemented, and complied in all material respects with, reasonable safeguards to protect Protected Information from unauthorized access, Processing, acquisition, disclosure, and corruption and that comply in all material respects with Privacy and Security Requirements. Since January 1, 2022, the Company and each of its Subsidiaries have established, and complied in all material respects with, a written information security program that: (i) implements, monitors, and improves reasonable and appropriate administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of Protected Information; (ii) is designed to prevent unauthorized access, Processing, acquisition, or disclosure of Protected Information; and (iii) includes reasonable policies and procedures that apply to the Company and each of its Subsidiaries with respect to privacy, data protection, Processing, and security of Protected Information. The Company and each of its Subsidiaries take, and since January 1, 2022 have taken, reasonable steps consistent with prevailing industry standards to ensure that any third parties that Process Protected Information on behalf of such Company or any of its Subsidiaries provide similar safeguards, in each case, in material compliance with applicable Privacy and Security Requirements and consistent with prevailing industry standards.

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(c) Representatives of the Company and each of its Subsidiaries who have access to Protected Information have received training (in accordance with prevailing industry standards) with respect to compliance with applicable Privacy and Security Requirements and internal policies and procedures related to the Processing of Protected Information.

(d) Since January 1, 2022, none of the Company or any of its Subsidiaries has (i) experienced any Information Privacy or Security Breach or (ii) received any written complaints, notices, or other communications alleging material non-compliance regarding the Company’s or any Subsidiary’s compliance with the Privacy and Security Requirements or Processing of Protected Information.

(e) None of (i) the execution, delivery or performance of this Agreement, (ii) the consummation of the Transaction or (iii) the Company’s or any Subsidiary’s provision to Parent of Protected Information, would reasonably be expected to result in any material violation of any Privacy and Security Requirements. The Company and each of its Subsidiaries shall continue to have at least the same rights to Process Protected Information after the Closing Date as it had before the Closing Date in all material respects.

(f) The Company and each Subsidiary have taken reasonable measures, consistent with prevailing industry standards, to secure each Company Product prior to selling, distributing, deploying or making it available and has made patches and updates to each such Company Product in accordance with prevailing industry standards. The Company and each Subsidiary have performed reasonable penetration tests and vulnerability scans, as appropriate, of Company Products and those tests and scans were conducted in accordance with prevailing industry standards. Each material vulnerability identified by any such tests or scans has been fully remediated.

(g) Since January 1, 2020, there have been no material failures, breakdowns, or other incidents materially adversely affecting Company IT Assets or components thereof or data therein that have not been fully remediated. The Company and each of its Subsidiaries maintain reasonable disaster recovery, business continuity, and incident response plans and procedures, including to provide for the back-up and recovery of Protected Information without material disruption or interruption to the conduct of the business of the Company and each Subsidiary. The Company and each Subsidiary have performed reasonable penetration tests and vulnerability scans of appropriate Company IT Assets and those tests and scans were conducted in accordance with prevailing industry standards. Each material vulnerability identified by any such tests or scans has been fully remediated.

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SECTION 3.19. Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list of all Material Contracts in effect as of the date of this Agreement (excluding the Government Contracts listed on Section 3.20 of the Company Disclosure Letter). For purposes of this Agreement, “Material Contract” means Contracts of the type set forth in clauses (i) through (x) of this Section 3.19(a) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any “material contract”, as defined in Item 601(b)(10) of Regulation S-K;

(ii) (A) any material Contract pursuant to which the Company or its Subsidiaries provides goods or services to any Person which involved the payment or receipt of amounts to the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate from the same party in the 2023 calendar year, or (B) any material Contract pursuant to which the Company or its Subsidiaries acquires goods or services from any Person which involved the payment or receipt of amounts from the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate from the same party in the 2023 calendar year;

(iii) any Contract under which the Company or any of its Subsidiaries is a licensor or otherwise grants to any Person any right or interest relating to any Intellectual Property Rights, other than Intellectual Property Rights licensed to customers, vendors, suppliers, technology partners, or distributors on a non-exclusive basis in the ordinary course of business (each, a “Company Outbound IPR Contract”);

(iv) any Contract under which the Company or any of its Subsidiaries is a licensee of or is otherwise granted by any person any rights to use any Company Intellectual Property or Licensed Intellectual Property (other than Off-the-Shelf Software or for similar commercially available Software or SaaS agreements) (each, “Company Inbound IPR Contract”, and all of such Company Inbound IPR Contracts, collectively with all Company Outbound IPR Contracts, the “Company IPR Contracts”);

(v) any Contract the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions (either alone, in connection with the previous or subsequent termination of employment or service, or in combination therewith);

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(vi) any Contract relating to the acquisition, transfer, development or shared ownership of any material Intellectual Property Rights (including any joint development Contract, technical collaboration or research Contract, or similar Contract entered into by the Company or any of its Subsidiaries);

(vii) any Contract (other than a Contract under any Company Equity Plan or evidencing any Company Equity Award on the form or forms used by the Company in the ordinary course of business and made available to Parent): (A) relating to the future acquisition, issuance, voting, registration, sale or transfer of any security, other than Contracts for marketable securities held for investment purposes that represent less than two percent (2%) of the outstanding capital stock of such entity; or (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any security;

(viii) any Contract relating to the acquisition, development, sale or disposition of real property (but excluding the Real Property Leases);

(ix) any Contract (A) involving a material joint venture, strategic alliance, partnership or sharing of profits or revenue or (B) for any capital expenditure over the remaining life of such Contract in excess of $1,000,000 that is not included in the Company’s capital expenditure budget set forth in Section 3.19(a)(ix) of the Company Disclosure Letter;

(x) any Contract entered into since January 1, 2022: (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business, product line or other material assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $2,000,000 individually or $4,000,000 in the aggregate; or (B) pursuant to which the Company or any of its Subsidiaries will acquire any interest, or will make an investment, other than short term investments including money market funds, bank deposits, commercial paper and other money market instruments as disclosed in the Balance Sheet or the notes thereto, or incurred in the ordinary course consistent with past practice since the date of the Company Balance Sheet, for consideration in excess of $2,000,000 individually or $4,000,000 in the aggregate, other than in another Subsidiary of the Company;

(xi) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business, product line or other material assets of the Company or any of its Subsidiaries outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) with continuing indemnification obligations of the Company or any of its Subsidiaries, or any remaining “earn out” or other contingent payment or consideration of the Company or any of its Subsidiaries that has not been substantially satisfied prior to the date of this Agreement;

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(xii) any Contract containing any “standstill” or similar provisions that limit or restrict: (A) the ability of a Person to acquire any securities or assets of the Company or any of its Subsidiaries or (B) the ability of the Company or any of its Subsidiaries to acquire any securities or assets of a Person that is not the Company or any of its Subsidiaries;

(xiii) any settlement, conciliation or similar Contract arising out of an Action or threatened Action: (A) that restricts or imposes any material obligation on the Company or any of its Subsidiaries or disrupts the business of any of the Company or any of its Subsidiaries as currently conducted; or (B) would require the Company or any of its Subsidiaries to pay consideration valued at more than $100,000 following the date of this Agreement;

(xiv) any Contract that by its terms materially limits or restricts the right or ability by the Company or any of its Subsidiaries (or, by its terms, following the Closing would limit or restrict Parent or any Subsidiary of Parent (other than the Company or any of its Subsidiaries)): (A) to engage in any line of business or compete with, or provide any product or service to, any other Person or in any geographic area; (B) to acquire any product or other asset or any service from any Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, distribute, offer, support or service any product or other asset or license any Intellectual Property Right to or for any other Person;

(xv) any Contract that by its terms: (A) grants exclusive rights to market, sell or deliver any material product or service of the Company or any of its Subsidiaries; (B) contains any “most favored nation” or similar provision in favor of the counterparty for a material product or service of the Company or any of its Subsidiaries; (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to a material asset owned by the Company or any of its Subsidiaries; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements from any third party; or any Contract that, by its terms, following the Closing would grant, contain or provide, or purport to grant, contain or provide, any of the foregoing rights in respect of Parent or any Subsidiary of Parent (other than the Company or any of its Subsidiaries);

(xvi) any Contract that involves or includes, as the case may be: (A) fixed price development work with a completion criteria in excess of $1,000,000 over the remaining life of such Contract; or (B) as of December 31, 2023, an anticipated loss for the remaining life of the Contract determined in accordance with GAAP in excess of $1,000,000;

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(xvii) any Bid in excess of $1,000,000 submitted by the Company or its Subsidiaries that, if awarded to the Company or its Subsidiaries, would result or would be expected to result following a period of negotiations, in a Contract contemplated by the foregoing clauses; and

(xviii) any other Contract (other than any other Material Contract), the termination or loss of which, would reasonably be expected to have or result in a Company Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Material Contracts that are required to be listed in Section 3.19(a) of the Company Disclosure Letter or that are entered into after the date of this Agreement is or will be in full force and effect (except to the extent any of them expires in accordance with its terms), and neither the Company nor any of its Subsidiaries has violated any provisions of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Material Contract. True and complete copies of each written Material Contract, and a summary of each oral Material Contract, listed in Section 3.19(a) of the Company Disclosure Letter (in each case, including all material substantive written modifications and amendments thereto and material substantive waivers thereunder) have been made available to Parent.

SECTION 3.20. Government Contracts and Bids.

(a) Section 3.20(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all (1) the Government Contracts to which the Company or any of its Subsidiaries is a party and for which the period of performance has not expired or terminated or for which the final payment has not yet been received, in each case, that involve aggregate payments to the Company or any of its Subsidiaries that are reasonably expected to be in excess of $1,000,000 (each, a “Material Government Contract”), including contract number and customer, and (2) Government Bids to which the Company or any Subsidiary is a party, which has not expired and (i) for which an award has not been made, or (ii) for which an award has been made, but a Government Contract has not yet been executed for such Government Bid, and in each case which, if the resulting Government Contract is awarded to the Company or Subsidiary, as applicable, is expected to result in annual revenue in excess of $500,000. To the knowledge of the Company, each Material Government Contract was legally awarded to the Company or its applicable Subsidiary party thereto. To the knowledge of the Company, each Material Government Contract is valid, binding and in full force and effect and enforceable against the Company or its applicable Subsidiary in accordance with its terms.

(b) To the knowledge of the Company: (i) Neither the Company nor any of its Subsidiaries is in material breach of or default under any Government Contract, and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default by the Company or any of its

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Subsidiaries; (ii) the Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws, including the Federal Acquisition Regulation (“FAR”) (Title 48 of the Code of Federal Regulations (“C.F.R.”) and all applicable agency supplements, Cost Accounting Standards (48 C.F.R. Parts 30 and 9904), Service Contract Labor Standards, including requirements for paying applicable wage rate and fringe benefit rates (48 C.F.R. Subpart 22.10), the Truth in Negotiations Act (now codified at 41 U.S.C. §§ 3501-3508, Truthful Cost or Pricing Data; 10 U.S.C. §§ 3701-3708), the Anti-Kickback Act (now codified at 41 U.S.C. Chapter 87, Kickbacks), and the limitations on subcontracting (FAR 52.219-14), where and as applicable to each Government Contract or Government Bid; (iii) since January 1, 2020, each representation and certification made by the Company and each of its Subsidiaries in connection with a Government Contract or Government Bid was current, accurate and complete in all material respects as of its effective date; (iv) there are no outstanding or pending claims, requests for equitable adjustment or contract disputes in excess of $500,000 arising under or relating to a Government Contract or Government Bid; and (v) no Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Entity.

(c) Since January 1, 2020 (i) neither the Company nor any of its Subsidiaries or any Principals (as defined in FAR 52.209-5) have been debarred, suspended or excluded from participation in, or the award of, Government Contracts or doing business with any Governmental Entity, no suspension, debarment, or exclusion action has been commenced or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers or employees, and there exist no circumstances that require the Company or any of its Subsidiaries to answer any of the questions in FAR 52.209-5 in the affirmative; (ii) no Governmental Entity under a Government Contract has notified the Company of any breach or violation of any applicable Law or of any certification, representation, clause, provision or requirement of any such Government Contract; (iii) neither the Company nor any of its Subsidiaries has received any written notice of termination for default, cure notice or show cause notice pertaining to any Current Government Contract; (iv) neither the Company nor any of its Subsidiaries has received any written notice of any audits or investigations by any Governmental Entity with respect to a Government Contract or Government Bid (other than in the ordinary course of business, including routine audits by the Defense Contract Audit Agency, Defense Contract Management Agency, and United States Office of Federal Contract Compliance Programs); and (v) neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity or other counterparty to a Material Government Contract that the counterparty to such Material Government Contract (A) has ceased or will cease to be a customer of the Company or any of its Subsidiaries, (B) intends to terminate or materially modify (including by materially decreasing the rate or amount of services obtained from or provided to the Company or any of its Subsidiaries) any Material Government Contract, (C) intends to change the type of contracting vehicle for the services provided pursuant to such Material Government Contract in a manner that may preclude the Company or any of its Subsidiaries from continuing to provide such services or (D) seeks to convert any Material Government Contract that establishes an exclusive or single source purchasing arrangement or relationship between such

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counterparty and the Company or any of its Subsidiaries into a non-exclusive or multi-source arrangement or relationship; and (vi) the Company and its Subsidiaries have not made any voluntary or mandatory disclosures to any Governmental Entity with respect to any irregularity, misstatement, significant overpayment or violation of applicable Law arising under or relating to any Current Government Contract or Government Bid, nor has any violation occurred for which the Company or any of its Subsidiaries is required to make any such disclosure to a Governmental Entity under FAR Subpart 3.1003 or FAR 52.203-13.

(d) Since January 1, 2020, (i) the Company and its Subsidiaries have complied and are in compliance in all material respects with all applicable information system security requirements regarding the safeguarding of information related to Government Contracts, including but not limited to FAR 52.204-21, DFARS 252.204-7008, DFARS 252.204-7012, DFARS 252.204-7019, DFARS 252.204-7020, National Aeronautics and Space Administration (“NASA”) FAR Supplement (“NFS”) 1852.204-75, NFS 1852.204-76, and NFS 1852.223-75; and (ii) except as set forth in Section 3.20(d) of the Company Disclosure Letter, the Company and its Subsidiaries have not experienced any cyber incident that would require reporting to the U.S. Department of Defense under DFARS 252.204-7012 or NASA under NFS 1852.223-75.

(e) Since January 1, 2020, the Company and its Subsidiaries have complied in all material respects with supply chain restrictions required by their Government Contracts, including but not limited to the prohibitions on the sale and use of covered telecommunications equipment and services, including FAR 52.204-24, FAR 52.204-25, and FAR 52.204-26. Since August 14, 2019, the Company and its Subsidiaries have not provided covered telecommunications equipment or services to the government in the performance of a Government Contract. Since August 14, 2020, Company and Subsidiaries have not used covered telecommunications equipment or services, or used any equipment, system, or service that uses covered telecommunications equipment or services. For purposes of this section, the term “covered telecommunications equipment or services” shall have the meaning prescribed in FAR clause 52.204-25. The Company and Subsidiaries have also complied in all material respects with the TikTok prohibition imposed by FAR 52.204-27 since June 2023.

(f) Section 3.20(d) of the Company Disclosure Letter sets forth all facility security clearances held by the Company or any of its Subsidiaries that the Company or its Subsidiaries are permitted by Law to disclose. The Company and each of its Subsidiaries is in compliance in all material respects with applicable national security requirements, including the NISPOM, and, to the knowledge of the Company, all applicable requirements under each Government Contract to which the Company or any of its Subsidiaries is a party relating to the safeguarding of and access to classified information. To the knowledge of the Company, no facts exist which are reasonably expected to give rise to the revocation, invalidation or suspension of any facility security clearance held by the Company or any of its Subsidiaries or any personnel security clearance held by any employee of the Company or any of its Subsidiaries. Except as set

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forth in Section 3.20(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received a rating less than “Satisfactory” from any DCSA inspection or audit and there has been no unauthorized disclosure of classified information by employees of the Company or any of its Subsidiaries.

SECTION 3.21. Opinion of Financial Advisor. The Board of Directors has received the opinion of Lincoln International LLC, as financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration (as defined in such opinion) is fair from a financial point of view to the holders of Common Stock. The Company will make available a true and complete copy of such opinion to Parent, for informational purposes only, promptly after the date of this Agreement.

SECTION 3.22. Brokers. No broker, investment banker, financial advisor or other Person, other than Jefferies LLC (“Jefferies”), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent true and complete copies of all Contracts or other arrangements or understandings between the Company or any of its Subsidiaries and Jefferies or any of its Affiliates relating to the Transactions.

SECTION 3.23. Telecommunications Licenses.

(a) Section 3.23(a) of the Company Disclosure Letter sets forth a true and complete list of all Telecommunications Licenses, and, with respect to each license, all material authorizations issued by any Telecommunications Authorizing Jurisdiction.

(b) Each Telecommunications License is in effect in accordance with its terms and has not been revoked, suspended, canceled, rescinded, terminated or expired.

(c) The Company and each of its Subsidiaries are, and have been with respect to each license, in compliance with the laws and regulations of the respective Telecommunications Authorizing Jurisdictions, the FCC Rules and the terms of the applicable Telecommunications License.

(d) The Company and each of its Subsidiaries hold all authorizations necessary to operate the Telecommunications Licenses as they are currently being operated.

(e) The Company and each of its Subsidiaries hold all Telecommunications Licenses and authorizations necessary to operate in any Telecommunications Authorizing Jurisdiction in which the Company is currently operating.

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(f) There is no pending or, to the knowledge of the Company, threatened action by or before any Telecommunications Authorizing Jurisdiction or related Governmental Entity to revoke, suspend, cancel, rescind, or materially adversely modify any Telecommunications License, or to investigate or penalize the Company for failure to hold all Telecommunications Licenses and authorizations necessary to operate in any Telecommunications Authorizing Jurisdiction in which the Company is currently operating.

(g) There is no issued or outstanding, by or before any Telecommunications Authorizing Jurisdiction or related Governmental Entity, order to show cause, notice of violation, notice of apparent liability, or order of forfeiture against the Company or any of its Subsidiaries that would reasonably be likely to result in any action described in Section 3.23(f).

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as disclosed (i) in the manner contemplated in Section 9.04(b), in the letter, dated as of the date of this Agreement, from Parent to the Company (the “Parent Disclosure Letter”) or (ii) in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by Parent and publicly available prior to the date of this Agreement, other than disclosures in the “Risk Factors” sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature and not statements of historical fact:

SECTION 4.01. Organization, Standing and Power.

(a) Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority necessary to enable it to perform their obligations under this Agreement.

(b) Each of Parent and Merger Sub is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02. Ownership and Operations of Merger Sub.

(a) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 common shares, par value $0.001 per share, of which 1,000 shares are issued and outstanding. All the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Parent, free and clear of all Liens.

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(b) Merger Sub was formed specifically for the purpose of engaging in the Transactions. Merger Sub has conducted no operations and has no assets and no Liabilities of any nature other than those incident to its formation and pursuant to the Transactions. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not carried, and will not carry, on any business or conduct any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

SECTION 4.03. Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which it is a party. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Merger Sub, and except for, in the case of the Merger, the adoption of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub (which adoption shall be provided by the written consent of Parent immediately following the execution of this Agreement), no other corporate action on the part of either Parent or Merger Sub are necessary to authorize this Agreement or the consummation of the Transactions to which it is a party. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) In resolutions adopted on or prior to the date of this Agreement, the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the Transactions and (ii) resolved to recommend adoption of this Agreement to Parent, as the sole stockholder of Merger Sub, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) No vote of the holders of capital stock of Parent is necessary to approve this Agreement and the Transactions.

(d) The only vote or consent of holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement and the Merger is the affirmative vote of Parent, in its capacity as the sole stockholder of Merger Sub, which adoption shall be provided by the written consent of Parent immediately following the execution of this Agreement.

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SECTION 4.04. No Conflicts; Governmental Approvals.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions and compliance with the terms hereof will not conflict with, or result in any violation of any provision of (i) the certificate of incorporation, bylaws or comparable organizational documents of Parent or Merger Sub, (ii) any material Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets or the Parent Business is bound, or (iii) subject to the filings, consents and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or Merger Sub, other than, in the case of clause (ii) or clause (iii), any such item that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Governmental Approval is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings and approvals under the Review Laws set forth in Section 3.05(b)(i) of the Company Disclosure Letter, (ii) filings under the Securities Act and the Exchange Act as may be required in connection with the Transactions, (iii) the filing of the Certificate of Merger and any other filings or recordings required under the DGCL in connection with the Merger with the Secretary of State of the State of Delaware, (iv) compliance by Parent with the rules and regulations of the NYSE, and (v) such other Governmental Approvals, the failure of which to be obtained or made, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.05. Information Supplied. None of the information supplied by, or to be supplied by Parent, any of Parent’s Subsidiaries or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any other filing contemplated by Section 6.01 will, at the time each such document is filed with the SEC or any other Governmental Entity, at any time it is amended or supplemented or in the case of the Proxy Statement, at the date of mailing and at the date of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

SECTION 4.06. Litigation. As of the date of this Agreement, there is no investigation or review pending (or, to the knowledge of Parent, threatened in writing) by any Governmental Entity with respect to Parent, any of Parent’s Subsidiaries (or any of Parent’s and its Subsidiaries’ respective properties), any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any of its Subsidiaries may be liable, in each case, that would, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any of Parent’s Subsidiaries, nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, individually or in the aggregate, have a Parent Material Adverse Effect.

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SECTION 4.07. Financing. Parent and Merger Sub currently have, and will have on the Closing Date, sufficient funds available (through credit arrangements or otherwise) to pay the Merger Consideration and all fees and related expenses required to be paid by Parent and the Surviving Corporation.

SECTION 4.08. Compliance with Trade Control Laws.

(a) Parent and Merger Sub are not Restricted Parties or acting on behalf of any Restricted Party.

(b) Parent shall not, and shall ensure Merger Sub does not, directly or indirectly, fund all or part of the payment of the Merger Consideration out of proceeds derived from criminal activity or activity or transactions in violation of, or that would otherwise cause any Person to be in violation of any Anti-Money Laundering Laws, Trade Control Laws, or the FCPA.

ARTICLE V

Covenants Relating to Conduct of Business

SECTION 5.01. Conduct of Business by the Company. Except (i) for matters set forth in Section 5.01 of the Company Disclosure Letter, (ii) as otherwise expressly permitted or contemplated by this Agreement, (iii) as required by applicable Law or (iv) as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), from the date hereof to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct the Company Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use reasonable best efforts to preserve the Company Business substantially intact, maintain all material Governmental Approvals of the Company Business and keep relationships with customers, suppliers, licensors, licensees, distributors and others having significant business dealings with the Company Business, in each case, consistent with past practice. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise expressly permitted or contemplated by this Agreement or required by applicable Law, from the date hereof to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

(a) in the case of the Company and each of its Subsidiaries (i) declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, (ii) split, combine or reclassify any of its capital

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stock or other equity interests, or issue or authorize the issuance of any shares of capital stock or other equity interests or any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, or (iii) purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests (other than the acquisition of shares of Common Stock from a holder of a Company Equity Award outstanding as of the date hereof in satisfaction of withholding obligations upon the settlement of such award, in each case in accordance with the terms and conditions of such award as of the date hereof);

(b) in the case of the Company and each of its Subsidiaries (i) issue, deliver, sell, or grant (A) any of its shares of capital stock or other equity interests, or (B) any voting or nonvoting debt, Company Securities, option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; (ii) authorize the issuance of or grant any Company Equity Awards, or (iii) issue, deliver, sell or grant any shares of capital stock or other equity interests in the Company or any Subsidiary of the Company, other than the issuance of Common Stock upon the exercise of Company Options or in connection with the settlement of Company RSUs, in each case, outstanding on the date hereof and in accordance with its terms as of the date hereof;

(c) in the case of the Company or any of its Subsidiaries, amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

(d) acquire or dispose of, including by entering into, modifying or terminating any Real Property Lease with respect to, any material interests in real property owned or leased by the Company or any Subsidiary of the Company or otherwise used in the conduct of the Company Business, except for (i) the expiration of any Real Property Lease in accordance with the terms of such Contract, and (ii)_ the renewal of any Real Property Lease that by its terms is scheduled to expire prior to the Effective Time, and (iii) amending any Real Property Lease in a manner that is not economically adverse to the Company in any material respect;

(e) with respect to the Company or any of its Subsidiaries, acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other Person, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts;

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(f) make any capital expenditure or incur any obligation or Liability in respect thereof in excess of 120% of the amount budgeted for such expenditure in the Company’s capital expenditure budget as set forth in Section 3.19(a)(ix) of the Company Disclosure Letter; provided that such excess amounts shall not, in the aggregate, exceed $1,000,000;

(g) incur or commit to incur any expenditures in respect of independent research and development of products, systems or services other than in an amount such that the indirect rates do not exceed the forward pricing rate proposal or agreement currently in place with the applicable Governmental Entity;

(h) enter into any new line of business outside of the businesses of the Company or its Subsidiaries as of the date of this Agreement;

(i) approve, adopt, amend or waive any rights under any stockholder rights plan or “poison pill” arrangement;

(j) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business;

(k) sell or otherwise dispose of, (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets (other than, for the avoidance of doubt, sales or dispositions of inventory, supplies, materials or products or other assets in the ordinary course of business, pursuant to existing Contracts or obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the Company Business);

(l) except to the extent required under any Company Benefit Plan made available to Parent prior to the date hereof (or any plan, program, policy, practice, agreement or arrangement that would be a Company Benefit Plan if it was in existence on the date of this Agreement, solely to the extent permitted to be adopted following the date hereof pursuant to the restrictions set forth in this Agreement) or as required to ensure that any Company Benefit Plan made available to Parent prior to and in effect on the date hereof is not then out of compliance with applicable Law, (i) increase or make any commitment to increase the compensation or benefits of any Company Employee or other individual service provider (or make any general uniform increase in the compensation of Company Employees or service providers), (ii) grant or pay any bonus, incentive (whether cash or equity-based), retention, change in control, transaction, severance, termination pay, or similar compensation or benefits to, or increase in any manner the bonus, incentive, retention, change in control, transaction, severance, termination pay, or similar

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compensation or benefits of, any Company Employee or other individual service provider, (iii) establish, adopt, enter into, amend or terminate any Company Benefit Plan (or any plan, program, policy, practice, agreement or arrangement that would be a Company Benefit Plan if it was in existence on the date of this Agreement), other than in the ordinary course of business and consistent with past practices in connection with the annual renewal of Company Benefit Plans that are group health or welfare plans, (iv) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, (v) take any action to accelerate the time of payment or vesting of, or amend or otherwise modify the terms of any Company Equity Awards or any compensation, benefits or funding obligations under any Company Benefit Plan, Company Equity Plan, or otherwise, or (vi) make any material determination under any Company Benefit Plan that is inconsistent with the ordinary course of business or past practice, (vii) hire or terminate (other than for cause) (A) any officer or (B) any employee or other service provider with annual base compensation in excess of $200,000 or (viii) implement any broad-based reduction in force;

(m) (A) incur any Indebtedness, guarantee or otherwise become contingently liable for any Indebtedness of another, except for (i) indebtedness that is incurred in the ordinary course of business (including, but not limited to, ordinary course equipment financing) and (ii) foreign currency hedging arrangements on customary commercial terms entered into in the ordinary course of business and not for speculation or (B) permit any of its material assets (including real property) to become subject to any Liens, except for Permitted Liens that do not individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;

(n) make any loan, advance or capital contribution to, or investment in, any Person (other than a Subsidiary of the Company), in each case other than in the ordinary course of business consistent with past practice and in an aggregate amount not in excess of $250,000;

(o) make any material change in its tax accounting or financial accounting methods, principles and practices in effect on the date of the Balance Sheet, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(p) other than in the ordinary course of business and consistent with past practice, or as required by applicable law, make any material Tax election inconsistent with past practice (or allow any material Tax election previously made to expire) or, subject to paragraph (q) below, file any income or other material Tax Return;

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(q) file any amended income or other material Tax Return, fail to timely file any material Tax Return required to be filed or pay any material Tax that is due or payable, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law), settle or compromise any material Tax liability or refund, consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, request any ruling or similar guidance with respect to Taxes from a Governmental Entity, or enter into any power of attorney with respect to Taxes that will not terminate as of or before the Closing Date;

(r) file or institute a bankruptcy, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than among wholly owned Subsidiaries of the Company);

(s) terminate or amend in any material respect any Material Contract or other than in the ordinary course of business consistent with past practice, enter into or submit a Bid for any Contract that would be a Material Contract;

(t) commence or settle any Action;

(u) (i) abandon, cancel, dedicate to the public, sell, assign, license or sublicense or grant any security interest in (except as permitted under this Agreement), to or under any Company Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees, to maintain and protect their or its interest in the Company Registered Intellectual Property; (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Intellectual Property, Company Product or Company Owned Software, except non-exclusive licenses granted in the ordinary course of the Company Business consistent with past practice; (iii) disclose or otherwise make available any confidential information, trade secrets or other proprietary information to any Person, unless such Person is subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (iv) fail to notify Parent promptly of any infringement, misappropriation or other violation of or conflict with any Company Intellectual Property, Company Product or Company Software of which the Company or any of its Subsidiaries becomes aware; or

(v) fail to comply with any applicable Law in any material respect, including the Securities Act, the Exchange Act and the rules and regulations of the SEC and the NYSE;

(w) take any of the actions set forth in Section 5.01(w) of the Company Disclosure Letter;

(x) authorize any of, or commit or agree to take any of, the foregoing actions.

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SECTION 5.02. No Control of Company’s Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company Business prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its businesses and operations.

SECTION 5.03. Open Source Audit and Remediation. Promptly following the date of this Agreement, the Company shall engage a reputable service provider mutually agreed with Parent to perform an audit of Company Products to determine uses of, and licenses applicable to, Open Source Software (the “Open Source Audit”). Promptly following the Company’s receipt of the results of the Open Source Audit (a copy of which the Company shall promptly provide to Parent), the Company and Parent shall work together in good faith to remediate the risks identified by the Open Source Audit (As soon as reasonably practicable following the receipt of the results of the Open Source Audit, the Company and Parent shall determine (subject to mutual agreement) which of the risks identified by the Open Source Audit shall be remediated by the Company prior to the Closing, with the balance of the issues to be remediated post-Closing.

SECTION 5.04. Invention Assignment Agreements. The Company shall provide executed assignments and licenses of Intellectual Property Rights, and related waivers and releases, in a form acceptable to Parent from each current Company Associate (and shall exercise reasonable efforts to provide such assignments for former Company Associates) who developed any Company Product, or any material Intellectual Property Rights that relate to the Company Business, and who Parent determines in its reasonable discretion has not previously completely and irrevocably: (i) assigned to the Company all of their rights in such Company Products and Intellectual Property Rights, or (ii) waived all of their rights to additional compensation (including royalties) for such Company Products and material Intellectual Property Rights.

ARTICLE VI

Additional Agreements

SECTION 6.01. Proxy Statement. (a) As promptly as reasonably practicable after the execution of this Agreement, subject to the receipt from Parent and Merger Sub of the information described in this clause (a), and in any event no later than fifteen (15) Business Days from the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the preliminary Proxy Statement, which shall, subject to Section 6.10, include the Company Board Recommendation that the Company’s stockholders approve the adoption of this Agreement and approve the Merger. The Company shall consult with Parent and provide Parent and its counsel a reasonable

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opportunity to review and comment on the preliminary Proxy Statement and the definitive Proxy Statement, and any amendment or supplement thereto and any additional soliciting material in connection therewith, and to review and comment on any comments (whether written or oral) of the SEC or its staff on the Proxy Statement, including any information required by the Exchange Act and all rules and regulations thereunder, and shall reasonably consider in good faith all comments reasonably proposed by Parent, prior to the filing thereof. Parent and Merger Sub shall, as promptly as reasonably practicable, furnish to the Company any and all information relating to Parent, Merger Sub and their respective Affiliates that is required or reasonably requested by the Company to be included in the Proxy Statement, including any information required by the Exchange Act and the rules and regulations thereunder. The Company shall seek Parent’s consent prior to including any information relating to Parent, Merger Sub or their respective Affiliates in the Proxy Statement not directly furnished by Parent or Merger Sub. The Company shall cause the Proxy Statement to comply in all material respects with all applicable rules and regulations of the SEC and all other applicable Laws. If, prior to the expiration of the ten (10)-day waiting period provided in Rule 14a-6 under the Exchange Act, the Company does not receive either comments from the SEC (whether written or oral) on the preliminary Proxy Statement or notice from the SEC that it will review the preliminary Proxy Statement, then the Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable, and in no event later than four (4) Business Days, after the expiration of such waiting period. The Company shall (i) promptly notify Parent and its legal counsel after notification from the SEC that it will review the preliminary Proxy Statement and (ii) upon receipt of any comments, whether written or oral, from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto or any additional soliciting material in connection therewith, promptly provide Parent and its legal counsel with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or any amendment or supplement thereto, (iii) to the extent reasonably practicable, permit Parent and its legal counsel to participate in all communications with the SEC (including all meetings and telephone conferences with the staff of the SEC) relating to the Proxy Statement or any amendment or supplement thereto, and (iv) respond promptly to any such comments from the SEC. If the SEC reviews the preliminary Proxy Statement, the Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable, and in no event later than four (4) Business Days, after the SEC notifies the Company that the SEC has no further comments on the Proxy Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, so that the Proxy Statement complies with all applicable rules and regulations of the SEC and all other applicable Laws, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, to the extent required by applicable Law, mail such amendment or supplement to the Company’s stockholders. All SEC filing and other fees and charges incurred in connection with the Proxy Statement and any other filings or reports required to be made under this Section 6.01 in connection with the Transactions shall be borne equally by the Company and Parent.

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SECTION 6.02. Stockholders’ Meeting. The Company shall, as promptly as reasonably practicable after the date of the Agreement take all action necessary under all applicable Laws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders’ Meeting”) for the purpose of obtaining the Stockholder Approval. The Company shall not change the record date without the prior written consent of Parent (unless required by applicable Law). The Company shall use its reasonable best efforts to (i) hold the Stockholders’ Meeting as soon as reasonably practicable after, but in no event later than thirty-five (35) days after the commencement of the mailing of the Proxy Statement to Company stockholders and (ii) subject to Section 6.10, solicit the Stockholder Approval. The Company shall ensure that all proxies solicited by or on behalf of the Company in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement and approve the Merger and shall include the Company Board Recommendation in the Proxy Statement, except to the extent that the Board of Directors shall have made an Adverse Recommendation Change, as permitted by and subject to the terms and conditions of Section 6.10. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not postpone or adjourn the Stockholders’ Meeting without the consent of Parent; provided, that, without Parent’s consent, the Company may adjourn, recess or postpone the Stockholders’ Meeting after consultation with Parent, (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders’ Meeting or any adjournment or postponement thereof, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, or (iii) if, as of the time for which the Stockholders’ Meeting or any adjournment or postponement thereof is to be convened there are insufficient shares of the Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, or there are not sufficient affirmative votes (either in person or by proxy) to obtain Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining such a quorum or such sufficient affirmative votes necessary to obtain the Stockholder Approval; provided, further, that any such postponement or adjournment and the date, time and place of the postponed or adjourned meeting shall be announced at the Stockholders’ Meeting so as, to the maximum extent permitted by Delaware Law, not to require a change in the record date for the Stockholders’ Meeting and, unless consented to by Parent, (x) any such postponement or adjournment shall be for a period of no more than ten (10) Business Days each and (y) the Company shall only be permitted to effect up to two (2) such postponements or adjournments pursuant to this clause (iii); and, provided, further, that, if requested by Parent, the Company shall, subject to applicable Law and the fiduciary duties of the Board of Directors, effect a postponement

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or adjournment of the Stockholders’ Meeting under the circumstances contemplated by this clause (iii) for a period of up to ten (10) Business Days each (provided, that Parent shall only be entitled to make up to two (2) such requests, and no such request by Parent for a postponement or adjournment shall be permitted if it would require a change in the record date for the Stockholders’ Meeting). The Company shall use its reasonable best efforts during any postponement or adjournment to solicit and obtain such proxies in favor of the adoption of this Agreement as soon as reasonably practicable.

SECTION 6.03. Access to Information; Confidentiality. From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, upon reasonable written notice, the Company shall, and shall cause its Subsidiaries to, subject to applicable Law, afford to Parent and Merger Sub and to their Representatives reasonable access during normal business hours to (i) the Company’s and the Company’s Subsidiaries’ directors, officers, employees and consultants and (ii) the Company’s and the Company’s Subsidiaries’ properties, systems, Contracts and Records; provided, that (A) no Person shall be required to provide access of the type contemplated by this Section 6.03 if such access would unreasonably disrupt the normal operations of the Company and the Company’s Subsidiaries and (B) access under this Section 6.03 shall not include the right to conduct subsurface, invasive or environmental sampling or testing, including with respect to building materials. Notwithstanding anything to the contrary in this Section 6.03, no Person shall be required to provide access to information of the type described in clause (ii) of the immediately preceding sentence if such disclosure of such information is legally or contractually prohibited or would result in the loss of attorney client privilege; provided that the parties shall use commercially reasonable efforts to allow for such access to such information in a manner that does not violate any such contractual prohibition or does not jeopardize such attorney-client privilege or violate applicable Law. All information exchanged pursuant to this Section 6.03, as well as all information provided to Parent pursuant to Section 6.10, shall be held by the parties as Evaluation Material, as such term is defined in the letter agreement, dated as of November 15, 2023, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), and shall be subject to the Confidentiality Agreement.

SECTION 6.04. Required Efforts.

(a) On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to consummate and make effective, in the most expeditious manner practicable, the Transactions, and to assist and cooperate with the other parties hereto in doing so, including using reasonable best efforts in (i) obtaining all necessary or advisable Governmental Approvals and making all necessary or advisable registrations and filings (including filings with Governmental Entities, such as notices required pursuant to FAR 52.215-19, FAR 52.219-28,13 C.F.R. 121.404, and 32 C.F.R. 117.8(c)) and taking all reasonable steps to obtain an approval or waiver from, or to avoid an action or proceeding by, any

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Governmental Entity, (ii) obtaining all necessary or advisable Consents, and (iii) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement, other than, in the case of each of clauses (i) through (iii), with respect to registrations, filings and other Governmental Approvals relating to Review Laws, which are the subject of Section 6.04(b) and Section 6.04(c). In connection with and without limiting the foregoing, Parent and the Company shall use reasonable best efforts to (A) ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, use reasonable best efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. Each of the parties hereto shall keep the other parties hereto reasonably informed of its progress in obtaining any necessary or advisable Consents and Governmental Approvals pursuant to this Section 6.04(a).

(b) Each of the parties hereto shall use reasonable best efforts to (i) make all appropriate filings or notifications under any antitrust, competition or pre-merger notification, trade regulation Law, regulation or order, or any Laws that are designed to regulate transactions involving foreign investments, including any Laws that provide for review of national security matters, in each case of any jurisdiction (collectively, “Review Laws,” which, for the avoidance of doubt, shall include the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, and the Federal Trade Commission Act, as amended, and any other U.S. or state antitrust law regardless of whether the Transactions are reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) with respect to the Transactions as promptly as reasonably practicable, and, with respect to the Review Laws identified on Section 6.04(b) of the Company Disclosure Letter, in any event within fifteen (15) Business Days after the date hereof, including any such filings that are filed in jurisdictions where filing a draft application is customary practice; (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to any applicable Review Law; and (iii) use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under any applicable Review Laws and to obtain all Governmental Approvals under any Review Laws by or from any Governmental Entity with competent jurisdiction (including securing any non-action from the United States Department of Justice, Antitrust Division or the Federal Trade Commission), so as to enable the parties hereto to consummate and make effective, in the most expeditious manner practicable, the Transactions. Parent shall pay all filing fees and other charges incurred by the Company and Parent in connection with any filings, notifications or reports required to be made under any Review Laws in connection with the Transactions.

(c) Each of Parent and the Company shall (i) cooperate in all respects with each other in connection with any filing or submission and any investigation or other inquiry, including any proceeding initiated by a private party, and in connection with resolving any such investigation or inquiry with respect to any such filing or the Transaction, (ii) not extend any waiting or suspension period under any applicable Review

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Laws or enter into any agreement with any Governmental Entity not to consummate the Transactions, unless Parent, in its good faith judgment, determines (after consulting in advance with the Company and in good faith taking the Company’s and its outside counsel’s views into account) that taking such action would materially enhance the likelihood of obtaining any necessary Government Approvals, (iii) respond as promptly as practicable to any applicable inquiries or requests received from any Governmental Entity for additional information or documentation, (iv) promptly make any applicable further filings or information submissions pursuant thereto that may be necessary or advisable, and (v) promptly make any requisite filings or submissions required under any applicable Review Laws. Each of Parent and the Company shall (A) promptly notify the other party of any written or oral communication to that party or its Affiliates from any Governmental Entity and provide a copy of such communication (if written) or a summary of such communication (if such communication was provided orally), (B) subject to applicable Law, permit the other party to review in advance any proposed written communication, in each case relating to any of the foregoing, (C) subject to applicable Law, consult and cooperate with the other party, including permitting the other party to review and comment in advance, on any communication, written or otherwise, given by it to any Governmental Entity or a private party regarding the Transactions, (D) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate, and (E) to the extent permitted under applicable Law, furnish the other party with copies of all correspondence, filings and written communications between such party and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity on the other hand, with respect to this Agreement and the Transactions (unless the furnishing of such information (1) would violate the provisions of any applicable Law or any confidentiality agreement or is otherwise prohibited by the relevant Governmental Entity, (2) would cause the loss of the attorney-client privilege or work product privilege with respect thereto, or (3) concerns the valuation of the Company or information concerning the sale process, or proposals from third parties with respect thereto; provided that each such party shall use reasonable best efforts to promptly communicate to the other party the substance of any such correspondence, filing or communication, whether by (i) redacting parts of such correspondence, filing or communication so that such correspondence, filing or communication would not violate applicable Law or cause the loss of the attorney-client privilege with respect thereto or (ii) designating any competitively sensitive materials provided under this Section 6.04 as “outside counsel only”). Without limiting the foregoing, the parties hereto shall not make any filings, submissions or communications to any Governmental Entity without first providing a written copy of such filing, submission or communication to the other party (or as appropriate to the party’s outside counsel) and allowing the other party a reasonable review period to provide comments on such filing, submission or communication prior to submission. The parties hereto covenant and agree to incorporate all reasonable comments of the other party (or as appropriate the party’s outside counsel) with respect to such filings, submissions and communications prior to delivery of the same to any Governmental Entity.

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(d) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall Parent nor any of its Affiliates be required to (i) propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of Parent or any of Parent’s Affiliates, (ii) terminate, change, modify, withdraw or transfer any agreements or Contracts, (iii) defend against any Actions challenging this Agreement or the consummation of the Transactions or (iv) otherwise take any action that limits the freedom of action with respect to, or Parent’s ability to retain any of the businesses, contractors or assets of Parent or Parent’s Affiliates.

(e) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Parent shall have the unilateral right to determine whether or not the parties hereto will litigate to oppose any enforcement action with any Governmental Entities challenging the Transactions as violative of any Review Laws; provided, that if Parent determines to litigate under this Section 6.04(e), the Company shall, and shall cause its Subsidiaries to (as applicable), reasonably cooperate with Parent in good faith in connection with the foregoing.

(f) The Company will fully cooperate with Parent in preparing and filing with the State Department’s Directorate of Defense Trade Controls (“DDTC”) any notifications required under Section 122.4 of the International Traffic in Arms Regulations (“ITAR”) and any license amendments, general correspondence or other filings required to amend or otherwise update licenses previously issued to the Company under Trade Control Laws. The content and timing of any such submissions shall be at the mutual agreement of Parent and the Company. If determined to be necessary by Parent, within five (5) days after the Closing, Parent will, and Parent will cause the Company to, promptly prepare and file with DDTC notifications under Section 122.4(a) of the ITAR.

(g) The Company and each of its Subsidiaries shall provide DCSA with timely notice of the Transactions as required by the NISPOM.

SECTION 6.05. Employee Matters.

(a) Prior to the Effective Time, the Board of Directors (or if appropriate, any committee of the Board of Directors administering the Company Equity Plan) shall adopt such resolutions or take such other actions as may be necessary or desirable to (i) effectuate the treatment of the Company Options and Company RSUs (the “Company Equity Awards”) pursuant to Section 2.03 and (ii) terminate the Company Equity Plan as of the Effective Time.

(b) Parent agrees that, for at least the 12-month period following the Closing Date, Parent shall provide, or shall cause to be provided, to each employee of the Company or any of its Subsidiaries who is employed by the Company or any of its Subsidiaries as of immediately prior to the Effective Time (the “Continuing Employees”), (i) at least the same base salary or wages provided to such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash incentive opportunities that

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are no less favorable, in the aggregate, than the target annual cash incentive opportunity provided to such Continuing Employee immediately prior to the Effective Time; and (iii) employee benefits that are substantially comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Effective Time (excluding, for purposes of clauses (i)-(iii), any equity-based incentive, long-term incentive, retention, change in control, transaction, or similar compensation, one-time or special benefits or arrangements, defined benefit pension benefits, nonqualified deferred compensation, and post-employment health and welfare benefits). For the avoidance of doubt, Parent shall not be prohibited by this Section 6.05(b) from terminating the employment of or changing or modifying the terms and conditions of employment for any Continuing Employee following the Closing Date.

(c) For purposes of any employee benefit plans maintained by Parent or any of its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”) that provide group health benefits, Parent shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees and their eligible dependents under any New Plans, to the same extent that such pre-existing conditions, exclusions and waiting periods would not have applied or would have been waived under the corresponding Company Benefit Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such New Plan; and (ii) provide each Continuing Employee and his or her eligible dependents under any New Plan with credit for any co-payments and deductibles paid during the portion of the plan year of the corresponding Company Benefit Plan ending on the date such Continuing Employee’s participation in the New Plan begins (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the date that the Continuing Employee first participates in the New Plan) in satisfying any applicable deductible or out-of-pocket requirements under the New Plan. In addition, for purposes of any New Plan in which Continuing Employees are eligible to participate, Parent shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to recognize all service of the Continuing Employees with the Company and any of its Subsidiaries (and any predecessors or affiliates thereof), to the same extent that such service was recognized under the corresponding Company Benefit Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such New Plan, for purposes of eligibility, vesting, and solely for severance and paid time off, level of benefits (but not for vesting of equity-based incentives, benefit accruals under any defined benefit pension plan, or eligibility for any retiree health or welfare benefit) in any New Plan in which such employees may be eligible to participate after the Effective Time; provided, however, that the foregoing clause shall not apply to the extent it would result in duplication of benefits for the same period of service.

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(d) Without limiting the generality of Section 6.05(a), for the performance year that includes the Closing Date, to the extent accrued in the Company’s Financial Statements, Parent shall, or shall cause the Surviving Corporation to, pay such annual cash incentive bonuses following the Closing Date under the terms of the Company Benefit Plans set forth on Section 6.05(d) of the Company Disclosure Letter in the ordinary course of business consistent with past practice.

(e) Parent and the Company shall take the actions described in Section 6.05(e) of the Company Disclosure Letter.

(f) Prior to the Effective Time, none of the Company, any of its Subsidiaries or any of their respective Affiliates shall communicate in writing or in broad-based oral communications with the Company Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Transactions (whether alone or in combination with additional events), including the matters described in this Section 6.05, without the prior review and comment by Parent, which comments shall be implemented in good faith.

(g) The provisions of this Section 6.05 are solely for the benefit of the parties to this Agreement. No Company Employee or any other Person shall be a third-party beneficiary of this Agreement, and nothing herein shall be, or shall be construed as, an amendment to any Company Benefit Plan, New Plan or other compensation or benefit plan or arrangement for any purpose. Without limiting the generality of the foregoing, nothing contained in this Agreement shall obligate Parent, the Company, or any of their respective Subsidiaries or Affiliates to (i) maintain any particular employee benefit plan or (ii)  retain the employment or services of any Company Employee or independent contractor or other Person.

SECTION 6.06. Indemnification, Advancement and Insurance.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a present or former director, officer or employee of the Company or any of its Subsidiaries (each, an “Indemnified Person”) as provided in the certificate of incorporation of the Company, the bylaws of the Company, the organizational documents of any Subsidiary of the Company or any indemnification agreement or other agreement, including any employment agreements, between such Indemnified Person and the Company or any of its Subsidiaries, each as in effect as of the date of this Agreement (the “Constituent Documents”) shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person.

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(b) For six (6) years after the Effective Time, the Surviving Corporation or its Subsidiaries, as the case may be, shall indemnify and hold harmless all Indemnified Persons, in each case only and to the fullest extent (x) provided for in the Constituent Documents and (y) permitted by applicable Law, in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, to the extent based on, or arising out of, or pertaining to (i) the fact that the Indemnified Person is or was a director (including in a capacity as a member of any board committee), officer or employee of the Company or any of its Subsidiaries or any of their respective predecessors (including any action or omission relating to this Agreement or the Transactions), whether in any case asserted or arising before, on or after the Effective Time, against any losses, claims, damages, liabilities, costs, expenses (including paying reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by Law upon receipt of any undertaking required by Law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification or advancement of expenses could be sought by an Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnified Person in the defense of any matter for which such Indemnified Person could seek indemnification or advancement of expenses hereunder.

(c) Prior to the Effective Time, the Company shall, or if the Company is unable to, Parent shall, or shall cause the Surviving Corporation to, as of the Effective Time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), at no expense to the beneficiaries, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time (including claims with respect to the adoption of this Agreement and the consummation of the Transactions) with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies; provided, however, that without consent of Parent, the Company shall not pay more than 450% of the aggregate annual premium most recently paid by the Company and its Subsidiaries prior to the date of this Agreement for its existing directors’ and officers’ liability insurance policies.

(d) If Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its property and assets to any Person, then, and in each such case, proper provision shall be made so that the applicable successor, assign or transferee shall assume the obligations set forth in this Section 6.06 (including this Section 6.06(d)).

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(e) The rights of each Indemnified Person under this Section 6.06 shall be in addition to any rights such Person may have under applicable Law, or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries or otherwise. These rights shall survive the consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and their respective heirs and legal representatives. The obligations of Parent and the Surviving Corporation under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

(f) Parent shall cause the Surviving Corporation to pay reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity, advancement of expenses and other obligations provided in this Section 6.06, in each case, to the extent required by and in accordance with the Constituent Documents.

(g) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Person on or prior to the sixth (6th) anniversary of the Effective Time, the provisions and benefits of this Section 6.06 shall continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.

SECTION 6.07. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses.

SECTION 6.08. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other and shall mutually agree upon any press release or other public statements with respect to this Agreement or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, other than any press release or other public statement that only contains information and statements that have been previously approved by the parties pursuant to this Section 6.08 or are consistent with the Proxy Statement, except as may be required by applicable Law, court process or by obligations pursuant to any rules of or listing agreement with any U.S. national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, the restrictions in this Section 6.08 shall not apply to any Company communications regarding an Acquisition Proposal or from and after an Adverse Recommendation Change, in each case, to the extent permitted by Section 6.10. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto.

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SECTION 6.09. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as are required or may be reasonably necessary or advisable to cause any acquisitions or dispositions of Common Stock (including derivative securities with respect thereto), in each case resulting from the Transactions, by each individual who is subject to Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.10. Go-Shop; Covenants Regarding Non-Solicitation.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on September 13, 2024 (the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives shall have the right to (i) solicit, initiate, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, (ii) furnish to any Person any information which is reasonably requested by such Person in connection with such Person’s potentially making an Acquisition Proposal and (iii) participate or engage in discussions or negotiations with such Person regarding an Acquisition Proposal; provided, however, that (A) prior to participating or engaging in such discussions or negotiations or furnishing such information, the Company shall have entered into an Acceptable Confidentiality Agreement with such Person and (B) the Company will provide to Parent any information relating to the Company or any of its Subsidiaries that was not previously provided or made available to Parent prior to or concurrently (and in any event within twenty-four (24) hours) with the time it is furnished to such Person. On the No-Shop Period Start Date, the Company shall (x) notify Parent in writing of the identity of each Person from whom the Company received an Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (y) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (z) provide to Parent (i) copies of drafts of proposed agreements, term sheets, letters of intent or any other written terms or proposals related thereto provided to the Company or any of its Representatives (including financing commitments) and any modifications to the financial and other material terms thereof and (ii) a written summary of the material terms and conditions of any Acquisition Proposal not made in writing (including any material terms and conditions proposed orally or supplementally and any modifications to the financial and other material terms thereof). The Company shall keep Parent reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, and provide Parent with any written supplements or written additions to any written Acquisition Proposal, including any revisions to any proposed transaction agreement and any related transaction documents and financing commitments, if any.

(b) On the No-Shop Period Start Date, the Company shall, and shall instruct its Representatives to, immediately cease and cause to be terminated any discussions or negotiations conducted with any Persons other than Parent, any Excluded Party (for so long as such Person or group is an Excluded Party) and each of their respective Representatives with respect to any Acquisition Proposal, including immediately revoking or withdrawing access of any Person other than Parent (and its Representatives) and any Excluded Party (and its Representatives) (for so long as such Person or group is an Excluded Party) to any data room (virtual or actual) containing any non-public information with respect to the Company or the Subsidiaries of the Company and request the prompt return or destruction of all confidential information previously furnished to any such Person and its Representatives other than Parent (and its Representatives) and any Excluded Party (and its Representatives) (for so long as such Person or group is an Excluded Party).

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(c) Except as may relate to any Excluded Party (and its Representatives) (for so long as such Person or group is an Excluded Party) in accordance with and subject to this Section 6.10, or as expressly permitted by this Section 6.10, from and after the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not (and shall not publicly propose to), nor shall it authorize or permit any of its Subsidiaries to, and shall instruct that its Representatives and Subsidiaries do not (and do not publicly propose to), and shall cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly, (i) solicit, initiate, induce or knowingly encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any other Person any non-public information for the purpose of inducing or in connection with an Acquisition Proposal or responding to an inquiry that would reasonably be expected to lead to an Acquisition Proposal, or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement constituting or otherwise relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement. The Company shall, and shall cause its Subsidiaries to, and shall direct its and its Subsidiaries’ respective Representatives to, immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal. The Company shall not, and shall cause its Subsidiaries not to, terminate, waive, amend, release or modify in any respect any confidentiality or similar agreement (including any non-solicitation, no hire, standstill or similar provision) to which the Company or any of its Subsidiaries is a party and shall use its reasonable best efforts to enforce each such agreement or provision at the request of Parent; provided, however, that the Company shall be entitled to waive any standstill provision included in any such confidentiality agreement if (A) such Person confidentially approaches the Board of Directors, (B) the Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel) that failure to waive such standstill would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, and (C) the Company provides Parent with written notice of the Company’s intent to take such action prior to taking such action. Without limiting the foregoing, it is agreed that any breach of the restrictions set forth in this Section 6.10(c) by any Subsidiary of the Company, Representative of the Company or Representative of any of the Company’s Subsidiaries shall constitute a breach of this Section 6.10(c) by the Company.

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(d) Notwithstanding anything contained in Section 6.10(c) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Stockholder Approval, the Company or any of its Representatives receives a bona fide written Acquisition Proposal from a third party, which Acquisition Proposal did not result from any breach of this Section 6.10, and if the Board of Directors or any committee thereof determines in good faith, after consultation with an outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and the failure to evaluate such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Acquisition Proposal and furnish pursuant to such Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in private discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. In addition, the Company and its Representatives may (A) engage in communications not involving the provision of confidential information to, or substantive negotiations with, a Person solely for the purpose of clarifying or understanding the terms and conditions of any unsolicited inquiry or proposal made by such Person to determine whether such inquiry or proposal is or could reasonably be expected to lead to a Superior Proposal, and (B) inform a Person that has made an Acquisition Proposal that the Company is bound by the provisions of this Section 6.10. The parties acknowledge and agree that any contacts, disclosures, discussions or negotiations permitted under this Section 6.10(d) shall not constitute an Adverse Recommendation Change or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.01, provided, that neither the Company nor the Board of Directors has made any public announcement to take or engage in any actions under this Section 6.10(d). For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, prior to obtaining the Stockholder Approval, the Company is permitted to engage in the activities described in this Section 6.10(d) with respect to any Excluded Party including with respect to any amended or modified Acquisition Proposal received from any Excluded Party following the No-Shop Period Start Date unless and until such Excluded Party ceases to be an Excluded Party in accordance with the definition thereof.

(e) The Company shall promptly (and in no event later than twenty-four (24) hours after receipt by an executive officer or director of the Company) notify Parent in writing in the event that the Company or any of its Subsidiaries or its or their respective Representatives receives any (i) bona fide written Acquisition Proposal, (ii) inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal or (iii) any proposal or offer that is reasonably likely to lead to an Acquisition Proposal, which written notice shall disclose to Parent (x) the identity of the Person making any such Acquisition Proposal or other inquiry, request,

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proposal or offer and (y) include details of the terms and conditions of any such Acquisition Proposal or other inquiry, request, proposal or offer, including any subsequent material amendments thereto. The Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such written Acquisition Proposal or inquiry) provide Parent with copies of any such written Acquisition Proposal or inquiry (or amendment thereto, it being understood that drafts of any acquisition agreement exchanged between the Company or any Subsidiary of the Company on the one hand (or any of their Representatives) and the other Person (or any of its Representatives) on the other hand shall constitute material amendments) setting forth the terms and conditions of such Acquisition Proposal, including any subsequent written amendments thereto and copies of written proposals and proposed agreements relating thereto. The Company will not, and will cause its Subsidiaries not to, enter into any agreement with any person that prohibits or otherwise limits the Company or any of its Subsidiaries from providing the information described in this Section 6.10 to Parent or from otherwise complying with its obligations under this Section 6.10. The Company shall keep Parent reasonably informed on a timely basis of the status and details of any such Acquisition Proposal, inquiry, request, proposal or offer (including the terms thereof) and any modifications or proposed modifications thereto and any discussions or negotiations concerning the terms and conditions thereof. With regard to any meeting of the Board of Directors at which the Board of Directors is expected to consider any Acquisition Proposal or inquiry related thereto, the Company shall provide advance notice of such meeting to Parent immediately following the time that notice is provided to the members of the Board of Directors.

(f) Except as set forth in Section 6.10(g) and Section 6.10(j), neither the Board of Directors nor any committee thereof shall (i) withhold or withdraw (or qualify or modify in a manner adverse to Parent), or publicly propose to withhold or withdraw (or qualify or modify in a manner adverse to Parent), the Company Board Recommendation (an “Adverse Recommendation Change”), (ii) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Acquisition Proposal, (iii) following public disclosure of an Acquisition Proposal, fail to reaffirm the Company Board Recommendation, within seven (7) Business Days after Parent reasonably requests in writing that such recommendation or determination be reaffirmed or, if earlier, at least two (2) Business Days prior to the Stockholders’ Meeting; (iv) fail to include the Company Board Recommendation in the Proxy Statement, (v) fail to publicly announce, within ten (10) Business Days after an Acquisition Proposal structured as a tender offer or exchange offer relating to the securities of the Company shall have been commenced, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer or take any action or make any recommendation or public statement in connection with a tender or exchange offer that is an Acquisition Proposal, other than a recommendation against such offer, or fail to recommend against any such Acquisition Proposal pursuant to Rule 14e-2 under the Exchange Act, or (vi) execute or enter into (or cause or permit the Company or any of its Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.10(f) (any of the foregoing in clauses (i) through (vi), a “Triggering Event”).

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(g) Prior to the time Stockholder Approval is obtained, but not after, and notwithstanding anything in Section 6.10(f) to the contrary, the Board of Directors may make an Adverse Recommendation Change if (i) the Company has received an Acquisition Proposal from any third party that did not result from a breach of this Section 6.10, (ii) such Acquisition Proposal has not been withdrawn, (iii) the Board of Directors has determined in good faith, after consultation with an outside financial advisor and its outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law. In addition, prior to the time Stockholder Approval is obtained, but not after, the Board of Directors may cause the Company to terminate this Agreement pursuant to Section 8.01(d)(ii) in order to enter into a definitive agreement with respect to a Superior Proposal if (w) the Company has received an Acquisition Proposal from any third party that did not result from a breach of Section 6.10, (x) such Acquisition Proposal has not been withdrawn, (y) the Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (z) the Board of Directors has determined in good faith, after consultation with an outside financial advisor and outside legal counsel, that such agreement constitutes a Superior Proposal. Notwithstanding the foregoing two sentences, the Board of Directors or any committee thereof shall not, and shall cause the Company not to, make an Adverse Recommendation Change in connection with a Superior Proposal or terminate this Agreement pursuant to Section 8.01(d)(ii) unless (1) the Company has given Parent at least three (3) Business Days’ prior written notice (the “Notice Period”) of its intention to take such action (which notice shall specify the identity of the party making such Superior Proposal and the terms thereof and shall attach the agreement and all material related documentation providing for such Superior Proposal), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such Notice Period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of the Notice Period, the Board of Directors or any committee thereof shall have considered in good faith any such binding offer from Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect and (4) in the event of any change to the terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the Notice Period shall have recommenced, except that the notice period shall be at least two (2) Business Days (rather than the three (3) Business Days otherwise contemplated by clause (1) above).

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(h) Nothing contained in this Section 6.10 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors or any committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Rule 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated pursuant to Rule 14d-9 under the Exchange Act; provided, that nothing in the foregoing will be deemed to permit the Company or the Board of Directors (or a committee thereof) to effect an Adverse Recommendation Change other than in accordance with and to the extent permitted by Section 6.10(g) and Section 6.10(j).

(i) Notwithstanding any Adverse Recommendation Change, unless earlier terminated in accordance with Section 8.01, this Agreement and the Merger shall be submitted to the holders of the Common Stock at the Stockholders’ Meeting for the purpose of voting on the adoption of this Agreement.

(j) Anything to the contrary set forth in this Agreement notwithstanding, prior to the time Stockholder Approval is obtained, the Board of Directors may, in response to an Intervening Event, make an Adverse Recommendation Change if the Board of Directors determines in good faith, after consultation with outside financial advisors of nationally recognized reputation and outside legal counsel, that an Intervening Event has occurred and that the failure of the Board of Directors to make an Adverse Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Board of Directors shall not be entitled to make such Adverse Recommendation Change (i) unless the Company shall have given Parent at least three (3) Business Days’ written notice (an “Intervening Event Notice”) advising Parent of its intention to make such Adverse Recommendation Change, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) unless during such three (3) Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage with Parent and its Representatives to consider amendments to the terms and conditions of this Agreement in such a manner that would permit the Board of Directors, consistent with its fiduciary duties, not to make such Adverse Recommendation Change and (iii) unless, at the end of such notice period, after taking into account any proposals irrevocably made by Parent in writing to amend the terms of this Agreement during the period following delivery of such Intervening Event Notice, the Board of Directors determines in good faith, after consultation with outside financial advisors of nationally recognized reputation and outside legal counsel, that such Intervening Event remains in effect and that the failure of the Board of Directors to make such Adverse Recommendation Change would continue to be inconsistent with its fiduciary duties under applicable Law. For purposes of this Agreement, “Intervening Event” means any event, change, occurrence or development that in each case is material to the Company and its Subsidiaries, taken as a whole, and that (i) was not known and would not reasonably be expected to be known, and was not foreseen by and was not reasonably foreseeable by, the Board of Directors as of the date hereof, (ii) the material consequence of which first became known to the Company after the date hereof and prior to the Stockholder Approval, (iii) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement, (iv) does not relate to, result from or arise out of any matter described on Section 6.10(j) of the Company Disclosure Letter, and (v) does not involve or relate to an Acquisition Proposal.

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SECTION 6.11. Sole Stockholder Approval; Parent Voting.

(a) Immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall execute and deliver a written consent adopting this Agreement in accordance with the DGCL.

(b) Parent shall, and shall cause its Affiliates to, at the Stockholder Meeting, and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by the Company, (i) appear (in person or by proxy) at each such meeting or otherwise cause all of the Parent Securities that Parent and its Affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) cause all of the Parent Securities with respect to which the Parent and its Affiliates have voting rights to be voted, and shall duly execute and deliver any written consent of stockholders of the Company with respect to the Parent Securities with respect to which the Parent and its Affiliates have voting rights to be voted, in favor of: (x) the adoption of this Agreement and the approval of the Transactions; (y) any proposal to adjourn or postpone the Stockholder Meeting to a later date if there are not sufficient votes for approval; and each of the other actions contemplated by this Agreement.

SECTION 6.12. Transaction Litigation. Parent and the Company shall promptly notify each other of the commencement of, and any material developments with respect to, any stockholder litigation brought or shareholder demand made against Parent, the Company and/or any of their respective directors or officers relating to the Transactions (“Transaction Litigation”), including any action to perfect or enforce rights of holders of Dissenting Shares pursuant to Section 262 of the DGCL, and shall keep each other reasonably and promptly informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Transactions and the Company shall give Parent reasonable and good faith consideration to Parent’s advice with respect to such Transaction Litigation. No compromise or full or partial settlement of any claim shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 6.04, each of Parent and the Company shall cooperate, shall cause its Subsidiaries to cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate, in each case in the defense against such litigation. For purposes of this paragraph, “participate” means that the non-litigating party will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined or otherwise affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or other authority over the litigation except for the settlement consent set forth above.

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SECTION 6.13. NYSE Delisting and Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the SEC to enable the delisting by the Surviving Corporation of the Shares, the Purchase Rights and the Public Warrants from NYSE and the deregistration of the Shares, the Purchase Rights and the Public Warrants under the Exchange Act as promptly as reasonably practicable after the Effective Time, and in any event no more than fifteen (15) days after the Closing Date. The Surviving Corporation shall use its reasonable best efforts to cause the Shares, the Purchase Rights and the Public Warrants to no longer be quoted on NYSE and to be deregistered under the Exchange Act as soon as practicable following the Effective Time.

SECTION 6.14. Telecommunications and FCC Applications.

(a) License Remediation. After entering into this Agreement, if the parties determine that the Company does not hold a required Telecommunications License in violation of the laws or regulations of any Telecommunications Authorizing Jurisdiction, the Company shall within thirty (30) business days of discovery of the missing authorization submit an application for a Telecommunications License in that Telecommunications Authorizing Jurisdiction. The Company shall bear all costs and fees to remediate the noncompliance, including penalties.

(b) FCC Applications. Within ten (10) Business Days from the date of this Agreement, the Company, Parent and Merger Sub shall jointly file applications to transfer control of the FCC Licenses. Until such time as the FCC Consent shall have been obtained, each of the parties shall supply as promptly as reasonably practicable any information and documentary materials that may be requested by the FCC and oppose any petitions to deny or other objections filed with respect to the applications to the extent such petition or objection relates to such party. On receipt of FCC Consent, the parties shall use their reasonable best efforts to maintain in effect the FCC Consent to permit consummation of the Merger. If the Closing shall not occur for any reason within the original effective periods of the FCC Consent, the parties shall use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Consent to permit consummation of the Merger.

(c) Other Telecommunications Applications. Within ten (10) Business Days from the date of this Agreement, the Company, and, if necessary, Parent and Merger Sub, shall file applications to transfer control of any authorizations held in jurisdictions outside of the United States, to the extent required under the laws of the Telecommunications Authorizing Jurisdictions.

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ARTICLE VII

Conditions Precedent

SECTION 7.01. Conditions to Each Party’s Obligation To Effect the Transactions. The obligations of Parent and Merger Sub to effect the Merger and the obligation of the Company to effect the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver by all of the parties hereto) on or prior to the Closing Date of each of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) any Governmental Approvals under applicable Review Laws, the absence of which would prohibit the consummation of the Transactions, shall have been obtained or made;

(c) there shall not be (i) any pending investigation or any pending legal proceeding by the United States Department of Justice, Antitrust Division or the Federal Trade Commission (each a “United States Federal Antitrust Authority”) that could result in the consummation of the Transactions being restrained or prohibited or result in an order seeking to unwind the Transactions or requiring a divestiture of the Company or other relief in connection with this Agreement or the consummation of the Transactions contemplated hereby, (ii) any written communication from a United States Federal Antitrust Authority threatening a legal proceeding as described in clause (i), or (iii) any oral communication by a United States Federal Antitrust Authority to Parent and the Company threatening a legal proceeding as described in clause (i), with the understanding that, for avoidance of doubt, a communication that the United States Federal Antitrust Authority staff is recommending or has recommended a lawsuit shall be deemed a threatened legal proceeding for the purposes of this provision but a letter or statement by a United States Federal Antitrust Authority that it may continue to investigate the Transactions following closing without any indication that the authority is actively seeking information from the parties as part of an investigation shall not be deemed to be a pending investigation for purposes of this provision; and

(d) no court of competent jurisdiction or other Governmental Entity shall have issued a Judgment or enacted, entered, promulgated or enforced a Law that is still in effect (whether temporary, preliminary or permanent) and prohibits, restrains, enjoins or makes illegal the consummation of the Transactions.

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SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver by Parent and Merger Sub) on or prior to the Closing Date of each of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Section 3.03(a) (Capital Structure of the Company) (first and second sentences) and Section 3.03(b) (Capital Structure of the Company) (first sentence) shall be true and correct in all respects (other than de minimis exceptions) at and as of the date of this Agreement and at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct (other than de minimis exceptions) on and as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 3.01 (Organization, Standing and Power), Section 3.03(a) (Capital Structure of the Company) (other than the first and second sentences), Section 3.03(a) (Capital Structure of the Company) (other than the first sentence), Section 3.04 (Authority; Execution and Delivery; Enforceability), Section 3.08(i) (Company Material Adverse Effect), Section 3.08(iii)(7) (Dividends) and Section 3.22 (Brokers) shall be true and correct in all material respects, at and as of the date of this Agreement and at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and (iii) all other representations and warranties of the Company set forth in Article III shall be true and correct, disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein, at and as of the date of this Agreement and at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (iii), for any failure of such representations and warranties to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had or would have a Company Material Adverse Effect;

(d) Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c); and

(e) approval of the Telecommunications Applications shall have been obtained.

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SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or, to the extent permitted by Law, waiver by the Company) on or prior to the Closing Date of each of the following conditions:

(a) (i) the representations and warranties of Parent and Merger Sub set forth in Section 4.03 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all material respects, at and as of the date of this Agreement and at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein, at and as of the date of this Agreement and at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (ii), for any failure to be true and correct that, individually or in the aggregate, has not had and would not have a Parent Material Adverse Effect;

(b) each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

(c) the Company shall have received certificates signed on behalf of Parent by an executive officer of Parent certifying the satisfaction by Parent and Merger Sub, as applicable, of the conditions set forth in Section 7.03(a) and Section 7.03(b).

ARTICLE VIII

Termination, Amendment and Waiver

SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of each party hereto;

(b) by either Parent or the Company:

(i) if the Closing has not occurred on or before February 14, 2025 such date or such later date, if any, as is provided in the next two succeeding provisos to this Section 8.01(b)(i), (the “End Date”); provided that if the Transaction shall not have been consummated by the End Date

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but on that date any of the conditions set forth in Section 7.01(b), Section 7.01(c), Section 7.01(d) or Section 7.02(e) shall have not been satisfied or waived or, but all other conditions to the parties’ obligations to consummate the transactions contemplated by this Agreement set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the Closing, provided that each such condition would be capable of being fulfilled if the Closing were to occur on such date), then Parent may extend the End Date by written notice to the Company for up to two (2) successive periods of three (3) months each; and provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the primary cause of the failure of the Closing to occur by the End Date or if such party is in breach of this Agreement at the time of such purported termination (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii) if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a vote taken at the Stockholders’ Meeting (unless such Stockholders’ Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure to obtain the Stockholder Approval at the Stockholders’ Meeting (or any adjournment or postponement thereof) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso); or

(iii) if any court of competent jurisdiction or other Governmental Entity shall have issued a Judgment or enacted a Law that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions, and any such Judgment or Law shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the issuance of such Judgment or the imposition of such Law (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso).

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(c) by Parent:

(i) if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and (B) is not reasonably capable of being cured by the End Date or, if reasonably capable of being cured, has not been cured within 30 days after receiving written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(c)(i) and the basis for such termination, in each case unless Parent or Merger Sub is then in material breach of any representation, warranty or covenant contained in this Agreement;

(ii) if a Triggering Event shall have occurred

(iii) in the event of a willful or intentional material breach by the Company of Section 6.10(c);

(iv) if any litigation shall have been filed by any Governmental Entity and not withdrawn by such Governmental Entity or resolved that, if successful, would have the effect set forth in Section 7.01(d); provided, that Parent shall, within the thirty (30) day period following filing of such litigation either (x) elect to terminate this Agreement pursuant to this Section 8.01(c)(iv) by delivering written notice thereof to the Company (a “Termination Notice”), or (y) elect to defend such litigation, pursuant to Section 6.04(e), by delivering written notice thereof (a “Litigation Notice”) to the Company, whereupon Parent and the Company shall cooperate and shall use reasonable best efforts to defend against such litigation and this Agreement shall continue in force and effect subject to the terms hereof unless and until Parent thereafter delivers a Termination Notice (it being understood and agreed that Parent may deliver notice to the Company that it no longer intends to defend against such litigation and thereby terminate this Agreement pursuant to this Section 8.01(c)(iv) at any time following delivery of a Litigation Notice for so long as the applicable litigation has not been withdrawn by the Governmental Entity or resolved);

(v) if the Company or any of its Subsidiaries shall have filed or instituted a bankruptcy, reorganization, liquidation, receivership or insolvency proceeding, or made an assignment for the benefit of its creditors; or

(vi) if an Event of Default under the Bridge Note Purchase Agreement shall have occurred and continued for at least five (5) Business Days.

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(d) by the Company:

(i) if Parent or Merger Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and (B) is not reasonably capable of being cured by the End Date or, if reasonably capable of being cured, has not been cured within 30 days after receiving written notice from the Company stating Company’s intention to terminate this Agreement pursuant to this Section 8.01(d)(i) and the basis for such termination, in each case unless the Company is then in material breach of any representation, warranty or covenant contained in this Agreement; or

(ii) at any time prior to the date the Stockholder Approval is obtained at the Stockholders’ Meeting, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.10; provided, that in order to terminate this Agreement pursuant to this Section 8.01(d)(ii) the Company shall enter into such definitive agreement and tender payment to Parent of the Termination Fee prior to or substantially concurrently with such termination pursuant to Section 8.04(a).

SECTION 8.02. Notice of Termination. If this Agreement is terminated pursuant to Section 8.01, written notice of such termination shall be given by the terminating party to the other party (setting forth a reasonably detailed description of the basis on which such party is terminating this Agreement).

SECTION 8.03. Effect of Termination. In the event of termination of this Agreement in accordance with Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such party) under this Agreement, except that (i) no termination of this Agreement shall relieve the Company of its obligation to pay the Termination Fee if, as and when required pursuant to Section 8.04; (ii) no termination of this Agreement shall relieve any party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such party) for Liability or damages resulting from fraud or material breach of any covenant or agreement of this Agreement prior to its termination; and (iii) the last sentence of Section 6.03, Section 6.07, this Section 8.03, Section 8.04, and Article IX shall survive the termination hereof.

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SECTION 8.04. Termination Fee.

(a) Company Termination Fee. Any provision in this Agreement to the contrary notwithstanding, the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $1,680,000 in cash (the “Termination Fee”) in the following circumstances:

(i) if the Company shall have terminated this Agreement pursuant to Section 8.01(d)(ii), in which case the Company shall pay the Termination Fee to Parent simultaneously with, and as a condition to the effectiveness of, such termination; provided, however, that, for purposes of this Section 8.04(a)(i), the Termination Fee shall mean $840,000 in the event the Company terminates this Agreement pursuant to Section 8.01(d)(ii) prior to the No-Shop Period Start Date;

(ii) if (A) Parent shall have terminated this Agreement pursuant to Section 8.01(c)(ii), or (B) Parent or the Company shall have terminated this Agreement pursuant to any other provision of Section 8.01 (other than Section 8.01(a)) at any time at which Parent has the right to terminate this Agreement pursuant to Section 8.01(c)(ii); in which case the Company shall pay the Termination Fee to Parent within two (2) Business Days after such termination;

(iii) if Parent or the Company shall have terminated this Agreement pursuant to Section 8.01(b)(ii) and (A) at or prior to the Stockholders’ Meeting, an Acquisition Proposal shall have been made to the Board of Directors or publicly proposed or publicly disclosed, and (B) within twelve (12) months after the date of any such termination, the Company enters into a definitive agreement with respect to any Acquisition Transaction (whether or not relating to such Acquisition Proposal) and such Acquisition Transaction is consummated, in which case the Company shall pay the Termination Fee to Parent concurrently with, and contingent upon, the consummation of the Acquisition Transaction regardless of the date of such consummation; provided, however, that, for purposes of this Section 8.04(a)(iii), all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”;

(iv) if either Parent or the Company shall have terminated this Agreement pursuant to Section 8.01(b)(i) (provided that on the date of such termination, one or more of the conditions to the parties’ obligations to consummate the Transactions set forth in Article VII have not been satisfied or waived other than any of the conditions set forth in Section 7.01(b) or Section 7.01(c) and any conditions which by their terms are to be fulfilled at the Closing, provided that any such condition would be capable of being fulfilled if the Closing were to occur on such date) or if Parent shall have terminated this Agreement pursuant to Section 8.01(c)(i) of Section 8.01(c)(iv), and (x) at or prior to such termination an Acquisition Proposal shall have been made to the Board of Directors or publicly proposed or publicly disclosed, and (y) within twelve (12) months after the date of any such termination, the Company enters into a definitive agreement with respect to any Acquisition Transaction (whether or not relating to such Acquisition Proposal) and such Acquisition Transaction is consummated, in which case the Company shall pay the Termination Fee to Parent concurrently with, and contingent upon, the consummation of the Acquisition Transaction regardless of the date of such consummation; provided, however, that, for purposes of this Section 8.04(a)(iv), all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; or

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(v) if Parent shall have terminated this Agreement pursuant to Section 8.01(c)(iii), and within twelve (12) months after the date of any such termination, the Company enters into a definitive agreement with respect to any Acquisition Transaction and such Acquisition Transaction is consummated, in which case the Company shall pay the Termination Fee to Parent concurrently with, and contingent upon, the consummation of the Acquisition Transaction regardless of the date of such consummation; provided, however, that, for purposes of this Section 8.04(a)(v), all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.

(b) Parent Regulatory Termination Fee. In the event that this Agreement is validly terminated by Parent or the Company pursuant to (i) Section 8.01(b)(i) and on the date of such termination the condition set forth in Section 7.01(b), Section 7.01(c) or Section 7.01(d) has not been satisfied or waived, but all other conditions to the parties’ obligations to consummate the transactions contemplated by this Agreement set forth in Article VII have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the Closing, provided that each such condition would be capable of being fulfilled if the Closing were to occur on such date), or (ii) Section 8.01(c)(iv), then Parent shall pay to Company a fee of $1,680,000 (the “Parent Regulatory Termination Fee”) by wire transfer of immediately available funds, such payment to be made, in the case of such termination by Parent, simultaneously with such termination, and in the case of such termination by Company, within five (5) Business Days of such termination. The parties acknowledge and agree that the amount of the Parent Regulatory Termination Fee is reasonable considering all of the circumstances existing as of the date hereof, constitutes the Parties’ good faith estimate of the actual damages reasonably expected to result to Company from a termination of this Agreement under Sections 8.01(b)(i) and Section 8.01(c)(iv), in each case in a circumstance that results in Parent’s payment of the Parent Regulatory Termination Fee pursuant to this Section 8.4(b), and bears a reasonable relationship to, and is not grossly disproportionate to, the probable damages Company will incur in connection with a termination under Sections 8.01(b)(i) and Section 8.01(c)(iv), in each case in a circumstance that results in Parent’s payment of the Parent Regulatory Termination Fee pursuant to this Section 8.4(b). The parties agree that one of the reasons for agreeing to the Parent Regulatory Termination Fee in such circumstances is the vagaries and uncertainty of the cost of litigating the question of actual damages.

(c) Acknowledgments. Each party hereto acknowledges that the agreements contained in this Section 8.04 are an integral part of this Agreement and that, without Section 8.04(a), Parent would not have entered into this Agreement, and that, without Section 8.04(b), the Company would not have entered into this Agreement. Accordingly, if the Company or the Parent fails to promptly pay any amount due pursuant to this Section 8.04, the Company or the Parent, as applicable, shall pay to Parent or the

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Company, respectively, all reasonable and documented fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Termination Fee nor the Parent Regulatory Termination Fee, as applicable, at a rate per annum equal to the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that neither the Termination Fee or the Parent Regulatory Termination Fee shall constitute a penalty but is liquidated damages, in a reasonable amount that will compensate each party in the circumstances in which either the Termination Fee or the Parent Regulatory Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Parent’s right to receive payment from the Company of the Termination Fee pursuant to this Section 8.04 shall be the sole and exclusive remedy of the Parent in circumstances where the Termination Fee is payable pursuant to this Section 8.04 against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, other Representatives or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Termination Fee, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except, in each case, for Liability or damages resulting from fraud or from such party’s material breach of any covenant or agreement of this Agreement prior to its termination.

SECTION 8.05. Amendment. Subject to Section 8.06, this Agreement may be amended by the parties hereto at any time; provided, however, that after any such adoption of this Agreement by the Company’s stockholders or Merger Sub’s stockholder, no amendment to this Agreement shall be made which by applicable Law requires further approval of the stockholders of the Company or Merger Sub without the further approval of such stockholders. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto.

SECTION 8.06. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such party’s rights.

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SECTION 8.07. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to Section 8.05 shall, in order to be effective, require in the case of any of the parties hereto, action by its board of directors or the duly authorized designee of its board of directors. After the Stockholder Approval has been obtained, any amendment of this Agreement pursuant to Section 8.04 that by Law requires further approval by the stockholders of the Company shall be effective only with the approval of such stockholders.

ARTICLE IX

General Provisions

SECTION 9.01. Nonsurvival of Representations and Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, or any claim with respect thereto, shall survive the Effective Time, and no such claim may be brought by any Person after the Effective Time.

SECTION 9.02. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing (including email (provided, that such email states that it is a notice delivered pursuant to this Section 9.02)) and shall be addressed to a party at the following address for such party:

(i)	if to Parent or Merger Sub, to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817

Attention: Maryanne R. Lavan, Senior Vice President and General Counsel

Michael A. Elliott, Director, Associate General Counsel

Email: maryanne.lavan@lmco.com

michael.a.elliott@lmco.com

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth St. NW

Washington, DC 20004

Attention: Elizabeth Donley

Email: elizabeth.donley@hoganlovells.com

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(ii)	if to the Company, to:

Terran Orbital Corporation

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida 33487

Attention: James Black

Email: james.black@terranorbital.com

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Jonathan Pavlich

Email: jpavlich@akingump.com

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 9.02. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by email (provided that confirmation of email receipt is obtained or no “bounce-back” or similar notice is received by the electronic mail sender within twelve (12) hours thereafter indicating that such electronic mail was undeliverable or otherwise not delivered) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt).

SECTION 9.03. Definitions. For purposes of this Agreement:

“2027 Warrants” means 17,253,279 warrants to purchase Shares as issued to Parent pursuant to the Convertible Note and Warrant Purchase Agreement dated October 31, 2022.

“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into with the Company that is executed, delivered and effective after the execution and delivery of this Agreement containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives material non-public information of or with respect to the Company and Subsidiaries to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive of, or more favorable to, in any material respect, such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions, or otherwise prohibit the making of, or amendment or modification to, any Acquisition Proposal; provided that such confidentiality agreement shall not prohibit the Company from performing and complying with any of the provisions under Section 6.10.

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“Acquisition Proposal” means any inquiry, proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries) or “group,” within the meaning of Section 13(d) under the Exchange Act, whether or not subject to conditions, relating to, in a single transaction or series of related transactions, any direct or indirect Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions involving (i) the acquisition of 15% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors or any committee thereof), or assets comprising 15% or more of the consolidated revenues or EBITDA of the Company and its Subsidiaries, including in any such case through the acquisition of one or more Subsidiaries of the Company owning such assets, (ii) the acquisition of 15% or more of the outstanding Common Stock, (iii) a tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the outstanding Common Stock, or (iv) a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the shareholders of any Person) would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity. For the avoidance of doubt, the Transactions shall not be deemed an Acquisition Transaction.

“Action” means any action, suit, litigation, claim, demand, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, audit, examination or investigation commenced, brought conducted or heard by or before any court or Governmental Entity or any arbitration or mediation tribunal or panel.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Anti-Money Laundering Laws” means the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT ACT ((Pub. L. No. 107-56), and the Bank Secrecy Act (31 U.S.C. §§5311-5332)), and applicable Laws related to terrorist financing or money laundering, including know-your-customer (KYC) and financial recordkeeping and reporting requirements.

“Bid” means any offer, quotation or bid that, if accepted or awarded, would lead to a Contract for the sale of goods or the provision of services.

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“BP Combination Warrants” means (a) 91,005 warrants to purchase Shares as issued to Beach Point SCF IV LP, (b) 138,195 warrants to purchase Shares as issued to Beach Point SCF Multi-Port LP, (c) 706,407 warrants to purchase Shares as issued to BPC Opportunities Fund III LP, (d) 262,084 warrants to purchase Shares as issued to Beach Point Select Fund LP, (e) 92,130 warrants to purchase Shares as issued to Beach Point Securitized Credit Fund LP, and (f) 92,130 warrants to purchase Shares as issued to Beach Point TX SCF LP, in each case, pursuant to the Stock and Warrant Purchase Agreement dated as of March 25, 2022 and the applicable Warrants thereunder, assigned to the warrant holders by BPC Lending II pursuant to an Assignment on April 21, 2022.

“BP Notes” means those notes issued to BPC Lending II LLC and/or its affiliates pursuant to the LM/BP Note Purchase Agreement.

“Bridge Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the date of this Agreement, by and among the Company and the other parties thereto.

“Bridge Notes” means those notes issued pursuant to the Bridge Note Purchase Agreement.

“Business Day” means any day on which commercial banks are generally open for business in New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“CBA” means any collective bargaining agreement or any other Contract with any Union.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Combination Warrants” means, collectively, the LM Combination Warrants, the BP Combination Warrants and the FP Combination Warrants.

“Communications Act” means the Communications Act of 1934.

“Company Benefit Plan” means any plan, program, policy, practice, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, retention, change in control, transaction, pension, profit sharing, savings, retirement, supplemental retirement, stock ownership, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred or phantom stock unit or other equity-based compensation, severance pay, termination pay, salary continuation, life, death benefit, health, medical, hospitalization, sick leave, vacation pay, welfare, disability or accident insurance, fringe benefit, cafeteria, reimbursement, employee loan, or other benefit plan, program, policy, practice, agreement, arrangement or understanding, including any

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“employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to the Laws of the United States) sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries, or in respect of which the Company or any of its Subsidiaries has or may have any Liability (including as a result of any of its ERISA Affiliates), in each case excluding programs sponsored or maintained by a Governmental Entity.

“Company Business” means the business, operations and affairs of the Company and its Subsidiaries, taken as a whole.

“Company Convertible Notes” means the Senior Secured Convertible Notes due 2027 issued pursuant to the Convertible Note and Warrant Purchase Agreement.

“Company Employee” means any current or former director, officer, manager or employee of the Company or any of its Subsidiaries.

“Company Equity Plan” means the Terran Orbital Corporation 2021 Omnibus Incentive Plan.

“Company IT Assets” means, to the extent used or held for use in the operation of the Company’s or any Subsidiary’s business, all information technology or computer systems (including Software, hardware, equipment, databases, servers, networks, data communications lines, and telecommunications infrastructure) for the transmission, storage, maintenance, organization, presentation, generation, Processing or analysis of electronic or other data or information.

“Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, websites and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed or used (including through cloud-based or other third-party service providers) in the conduct of the operations of the Company and its Subsidiaries.

“Company Material Adverse Effect” means any effect, change, condition, circumstance, event or occurrence that, individually or in the aggregate, (a) would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the Merger, or (b) has had or would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect under clause (a) or clause (b) has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere

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in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes in Law or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, (2) the announcement, pendency or performance of this Agreement or the consummation of the Transactions, only to the extent resulting in an adverse impact on commercial relationships with customers, suppliers and distributors, (3) any outbreak, escalation or worsening (or de-escalation or improvement) of hostilities, including but not limited to acts of war (whether or not declared) or sabotage or terrorism, (4) volcanoes, tsunamis, epidemics, pandemics or diseases or outbreaks (including COVID-19), earthquakes, hurricanes, tornados, other natural disasters, or any acts of God (5) any action taken (or not taken) by the Company or any of its Subsidiaries that is required by this Agreement or with Parent’s written consent or at Parent’s written request, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent and Merger Sub or any of their respective Affiliates, (7) any change in the Company’s or any of its Subsidiaries’ credit ratings, (8) any decline in the market price, or change in trading volume, of the capital stock of the Company or (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Company Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

“Company Owned Intellectual Property” means any Intellectual Property Right in which any of the Company or its Subsidiaries has (or purports to have) an ownership interest or rights under an exclusive license, in each foregoing case, the right that includes the right to assert or enforce, in any field or territory.

“Company Owned Software” means Software and Software embedded in hardware devices owned or purported to be owned, developed or under development, by the Company or any of its Subsidiaries, in each case to the extent owned or purported to be owned by the Company.

“Company Product” means any version, release, line, package or model of any product or service, including Company Owned Software, that has been, or is currently being, designed, developed, distributed, provided, performed, licensed or sold by or on behalf of the Company or any Subsidiary in any manner (including through a hosted service or similar arrangement), in each foregoing case owned or purported owned by the Company or any of its Subsidiaries.

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“Company Software” means Company Owned Software and any and all Software used, marketed, distributed, licensed, sold or otherwise made available at any time by the Company or any of its Subsidiaries (excluding Off-the-Shelf Software).

“Company Warrants” means, collectively, the Combination Warrants, 2027 Warrants, May 2023 RDO Common Warrants, May 2023 Placement Agent Warrants, September 2023 CMPO Common Warrants and September 2023 Placement Agent Warrants, it being understood that “Company Warrants” does not include the SPAC Warrants.

“Consent” means any consent, waiver or approval from, or notification requirement to, any third party.

“Contract” means any contract, agreement, note, bond, indenture, debenture, loan, guarantee, mortgage, deed of trust, lease, sublease, license, undertaking, instrument or other legally binding commitment, obligation, arrangement or understanding, whether or not in writing.

“Convertible Note and Warrant Purchase Agreement” means the Convertible Note and Warrant Purchase Agreement dated October 31, 2022, by and among the Company, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto and U.S. Bank Trust Company, National Association.

“DCSA” means the Defense Counterintelligence and Security Agency.

“dollars” or “$” means lawful money of the United States of America.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, complaints, claims, potentially responsible party letters, Liens, proceedings or written notices of non-compliance, violation or liability by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, governmental or third party Remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, cost recovery, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location or (ii) the violation of, or liability under, any Environmental Law.

“Environmental Laws” means all applicable Laws, Judgments, legally binding agreements and Environmental Permits relating to pollution, natural resources, protection or restoration of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), endangered or threatened species or, as it relates to exposure to Hazardous Materials, human health or safety, or relating to the generation, production, use, handling, labeling, disposal, recycling, removal, recovery, remediation, reporting, management, storage, treatment, transportation, Release or threatened Release of Hazardous Substances.

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“Environmental Permit” means any Governmental Approval pursuant to Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” has the meaning set forth in the Bridge Note Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Person from whom the Company or any of its Representatives has received a bona fide written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Acquisition Proposal the Board of Directors has determined in good faith prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a Superior Offer and the failure to evaluate such Acquisition Proposal would be inconsistent with the Board of Directors’ fiduciary duties under applicable Law; provided, however, that a Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) upon the earliest to occur of the following: (A) the negotiations between the Company and the Excluded Party with respect to the Acquisition Proposal that resulted in such Excluded Party becoming an Excluded Party shall have been terminated, (B) such Acquisition Proposal submitted by such Person prior to the start of the No-Shop Period Start Date is withdrawn or (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal) or (C) such Acquisition Proposal, in the good faith determination of the Board of Directors (after consultation with its outside counsel and its financial advisor), no longer is or would reasonably be expected to lead to a Superior Offer.

“FCC” means the U.S. Federal Communications Commission.

“FCC Applications” means those applications required to be filed with the FCC to obtain the approvals of the FCC pursuant to the Communications Act and FCC Rules necessary to consummate the transaction contemplated by this Agreement.

“FCC Consent” means the grant by the FCC of the FCC Applications.

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“FCC Licenses” means authorizations to conduct radiofrequency communications within, into, or from the United States.

“FCC Rules” means the rules, regulations, orders and promulgated and published policy statements of the FCC.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“FP Combination Warrants” means 8,291,704 warrants to purchase Shares as issued to FP Credit Partners II, L.P and FP Credit Partners Phoenix II pursuant to the Stock and Warrant Purchase Agreement and the Warrants thereunder issued to FP Credit Partners II, L.P and FP Credit Partners Phoenix II on March 25, 2022, as amended.

“FP Note Purchase Agreement” means the Note Purchase Agreement, dated November 24, 2021, by and among Terran Orbital Operating Corporation, as Issuer, the Guarantors party thereto, the Purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as Agent, as amended.

“FP Notes” means those notes issued pursuant to the FP Note Purchase Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States at the relevant time.

“Government Bid” means any Bid with respect to a Government Contract.

“Government Contract” means any prime contract, subcontract, joint venture, teaming agreement, basic ordering agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement, or other commitment or funding vehicle between Parent or the Company and (a) a Governmental Entity, (b) any prime contractor to a Governmental Entity or (c) any subcontractor with respect to any contract described in clause (a) or (b).

“Governmental Approval” means any consent, approval, license, permit, identification number, franchise, order, exemption, clearance, waiver, variance or authorization to be issued by or obtained from, or registration, declaration or filing to be made with, any Governmental Entity.

“Governmental Entity” means any government, court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority or instrumentality or subdivision thereof, whether Federal, state, local, domestic, foreign or multinational.

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“Hazardous Materials” means (i) any petroleum or petroleum products (or any fraction thereof), radioactive materials or wastes, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, per-and polyfluoroalkyl substances (“PFAS”), 1,4-dioxane and polychlorinated biphenyls, and (ii) any other substance, material or waste that is listed or defined as hazardous or toxic or that is otherwise listed, defined or regulated, or that forms the basis of liability under any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (other than extensions of trade credit to customers of such Person and its Subsidiaries in the ordinary course of business consistent with past practice), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), or (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Information Privacy or Security Breach” means any material unauthorized access, acquisition, loss, corruption, or Processing of Protected Information held by or on behalf of the Company or any of its Subsidiaries or any material unauthorized access to or use or acquisition of any Company IT Assets or Company Software.

“Intellectual Property Rights” means all intellectual property rights arising out of the laws of the United States or any other jurisdiction worldwide with respect to any of the following (whether or not embodied in any tangible form and whether or not registered or unregistered): Registered Intellectual Property, trademarks, trade names, brand names, service marks, certification marks, domain names, logos, slogans, trade styles, trade dress and other indicia of origin and all goodwill associated with or symbolized by any of the foregoing, copyrights, copyrightable works and other works of authorship, trade secrets, know-how, processes, methods, designs, plans, specifications, data and databases, inventions and discoveries (whether or not patentable and reduced to practice), improvements, confidential or proprietary information, customer data, business or marketing plans, Software, and all other intellectual or industrial property or proprietary rights with respect to any of the foregoing.

“Intralinks Virtual Dataroom” means the virtual datarooms created by Intralinks, Inc. for the purposes of providing due diligence materials in connection with the transactions contemplated by this Agreement.

“IRS” means the U.S. Internal Revenue Service.

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“Judgment” means any judgment, order, ruling or decree issued, promulgated or entered into by or with any Governmental Entity.

“knowledge of Parent” means the actual knowledge, after reasonable inquiry of the matter in question, of the Persons set forth in Section 9.03(a) of the Parent Disclosure Letter.

“knowledge of the Company” means the actual knowledge, after due inquiry of the matter in question, of the Persons set forth in Section 9.03(b) of the Company Disclosure Letter.

“Law” means any statute, law (including common law), ordinance, rule, code or regulation issued, promulgated or entered into by or with any Governmental Entity including the Federal Acquisition Regulation, International Traffic in Arms Regulations and National Industrial Security Program Operating Manual.

“Liabilities” means all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due of a Person.

“Licensed Intellectual Property” means any and all Intellectual Property Rights in which Company or any of its Subsidiaries holds any rights, title or interests granted by other Persons.

“Lien” means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever.

“LM Combination Warrants” means 1,381,951 warrants to purchase Shares as issued to Parent pursuant to the Stock and Warrant Purchase Agreement and the Warrant thereunder issued to Parent on March 25, 2022.

“LM Notes” means those notes issued to Parent pursuant to the LM/BP Note Purchase Agreement.

“LM/BP Note Purchase Agreement” means the Note Purchase Agreement, dated March 8, 2021, by and among Terran Orbital Operating Corporation, as Issuer, the Guarantors party thereto, the Purchasers from time to time party thereto, and Parent, as Authorized Representative, as amended.

“May 2023 PA Common Stock Purchase Warrant” means the form of Common Stock Purchase Warrant of the Company, included as Exhibit 4.3 to the Form 8-K filed by the Company on May 30, 2023.

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“May 2023 Placement Agent Warrants” means 2,030,000 warrants to purchase Shares as issued to the holders thereof pursuant to the Placement Agent Common Stock Purchase Warrant dated May 30, 2023.

“May 2023 RDO Common Stock Purchase Warrant” means the form of Common Stock Purchase Warrant of the Company, included as Exhibit 4.1 to the Form 8-K filed by the Company on May 30, 2023.

“May 2023 RDO Common Warrants” means 29,000,000 warrants to purchase Shares as issued to Armistice Capital, LLC pursuant to the Common Stock Purchase Warrant dated May 30, 2023.

“NISPOM” means the National Industrial Security Program Operating Manual, 32 C.F.R. Part 117.

“NYSE” means the New York Stock Exchange.

“Off-the-Shelf Software” means commercially available off-the-shelf Software (or similar SaaS services) used or held for use by the Company or any of its Subsidiaries (a) for which the cost of acquiring, maintaining or licensing of such Software (or similar SaaS services) does not exceed, individually or in the aggregate, a one-time or annual fee of $200,000 or more, (b) that is not material to the Company Business, (c) is not distributed or made available by the Company or any of its Subsidiaries or incorporated into, or used in the development, testing, distribution, delivery, maintenance or support of, any Company Product and (d) that has not been materially modified or customized for the Company or any of its Subsidiaries.

“Open Source Software” means Software that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, Mozilla Public License, Common Development and Distribution License, Apache License, BSD License, or similar terms and including any other license agreement that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that its Software or part thereof be (a) disclosed, distributed or made available in Source Code form; (b) that limits the amount of fees that may be charged in connection with sublicensing or distributing such licensed Software; or (c) licensed for the purpose of making modifications or derivative works.

“Parent Business” means the business, operations and affairs of Parent and its Subsidiaries.

“Parent Material Adverse Effect” means any event, development, change or effect that prevents or has a material and adverse effect on the ability of Parent to consummate the Merger and the Transactions.

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“Parent Securities” means (i) all securities of the Company (including all shares of Common Stock and all Company Warrants, Company Convertible Notes and any other rights to acquire shares of Common Stock) held, directly or indirectly, by Parent and its Affiliates as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Common Stock and all Company Warrants, Company Convertible Notes and any other rights to acquire shares of Common Stock) of which Parent or its Affiliates acquire ownership prior to the Effective Time.

“Permitted Lien” means: (a) statutory Liens arising by operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (b) requirements and restrictions of zoning, licensing, permitting, building code, entitlements and other Laws that are not currently violated by the use of the Leased Real Property; (c) Liens for Taxes that are not yet due or that are being contested in good faith; (d) non-exclusive licenses to Company Owned Intellectual Property granted in the ordinary course of business; (e) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’, including statutory Liens imposed by Law and/or other like Liens and security obligations that are not delinquent; (f) all encroachments, overlaps, overhangs, variations in area or measurement, minor title defects, rights of parties in possession, servitudes or easements (including conservation easements and public trust easements, rights-of-way, road use Contracts, covenants, conditions, restrictions, reservations, licenses, Contracts and other matters of public record) or any other matters not of record, and matters which would be disclosed by an accurate ALTA/NSPS survey or physical inspection of the Leased Real Property and other covenants or restrictions as to use of the Leased Real Property that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; (g) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, performance and return of money bonds and similar obligations; (h) Liens arising under conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business; (i) restrictions on transfer resulting from securities Laws; (j) with respect to Leased Real Property, (i) the terms, conditions, and provisions of the Real Property Leases, (ii) any Lien or other matter affecting title to the fee estate underlying such Leased Real Property, (iii) Liens in favor of any lessor or sublessor under the Real Property Leases or encumbering the interests of such lessors (or holder of superior interests) set forth in the Real Property Leases or under applicable law; (k) all Liens created by, arising under, or existing as a result of, any Law; (l) all rights reserved to or vested in any Governmental Entity to control or regulate any asset or property in any manner and all Laws applicable to assets or properties; and (m) (n) Liens securing indebtedness or other obligations reflected on the Company’s Balance Sheet.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity or any other entity, including any Governmental Entity.

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“Personal Information” means any information that (i) identifies (or in combination with other information may identify), relates to, describes, is capable of being associated with, or can be reasonably linked, directly or indirectly, to a natural person, computer or device; and (ii) is governed, regulated or protected by Privacy and Security Laws.

“PIPE Investment Obligation” means the obligations arising from the Subscription Agreement, dated October 28, 2021, between Staton Orbital Family Limited Partnership, as Investor, and the Company (f/k/a Tailwind Two Acquisition Corp.).

“Privacy and Security Laws” means, to the extent applicable to the Company or any Subsidiary, any provisions of Laws regulating the Processing of Personal Information, including data protection and breach notification Laws, the Federal Trade Commission Act, marketing Laws, and consumer protection Laws.

“Privacy and Security Requirements” means, to the extent applicable to the Company or any Subsidiary, (i) all Privacy and Security Laws; (ii) all provisions of Contracts between the Company and any Subsidiary that govern the Processing of Protected Information; (iii) all public-facing written policies and notices of the Company or any Subsidiary relating to the Processing of Protected Information; (iv) the Payment Card Industry Data Security Standard; and (v) all consents and rights obtained from natural Persons related to the Processing of their Personal Information.

“Private Placement Warrants” means the redeemable warrants exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, previously issued in a private placement and assumed by the Company in its merger with Tailwind Two Acquisition Corp. and governed by the Tailwind Warrant Agreement.

“Process” (and inflections thereof) means the access, creation, collection, use, storage, processing, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data, whether or not by automated means.

“Protected Information” means any information that (i) is Personal Information; (ii) the Company or any Subsidiary received from or on behalf of its or their customers subject to a confidentiality obligation; (iii) is subject to a confidentiality obligation, is proprietary information of the Company or any Subsidiary; (iv) is in any database or stored in any IT Assets or Product; or (v) is derived from Protected Information.

“Public Warrants” means the redeemable warrants exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, listed on the NYSE under the trading symbol LLAP WS and governed by the Tailwind Warrant Agreement.

“Records” means all books, records and other documents, including all Tax Returns, books of account, stock records and ledgers, financial, accounting and personnel records, files, invoices, customers’ and suppliers’ lists, other distribution lists, operating, production and other manuals and sales and promotional literature, in all cases, in any form or medium.

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“Registered Intellectual Property” means all patents and patent applications (including additions, provisional, national, regional and international applications as well as divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing), registered trademarks/service marks and trademark/service mark applications (including renewals and extensions of any of the foregoing), service marks, registered copyrights and copyright applications, and domain name registrations.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act and the Exchange Act.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, escape, leaching or migration upon, into or through the environment (including ambient air, vapor, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, abatement, response action, corrective action, mitigation, monitoring, sampling and analysis, installation, reclamation, “closure” or “post-closure” activities (as those terms are defined in Environmental Laws), in each case in connection with the suspected, threatened or actual Release of Hazardous Materials.

“Representatives” means, with respect to any Person, its directors, officers, employees, consultants, agents, investment bankers, financial advisors, attorneys, accountants and other representatives.

“Restricted Party” means (A) any person or entity designated on export and sanctions restricted party lists maintained by the U.S., UK, EU, or any other applicable Governmental Entity, including but not limited to the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identification List, or Foreign Sanctions Evader List, maintained by the U.S. Department of the Treasury, the Entity List, Unverified List and Denied Persons List maintained by the US Department of Commerce, or the Debarred Parties List maintained by the US Department of State; (B) any person or entity 50% or more owned, directly or indirectly, individually or in the aggregate, or controlled by person(s) or entity(ies) in (A); (C) any person or entity incorporated, located or ordinarily resident in a Sanctioned Territory (as defined below); (D) a government of a Sanctioned Territory or the Venezuelan government, or any entity owned or controlled by any such government.

“Sanctioned Territory” means any country or territory subject to comprehensive territorial sanctions under applicable Trade Control Laws, including at this time: Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, and the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“September 2023 CMPO Common Stock Purchase Warrant” means the form of Common Stock Purchase Warrant included as Exhibit 4.1 to the Form 8-K filed by the Company on September 20, 2023.

“September 2023 CMPO Common Warrants” means 23,214,290 warrants to purchase Shares as issued to the holders thereof pursuant to the Common Stock Purchase Warrant dated September 21, 2023.

“September 2023 PA Common Stock Purchase Warrant” means the form of Common Stock Purchase Warrant of the Company, included as Exhibit 4.3 to the Form 8-K filed by the Company on September 30, 2023.

“September 2023 Placement Agent Warrants” means 1,625,000 warrants to purchase Shares as issued to the holders thereof pursuant to the Placement Agent Common Stock Purchase Warrant dated September 21, 2023.

“Software” means all (a) computer programs, applications, systems, code, including, as applicable, software implementations of algorithms, models and methodologies, program interfaces, firmware, files, Source Code and object code, and embedded versions of any of the foregoing (b) software development and design tools, library functions and compilers, and (c) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Source Code” means any human readable Software source code (including hardware description language, circuit schematics and other human readable forms of circuit descriptions), or any material portion or aspect of the Software source code, or any material proprietary information or algorithm contained in or relating to any Software source code.

“SPAC Warrants” means the Public Warrants and Private Placement Warrants.

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“Stock and Warrant Purchase Agreement” means the Stock and Warrant Purchase Agreement dated as of March 25, 2022 by and among the Company, FP Credit Partners II, L.P, FP Credit Partners Phoenix II, L.P, BPC Lending II, and Parent.

“Subsidiary” of any Person means any partnership, corporation, trust, joint venture, unincorporated organization, limited liability entity or other legal entity of which an amount of the securities or interests having by the terms thereof voting power to elect at least a majority of the board of directors or other analogous governing body of such entity (or, if there are no such voting securities or voting interests, of which at least a majority of the equity interests) is directly or indirectly owned or controlled by such first Person, or the general partner of which is such first Person.

“Superior Proposal” means any bona fide written Acquisition Proposal from a third party that did not result from any breach of Section 6.10, and that the Board of Directors or any committee thereof has determined in its good faith judgment, after consultation with its outside legal counsel and an outside financial advisor, (i) if consummated, would result in a transaction that is more favorable to the Company’s stockholders (in their capacity as such) from a financial point of view than the Transactions (after taking into account any proposed revisions to the terms of this Agreement that are proposed in writing by Parent (including pursuant to Section 6.10)) and (ii) is reasonably capable of being consummated in accordance with its terms, taking into account all legal, regulatory, financial and other aspects of such proposal (including the financing thereof); provided, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.

“Tailwind Warrant Agreement” means that certain warrant agreement, dated March 9, 2021, by and between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.

“Tax Return” means any return, declaration, statement, report, form, claim for refund, disclosure, election, schedule, or information return relating to Taxes, including any amendments thereto and any related or supporting information, filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax in connection with the administration, implementation or enforcement of, or compliance with any Law relating to any Tax.

“Taxes” means any and all federal, state, provincial, local, foreign and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges imposed by a Governmental Entity, together with any related interest, penalties and other additional amounts, including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, employment, social security (or similar), unemployment, compensation, excise, stamp, occupation, windfall profits, escheat, transfer and gains taxes, and customs duties.

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“Telecommunications Applications” means those applications required to be filed with a Telecommunications Authorizing Jurisdiction to obtain the approvals necessary to consummate the transaction contemplated by this Agreement, including the FCC Applications.

“Telecommunications Authorizing Jurisdiction” means the nation responsible for regulating and enforcing matters related to the Telecommunications Licenses and approving the Telecommunications Applications, including the FCC.

“Telecommunications Licenses” means authorizations to conduct radiofrequency communications within, into, or from any jurisdiction worldwide, including FCC Licenses.

“Trade Control Laws” means export controls, import, customs or sanctions laws or regulations of the EU, UK, and the U.S., such as the U.S. Export Administration Regulations (EAR), the International Traffic in Arms Regulations (ITAR), the sanctions regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and U.S. anti-boycott laws and regulations.

“Union” means any labor organization, union, works council, employee representative body or similar organization.

“Virus” means any “malware,” “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or enabling or providing unauthorized access to, Software or any other device on which such code is stored or installed; or (b) damaging, destroying, encrypting, or rendering unusable any data or file without the consent of the owner of such data or file.

“Warrant Agreements” means, collectively, the Tailwind Warrant Agreement, the Stock and Warrant Purchase Agreement and the Convertible Note and Warrant Purchase Agreement.

SECTION 9.04. Interpretation; Disclosure Letters.

(a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” unless otherwise specified. The

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words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent”, “made available to Merger Sub” and words of similar import refer to documents (A) posted to the Intralinks Virtual Dataroom by or on behalf of the Company no later than the execution of this Agreement, (B) delivered in person or electronically to Parent, Merger Sub or their respective Representatives no later than the execution of this Agreement or (C) filed with the SEC and publicly available on EDGAR in unredacted form (it being understood that the failure to provide exhibits or schedules to an agreement filed as an exhibit pursuant to Item 601(a)(5) of Regulation S-K shall not be considered a redaction) at least one (1) Business Day before the date of this Agreement. The words “made available to the Company” and words of similar import refer to documents (A) posted to the Intralinks Virtual Dataroom by or on behalf of Parent or Merger Sub or (B) delivered in person or electronically to the Company or its Representatives. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(b) Any matter disclosed in any section of the Company Disclosure Letter or the Parent Disclosure Letter shall qualify the correspondingly numbered representation and warranty or covenant and any other representation and warranty or covenant of the Company or, as applicable, Parent and Merger Sub to the extent that the relevance of any such disclosure to such other representation and warranty or covenant is reasonably apparent on the face of such disclosure.

SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the Transactions are fulfilled to the extent possible.

SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

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SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries; No Other Representations or Warranties.

(a) This Agreement, taken together with the Company Disclosure Letter and the Parent Disclosure Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transactions. This Agreement is not intended, and shall not be deemed, to confer upon any Person other than the parties hereto any rights or remedies or to create any third-party beneficiary hereto; provided that the provisions of Section 6.06 shall inure to the benefit of the Indemnified Persons benefitting therefrom, who shall be third-party beneficiaries thereof and who may enforce the covenants of Parent, Merger Sub and the Surviving Corporation contained therein. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

(b) Except for the representations and warranties contained in Article III or the Company Disclosure Letter or in any certificate delivered by the Company pursuant to this Agreement, the Company does not make any other representation or warranty, express or implied, with respect to the Company, its Subsidiaries, the Company Business or with respect to any information furnished, disclosed or otherwise made available to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company Business and the negotiation of this Agreement or otherwise in connection with the Transactions, including in any data room or management presentations (formal or informal) and including any financial statements and any projections, forecasts, budgets, estimates or other forward-looking information. This Section 9.07(b) shall not limit any right or remedy of Parent with respect to any claim for fraud in the making of the representations and warranties set forth in Article III or any representation or warranty set forth in any other transaction agreement delivered at the Closing.

SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the applicable principles of conflicts of laws of such state.

SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

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SECTION 9.10. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if the Chancery Court declines to accept jurisdiction over a particular matter, in any other state or federal court within the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the End Date, any party brings any suit, action or proceeding, in each case in accordance with Section 9.11, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, the End Date shall automatically be extended by (A) the amount of time during which such suit, action or proceeding is pending, plus twenty (20) Business Days or (B) such other time period established by the court presiding over such suit, action or proceeding, as the case may be.

SECTION 9.11. Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Chancery Court, and (b) in the event the Chancery Court does not have jurisdiction, any other state or federal court within the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or the Transactions. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the Chancery Court or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any other state or federal court within the State of Delaware. Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail, return receipt requested, or by reputable overnight courier service, directed to such party’s respective address set forth in Section 9.02 above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 9.11. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in (i) the Chancery Court, or (ii) any other state or federal court within the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the Transactions which is instituted in any such court. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 9.02 shall be effective service of process for any suit, action or proceeding brought in any such court.

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SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13. Time is of the Essence. Time is of the essence for each and every provision of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has duly executed this Agreement, all as of the date first written above.

LOCKHEED MARTIN CORPORATION

By	/s/ Scott M. Weiner
Name: Scott M. Weiner
Title: Vice President, Corporate Development

THOLIAN MERGER SUB, INC.

By	/s/ Scott M. Weiner
Name: Scott M. Weiner
Title: Vice President, Corporate Development

TERRAN ORBITAL CORPORATION

By	/s/ Marc Bell
Name: Marc Bell
Title: Chief Executive Officer

Annex I

Glossary of Defined Terms

Term	Section
2027 Warrants	Section 9.03
Acceptable Confidentiality Agreement	Section 9.03
Acquisition Proposal	Section 9.03
Acquisition Transaction	Section 9.03
Action	Section 9.03
Adverse Recommendation Change	Section 6.10(d)
Affiliate	Section 9.03
Agreement	Preamble
Anti-Money Laundering Laws	Section 9.03
Balance Sheet	Section 3.06(c)
Board of Directors	Recitals
Book-Entry Shares	Section 2.01(c)
BP Combination Warrants	Section 9.03
BP Notes	Section 9.03
Business Day	Section 9.03
Cancelled Shares	Section 2.01(b)
Capitalization Date	Section 3.03(a)
CBA	Section 9.03
Certificate	Section 2.02(a)
Certificate of Merger	Section 1.03
Chancery Court	Section 9.10
Claim	Section 6.06(b)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.03
Combination Warrants	Section 9.03
Common Stock	Section 2.01(b)
Communications Act	Section 9.03
Company	Preamble
Company Associate	Section 3.17(f)
Company Benefit Plan	Section 9.03
Company Business	Section 9.03
Company Convertible Notes	Section 9.03
Company Disclosure Letter	Article III
Company Employee	Section 9.03
Company Equity Awards	Section 6.05(a)
Company Equity Plan	Section 9.03
Company Inbound IPR Contract	Section 3.19(a)(iv)

Annex I-1

Term	Section
Company Intellectual Property	Section 3.17(c)
Company IT Assets	Section 9.03
Company IT Systems	Section 9.03
Company Material Adverse Effect	Section 9.03
Company Option	Section 2.03(a)
Company Outbound IPR Contract	Section 3.19(a)(iii)
Company Owned Intellectual Property	Section 9.03
Company Owned Software	Section 9.03
Company Preferred Stock	Section 3.03(a)
Company Product	Section 9.03
Company Registered Intellectual Property	Section 3.17(a)
Company Related Parties	Section 8.04(c)
Company RSU	Section 2.03(b)
Company Securities	Section 3.03(a)
Company Warrants	Section 9.03
Confidentiality Agreement	Section 6.03
Consent	Section 9.03
Continuing Employees	Section 6.05(b)
Contract	Section 9.03
control	Section 9.03
D&O Insurance	Section 6.06(c)
DCSA	Section 9.03
DDTC	Section 6.04(f)
DGCL	Recitals
Dissenting Shares	Section 2.01(d)
dollars or $	Section 9.03
Effective Time	Section 1.03
End Date	Section 8.01(b)(i)
Environmental Claim	Section 9.03
Environmental Laws	Section 9.03
Environmental Permit	Section 9.03
ERISA	Section 9.03
ERISA Affiliate	Section 9.03
Exchange Act	Section 9.03
Exchange Fund	Section 2.02(a)
Excluded Party	Section 9.03
FCC	Section 9.03
FCC Applications	Section 9.03
FCC Consent	Section 9.03
FCC Licenses	Section 9.03
FCC Rules	Section 9.03
FCPA	Section 9.03

Annex I-2

Term	Section
Financial Statements	Section 3.06(b)
FP Combination Warrants	Section 9.03
FP Note Purchase Agreement	Section 9.03
FP Notes	Section 9.03
GAAP	Section 9.03
Government Bid	Section 9.03
Government Contract	Section 9.03
Governmental Approval	Section 9.03
Governmental Entity	Section 9.03
Hazardous Materials	Section 9.03
Indebtedness	Section 9.03
Indemnified Person	Section 6.06(a)
Information Privacy or Security Breach	Section 9.03
Intellectual Property Rights	Section 9.03
Intervening Event	Section 6.10(j)
Intervening Event Notice	Section 6.10(j)
Intralinks Virtual Dataroom	Section 9.03
IRS	Section 9.03
ITAR	Section 6.04(f)
Items	Section 3.14(a)
Jefferies	Section 3.21
Judgment	Section 9.03
knowledge of Parent	Section 9.03
knowledge of the Company	Section 9.03
Law	Section 9.03
Leased Real Property	Section 3.16(b)
Liabilities	Section 9.03
Licensed Intellectual Property	Section 9.03
Lien	Section 9.03
Litigation Notice	Section 8.01(c)(iv)
LM Combination Warrants	Section 9.03
LM Notes	Section 9.03
LM/BP Note Purchase Agreement	Section 9.03
Material Contract	Section 3.19(a)
May 2023 PA Common Stock Purchase Warrant	Section 9.03
May 2023 Placement Agent Warrants	Section 9.03
May 2023 RDO Common Stock Purchase Warrant	Section 9.03
May 2023 RDO Common Warrants	Section 9.03
Merger	Recitals
Merger Consideration	Section 2.01(c)

Annex I-3

Term	Section
Merger Sub	Preamble
Merger Warrant	Section 2.04(a)
New Plans	Section 6.05(c)
No-Shop Period Start Date	Section 6.10(a)
Notice Period	Section 6.10(e)
NISPOM	Section 9.03
NYSE	Section 9.03
Off-the-Shelf Software	Section 9.03
Open Source Software	Section 9.03
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Section 9.03
Parent Regulatory Termination Fee	Section 8.04(b)
Paying Agent	Section 2.02
Permitted Lien	Section 9.03
Person	Section 9.03
Personal Information	Section 9.03
PIPE Investment Obligation	Section 9.03
Privacy and Security Laws	Section 9.03
Privacy and Security Requirements	Section 9.03
Private Placement Warrants	Section 9.03
Process	Section 9.03
Protected Information	Section 9.03
Proxy Statement	Section 3.07
Public Warrants	Section 9.03
Purchase Right	Section 3.03(a)
Real Property Lease	Section 3.16(b)
Records	Section 9.03
Registered Intellectual Property	Section 9.03
Regulation S-K	Section 9.03
Release	Section 9.03
Remediation	Section 9.03
Representatives	Section 9.03
Restricted Party	Section 9.03
Review Laws	Section 6.04(b)
Sanctioned Territory	Section 9.03
Sarbanes-Oxley Act	Section 9.03
SEC	Section 9.03
SEC Documents	Section 3.06(a)
Securities Act	Section 9.03
September 2023 CMPO Common Stock Purchase Warrant	Section 9.03

Annex I-4

Term	Section
Share	Section 2.01(b)
Shareholder Rights Agreement	Section 3.03(a)
September 2023 CMPO Common Warrants	Section 9.03
September 2023 PA Common Stock Purchase Warrant	Section 9.03
September 2023 Placement Agent Warrants	Section 9.03
Software	Section 9.03
Source Code	Section 9.03
SPAC Warrants	Section 9.03
Stock and Warrant Purchase Agreement	Section 9.03
Stockholder Approval	Section 3.04(c)
Stockholders’ Meeting	Section 6.02
Subsidiary	Section 9.03
Superior Proposal	Section 9.03
Surviving Corporation	Section 1.01
Tailwind Warrant Agreement	Section 9.03
Tax Return	Section 9.03
Taxes	Section 9.03
Telecommunications Applications	Section 9.03
Telecommunications Authorizing Jurisdiction	Section 9.03
Telecommunications Licenses	Section 9.03
Termination Fee	Section 8.04(a)
Termination Notice	Section 8.01(c)(iv)
Trade Control Laws	Section 9.03
Transaction Litigation	Section 6.12
Transactions	Recitals
Union	Section 9.03
Virus	Section 9.03
Voting and Support Agreements	Recitals
Warrant Agreements	Section 9.03

Annex I-5

Exhibit A

Form of Second Amended and Restated Certificate of Incorporation of Surviving

Corporation

(See attached.)

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TERRAN ORBITAL CORPORATION

1. Name. The name of the Corporation is Terran Orbital Corporation

2. Registered Office and Agent. The address of the registered office of Terran Orbital Corporation in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The name of its registered agent for service of process at that address is Corporation Service Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of those acts or activities.

4. Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of common stock, $0.001 par value per share (the “Common Stock”). Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on those terms and for the consideration as shall be fixed by the Board. The amount of the authorized Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

5. Board of Directors. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock entitled to vote in accordance with DGCL Section 228.

6. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend or repeal the Bylaws of the Corporation, from time to time, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board.

7. Limitation of Liability; Indemnification.

(a) Limitation on Liability. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by DGCL Section 102(b)(7), as the same may be amended and supplemented from time to time.

(b) Indemnification and Advancement. The Corporation shall, to the fullest extent permitted by the provisions of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify, advance expenses to, and hold harmless any and all persons whom it shall have the power to indemnify under that section from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

(c) Repeal or Modification of Section 8. Any repeal or modification of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to the time of the repeal or modification.

Exhibit B

Form of Amended Bylaws of Surviving Corporation

(See attached.)

BYLAWS

OF

TERRAN ORBITAL CORPORATION

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Terran Orbital Corporation (the “Corporation”) shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as shall be stated in the notice of meeting.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be effective after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any other question before the meeting shall be by ballot. All elections of directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Corporation or by resolution of the Board of Directors.

SECTION 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall initially consist of five directors. Thereafter, the number of directors shall be no less than one and no more than twelve. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders.

SECTION 2. Resignations. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director or by a majority vote of the stockholders of the Corporation.

SECTION 4. Removal. Any director may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of director.

SECTION 6. Powers. The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. Committees. The Board of Directors may designate one or more committees consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend the Bylaws of the Corporation.

SECTION 8. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by any director or the President, by remote communication or at such place (within or without the State of Delaware), date and time as may be specified in the respective notice or waiver of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is sent by email or other electronic transmission to each director or delivered to him or her personally or (ii) two business days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by email or other electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference, video conference or similar communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. Compensation. Directors shall not receive any stated salary for their service as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee, as applicable.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The initial officers shall be elected concurrent with the adoption of these Bylaws. More than one office may be held by the same person.

SECTION 2. Resignations. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President, Secretary or Chairman of the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Removal. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. Chairman. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. The President shall perform the duties and exercise the powers of the Treasurer in the event of a vacancy in the office of the Treasurer, or in the event of either such person’s absence or disability.

SECTION 7. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 8. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors (or its designee) may from time to time

SECTION 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have power to sign all stock certificates, and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

ARTICLE V

MISCELLANEOUS

SECTION 1. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 2. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deem to be in the best interests of the Corporation.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31.

SECTION 5. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 6. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 7. Code of Ethics and Business Conduct. The Corporation will conduct its domestic and international business in strict compliance with applicable United States and foreign laws, rules, regulations, and corporate policies, procedures, and guidelines, with honesty and integrity, and with a strong commitment to the highest standards of ethics. The Corporation adopts the wording of the Lockheed Martin Corporation Code of Ethics and Business Conduct, as amended from time to time, for strict adherence by its officers, employees, and consultants in the conduct of the Corporation’s business. In lieu of references in the wording to the Corporate Ethics Office, all reports of Code violations shall be made to the Corporation’s President who shall take up the matter with the Chairman of the Board.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VI with respect to proceedings to enforce rights to advancement or indemnification, the Corporation shall indemnify, and shall advance expenses to, any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right to Advancement of Expenses. In addition to indemnification pursuant to Section 1 of this ARTICLE VI, the Corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section 1 of this Article VI or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. Nature of Rights. The rights conferred upon indemnitees in this ARTICLE VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be adopted (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) or (iii) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

ANNEX B

August 14, 2024

Board of Directors

Terran Orbital Corporation

6800 Broken Sound Parkway NW Suite 200

Boca Raton, FL 33487

Members of the Board of Directors:

You have requested that Lincoln International LLC (“Lincoln”) render an opinion (the “Opinion”) as to the fairness, from a financial point of view, to the holders (other than the Parent (as defined below) and its affiliates other than the Company (as defined below)) of common stock, par value $0.0001 per share (the “Common Stock” and such holders, the “Stockholders”), of Terran Orbital Corporation, a Delaware corporation (the “Company”), of certain Consideration (as defined below) to be received by the Stockholders in the proposed transaction (the “Transaction”) described below.

Background of the Transaction

We understand that, pursuant to the Agreement and Plan of Merger (the “Agreement”) that the Company proposes to enter into with Parent and Merger Sub (each as defined in the Agreement), Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent, and with each share of Common Stock of the Company outstanding immediately prior such merger (other than Cancelled Shares and Dissenting Shares (as defined in the Agreement)) being converted automatically into the right to receive $0.25 per share of Common Stock in cash (the “Consideration”).

Scope of Analysis

In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.	Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”);

b.	The Company’s unaudited interim financial statements for the fiscal year-to-date period ended June 30, 2024 included in the Company’s Form 10-Q filed with the SEC;

c.

The Company’s budget and financial projections assuming a fully funded business plan for the fiscal years ending December 31, 2024 through December 31, 2028, prepared and provided by the management of the Company (the “Management Projections”);

d.	The Company’s weekly liquidity forecast for the 21 weeks ended December 28, 2024;

e.

A letter addressed to us by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated August 14, 2024;

Lincoln International LLC 110 North Wacker Drive, 51st Floor Chicago, Illinois 60606	www.lincolninternational.com

f.	A draft of the Agreement dated as of August 14, 2024;

g.	A draft of the Note Purchase Agreement (the “NPA”) between the Company and the Purchasers (as defined in the NPA) dated August 13, 2024; and

h.	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company provided to us by the management of the Company;

2)	Discussed the business, financial outlook and prospects of the Company, as well as the terms and circumstances surrounding the Transaction, with management of the Company;

3)

Reviewed certain financial, stock trading and other information for the Company, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which is directly comparable to the Company;

4)

Reviewed certain financial, stock trading and other information for the Company and the Transaction, and compared that data and information with certain financial, stock trading and corresponding data and information for companies that have been subject to change of control M&A transactions that we deemed relevant, none of which is directly comparable to the Company and the Transaction;

5)

Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that we deemed relevant; and

6)	Considered such other information and financial, economic and market criteria that we deemed relevant.

Assumptions, Qualifications, and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Transaction, Lincoln has, with the Company’s consent:

1)

Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)	Relied upon the assurances of the management of the Company that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

3)

Assumed, at your direction, that the financial forecasts, including the Management Projections, provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Company and assuming the Company would be able to obtain financing in an amount sufficient to fund operations, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, were based;

4)	Assumed that the Transaction will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

5)

Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the Transaction;

6)

Assumed that the Transaction will be consummated in accordance with the terms outlined in the Agreement, by the Company and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

7)

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company since the date of the most recent financial statements made available to Lincoln;

8)	Assumed that the final terms of the Transaction will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

9)	Assumed that the final versions of all documents conform in all material respects to the drafts reviewed by Lincoln.

The Company has advised Lincoln, and Lincoln has relied upon and assumed for purposes of its analysis and this Opinion, that (i) the Company’s financial condition raises substantial doubt as to its ability to continue as a going concern and the financial and operating results and liquidity needs of the Company also raise substantial doubt as to the ability of the Company to continue as a going concern, (ii) the Company’s cash, cash equivalents, marketable securities and other sources of liquidity would be insufficient to enable the Company to fund normal operations beyond August 28, 2024, (iii) the Company has not been able to obtain, and does not believe it will be able to obtain, financing sufficient to fund the Company on terms acceptable to the Company, (iv) in the absence of the Transaction, the Company would not be able to operate as a going concern, and the Company may need to seek protection under Chapter 11 of the U.S. Bankruptcy Code and in such alternative transaction the recovery for Stockholders would be materially less than the Consideration to be received by the Stockholders in the Transaction, and (v) in a liquidation of the Company, the proceeds from the sale of its assets would be less than the amount required to satisfy its debts and liabilities.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.

Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Transaction. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Transaction.

This Opinion (i) does not address the underlying business decision of the Board of Directors of the Company (the “Board”) or the Company to proceed with or effect the Transaction or the relative merits of the Transaction as compared to other transaction structures, transactions or alternative business strategies that might exist for the Company, the effect of any other transaction in which the Company might engage, or whether the Consideration to be received is the best possibly attainable under the circumstances, (ii) does not constitute advice or a recommendation to the Board or any security holder as to how they should act or vote with respect to any matter relating to the Transaction, and (iii) only addresses the fairness from a financial point of view of the Consideration to be received by the Stockholders in the Transaction and does not address any other terms, aspects or implications of the Transaction, or any agreements, arrangements or understandings entered into in connection with the Transaction or otherwise, including the entry into and terms of the NPA. We express no opinion as to the fairness of any portion or aspect of the Transaction to (i) the holders of any class of securities, creditors or other constituencies of the Company, or any other party, except as expressly set forth below, or (ii) any one class or group of the Company’s security holders, creditors or other constituencies vis-à-vis any other class or group of the Company’s security holders, creditors or other constituents (including, without limitation, the allocation of any Consideration among or within such classes or groups of security holders, creditors or other constituents). The decision as to whether to proceed with the Transaction or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Company will be after the announcement of the Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Transaction relative to the Consideration in the Transaction.

It is understood that this Opinion is for the use and benefit of the Board in connection with its evaluation of the Transaction. This Opinion may not be used for any other purpose and is not intended to confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of August 9, 2024, among Lincoln and the Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent.

Disclosure of Relationships

Lincoln will receive a customary fee from the Company for our services, a portion of which was payable upon our retention, and the balance upon our having informed the Board that we were prepared to render this Opinion. No portion of our fee is contingent upon either the conclusion reached herein or the consummation of the Transaction. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates may in the future provide, investment banking and other financial services to the Company and each of its affiliates, for which we and our affiliates would expect to receive compensation.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Consideration to be received by the Stockholders in connection with the Transaction is fair, from a financial point of view, to the Stockholders.

This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.

Very truly yours,

/s/ Lincoln International LLC

LINCOLN INTERNATIONAL LLC

TERRAN ORBITAL CORPORATION 6800 BROKEN SOUND PARKWAY NW SUITE 200 BOCA RATON, FL 33487

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LLAP2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56670-TBD     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERRAN ORBITAL CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.  To approve the adoption of the Agreement and Plan of Merger, dated as of August 15, 2024, by and among Terran Orbital Corporation (the “Company”), Lockheed Martin Corporation (“Lockheed Martin”) and Tholian Merger Sub Inc. (“Merger Sub”), and the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Lockheed Martin (the “merger agreement proposal”).

		☐	☐	☐

2. To approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger.		☐	☐	☐

3.  To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal.

		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V56671-TBD

Terran Orbital Corporation

Special Meeting of Stockholders

October 29, 2024 at 11:00 a.m. ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Bell and James Black, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Terran Orbital Corporation that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LLAP2024SM on October 29, 2024 at 11:00 a.m. ET, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side